As filed with the Securities and Exchange Commission on April 23, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Orthofix International N.V.*

(Exact Name of Registrant as Specified in Its Charter)

Curaçao*	0-19961	98-1340767
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

7 Abraham de Veerstraat, Curaçao

599-9-4658525

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kimberley A. Elting

Chief Legal and Administrative Officer

3451 Plano Parkway

Lewisville, Texas 75056

(214) 937-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Joseph E. Gilligan

Brian C. O’Fahey

Paul D. Manca

Hogan Lovells US LLP

Columbia Square

555 Thirteenth Street, N.W.

Washington, DC 20004

(202) 637-5600

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement is declared effective and all other conditions to the domestication described in the enclosed proxy statement/prospectus have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE1

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Shares of Common Stock, $0.10 par value(1)	19,382,784	N/A	$1,143,002,773	$142,304

(1)	In connection with the domestication of Orthofix International N.V. as a Delaware corporation, each common share of Orthofix International N.V. will be converted into one share of common stock of Orthofix Medical Inc. Orthofix International N.V.’s common shares are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “OFIX.” Orthofix Medical Inc. common stock will continue to be listed on Nasdaq under the symbol “OFIX” following the domestication.
(2)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the common shares of Orthofix International N.V. on Nasdaq on April 20, 2018 ($58.97 per share), in accordance with Rule 457(f)(1).

*	In connection with the consummation of the domestication described herein, Orthofix International N.V. intends to change its jurisdiction of organization from a limited liability company (naamloze vennootschap) organized under the laws of Curaçao to a corporation organized under the laws of the State of Delaware in accordance with the conversion procedures of Articles 304 and 305 of Book 2 of the Curaçao Civil Code and the domestication procedures of Section 388 of the Delaware General Corporation Law. In connection with the domestication, the registrant intends to change its name to Orthofix Medical Inc.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary proxy statement/prospectus is subject to completion and amendment. The registrant may not sell the securities described herein until the registration statement filed with the United States Securities and Exchange Commission is declared effective. This preliminary proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROXY STATEMENT/PROSPECTUS – SUBJECT TO COMPLETION, DATED APRIL 23, 2018

PROXY STATEMENT FOR ANNUAL GENERAL MEETING OF ORTHOFIX INTERNATIONAL N.V.

PROSPECTUS FOR SHARES OF COMMON STOCK OF ORTHOFIX MEDICAL INC. (AFTER ITS DOMESTICATION AS A CORPORATION IN DELAWARE)

Dear Shareholders:

You are cordially invited to attend the 2018 Annual General Meeting of Shareholders (the “Annual General Meeting”) of Orthofix International N.V., a limited liability company (naamloze vennootschap) operating under the laws of Curaçao (“Orthofix,” the “Company,” “we,” “us” or “our”), which will be held on June 18, 2018 at 11:00 a.m. Atlantic Standard Time (AST) at Orthofix’s offices, located at 7 Abraham de Veerstraat, Curaçao.

Domestication Proposal. The board of directors (the “Board”) of Orthofix has unanimously approved a plan to change the Company’s jurisdiction of organization from Curaçao to the State of Delaware (the “domestication”), and has unanimously resolved to submit a proposal to the Company’s shareholders asking that they vote to adopt a shareholders’ resolution that authorizes the domestication (the “domestication resolution”). If the shareholders vote to adopt the domestication resolution, and the other conditions to completion of the domestication are satisfied, the Company anticipates that, on or prior to January 1, 2019, it will complete the domestication in accordance with the conversion procedures of Articles 304 and 305 of Book 2 of the Curaçao Civil Code and the domestication procedures of Section 388 of the Delaware General Corporation Law. Following the domestication, the Company will be renamed “Orthofix Medical Inc.”

If the domestication resolution is adopted by the requisite vote of our shareholders, the number of shares of common stock that you will own in Orthofix Medical Inc. on the effective date of the domestication will be the same as the number of common shares you held in Orthofix International N.V. immediately prior to the effectuation of the domestication. Orthofix Medical Inc.’s common stock will continue to be traded on the Nasdaq Global Select Market under the symbol “OFIX.”

The Board believes that the domestication will provide potential strategic opportunities and benefits, including: aligning our incorporation with our primary business operations in the United States, improving operational and financial flexibility by simplifying our corporate structure, which will allow for improved cash management capabilities and increased business efficiencies, benefiting from the prominence, predictability and flexibility of Delaware law and a well-established corporate governance regime and positioning the Company to better respond to global tax developments. The domestication cannot be completed without satisfying certain conditions, the most important of which is the adoption of the domestication resolution by the affirmative vote of holders representing an absolute majority of the outstanding common shares of Orthofix as of the record date.

Other Annual General Meeting Proposals. In addition to the proposal to adopt the domestication resolution, Orthofix shareholders will be asked to vote on other proposals at the Annual General Meeting, including: (i) the election of nine directors to the Board, (ii) the approval of the Company’s consolidated balance sheet and consolidated statement of operations for the fiscal year ended December 31, 2017, (iii) the approval, on an advisory and non-binding basis, of the compensation of the Company’s named executive officers, (iv) the approval of an amendment and restatement of the Company’s 2012 Long-Term Incentive Plan (the “Amended and Restated 2012 Plan”), (v) the approval of Amendment No. 1 to the Company’s Second Amended and Restated Stock Purchase Plan (the “SPP”) to increase the number of shares subject to awards under the SPP (the “SPP Amendment”) and (vi) the ratification of the appointment of Ernst & Young LLP (“EY”) as the Company’s independent registered accounting firm for the year ending December 31, 2018.

Shareholders of record of Orthofix as of the close of business on April 24, 2018 have the right to attend the Annual General Meeting and vote their Orthofix common shares, or may grant a proxy to vote on the proposals included in this proxy statement/prospectus. Whether or not you plan to attend the Annual General Meeting, please sign, date and return the proxy voting card in the accompanying envelope. Your vote is important no matter how many common shares you own. The Board has unanimously approved the domestication and recommends that you vote “FOR” the adoption of the domestication resolution, “FOR” the election of each of the director nominees, “FOR” the approval of the financial statements, “FOR” the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers, “FOR” the approval of the Amended and Restated 2012 Plan, “FOR” the approval of the SPP Amendment and “FOR” the ratification of EY. You are urged to join Orthofix in supporting these important proposals.

This proxy statement/prospectus provides you with detailed information about the domestication and other matters to be considered at the Annual General Meeting. We urge you to carefully read this entire document and the documents incorporated herein by reference. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 13 of this proxy statement/prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the transactions described in this proxy statement/prospectus or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated          , 2018, and is first being mailed to Orthofix shareholders on or about          , 2018.

Orthofix International N.V.

7 Abraham de Veerstraat

Curaçao

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held On June 18, 2018

Dear Shareholders:

We will hold the 2018 Annual General Meeting of Shareholders (the “Annual General Meeting”) of Orthofix International N.V. (“Orthofix,” the “Company,” “we,” “us” or “our”) on June 18, 2018 at 11:00 a.m. Atlantic Standard Time (AST) at Orthofix’s offices, located at 7 Abraham de Veerstraat, Curaçao, for the following purposes:

Adoption of the Domestication Resolution. Shareholders will be asked to adopt a resolution to change the jurisdiction of organization of the Company from Curaçao to the State of Delaware, subject to the conditions set forth in such resolution (the “domestication resolution”). If the domestication resolution is adopted by the requisite vote of our shareholders and the other conditions to the completion of the domestication are satisfied, Orthofix will change its jurisdiction of organization from Curaçao to the State of Delaware in accordance with the conversion procedures of Articles 304 and 305 of Book 2 of the Curaçao Civil Code and the domestication procedures of Section 388 of the Delaware General Corporation Law (the “domestication”). Following the domestication, the Company will be renamed “Orthofix Medical Inc.” The Board of Directors (the “Board”) unanimously recommends that shareholders vote “FOR” the proposal to adopt the domestication resolution.

Election of Directors. Shareholders will be asked to elect the following persons to the Board: Luke Faulstick, James F. Hinrichs, Alexis V. Lukianov, Lilly Marks, Bradley R. Mason, Ronald A. Matricaria, Michael E. Paolucci, Maria Sainz and John Sicard. The Board unanimously recommends that shareholders vote “FOR” each of the foregoing director nominees.

Approval of Financial Statements for the Fiscal Year Ended December 31, 2017. As required by Curaçao law, shareholders will be asked to approve the consolidated balance sheet and consolidated statement of operations at and for the fiscal year ended December 31, 2017. The Board unanimously recommends that shareholders vote “FOR” the proposal to approve the consolidated balance sheet and consolidated statement of operations at and for the fiscal year ended December 31, 2017.

Advisory and Non-Binding Resolution to Approve Executive Compensation. Shareholders will be asked to approve an advisory and non-binding resolution on the compensation of the Company’s named executive officers, as described in the “Management—Compensation Discussion and Analysis” and the related compensation tables beginning on page 49 of this proxy statement/prospectus. The Board values shareholders’ opinions, and the Compensation Committee of the Board will take into account the outcome of the advisory vote when considering future executive compensation decisions. The Board unanimously recommends that shareholders vote “FOR” the proposal to approve the advisory and non-binding resolution on executive compensation.

Approval of the Amended and Restated 2012 Plan. Shareholders will be asked to approve an amendment and restatement of the Company’s 2012 Long-Term Incentive Plan (the “Amended and Restated 2012 Plan”). The Board unanimously recommends that shareholders vote “FOR” the proposal to approve the Amended and Restated 2012 Plan.

Approval of Amendment to the SPP. Shareholders will be asked to approve Amendment No. 1 to the Company’s Second Amended and Restated Stock Purchase Plan (the “SPP”) to increase the number of shares subject to awards under the SPP (the “SPP Amendment”). The Board unanimously recommends that shareholders vote “FOR” the proposal to amend the SPP.

Ratification of the Selection of EY. Shareholders will be asked to approve a resolution to ratify the selection of Ernst & Young LLP (“EY”) as the independent registered public accounting firm for Orthofix and its subsidiaries for the fiscal year ending December 31, 2018. The Board unanimously recommends that shareholders vote “FOR” the proposal to ratify the selection of EY as the independent registered public accounting firm.

Miscellaneous. Shareholders will be asked to transact such other business as may come before the Annual General Meeting or any adjournment or postponement thereof.

The foregoing proposals are more fully described in the proxy statement/prospectus accompanying this notice. Please give your attention to all of the information in the accompanying proxy statement/prospectus.

All record holders of Orthofix common shares at the close of business on April 24, 2018 are being sent this notice and will be entitled to vote at the Annual General Meeting. Each record holder on such date is entitled to cast one vote per common share.

We are sending the proxy statement/prospectus to shareholders on            , 2018, together with an accompanying proxy voting card and the Orthofix Annual Report on Form 10-K for the year ended December 31, 2017. A copy of the consolidated financial statements for the fiscal year ended December 31, 2017 have been filed at the offices of Orthofix at 7 Abraham de Veerstraat, Curaçao and are available for inspection by shareholders until the conclusion of the Annual General Meeting.

If you have any questions regarding the proxy statement/prospectus, you may contact Mark Quick, Investor Relations, by calling (214) 937-2924 or Saratoga Proxy Consulting LLC, our proxy solicitor, by calling toll-free at (888) 368-0379.

Your vote is important. Please refer to the proxy voting card or other voting instructions included with these proxy materials for information on how to vote by proxy or in person.

Sincerely,

Ronald A. Matricaria

Chairman of the Board

                    , 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD ON JUNE 18, 2018: A COPY OF THIS PROXY STATEMENT, PROXY VOTING CARD AND THE ORTHOFIX ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2017 ARE AVAILABLE AT WWW.PROXYDOCS.COM/OFIX.

Additional Information

This proxy statement/prospectus incorporates important business and financial information about Orthofix International N.V. (“Orthofix,” the “Company,” “we,” “us” or “our”) from other documents that are not included in or delivered with this proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference into this proxy statement/prospectus by requesting them from Orthofix by writing to:

Orthofix International N.V.

c/o Orthofix Holdings, Inc.

3451 Plano Parkway

Lewisville, Texas 75056

Attention: Mr. Mark Quick, Investor Relations

You may also contact Mr. Quick at (214) 937-2924 or at MarkQuick@orthofix.com.

You may also contact Saratoga Proxy Consulting LLC, our proxy solicitor, at the following address and phone number:

Saratoga Proxy Consulting LLC

520 8th Avenue, 14th Floor

New York, New York 10018

(212) 257-1311

(888) 368-0379

If you would like to request any documents that are incorporated by reference into this proxy statement/prospectus, please do so at least five business days before the Annual General Meeting of Shareholders to be held on June 18, 2018 (the “Annual General Meeting”), or by June 17, 2018, in order to receive them before the Annual General Meeting.

This information is also available for you to review at the U.S. Securities and Exchange Commission’s (the “SEC”) public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and through the SEC’s website at www.sec.gov.

For more information, see “Where You Can Find More Information and Incorporation by Reference” beginning on page 104 of this proxy statement/prospectus.

About this Proxy Statement/Prospectus

This proxy statement/prospectus, which forms part of a registration statement on Form S-4 (Registration Statement No. 333-         ) filed by Orthofix with the SEC, constitutes a prospectus of Orthofix for purposes of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of common stock of Orthofix Medical Inc. to be issued in exchange for common shares of Orthofix International N.V. in connection with the change of the Company’s jurisdiction of organization from Curaçao to the State of Delaware in accordance with the conversion procedures of Articles 304 and 305 of Book 2 of the Curaçao Civil Code and the domestication procedures of Section 388 of the Delaware General Corporation Law (the “domestication”). This proxy statement/prospectus also constitutes a proxy statement for Orthofix for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, it constitutes a notice of annual meeting with respect to the Company’s Annual General Meeting.

You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated                        , 2018. You should not assume that the information contained in, or incorporated by reference into, this proxy statement/prospectus is accurate as of any date other than that date. Neither the mailing of this proxy statement/prospectus to Orthofix’s shareholders nor the domestication of the Company as a Delaware corporation will create any implication to the contrary.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or to any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Information contained in this proxy statement/prospectus regarding Orthofix has been provided by Orthofix.

Cautionary Statement Regarding Forward-Looking Statements

This proxy statement/prospectus and the annexes attached hereto contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Exchange Act, and Section 27A of the Securities Act, relating to our business and financial outlook, which are based on our current beliefs, assumptions, expectations, estimates, forecasts and projections. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “intends,” “predicts,” “potential,” or “continue” or other words, phrases or expressions of similar import, or the negative of such words or phrases or other words or expressions of similar meaning, including statements regarding the benefits of the domestication and related transactions or the future financial condition, results of operation and business of the Company. Without limiting the generality of the preceding sentence, certain information contained in the sections “Proposal 1: Domestication in Delaware” and “Comparison of Corporate Governance and Shareholder Rights” constitute forward looking statements.

We based these forward-looking statements on particular assumptions that we have made in light of our industry experience, as well as our perception of historical trends, current conditions, expected future developments and other factors that we believe are appropriate under the circumstances. These forward-looking statements are not guarantees of our future performance and involve risks, uncertainties, estimates and assumptions that are difficult to predict. Therefore, our actual outcomes and results may differ materially from those expressed in these forward-looking statements. In addition to other factors and matters contained in this proxy statement/prospectus, including those disclosed under “Risk Factors” beginning on page 13, these forward-looking statements are subject to risks, uncertainties and other factors, including, among others:

•	our ability to obtain the required shareholder vote to adopt the domestication proposal at the Annual General Meeting;

•	the satisfaction of other conditions to the domestication;

•	the outcome of any legal proceedings that may be instituted against us following announcement of the domestication and related transactions;

•	our ability to maintain the listing of our common stock on the Nasdaq Global Select Market following the domestication;

•	our ability to take advantage of the potential strategic opportunities provided by, and realize the potential benefits of, the domestication;

•	the risk that the domestication disrupts current plans and operations;

•	the risk that shareholders may recognize gain or other income with respect to their shares at the effective time of the domestication;

•	the future financial performance of the Company following the domestication, including our anticipated growth rate and market opportunity;

•	changes in shareholders’ rights as a result of the domestication;

•	our ability to adapt to operating under the laws of the State of Delaware;

•	business uncertainties while the domestication is pending;

•	the risk that the Board may defer or abandon the domestication;

•	costs related to the domestication;

•	changes in general political, economic and competitive conditions and specific market conditions;

•	adverse changes in the medical device industry; and

•	other risks detailed in our Annual Report on Form 10-K for the year ended December 31, 2017 filed by the Company with the SEC and incorporated herein by reference. See also “Where You Can Find More Information and Incorporation by Reference” on page 104 of this proxy statement/prospectus.

Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this proxy statement/prospectus will prove to be accurate. As you read and consider the information in this proxy statement/prospectus, you are cautioned to not place undue reliance on these forward-looking statements. These statements are not guarantees of performance or results and speak only as of the date of this proxy statement/prospectus, in the case of forward-looking statements contained in this proxy statement/prospectus, or the dates of the documents incorporated by reference or attached as annexes to this proxy statement/prospectus, in the case of forward-looking statements made in those documents. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information or developments, future events or otherwise, except as required by law.

In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans expressed will be achieved.

All forward-looking statements, expressed or implied, included in this proxy statement/prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or any persons acting on our behalf may issue.

i

ANNEX A: Proposed Orthofix Medical Inc. Certificate of Incorporation

ANNEX B: Proposed Orthofix Medical Inc. Bylaws

ANNEX C: Amended and Restated 2012 Long-Term Incentive Plan

ANNEX D: Second Amended and Restated Stock Purchase Plan & Amendment No. 1 Thereto

QUESTIONS AND ANSWERS ABOUT THE ANNUAL GENERAL MEETING AND THE DOMESTICATION

The following questions and answers are intended to address briefly some commonly asked questions regarding Orthofix International N.V.’s intent to change its jurisdiction of organization from Curaçao to the State of Delaware (the “domestication”) and the Annual General Meeting of Shareholders to be held on June 18, 2018 (the “Annual General Meeting”). These questions and answers may not address all questions that may be important to you. Please refer to the more detailed information contained elsewhere in this proxy statement/prospectus, its annexes and the documents referred to or incorporated by reference in this proxy statement/prospectus for more information.

Unless the context otherwise requires, the terms the “Company,” “Orthofix,” “we,” “us” and “our” refer to Orthofix International N.V. as it currently exists under Curaçao law and will continue under Delaware law after the domestication. The term “Orthofix Curaçao” refers to the Company prior to the domestication and the term “Orthofix Delaware” refers to the Company after the domestication. We refer to holders of our securities as our “shareholders.” Our shareholders will hold Orthofix Curaçao common shares prior to the domestication and shares of Orthofix Delaware common stock after the domestication.

When and where is the Annual General Meeting?

The Annual General Meeting will be held on June 18, 2018 at 11:00 a.m. Atlantic Standard Time (AST) at Orthofix’s offices, located at 7 Abraham de Veerstraat, Curaçao.

What matters will be voted on at the Annual General Meeting?

You will be asked to consider and vote on the following proposals:

to adopt a shareholders’ resolution to change the jurisdiction of organization of Orthofix from Curaçao to the State of Delaware (the “domestication resolution”);

to elect the nine nominees named in this proxy statement/prospectus to the Board of Directors of Orthofix (the “Board”);

to approve the consolidated balance sheet and consolidated statement of operations at and for the fiscal year ended December 31, 2017;

to approve an advisory and non-binding resolution on the compensation of Orthofix’s named executive officers as disclosed in this proxy statement/prospectus;

to approve the Company’s Amended and Restated 2012 Long-Term Incentive Plan (the “Amended and Restated 2012 Plan”);

to approve Amendment No. 1 to the Company’s Stock Purchase Plan (the “SPP”) to increase the number of shares subject to awards under the SPP (the “SPP Amendment”);

to ratify the selection of Ernst & Young LLP (“EY”) as the independent registered public accounting firm for Orthofix and its subsidiaries for the fiscal year ending December 31, 2018; and

to transact such other business as may come before the Annual General Meeting or any adjournment or postponement thereof.

How does the Board recommend that I vote on the proposals?

After careful consideration, the Board has unanimously determined that the domestication and related transactions are advisable and in the best interest of the shareholders and has unanimously approved the domestication and related transactions, subject to the adoption of the domestication resolution by the requisite vote of our shareholders. The domestication resolution must be adopted by the affirmative vote of holders representing an absolute majority of the outstanding common shares as of the Record Date (as defined below) in order for the Company to be able to effectuate the domestication. The Board urges shareholders to join Orthofix in supporting this important proposal and unanimously recommends that you vote “FOR” the proposal to adopt the domestication resolution.

The Board also unanimously recommends that you vote “FOR” each of the other items at the Annual General Meeting: “FOR” the election of each of the director nominees, “FOR” the approval of the financial statements, “FOR” the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers, “FOR” the approval of the Amended and Restated 2012 Plan, “FOR” the approval of the SPP Amendment and “FOR” the ratification of EY.

What is the proposed domestication transaction?

The proposed domestication is a transaction whereby the Company will change its jurisdiction of organization from a Curaçao limited liability company (naamloze vennootschap) to a Delaware corporation in accordance with the conversion procedures of Articles 304 and 305 of Book 2 of the Curaçao Civil Code (the “CCC”) and the domestication procedures of Section 388 of the Delaware General Corporation Law (the “DGCL”). The domestication will only be completed if the domestication resolution is adopted by the requisite vote of our shareholders at the Annual General Meeting and all other conditions to the domestication are satisfied. Following the domestication, the Company will be renamed “Orthofix Medical Inc.”

How will shareholders be affected by the domestication?

If the domestication resolution is adopted by the requisite vote of our shareholders, the number of shares of common stock that you will own in Orthofix Delaware on the effective date of the domestication will be the same as the number of common shares of Orthofix Curaçao that you held immediately prior to the effectuation of the domestication. Orthofix Delaware’s common stock will continue to be traded on Nasdaq under the symbol “OFIX.”

Currently, your rights as a shareholder of the Company arise under the laws of Curaçao, as well as our current Articles of Association of the Company (the “Existing Articles of Association”). Upon the effectiveness of the domestication, your rights as a shareholder of the Company will arise under Delaware law and our proposed Certificate of Incorporation, attached as Annex A to this proxy statement/prospectus (the “Proposed Certificate of Incorporation”) and proposed Bylaws, attached as Annex B to this proxy statement/prospectus (the “Proposed Bylaws,” and, together with the Proposed Certificate of Incorporation, the “Proposed Organizational Documents”). Delaware law and the Proposed Organizational Documents contain provisions that differ in certain respects from Curaçao law and our Existing Articles of Association and, therefore, some of your rights as a shareholder will change. For a description of your rights following the domestication and how they may differ from your current rights, please see “Comparison of Corporate Governance and Shareholder Rights” beginning on page 29.

Why is Orthofix proposing the domestication?

The Board believes that the domestication will provide a number of significant potential strategic opportunities and benefits, including, among other things:

•	aligning our incorporation with our primary business operations, which are in the United States;

•	improving operational and financial flexibility by simplifying our corporate structure, which will allow for improved cash management capabilities and increased business efficiencies;

•	benefiting from the prominence, predictability and flexibility of Delaware law and a well-established corporate governance regime; and

•	positioning the Company to better respond to global tax developments.

The Board has unanimously determined that the domestication is advisable and in the best interests of the Company and its shareholders and has unanimously approved the domestication and related transactions. To review the reasons for the domestication in greater detail, please see “Proposal 1: Domestication in Delaware—Reasons for the Domestication” beginning on page 20.

Are there any conditions to the domestication?

Yes. In addition to the adoption of the domestication resolution by the shareholders of the Company, as described herein, we must satisfy certain other conditions in order to effectuate the domestication, including:

•	the Company has published certain notices in Curaçao newspapers announcing its intent to change its jurisdiction of organization from Curaçao to the State of Delaware, as required by Curaçao law, and has completed related procedures, as further described in “Proposal 1: Domestication in Delaware—Conditions to Completion of the Domestication” beginning on page 20;

•	the Board has determined the effective date and time of the domestication, such effective date to be on or prior to January 1, 2019, and has confirmed that the domestication should not be delayed or abandoned;

•	the SEC has declared the registration statement on Form S-4 that includes this proxy statement/prospectus effective, and no stop order with respect thereto is in effect;

•	the Nasdaq Global Select Market (“Nasdaq”) has approved the Orthofix Delaware common stock for listing; and

•	Orthofix is not subject to any decree, order or injunction that prohibits the consummation of the domestication.

If the domestication resolution is adopted, when is the domestication expected to be completed?

If the domestication resolution is adopted by the requisite vote of our shareholders and all other conditions to the domestication are satisfied, we expect the domestication to occur on or before January 1, 2019. If the domestication is not effectuated on or before January 1, 2019, for whatever reason, we would need to ask shareholders to adopt a new domestication resolution in order to pursue a domestication transaction. For a description of the steps required to consummate the domestication, including timing, please see “Proposal 1: Domestication in Delaware—The Domestication Transactions” beginning on page 20.

Are there risks associated with the domestication that I should consider in deciding how to vote?

Yes. There are a number of risks related to the domestication that are discussed in this proxy statement/prospectus described in the section entitled “Risk Factors” beginning on page 13.

What are the material U.S. federal income tax consequences of the domestication to U.S. shareholders?

U.S. shareholders (as defined in “Material Tax Considerations—U.S. Shareholders” below) may be subject to U.S. federal income tax as a result of the domestication. Please see the section entitled “Material Tax Considerations” beginning on page 34 for a discussion of material U.S. federal income tax consequences of the domestication.

You should consult your tax advisors with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Who is entitled to vote at the Annual General Meeting?

All record holders of Orthofix Curaçao common shares at the close of business on April 24, 2018 (the “Record Date”) are being sent this proxy statement/prospectus and will be entitled to vote at the Annual General Meeting. Each record holder on such date is entitled to cast one vote per common share.

What constitutes a quorum for the Annual General Meeting?

The presence, in person or by proxy, of the holders of at least 50% of Orthofix Curaçao common shares outstanding on the Record Date is required to constitute a quorum at the Annual General Meeting.

What vote is required for shareholders to approve the proposals?

The affirmative vote of the holders representing an absolute majority of the outstanding common shares as of the Record Date will be required in order to adopt the domestication resolution (Proposal 1) at the Annual General Meeting. Assuming a quorum is present, the nominees for election as directors in Proposal 2 will be elected upon the affirmative vote of a plurality of all votes cast at the Annual General Meeting. Assuming a quorum is present, the approval of the holders of a majority of the votes cast on Proposals 3, 4, 5, 6 and 7 at the Annual General Meeting will be required to approve each of these Proposals.

How are votes counted?

Abstentions and “broker non-votes” are counted as shares that are present and entitled to vote on the proposals for purposes of determining the presence of a quorum. A broker “non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Abstentions and broker non-votes will have the effect of a vote “against” Proposal 1. Neither abstentions nor broker non-votes will have any effect on the outcome of voting on Proposals 2, 3, 4, 5, 6 and 7.

How do I vote?

If you are a record holder, you may cast your vote at https://www.proxypush.com/ofix. See your proxy voting card for your online control number in order to vote. If your common shares are held in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow in order to have your common shares voted. All votes must be cast and received by 5:00 p.m., Eastern Daylight Time (EDT), on June 17, 2018.

How can I revoke or change my vote?

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (1) filing with Orthofix, at or before the taking of the vote at the Annual General Meeting, a written notice of revocation bearing a later date than the proxy, or (2) duly executing a subsequent proxy relating to the same common shares and delivering it to Orthofix before the Annual General Meeting. Attending the Annual General Meeting will not in and of itself constitute the revocation of a proxy. Any written notice of revocation or subsequent proxy should be sent so as to be delivered to: Orthofix International N.V., 7 Abraham de Veerstraat, Curaçao, at or before the taking of the vote at the Annual General Meeting.

What else do I need to know?

You are urged to read this proxy statement/prospectus carefully and in its entirety, including its annexes. You are also urged to consider how the domestication affects you, including any application of U.S. federal tax laws, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction. Even if you plan to attend the Annual General Meeting, if you hold your common shares in your own name as the shareholder of record, please vote your shares by completing, signing, dating and returning the enclosed proxy voting card. You can also attend the Annual General Meeting and vote, or change your prior vote, in person. If you hold your shares in “street name” through a bank, broker or other nominee, then you should have received this proxy statement/prospectus from that nominee, along with that nominee’s proxy voting card, which includes voting instructions and instructions on how to change your vote.

Who can answer my questions?

If you have any questions about the domestication or the other matters to be voted on at the Annual General Meeting or how to submit your proxy or need additional copies of this proxy statement/prospectus, the enclosed proxy voting card or voting instructions, please contact Saratoga Proxy Consulting, LLC (“Saratoga”), our proxy solicitor, at the following address and phone numbers:

Saratoga Proxy Consulting LLC

520 8th Avenue, 14th Floor

New York, New York 10018

(212) 257-1311

(888) 368-0379

You may also contact Orthofix directly by writing to:

Orthofix International N.V.

c/o Orthofix Holdings, Inc.

3451 Plano Parkway

Lewisville, Texas 75056

Attention: Mr. Mark Quick, Investor Relations

You may also contact Mr. Quick at (214) 937-2924 or at MarkQuick@orthofix.com.

SUMMARY

This summary highlights selected information from this proxy statement/prospectus and does not contain all of the information that is important to you. You should read carefully this entire proxy statement/prospectus, including the annexes, to fully understand the proposals to be voted on at the Annual General Meeting, including the proposal to adopt the domestication resolution. Please see the section entitled “Where You Can Find More Information and Incorporation by Reference” beginning on page 104 of this proxy statement/prospectus.

The Company (Page 16)

We are currently a limited liability company (naamloze vennootschap) operating under the laws of Curaçao. We are a global medical device company focused on musculoskeletal healing products and value-added services. We have four strategic business units (“SBUs”) that are also our reporting segments: BioStim, Extremity Fixation, Spine Fixation, and Biologics. Our products are distributed by our sales representatives and distributors in over 60 countries.

Our offices in Curaçao are located at 7 Abraham de Veerstraat, Curaçao and our U.S. headquarters are located at 3451 Plano Parkway, Lewisville, Texas 75056. We intend to relocate our offices in Curaçao to our corporate headquarters in Lewisville, Texas following the domestication. Our phone numbers at these respective locations are 599-9-4658525 and (214) 937-2000, respectively, and our website is available at www.orthofix.com.

The Annual General Meeting (Page 17)

Date, Time and Place. The Annual General Meeting will be held on June 18, 2018 at 11:00 a.m. Atlantic Standard Time (AST) at Orthofix’s offices, located at 7 Abraham de Veerstraat, Curaçao.

Purpose. At the Annual General Meeting, you will be asked to consider and vote on: (1) the adoption of the domestication resolution to change the jurisdiction of organization of the Company from Curaçao to the State of Delaware, (2) the election of nine directors to the Board, (3) the approval of the Company’s consolidated balance sheet and consolidated statement of operations for the fiscal year ended December 31, 2017, (4) the approval, on an advisory and non-binding basis, of the compensation of the Company’s named executive officers, (5) the approval of the Company’s Amended and Restated 2012 Plan, (6) the approval of the SPP Amendment and (7) the ratification of the appointment of EY as the Company’s independent registered accounting firm for the year ending December 31, 2018.

The Board has unanimously approved the domestication and the other proposals described in this proxy statement/prospectus and has unanimously resolved to submit such proposals to the Company’s shareholders. The Board recommends that you vote “FOR” the adoption of the domestication resolution, “FOR” the election of each of the director nominees, “FOR” the approval of the financial statements, “FOR” the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers, “FOR” the approval of the Amended and Restated 2012 Plan, “FOR” the approval of the SPP Amendment and “FOR” the ratification of EY.

Record Date; Voting Rights. Orthofix Curaçao’s shareholders of record as of the close of business on April 24, 2018, the Record Date, will be entitled to vote at the Annual General Meeting.

Quorum. The presence, in person or by proxy, of the holders of at least 50% of Orthofix Curaçao common shares outstanding on the Record Date is required to constitute a quorum at the Annual General Meeting.

Required Vote. The affirmative vote of the holders representing an absolute majority of the outstanding common shares as of the Record Date will be required in order to adopt the domestication resolution at the Annual General Meeting. Assuming a quorum is present, the nominees for election as directors in Proposal 2 will be elected upon the affirmative vote of a plurality of all votes cast at the Annual General Meeting. Assuming a quorum is present, the approval of the holders of a majority of the votes cast on Proposals 3, 4, 5, 6 and 7 at the Annual General Meeting will be required to approve each of these Proposals.

The Domestication (Page 20)

Overview

We are asking our shareholders to adopt the domestication resolution to change the jurisdiction of organization of the Company from Curaçao to the State of Delaware. If the shareholders vote to adopt the domestication resolution, and the other conditions to completion of the domestication are satisfied, the Company anticipates that, on or prior to January 1, 2019, it will complete the domestication in accordance with the conversion procedures of Articles 304 and 305 of Book 2 of the Curaçao Civil Code and the domestication procedures of Section 388 of the Delaware General Corporation Law. On April 23, 2018, the Board unanimously approved the domestication and related transactions and unanimously resolved to propose the domestication resolution to the shareholders for adoption. The Board urges shareholders to join in supporting this important proposal.

If the domestication resolution is adopted by the requisite vote of our shareholders and the domestication is completed, the number of shares of common stock that you will own in Orthofix Delaware on the effective date of the domestication will be the same as the number of common shares you held in Orthofix Curaçao immediately prior to the effectuation of the domestication. Orthofix Delaware’s common stock will continue to be traded on Nasdaq under the symbol “OFIX.”

Reasons for the Domestication

The Board believes that the domestication will provide a number of significant potential strategic opportunities and benefits, including, among other things:

•	aligning our incorporation with our primary business operations, which are in the United States;

•	improving operational and financial flexibility by simplifying our corporate structure, which will allow for improved cash management capabilities and increased business efficiencies;

•	benefiting from the prominence, predictability and flexibility of Delaware law and a well-established corporate governance regime; and

•	positioning the Company to better respond to global tax developments.

The Domestication Transactions

If the domestication resolution is adopted by the requisite vote of our shareholders at the Annual General Meeting and the other conditions to the domestication are satisfied, we anticipate the domestication will be completed on or before January 1, 2019. There are several principal steps to effect the domestication:

•	Shareholders of Orthofix will vote on whether to adopt the domestication resolution at the Annual General Meeting.

•	If the domestication resolution is adopted by the requisite vote of our shareholders, then a notarial deed of conversion documenting the domestication resolution will be executed in Curaçao. The notarial deed of conversion will contain conditions precedent (opschortende voorwaarden), such that (i) the Board must determine the effective date and time of the domestication, such effective date to be on or prior to January 1, 2019, and confirm that the domestication should not be delayed or abandoned and (ii) the conversion of Orthofix Curaçao pursuant to Articles 304 and 305 of Book 2 of the CCC will be effective only upon the acceptance and effectiveness of the Proposed Certificate of Incorporation and a certificate of corporate domestication by the Secretary of State of the State of Delaware (the “Delaware SOS”).

•	Following adoption of the domestication resolution at the Annual General Meeting, and subject to satisfaction of the other conditions to completion of the domestication, as described under “Proposal 1: Domestication in Delaware—Conditions to Completion of the Domestication,” the Proposed Certificate of Incorporation and a certificate of corporate domestication will be filed with the Delaware SOS and, upon acceptance of the filings (or such later time as is specified in the filings), Orthofix Delaware will exist as a Delaware corporation. These filings with the Delaware SOS are anticipated to be made and become effective on or before January 1, 2019, on such date as is determined by the Board.

•	As soon as possible following acceptance and effectiveness of the filings by the Delaware SOS, the notarial deed of conversion will be registered with the Curaçao Commercial Register.

The exchange of Orthofix Curaçao common shares into shares of Orthofix Delaware common stock will occur automatically upon acceptance and effectiveness of the filings by the Delaware SOS.

Conditions to Completion of the Domestication

Prior to the Annual General Meeting, Orthofix is required to publish an announcement of its intent to change its jurisdiction of organization from Curaçao to the State of Delaware in a daily newspaper in Curaçao and in the Curaçao Gazette (Curaçaosche Courant) (collectively, the “Publications”). Creditors and certain contracting parties of Orthofix have the right to object to the domestication by filing an opposition with a Curaçao court within one month of the Publications. Following the expiration of the one-month period, the Company must obtain a declaration from a Curaçao court confirming that no opposition was filed (the “Curaçao Declaration”). The notarial deed of conversion cannot be executed and the domestication cannot be completed until the Company has received the Curaçao Declaration, or until opposition proceedings, if any, have been settled or dismissed. The Publications were completed on                         , 2018. Assuming there are no objections, we expect to receive the Curaçao Declaration prior to the Annual General Meeting. If a creditor or contracting party objects to the domestication, it may adversely impact the timing of the domestication.

In addition to receipt of the Curaçao Declaration, the Company’s ability to initiate the filings in Delaware necessary to effectuate the domestication is conditioned on the following matters:

•	the Board has determined the effective date and time of the domestication, such effective date to be on or prior to January 1, 2019, and has confirmed that the domestication should not be delayed or abandoned;

•	the SEC has declared the registration statement on Form S-4 that includes this proxy statement/prospectus effective, and no stop order with respect thereto is in effect;

•	Nasdaq has approved the Orthofix Delaware common stock for listing; and

•	Orthofix is not subject to any decree, order or injunction that prohibits the consummation of the domestication.

If any of these conditions are not satisfied or waived by the Board, then the domestication will not be effectuated and the Proposed Organizational Documents will not become effective. In addition, the expected timing for the completion of the domestication may be impacted by these or other conditions described in this proxy statement/prospectus. We cannot be certain when, or if, the conditions to the domestication will be satisfied or waived, or that the domestication will be completed. As set forth in the domestication resolution, the Board is also authorized to delay or abandon the domestication at any time prior to the initiation of the filings in Delaware. In addition, if the domestication is not effectuated on or before January 1, 2019, we would need to ask shareholders to adopt a new domestication resolution in order to pursue a domestication transaction.

Regulatory Approvals Related to the Domestication

Orthofix is not aware of any material regulatory approvals or actions that are required for completion of the domestication, other than as described above in “—The Domestication Transactions” and “—Conditions to Completion of the Domestication.” It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

No Dissenters’ Rights of Appraisal in the Domestication

Under Curaçao and Delaware law and our Existing Articles of Association, our shareholders do not have statutory dissenters’ rights of appraisal or any other appraisal rights as a result of the domestication.

Interests of Certain Persons in the Domestication

We do not believe that any of our directors or executive officers has an interest in the domestication that is different from the interests of our shareholders generally. No change in control payments or additional compensation will be payable to our directors or executive officers in connection with the domestication.

Comparison of Corporate Governance and Shareholder Rights (Page 29)

The domestication will change our jurisdiction of organization from Curaçao to the State of Delaware and, as a result, our organizational documents will change and will be governed by Delaware law rather than Curaçao law. The Proposed Organizational Documents and Delaware law contain provisions that may differ in certain respects from those in our Existing Articles of Association and Curaçao law. For a description of your rights following the domestication and how they may differ from your current rights, please see “Comparison of Corporate Governance and Shareholder Rights” beginning on page 29.

Management (Page 42)

We do not anticipate any changes to our Board or management team in connection with the domestication. See “Management” on page 42 of this proxy statement/prospectus for more information regarding our corporate governance, executive officers and Board, as well as detailed information regarding compensation of our named executive officers. At the Annual General Meeting, our shareholders will be asked to consider and vote on the election of nine directors to the Board, as well as the approval, on an advisory and non-binding basis, of the compensation of the Company’s named executive officers.

Risk Factors (Page 13)

You should carefully consider all of the risk factors together with all of the other information included in this proxy statement/prospectus before deciding how to vote. The risks related to the domestication and the related transactions are described under the section “Risk Factors” beginning on page 13. We also urge you to review other risks detailed in our Annual Report on Form 10-K for the year ended December 31, 2017 (the “2017 Form 10-K”) filed by the Company with the SEC and incorporated herein by reference. See also “Where You Can Find More Information and Incorporation by Reference” on page 105 of this proxy statement/prospectus.

Material U.S. Federal Income Tax Considerations (Page 34)

U.S. shareholders (as defined in “Material Tax Considerations—U.S. Shareholders” below) may be subject to U.S. federal income tax as a result of the domestication. See “Material Tax Considerations” on page 34 of this proxy statement/prospectus for more information.

You should consult your tax advisors with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

SELECTED HISTORICAL FINANCIAL INFORMATION

The following selected historical financial information for each of the years during the five-year period ended December 31, 2017 and the selected balance sheet data as of December 31 for each of the years in the five-year period ended December 31, 2017 have been derived from the Company’s audited consolidated financial statements.

You should read the selected historical financial information below together with the consolidated financial statements and related notes thereto and management’s discussion and analysis of financial condition and results of operations included in the 2017 Form 10-K filed by the Company with the SEC and incorporated herein by reference. A copy of the 2017 Form 10-K is also contained in the materials that we are sending you along with this proxy statement/prospectus.

	Year ended December 31,
(U.S. Dollars, in thousands, except margin and per share data)	2017	2016	2015	2014	2013
Consolidated operating results
Net sales	$433,823	$409,788	$396,489	$402,277	$397,611
Gross profit	340,786	321,935	309,964	303,365	290,699
Gross margin	79%	79%	78%	75%	73%
Operating income (loss)(1)	40,811	21,067	9,255	17,136	(11,192)
Net income (loss) from continuing operations	7,291	3,497	(2,342)	(3,744)	(18,205)
Net loss from discontinued operations	(1,068)	(441)	(467)	(4,793)	(10,607)

Net income (loss)(2)	$6,223	$3,056	$(2,809)	$(8,537)	$(28,812)

Net income (loss) per common share – basic
Net income (loss) from continuing operations	$0.40	$0.19	$(0.12)	$(0.20)	$(0.97)
Net loss from discontinued operations	(0.06)	(0.02)	(0.03)	(0.26)	(0.57)

Net income (loss)	$0.34	$0.17	$(0.15)	$(0.46)	$(1.54)

Net income (loss) per common share – diluted
Net income (loss) from continuing operations	$0.39	$0.19	$(0.12)	$(0.20)	$(0.97)
Net loss from discontinued operations	(0.05)	(0.02)	(0.03)	(0.26)	(0.57)

Net income (loss)	$0.34	$0.17	$(0.15)	$(0.46)	$(1.54)

(1)	Includes the following:

•	Legal, accounting, and other professional fees incurred in 2017, 2016, 2015, 2014, and 2013 of $3.4 million, $2.0 million, $9.1 million and $15.6 million, and $12.9 million, respectively, in connection with the accounting review and restatements through March 2015 and legal fees associated with the SEC Investigation, Securities Class Action Complaint and Brazil subsidiary compliance review. In addition, the Company received an insurance settlement related to these matters of approximately $6 million in 2017

•	Charges related to U.S. Government resolutions in 2016 of $14.4 million

•	Goodwill impairment charge in 2013 of $19.2 million

(2)	Dividends have not been paid in any of the years presented.

	As of December 31,
(U.S. Dollars, in thousands)	2017	2016	2015	2014	2013
Consolidated financial position
Total assets	$405,354	$372,103	$400,222	$392,956	$411,975
Long-term debt	—	—	—	—	20,000
Shareholders’ equity	296,608	263,477	290,311	299,627	295,863

MARKET PRICES AND DIVIDEND INFORMATION

Market Price for Common Shares

The Company’s common shares are currently listed on Nasdaq under the symbol “OFIX.” The following table presents trading information for the Company’s common shares on February 23, 2018, the business date preceding the announcement that the Company was in the final stages of evaluating the domestication, and                     , 2018, the latest practicable trading day before the date of this proxy statement/prospectus, as reported by Nasdaq.

Date	High		Low		Close
February 23, 2018		$54.48		$53.25		$53.68
, 2018	$		$		$

The following table sets forth, for the periods indicated, the reported high and low sales prices of the Company’s common shares as reported on Nasdaq and the quarterly cash dividends declared per share for each period.

	High	Low	Dividend
2016
First Quarter	$41.90	$36.35	—
Second Quarter	$47.25	$40.77	—
Third Quarter	$47.52	$42.13	—
Fourth Quarter	$42.01	$34.56	—
2017
First Quarter	$39.91	$34.47	—
Second Quarter	$46.60	$36.40	—
Third Quarter	$49.89	$43.05	—
Fourth Quarter	$55.25	$48.22	—

Orthofix Delaware common stock will continue to be traded on Nasdaq following the completion of the domestication.

Holders of Record

As of the Record Date, there were approximately             holders of record of the Company’s common shares.

Dividends

We have not paid dividends to holders of our common shares in the past and have no present intention to pay dividends in the foreseeable future. We currently intend to retain all of our consolidated earnings to finance the continued growth of our business.

In the event that we decide to pay a dividend to holders of our common stock following the domestication with dividends received from our subsidiaries, we may, based on prevailing rates of taxation, be required to pay additional withholding and income tax on such amounts.

RISK FACTORS

In addition to other information included elsewhere in this proxy statement/prospectus and in the annexes to this proxy statement/prospectus, including the matters addressed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the following risk factors in deciding whether to vote for the proposal to adopt the domestication resolution. In addition, you should read and consider the risks associated with the business of Orthofix. These risks can be found in the 2017 Form 10-K, which report is incorporated by reference into this proxy statement/prospectus and a copy of which accompanies this proxy statement/prospectus. You should also read and consider other information in this proxy statement/prospectus and the other documents incorporated by reference into this proxy statement/prospectus. Please also see “Where you can Find More Information” on page 105.

Even if the domestication qualifies as a reorganization under Section 368(a) of the Internal Revenue Code, a U.S. shareholder may still recognize gain or other income with respect to their shares at the effective time of the domestication.

U.S. shareholders (as defined in “Material Tax Considerations—U.S. Shareholders” below) may be subject to U.S. federal income tax as a result of the domestication.

A U.S. shareholder who on the effective date of the domestication beneficially owns (actually or constructively) shares with a fair market value of $50,000 or more, but less than 10% of the total value or voting power of Orthofix common shares, generally will recognize gain (but not loss) in respect of the domestication as if such holder exchanged its Orthofix Curaçao shares for Orthofix Delaware shares in a taxable transaction, unless such U.S. shareholder elects in accordance with applicable Treasury regulations to include in income the “all earnings and profits amount” (as defined in the Treasury regulations) attributable to the Orthofix common shares held directly by such holder. The date shares were acquired by a U.S. shareholder will impact whether such shareholder will have a positive or negative “all earnings and profits amount” in respect of such shares. See the section entitled “Material Tax Considerations—U.S. Shareholders—U.S. Shareholders That Own Less Than 10% Percent of Orthofix” for a more detailed discussion of the “all earnings and profits amount” as it relates to U.S. shareholders who own (actually or constructively) shares with a fair market value of $50,000 or more, but less than 10% of the total value or voting power of Orthofix shares.

A U.S. shareholder who on the effective date of the domestication owns (actually or constructively) 10% or more of the total value or voting power of Orthofix common shares will be required to include in income the “all earnings and profits amount” attributable to the Orthofix common shares held directly by such holder.

A U.S. shareholder who on the effective date of the domestication beneficially owns (actually or constructively) shares with a fair market value of less than $50,000 should not be required to recognize any gain or loss under Section 367(b) of the Code in connection with the domestication, and generally should not be required to include any part of the all earnings and profits amount in income.

YOU SHOULD CONSULT YOUR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. JURISDICTION.

The domestication resolution must be adopted by holders representing an absolute majority of the outstanding Orthofix common shares as of the Record Date in order to complete the domestication.

The domestication cannot be completed unless the Orthofix shareholders adopt the domestication resolution by the affirmative vote of holders of an absolute majority of the outstanding Orthofix common shares as of the Record Date. If the shareholders of Orthofix do not adopt the domestication resolution by the requisite shareholder vote, the domestication and related transactions cannot be completed.

Your rights as a shareholder will change as a result of the domestication.

Currently, your rights as a shareholder of the Company arise under the laws of Curaçao, as well as the Existing Articles of Association. Upon effectiveness of the domestication, your rights as a shareholder of the Company will arise under Delaware law, as well as the Proposed Organizational Documents. The Proposed Organizational Documents and Delaware law contain provisions that differ in certain respects from those in our Existing Articles of Association and Curaçao law and, therefore, some of your rights as a shareholder will change. For a description of your rights following the domestication and how they may differ from your current rights, please see “Comparison of Corporate Governance and Shareholder Rights” beginning on page 29. The forms of the Proposed Organizational Documents are attached hereto as Annex A and Annex B. We urge you to read them, as well.

We expect to incur transaction costs in connection with the completion of the domestication and related transactions, some of which will be incurred whether or not the domestication is completed.

We expect to incur significant transaction costs in connection with the domestication and related transactions. The substantial majority of these costs will be incurred regardless of whether the domestication is completed and prior to your vote to adopt the domestication resolution at the Annual General Meeting.

We may choose to or need to defer the domestication, or we may abandon the domestication.

Our Board may decide to defer or abandon the domestication at any time prior to the completion of the domestication. In addition, after the domestication resolution is adopted by shareholders, we will not effect the domestication if one of the conditions to the domestication fails to be satisfied.

Further, we are required to publish an announcement of our intent to change our jurisdiction of organization from Curaçao to the State of Delaware in certain Curaçao newspapers no more than three months and no less than five weeks prior to executing the notarial deed of conversion, which is necessary to effect the domestication. Following such Publications, our creditors and certain contracting parties have the right to object to the domestication by filing an opposition with a Curaçao court. If a creditor files such an objection, we may be unable to complete the domestication until the opposition proceedings, if any, have been settled or resolved. This could result in a delay in the completion of the domestication or our Board may decide to abandon the domestication. Further, if no objections are filed, we must obtain the Curaçao Declaration, a declaration from a Curaçao court confirming that no objection was made. We may experience delays in obtaining the Curaçao Declaration, which may delay completion of the domestication itself. If the domestication is delayed for this or any other reason, as described in “Proposal 1: Domestication in Delaware—Conditions to Completion of the Domestication,” we may be required to re-publish the announcements in Curaçao newspapers, which will again require us to comply with the Curaçao publication requirements referenced above, and may provide our creditors and other contracting parties with another opportunity to file an objection. In addition, the domestication resolution provides that the domestication will be effectuated, if at all, on or before January 1, 2019. If the domestication has not been effectuated by this time, for whatever reason, we would need to ask shareholders to adopt a new domestication resolution in order to pursue a domestication transaction.

Anti-takeover provisions in our Proposed Organizational Documents and under Delaware law could make an acquisition of us more difficult and limit attempts by our shareholders to replace or remove our current management.

Both the Existing Organizational Documents and Proposed Organizational Documents contain anti-takeover provisions that may have the effect of delaying or preventing a change in control or changes in our management. The Proposed Organizational Documents, which will be effective following the effectiveness of the domestication, include the following anti-takeover provisions:

•	the inability of our shareholders to act without a meeting of the shareholders;

•	rules regarding how shareholders may present proposals or nominate directors for election at shareholder meetings; and

•	the ability of our directors, and not shareholders, to fill vacancies on the Board.

For a comparison of how these provisions may differ from your current rights, please see “Comparison of Corporate Governance and Shareholder Rights” beginning on page 29.

These provisions may frustrate or prevent any attempts by our shareholders to replace or remove our current management by making it more difficult for shareholders to replace members of our Board, which is responsible for appointing the members of our management, and may discourage, delay or prevent a transaction involving a change in control of the Company that is in the best interest of our minority shareholders. Even in the absence of a takeover attempt, the existence of these provisions may adversely affect the prevailing market price of our common stock if shareholders view them as discouraging future takeover attempts.

In addition, following the domestication, we will be subject to provisions of Delaware law, including Section 203 of the DGCL, which may prohibit certain stockholders holding 15% or more of Orthofix’s outstanding capital stock from engaging in certain business combinations with us for a specified period of time.

The Proposed Organizational Documents designate the state courts in the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware, as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our shareholders, which could discourage lawsuits against us and our directors and officers.

Curaçao law provides that the Curaçao Court of First Instance (Rechter in Eerste Aanleg) shall generally be the sole and exclusive forum for actions, suits or proceedings brought against the Company or any director, officer or other employee for breach of fiduciary duty. Delaware law does not specify an exclusive forum in this manner. However, the Proposed Bylaws, which would become effective upon completion of the domestication, provide that unless the Board otherwise determines, the state courts in the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware, will be the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers to the company or our shareholders, any action asserting a claim against us or any of our directors or officers arising pursuant to any provision of the DGCL or Orthofix’s governing documents, or any action asserting a claim against us or any of our directors or officers governed by the internal affairs doctrine. This exclusive forum provision may limit the ability of our shareholders to bring a claim in a judicial forum that such shareholders find favorable for disputes with us or our directors or officers, which may discourage such lawsuits against us and our directors and officers.

THE COMPANY

Orthofix Curaçao was formed in 1987 as a limited liability company operating under the laws of the Netherlands Antilles, and we now operate under the laws of Curaçao. Our offices in Curaçao are located at 7 Abraham de Veerstraat, Curaçao and our U.S. headquarters are located at 3451 Plano Parkway, Lewisville, Texas 75056. We intend to relocate our offices in Curaçao to our corporate headquarters in Lewisville, Texas following the domestication. Our phone numbers at these respective locations are 599-9-4658525 and (214) 937-2000, respectively, and our website is available at www.orthofix.com. Our common stock is traded on Nasdaq under the symbol “OFIX.”

In 2017, our primary business strategy was to accelerate our organic topline growth rate while maintaining Adjusted EBITDA margins. We believe that this strategy proved effective and resulted in us exceeding our growth expectations for the year. We are currently focused on continuing our organic growth momentum, expanding margins and actively pursuing value-accretive inorganic opportunities to further accelerate growth. We believe that we remain well-positioned to execute on both organic and inorganic strategic opportunities focused on accelerating shareholder value creation. Notable highlights and accomplishments in 2017 include the following:

•	Net sales were $433.8 million, an increase of 5.9% on a reported basis and 5.5% on a constant currency basis; as net sales increased for each of our SBUs.

•	Net income from continuing operations was $7.3 million, an increase of 108.5% from the prior year.

•	Non-GAAP Net margin, an internal metric that we define as gross profit less sales and marketing expense, was $142.4 million, an increase of 1.3% from the prior year.

We manage our business by our four SBUs: BioStim, Extremity Fixation, Spine Fixation and Biologics, which accounted for 43%, 24%, 19%, and 14%, respectively, of our total net sales in 2017. The chart below presents net sales, which includes product sales and marketing service fees, by SBU for each of the years ended December 31, 2017, 2016, and 2015.

Over the three-year period ending December 31, 2017, Orthofix delivered total shareholder return of 82%, with an annual compound shareholder return of 22% during that same period. A $100 investment in Orthofix’s common stock at the beginning of 2015 would have grown to $182 at the end of 2017, more than doubling the return of the S&P 500 over the same period.

THE ANNUAL GENERAL MEETING

This proxy statement/prospectus is being furnished in connection with the solicitation of proxies from Orthofix shareholders for use at the Orthofix Annual General Meeting. This proxy statement/prospectus and accompanying form of proxy are first being mailed to Orthofix shareholders on or about        , 2018. This proxy statement/prospectus provides Orthofix’s shareholders with information they need to know to be able to vote or instruct their vote to be cast at the Annual General Meeting.

Date, Time and Place

The Annual General Meeting will be held on June 18, 2018, at 11:00 a.m. Atlantic Standard Time (AST), at Orthofix’s offices, located at 7 Abraham de Veerstraat, Curaçao.

Purpose of the Annual General Meeting

At the Annual General Meeting, the Board will ask shareholders to vote on the following proposals:

to adopt the domestication resolution, a shareholders’ resolution to change the jurisdiction of organization of Orthofix from Curaçao to Delaware;

to elect the nine nominees named in this proxy statement/prospectus to the Board;

to approve the consolidated balance sheet and consolidated statement of operations at and for the fiscal year ended December 31, 2017;

to approve an advisory and non-binding resolution on the compensation of Orthofix’s named executive officers as disclosed in this proxy statement/prospectus;

to approve the Amended and Restated 2012 Plan;

to approve the SPP Amendment;

to ratify the selection of EY as the independent registered public accounting firm for Orthofix and its subsidiaries for the fiscal year ending December 31, 2018; and

to transact such other business as may come before the Annual General Meeting or any adjournment or postponement thereof.

The Board has unanimously approved the domestication and has unanimously resolved to propose the domestication resolution to the Company’s shareholders for adoption. The domestication resolution must be adopted by the affirmative vote of holders representing an absolute majority of the outstanding common shares on the Record Date in order for the Company to be able to effectuate the domestication. The Board urges shareholders to join Orthofix in supporting this important proposal and unanimously recommends that you vote “FOR” the proposal to adopt the domestication resolution.

The Board also unanimously recommends that you vote “FOR” the election of each of the director nominees, “FOR” the approval of the financial statements, “FOR” the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers, “FOR” the approval of the Amended and Restated 2012 Plan, “FOR” the approval of the SPP Amendment and “FOR” the ratification of EY.

Record Date

All record holders of Orthofix common shares at the close of business on April 24, 2018, the Record Date, are being sent this proxy statement/prospectus and will be entitled to vote at the Annual General Meeting. Each record holder on such date is entitled to cast one vote per common share. As of the Record Date, there were Orthofix common shares outstanding.

Quorum, Vote Required

The presence, in person or by proxy, of the holders of at least 50% of Orthofix Curaçao common shares outstanding on the Record Date is required to constitute a quorum at the Annual General Meeting. The affirmative vote of the holders representing an absolute majority of the outstanding common shares as of the Record Date will be required in order to adopt the domestication resolution (Proposal 1) at the Annual General Meeting. Assuming a quorum is present, the nominees for election as directors in Proposal 2 will be elected upon the affirmative vote of a plurality of all votes cast at the Annual General Meeting. Assuming a quorum is present, the approval of the holders of a majority of the votes cast on Proposals 3, 4, 5, 6, and 7 at the Annual General Meeting will be required to approve each of these Proposals.

Abstentions and “broker non-votes” are counted as shares that are present and entitled to vote on the proposals for purposes of determining the presence of a quorum. A broker “non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Abstentions and broker non-votes will have the effect of a vote “against” Proposal 1. Neither abstentions nor broker non-votes will have any effect on the outcome of voting on Proposals 2, 3, 4, 5, 6 and 7.

If you are a record holder, you may cast your vote at https://www.proxypush.com/ofix. See your proxy voting card for your online control number in order to vote. If your common shares are held in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow in order to have your common shares voted. All votes must be cast and received by 5:00 p.m., Eastern Daylight Time (EDT), on June 17, 2018.

Proxies

This proxy statement/prospectus is being furnished to holders of Orthofix common shares in connection with the solicitation of proxies by and on behalf of the Board for use at the Annual General Meeting.

All Orthofix common shares that are represented at the Annual General Meeting by properly executed proxies received prior to or at the Annual General Meeting and which are not validly revoked, will be voted at the Annual General Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated on a properly executed proxy, such proxy will be voted in favor of each of the proposals. The Board does not know of any other matters that are to be presented for consideration at the Annual General Meeting.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (1) filing with Orthofix, at or before the taking of the vote at the Annual General Meeting, a written notice of revocation bearing a later date than the proxy, or (2) duly executing a subsequent proxy relating to the same common shares and delivering it to Orthofix before the Annual General Meeting. Attending the Annual General Meeting will not in and of itself constitute the revocation of a proxy. Any written notice of revocation or subsequent proxy should be sent so as to be delivered to: Orthofix International N.V., 7 Abraham de Veerstraat, Curaçao, at or before the taking of the vote at the Annual General Meeting.

Voting is Confidential

We maintain a policy of keeping all proxies and ballots confidential.

The Costs of Soliciting These Proxies and Who Will Pay for Them

We will pay all the costs of soliciting these proxies, including reimbursing banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you. Although we are mailing these proxy materials, our directors and employees may also solicit proxies by telephone, fax or other electronic means of communication, or in person. We have engaged Saratoga to assist it in the solicitation of proxies. We estimate that we will pay Saratoga a fee of up to approximately $20,000 for the services to be performed. We have also agreed to reimburse Saratoga for reasonable out-of-pocket expenses and disbursements incurred in connection with the proxy solicitation.

The Voting Results

We will publish the voting results from the Annual General Meeting in a Current Report on Form 8-K, which we will file with the SEC after the conclusion of the meeting. You will also be able to find the Form 8-K on our website at www.orthofix.com.

Obtaining an Annual Report on Form 10-K

We have filed our 2017 Form 10-K with the SEC. A copy of the 2017 Form 10-K is contained in the materials that we are sending you along with this proxy statement/prospectus. The 2017 Form 10-K is also available on our website at www.orthofix.com. If you would like to receive an additional copy of the 2017 Form 10-K, we will send you one free of charge. Please write to:

Orthofix International N.V.

c/o Orthofix Holdings, Inc.

3451 Plano Parkway

Lewisville, Texas 75056

Attention: Mr. Mark Quick, Investor Relations

You may also contact Mr. Quick at (214) 937-2924 or at MarkQuick@orthofix.com.

Whom to Call if You Have Any Questions

If you have any questions about the Annual General Meeting, voting or your ownership of Orthofix common shares, please contact Saratoga, our proxy solicitor, by calling toll-free at (888) 368-0379. You may also contact Mr. Quick at (214) 937-2924 or at MarkQuick@orthofix.com. Directions to the meeting can be found at http://www.proxydocs.com/ofix.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting

This proxy statement/prospectus, your proxy voting card and the 2017 Form 10-K are available at http://www.proxydocs.com/ofix.

PROPOSAL 1: DOMESTICATION IN DELAWARE

Overview

We are asking our shareholders to adopt the domestication resolution to change the Company’s jurisdiction of organization from Curaçao to the State of Delaware. If the shareholders vote to adopt the domestication resolution and the other conditions to the domestication are satisfied, the Company anticipates that, on or prior to January 1, 2019, it will complete the domestication in accordance with the conversion procedures of Articles 304 and 305 of Book 2 of the CCC and the domestication procedures of Section 388 of the DGCL. We refer to this as the domestication. Following the domestication, the Company will be renamed “Orthofix Medical Inc.”

On April 23, 2018, the Board unanimously approved the domestication and related transactions and unanimously resolved to propose the domestication resolution to the shareholders for adoption. The Board believes that the domestication will provide potential strategic opportunities and benefits, including: (i) aligning our incorporation with our primary business operations in the United States, (ii) improving operational and financial flexibility by simplifying our corporate structure, which will allow for improved cash management capabilities and increased business efficiencies, (iii) benefiting from the prominence, predictability and flexibility of Delaware law and a well-established corporate governance regime and (iv) positioning the Company to better respond to global tax developments. The Board urges shareholders to join in supporting this important proposal.

If the domestication resolution is adopted by the requisite vote of our shareholders and the other conditions to the domestication are satisfied, then, in connection with the domestication, Orthofix will replace the Existing Articles of Association, which are governed by Curaçao law, with the Proposed Organizational Documents, which will be governed by Delaware law. The Proposed Organizational Documents differ in certain respects from the Existing Articles of Association. We urge shareholders to carefully consider the information set out under “Comparison of Corporate Governance and Shareholder Rights,” as well as the Proposed Organizational Documents, attached hereto as Annex A and Annex B.

If the domestication resolution is adopted by the requisite vote of our shareholders and the other conditions to the domestication are satisfied, the number of shares of common stock that you will own in Orthofix Delaware on the effective date of the domestication will be the same as the number of common shares of Orthofix Curaçao that you held immediately prior to the effectuation of the domestication. Orthofix Delaware’s common stock will continue to be traded on Nasdaq under the symbol “OFIX.”

Reasons for the Domestication

The Board believes that there are significant potential strategic opportunities and benefits to Orthofix and our shareholders that will arise as a result of a change of domicile to Delaware, including:

•	Alignment with our U.S. Operations. A significant portion of our business operations, including our headquarters, are located in the United States. Our common shares have been listed on Nasdaq for over 25 years, and most of our shareholders reside in the United States. Despite this connection with the United States, we believe we are not uniformly perceived by investors, customers, lenders, employees or potential strategic partners as a U.S. company. Our Board believes that the absence of a clear U.S. identity may prevent us from maximizing the opportunities and relationships with investors, existing and potential customers, lenders and potential partners, many of whom prefer to engage in business with a U.S. entity. By changing our jurisdiction of organization from Curaçao to the State of Delaware, we will firmly and unambiguously establish ourselves as a U.S. corporation. This will level the playing field with our principal competitors, many of whom are U.S. corporations. In addition, we intend to relocate our offices in Curaçao to our corporate headquarters in Lewisville, Texas following the domestication.

•	Simplified Corporate Structure, Improved Cash Management Capabilities and Increased Business Efficiencies. We believe that the domestication will result in a simplified corporate structure, which will improve our operational and financial flexibility. In connection with the change of jurisdiction to Delaware, we intend to eliminate redundant legal entities and activities in our corporate structure in order to maximize legal, administrative and other efficiencies associated with a more streamlined U.S.-based corporate governance structure. We believe that these changes will also allow us to improve our cash management capabilities and make our business more efficient primarily by eliminating unnecessary administrative cash management procedures and minimizing the costs associated with intercompany cash flows.

•	Prominence, Predictability and Flexibility of Delaware Law. For many years, Delaware has followed a policy of encouraging incorporation in its state and, in furtherance of that policy, has been a leader in adopting, construing, and implementing comprehensive, flexible corporate laws responsive to the legal and business needs of corporations organized under its laws. Many corporations have chosen Delaware initially as a state of incorporation or have subsequently changed corporate domicile to Delaware. Because of Delaware’s prominence as the state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated the ability and a willingness to act quickly and effectively to meet changing business needs. The DGCL is frequently revised and updated to accommodate changing legal and business needs and is more comprehensive, widely used and interpreted than other state corporate laws. This favorable corporate and regulatory environment is attractive to businesses such as ours. Based on publicly available data, over half of publicly-traded corporations in the United States and over 60% of all Fortune 500 companies are incorporated in Delaware.

•	Well-Established Principles of Corporate Governance. There is substantial judicial precedent in the Delaware courts as to the legal principles applicable to measures that may be taken by a corporation and to the conduct of a corporation’s board of directors, such as under the business judgment rule and other standards. Because the judicial system is based largely on legal precedents, the abundance of Delaware case law provides clarity and predictability to many areas of corporate law. Such clarity would be advantageous to Orthofix, its Board and its management to make corporate decisions and take corporate actions with greater assurance as to the validity and consequences of those decisions and actions. Further, investors and securities professionals are generally more familiar with Delaware corporations, and the laws governing such corporations, increasing their level of comfort with Delaware corporations relative to other jurisdictions. The Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to corporate legal affairs. Moreover, Delaware’s vast body of law on the fiduciary duties of directors provides appropriate protection for Orthofix’s shareholders from possible abuses by directors and officers.

•	Positioned to Better Respond to Global Tax Developments. Recent global tax developments, particularly legislative and regulatory activity stemming from the Organisation for Economic Cooperation and Development’s (“OECD”) Base Erosion and Profit Shifting initiative, have given rise to increased focus on companies’ global tax footprints. The initiative suggests a range of new approaches that national governments might adopt when taxing the activities of multinational enterprises. As a result of the OECD project and other international initiatives, tax laws that currently apply to our business may be amended by the relevant authorities or interpreted differently by them, and these changes may present risks to our Company. By better aligning our corporate structure with our primary business functions, we believe that we will more fully benefit from the expenses borne in our US operations, which will improve our effective tax rate; also with this improved alignment, we may be able to reduce risks associated with tax authority challenges stemming from these and other potential changes. Further, the United States recently adopted tax reform legislation commonly known as the Tax Cuts and Jobs Act (the “Tax Act”), which we expect will positively impact our global effective tax rate and after-tax earnings in the United States, resulting in increased cash flow and enhanced ability to centralize cash for more efficient deployment. The Tax Act was signed into law on December 22, 2017, and reduces the federal corporate tax rate in the United States from 35% to 21%, effective January 1, 2018.

As a result of the foregoing advantages of domestication in Delaware, the Board believes that the domestication will generally improve the Company’s operational and financial flexibility and provide for a more efficient corporate structure to achieve strategic and financial goals. Further, the Board believes that any direct benefit that the domestication in Delaware provides to the Company also indirectly benefits the shareholders, who are the owners of the Company.

The Domestication Transactions

If the domestication resolution is adopted by the requisite vote of our shareholders at the Annual General Meeting and the other conditions to the domestication are satisfied, we anticipate the domestication will be completed on or before January 1, 2019. There are several principal steps to effect the domestication:

•	Shareholders of Orthofix will vote on whether to adopt the domestication resolution at the Annual General Meeting.

•	If the domestication resolution is adopted by the requisite vote of our shareholders at the Annual General Meeting, then a notarial deed of conversion documenting the domestication resolution will be executed in Curaçao, together with certain required documentation attached, including (i) the Proposed Certificate of Incorporation, (ii) a legal opinion from Delaware counsel confirming the continued existence of Orthofix as a Delaware entity following the domestication, (iii) copies of the Publications, (iv) the domestication resolution and (v) the Curaçao Declaration. The notarial deed of conversion cannot be executed until the completion of the Publications and receipt of the Curaçao Declaration, as discussed below in “—Conditions to Completion of the Domestication.” The notarial deed of conversion will contain conditions precedent (opschortende voorwaarden), such that (i) the Board must determine the effective date and time of the domestication, such effective date to be on or prior to January 1, 2019, and confirm that the domestication should not be delayed or abandoned and (ii) the conversion of Orthofix Curaçao pursuant to Articles 304 and 305 of Book 2 of the CCC will be effective only upon the acceptance and effectiveness of the Proposed Certificate of Incorporation and a certificate of corporate domestication by the Delaware SOS.

•	Following adoption of the domestication resolution at the Annual General Meeting, and subject to satisfaction of the conditions to completion of the domestication, as described under “—Conditions to Completion of the Domestication,” the Proposed Certificate of Incorporation and a certificate of corporate domestication will be filed with the Delaware SOS and, subject to acceptance and effectiveness of the filings, Orthofix Delaware will exist as a Delaware corporation. These filings with the Delaware SOS are anticipated to be made on or before January 1, 2019, on such date as is determined by the Board.

•	As soon as possible following acceptance of the filings by the Delaware SOS and their becoming effective, the notarial deed of conversion will be registered with the Curaçao Commercial Register.

•	Upon submission of the notarial deed of conversion and related documentation to the Curaçao Commercial Register, the Curaçao Commercial Register will reflect the domestication.

As a result of the foregoing, shareholders of Orthofix Curaçao will become shareholders of Orthofix Delaware and their rights will be governed by the DGCL and the Proposed Organizational Documents. The exchange of Orthofix Curaçao common shares into shares of Orthofix Delaware common stock will occur automatically at the effective time of the filings with the Delaware SOS. See “—Exchange of Shares” below for additional information.

Our Board may decide to abandon the domestication at any time prior to consummation of the domestication, in which case we will not undertake to complete the domestication transactions described above. See “—Termination” below for additional information.

Conditions to Completion of the Domestication

Prior to the Annual General Meeting, Orthofix is required to publish the Publications announcing its intent to change its jurisdiction of organization from Curaçao to the State of Delaware. Creditors and certain contracting parties of Orthofix have the right to object to the domestication by filing an opposition with a Curaçao court within one month of the Publications. Following the expiration of the one-month period, the Company must obtain a declaration from a Curaçao court confirming that no opposition was filed, which we refer to as the Curaçao Declaration. The notarial deed of conversion cannot be executed, and therefore the domestication cannot be completed, until the Company has received the Curaçao Declaration, or until opposition proceedings, if any, have been settled or dismissed. The Publications were completed on                 , 2018. Assuming there are no objections, we expect to receive the Curaçao Declaration prior to the Annual General Meeting. If a creditor or contracting party objects to the domestication, it may adversely impact the timing of the domestication.

In addition to receipt of the Curaçao Declaration, the Company’s ability to initiate the filings in Delaware necessary to effectuate the domestication is also conditioned on the following matters:

•	the Board has determined the effective date and time of the domestication, such effective date to be on or prior to January 1, 2019, and has confirmed that the domestication should not be delayed or abandoned;

•	the SEC has declared the registration statement on Form S-4 that includes this proxy statement/prospectus effective, and no stop order with respect thereto is in effect;

•	Nasdaq has approved the Orthofix Delaware common stock for listing; and

•	Orthofix is not subject to any decree, order or injunction that prohibits the consummation of the domestication.

If any of these conditions are not satisfied or waived by the Board, then the domestication will not be effectuated and the Proposed Organizational Documents will not become effective. In addition, the expected timing for the completion of the domestication may be impacted by these or other conditions described in this proxy statement/prospectus. We cannot be certain when, or if, the conditions to the domestication will be satisfied or waived, or that the domestication will be completed. As set forth in the domestication resolution, the Board is also authorized to delay or abandon the domestication at any time prior to the initiation of the filings in Delaware. In addition, if the domestication is not effectuated on or before January 1, 2019, we would need to ask shareholders to adopt a new domestication resolution in order to pursue a domestication transaction.

Regulatory Approvals Related to the Domestication

Orthofix is not aware of any material regulatory approvals or actions that are required for completion of the domestication, other than as described above in “—The Domestication Transactions” and “—Conditions to Completion of the Domestication.” It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Exchange of Shares

The exchange of Orthofix Curaçao common shares into shares of Orthofix Delaware common stock will occur automatically upon the effectiveness of the filing of the Proposed Certificate of Incorporation and a certificate of corporate domestication with the Delaware SOS.

Beneficial holders of shares held in “street name” through a bank, broker or other nominee and record owners of shares held in book-entry form will not be required to take any action. Your ownership of Orthofix Delaware common stock will be recorded in book-entry form by your nominee (for shares held in “street name”) or by our transfer agent (for shares held by record owners in book-entry form), without the need for any additional action on your part. Holders of record who hold their shares in book-entry form will receive a statement of their holdings in Orthofix Delaware after the domestication.

Stock certificates representing Orthofix Curaçao common shares will, at the effective time of the domestication, automatically represent the same number of shares of Orthofix Delaware common stock. You will not be required to exchange your stock certificates as a result of the domestication. If you desire to sell some or all of your Orthofix Curaçao common shares after the effective time of the domestication, delivery of the stock certificate or certificates which previously represented Orthofix Curaçao common shares will be sufficient.

Following the domestication, certificates bearing the name of Orthofix Delaware will be issued in the normal course upon surrender of outstanding Orthofix Curaçao certificates for transfer or exchange. Holders who submit Orthofix Curaçao certificates for transfer or exchange following the domestication will receive shares of Orthofix Delaware common stock in book-entry form unless otherwise requested.

No Dissenters’ Rights of Appraisal in the Domestication

Under Curaçao and Delaware law and our Existing Articles of Association, our shareholders do not have statutory dissenters’ rights of appraisal or any other appraisal rights as a result of the domestication.

Termination

If the domestication resolution is adopted by the requisite vote of our shareholders, the Board will be authorized to delay or abandon the domestication at any time prior to the initiation of the filings in Delaware. In addition, the domestication resolution provides that the domestication will be effectuated on or before January 1, 2019, on such date as determined by the Board. If the domestication has not been effectuated by this time, for whatever reason, we would need to ask shareholders to adopt a new domestication resolution in order to pursue a domestication transaction.

Orthofix Management

We do not anticipate any changes to the Board or management in connection with the domestication. Please see “Management” beginning on page 42 for more detailed information about our directors and executive officers.

Interests of Certain Persons in the Domestication

We do not believe that any of our directors or executive officers has an interest in the domestication that is different from the interests of our shareholders generally. No change in control payments or additional compensation will be payable to our directors or executive officers in connection with the domestication.

Anticipated Accounting Treatment

There will be no accounting effect or change in the carrying amount of the consolidated assets and liabilities of Orthofix as a result of domestication. The business, capitalization, assets and liabilities and financial statements of Orthofix immediately following the domestication will be the same as those of Orthofix immediately prior to the domestication.

Material U.S. Federal Income Tax Considerations

Please see the section entitled “Material Tax Considerations” beginning on page 34 for a discussion of material U.S. federal income tax consequences of the domestication. Notably, U.S. shareholders (as defined in “Material Tax Considerations—U.S. Shareholders” below) may be subject to U.S. federal income tax as a result of the domestication.

A U.S. shareholder who on the effective date of the domestication beneficially owns (actually or constructively) shares with a fair market value of less than $50,000 should not be required to recognize any gain or loss under Section 367(b) of the Code in connection with the domestication, and generally should not be required to include any part of the all earnings and profits amount in income.

A U.S. shareholder who on the effective date of the domestication beneficially owns (actually or constructively) shares with a fair market value of $50,000 or more, but less than 10% of the total value or voting power of Orthofix shares, generally will recognize gain (but not loss) in respect of the domestication as if such holder exchanged its Orthofix Curaçao shares for Orthofix Delaware shares in a taxable transaction, unless such U.S. shareholder elects in accordance with applicable Treasury regulations to include in income the “all earnings and profits amount” (as defined in the Treasury regulations) attributable to the Orthofix shares held directly by such holder. See the section entitled “Material Tax Considerations—U.S. Shareholders—U.S. Shareholders That Own Less Than 10% Percent of Orthofix” for a more detailed discussion of the “all earnings and profits amount” as it relates to U.S. shareholders who own (actually or constructively) shares with a fair market value of $50,000 or more, but less than 10% of the total value or voting power of Orthofix shares.

A U.S. shareholder who on the effective date of the domestication owns (actually or constructively) 10% or more of the total value or voting power of Orthofix shares will be required to include in income the “all earnings and profits amount” attributable to the Orthofix shares held directly by such holder.

YOU SHOULD CONSULT YOUR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. JURISDICTION.

Vote Required for Adoption

The adoption of the domestication resolution requires the affirmative vote of holders representing an absolute majority of the outstanding common shares as of the Record Date. Abstentions and “broker non-votes” are counted as votes “against” Proposal 1.

Resolution to be Voted Upon

Based on the foregoing, the Board unanimously recommends that shareholders vote in favor of the domestication resolution, to be adopted in the following form:

“RESOLVED, (1) to convert Orthofix International N.V. (the “Company”) from a Curaçao limited liability company into a Delaware corporation (the “Conversion”) on or prior to January 1, 2019 (on such date as determined by the board of directors of the Company (the “Board”)), subject to: (i) the condition precedent of the filing of a certificate of corporate domestication and certificate of incorporation (the “Delaware Documentation”) with the Secretary of State of the State of Delaware (the “Delaware SOS”) (the Conversion to be effective as of such filing of the Delaware Documentation or at such later effective time as may be specified in the Delaware Documentation) in accordance with Section 388 and other applicable provisions of the Delaware General Corporation Law; and (ii) the condition precedent of the Board having confirmed not to see any reason to delay or abandon the Conversion at any time prior to the filing of the Delaware Documentation with the Delaware SOS; and (2) authorize each employee working at STvB Advocaten, both jointly and severally, to sign the notarial deed of conversion relating to the Conversion before a Curaçao notary.”

The Board unanimously recommends that you vote “FOR” the proposal to adopt the domestication resolution.

DESCRIPTION OF ORTHOFIX CAPITAL STOCK

The following description of the Orthofix Delaware common stock reflects our common stock as it will exist upon completion of the domestication, as governed by our new certificate of incorporation and bylaws and by Delaware law. This description is a summary. We urge you to read the forms of our Proposed Certificate of Incorporation and Proposed Bylaws in their entirety, which are attached as Annex A and Annex B, respectively, to the proxy statement/prospectus.

General

We were formed in 1987 as a limited liability company operating under the laws of the Netherlands Antilles, and we now operate under the laws of Curaçao. If the domestication resolution is adopted by the requisite vote of our shareholders, we will change our organization and jurisdiction from a limited liability company (naamloze vennootschap) organized under the laws of Curaçao to a corporation organized in the State of Delaware, and will replace the Existing Articles of Association, which are governed by Curaçao law, with the Proposed Organizational Documents, which will be governed by Delaware law. Upon our Proposed Certificate of Incorporation and the certificate of domestication becoming effective in Delaware, our existence shall be deemed to have commenced on the date we commenced our existence under the laws of Curaçao.

Authorized Share Capital

Until the effective time of the domestication, Orthofix will not have any Delaware share capital and will not exist as a Delaware entity. Upon the effectiveness of the domestication, Orthofix Delaware’s authorized share capital will consist of 50,000,000 shares of common stock, par value $0.10 per share. The amount of authorized shares of common stock of Orthofix Delaware will be the same as the amount of authorized common shares of Orthofix Curaçao prior to the domestication. The Proposed Certificate of Incorporation does not provide for the issuance of preferred stock.

Common Stock

As of the Record Date, we had            common shares outstanding. Upon effectiveness of the domestication, each common share of Orthofix Curaçao will automatically convert by operation of law into one share of common stock of Orthofix Delaware.

Orthofix Delaware’s common stock will carry the following rights:

•	Voting. Except as otherwise required by law, the holders of Orthofix Delaware common stock will possess all voting power for the election of Orthofix’s directors and all other matters requiring shareholder action and will at all times vote together as one class on all matters submitted to a vote of the shareholders. Holders of Orthofix Delaware common stock are entitled to one vote per share on matters to be voted on by shareholders. There will be no cumulative voting rights with respect to the election of directors or any other matters.

•	Dividends and distributions. The holders of Orthofix Delaware common stock will have the right to receive dividends and distributions, whether payable in cash or otherwise, as may be declared from time to time by its board of directors, from legally available funds.

•	Liquidation, dissolution or winding up. In the event of the liquidation, dissolution or winding-up of Orthofix Delaware, holders of its common stock will be entitled to participate in the distribution of any assets of the Company remaining after payment of all creditors and the liquidation preferences of any preferred stock that may be outstanding at the time.

•	Restrictions on transfer. Neither the Proposed Certificate of Incorporation nor the Proposed Bylaws contain any restrictions on the transfer of its common stock. However, in the case of any transfer of shares, there may be restrictions imposed by applicable securities laws or by the terms of restricted share award grants.

•	Redemption, conversion or preemptive rights. Holders of Orthofix Delaware common stock will have no preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to Orthofix Delaware common stock.

Dividends

We have not paid dividends to holders of Orthofix Curaçao common shares in the past and have no present intention to pay dividends to holders of our Orthofix Delaware common stock in the foreseeable future. We currently intend to retain all of our consolidated earnings to finance the continued growth of our business.

In the event that we decide to pay a dividend to holders of our common stock following the domestication with dividends received from our subsidiaries, we may, based on prevailing rates of taxation, be required to pay additional withholding and income tax on such amounts.

The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the domestication. The payment of any cash dividends subsequent to the domestication will be within the discretion of the Board at such time. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Certain Anti-Takeover Provisions of Delaware Law and the Proposed Organizational Documents

Both the Existing Organizational Documents and Proposed Organizational Documents contain anti-takeover provisions that may have the effect of delaying or preventing a change in control or changes in our management. The Proposed Organizational Documents, which will be effective following the effectiveness of the domestication, include the following anti-takeover provisions:

•	the inability of our shareholders to act without a meeting of the shareholders;

•	rules regarding how shareholders may present proposals or nominate directors for election at shareholder meetings; and

•	the ability of our directors, and not shareholders, to fill vacancies on the Board.

For a comparison of how these provisions may differ from your current rights, please see “Comparison of Corporate Governance and Shareholder Rights” beginning on page 29.

These provisions may frustrate or prevent any attempts by our shareholders to replace or remove our current management by making it more difficult for shareholders to replace members of our Board, which is responsible for appointing the members of our management, and may discourage, delay or prevent a transaction involving a change in control of the Company that is in the best interest of our minority shareholders. Even in the absence of a takeover attempt, the existence of these provisions may adversely affect the prevailing market price of our common stock if shareholders view them as discouraging future takeover attempts.

In addition, following the domestication, we will be subject to provisions of Delaware law, including Section 203 of the DGCL. Section 203 of the DGCL prohibits a Delaware corporation from engaging in a “business combination” with an “interested stockholder” for three years following the date that such person becomes an interested stockholder, unless certain exceptions apply. With certain exceptions, an “interested stockholder” is a person or group who or which owns 15% or more of the corporation’s outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years.

For purposes of Section 203 of the DGCL, the term “business combination” is defined broadly to include (i) mergers with or caused by the interested stockholder, (ii) sales or other dispositions to the interested stockholder (except proportionately with the corporation’s other stockholders) of assets of the corporation or a subsidiary equal to 10% or more of the aggregate market value of the corporation’s consolidated assets or its outstanding stock, (iii) the issuance or transfer by the corporation or a subsidiary of stock of the corporation or such subsidiary to the interested stockholder, or (iv) receipt by the interested stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

The three-year moratorium imposed on business combinations by Section 203 does not apply under the following situations: (i) prior to the date on which such stockholder becomes an interested stockholder, the board of directors approved the business combination or the transaction which resulted in the person becoming an interested stockholder, (ii) the interested stockholder owns 85% of the corporation’s voting stock upon consummation of the transaction which made him or her an interested stockholder, or (iii) on or after the date such person becomes an interested stockholder, the business combination is approved by the board of directors and is also approved at a stockholder meeting by 66-2/3% of the voting stock not owned by the interested stockholder.

Section 203 of the DGCL only applies to Delaware corporations which have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders.

Listing of Securities

Orthofix Curaçao’s common shares are listed on Nasdaq under the symbol “OFIX.” Orthofix Delaware’s common stock will continue to be listed on Nasdaq under the symbol “OFIX.”

Transfer Agent

The transfer agent for Orthofix Curaçao common shares is Computershare Trust Company, N.A., which is located at PO Box 505000, Louisville, KY 40233-5000. Computershare will continue as the transfer agent for shares of Orthofix Delaware common stock following the domestication.

COMPARISON OF CORPORATE GOVERNANCE AND SHAREHOLDER RIGHTS

Currently, your rights as a shareholder of Orthofix Curaçao arise under the laws of Curaçao, as well as our Existing Articles of Association. Upon effectiveness of the domestication, your rights as a shareholder of Orthofix Delaware will arise under Delaware law and our Proposed Organizational Documents, including our Proposed Certificate of Incorporation and Proposed Bylaws. Delaware law and the Proposed Organizational Documents contain provisions that differ in certain respects from Curaçao law and our Existing Articles of Association and, therefore, some of your rights as a shareholder will change.

Below is a summary chart outlining important similarities and differences in the corporate governance and shareholder rights associated with each of Curaçao and Delaware corporate law, as well as the Existing Articles of Association and the Proposed Organizational Documents. You also should review the Proposed Certificate of Incorporation and Proposed Bylaws that are attached hereto as Annex A and Annex B, respectively, as well as the corporate laws of Curaçao and Delaware corporate law, to understand how these laws apply to Orthofix shareholders before and after the domestication.

	Curaçao	Delaware
Authorized Shares	50,000,000 common shares, par value $0.10 per share.	50,000,000 shares of common stock, par value $0.10 per share.

Shareholder Approval of Amendments to the Governing Documents	Approval of an amendment to the Existing Articles of Association requires the affirmative vote of shareholders in person or represented by proxy and entitled to vote representing an absolute majority of the common shares issued and outstanding.

Approval of an amendment to the Proposed Certificate of Incorporation requires the affirmative vote of a majority of the shares of common stock issued and outstanding.

Approval of an amendment to the Proposed Bylaws requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote.

The Board also has the authority to amend the Proposed Bylaws without shareholder approval.

Shareholder Approval of Routine Matters	Approval of routine corporate matters that are put to a shareholder vote require the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote.	Approval of routine corporate matters that are put to a shareholder vote require the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote.

Shareholder Approval of Business Combinations	Approval of a merger or any sale or disposition of all or substantially all of the assets of a company requires the affirmative vote of shareholders in person or represented by proxy and entitled to vote representing an absolute majority of the common shares issued and outstanding. Where a company will be the surviving entity in a merger, the board of directors may resolve to merge the Company without a shareholder vote, subject to certain limitations, unless one or more shareholders representing at least 10% of the shares of common stock issued and outstanding timely request that the board of directors call a general meeting of shareholders.

Mergers, consolidations or a sale of all or substantially all of the assets of a corporation generally requires the affirmative vote of a majority of all shares of common stock issued and outstanding.

Mergers in which a corporation is the surviving corporation and less than 20% of its stock is issued in the merger generally do not require approval of that corporation’s stockholders.

Mergers in which one corporation owns 90% or more of a second corporation generally may be completed without the vote of the second corporation’s board of directors or shareholders.

Appraisal Rights	Generally a shareholder of a publicly traded company does not have appraisal rights in connection with a merger.	Delaware law provides that under certain circumstances, minority shareholders that dissent from a merger are entitled to be paid the fair market value of their shares, as ultimately determined by the Delaware Court of Chancery. Generally a shareholder of a publicly traded company does not have appraisal rights in connection with a merger if the consideration received in the merger is publicly traded stock.

Action by Written Consent of Shareholders	The Existing Articles of Association do not provide for action by written consent of the shareholders.	The Proposed Certificate of Incorporation prohibits the ability of shareholders to act by written consent in lieu of a meeting.

Special Meetings of Shareholders	Under the Existing Articles of Association, special meetings of shareholders may be called upon the direction of the Chairman, the Vice Chairman or by resolution of the Board. In addition, Curaçao law provides that shareholders representing at least 10% of the shares of common stock issued and outstanding may request that the Board convene a special meeting to deliberate on a specific subject, provided such shareholders have a reasonable interest therein. If the Board fails to act upon a valid request within 14 days, the applicants are permitted to proceed towards convening the meeting.	Delaware law provides that special meetings of shareholders may be called by the board of directors or by such person(s) as may be authorized by the company’s certificate of incorporation or bylaws. The Proposed Bylaws permit special meetings of the shareholders to be called by (i) the Board, pursuant to a resolution approved by a majority of the Board, and (ii) the Secretary of the Company, upon a request of shareholders holding at least 25% of the shares of common stock issued and outstanding, so long as any such request is submitted in accordance with and in the form required by the Proposed Bylaws.

Exclusive Jurisdiction	The Existing Articles of Association do not include an exclusive jurisdiction provision, however, Curaçao law generally provides that the Curaçao Court of First Instance (Rechter in Eerste Aanleg) shall be the sole and exclusive forum for actions, suits or proceedings brought against the Company or any director, officer or other employee for breach of fiduciary duty.	The Proposed Bylaws provide that, unless Orthofix otherwise consents in writing, the Court of Chancery of the State of Delaware (or, where the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware lacks subject matter jurisdiction, the U.S. District Court for the District of Delaware) shall generally be the sole and exclusive forum for actions, suits or proceedings brought against the Company or any director, officer or other employee for breach of fiduciary duty, including, amongst others, with respect to any derivative claim, claim of breach of fiduciary duty, claim related to any provision of the DGCL or the Proposed Organizational Documents.

Annual General Meeting / Annual Meeting	The Existing Articles of Association provide that the annual general meeting must be held in Curaçao.	The Proposed Bylaws provide that the annual meeting may be held at any location, in or outside of the State of Delaware, as the Board shall determine. The annual meeting may also be held remotely, at the discretion of the Board.

	The Existing Articles of Association provide that the annual general meeting must be held within nine months after the end of the preceding fiscal year.	The timing of the annual meeting is not addressed in the Proposed Organizational Documents. The Company will adhere to the laws of the State of Delaware and the rules and regulations promulgated by the SEC and Nasdaq with respect to the timing of the annual meeting.

	The Existing Articles of Association provide that at the annual general meeting, among other things, (i) the Board shall report on the business of the Company, (ii) the annual accounts, including the balance sheet and the profit and loss statement, will be submitted to the shareholders for approval and (iii) the appointment of the accountants will be ratified.	The Proposed Bylaws provide for certain procedures related to the annual meeting, including with respect to the Chief Executive Officer’s right to preside at such meeting. The substance of the annual meeting is not otherwise addressed in the Proposed Organizational Documents. The Company will adhere to the laws of the State of Delaware and the rules and regulations promulgated by the SEC and Nasdaq with respect to the procedures related to the annual meeting.

Advance Notice for Shareholder Proposals	Advance notice requirements for shareholder proposals are not addressed in the Existing Articles of Association.	The Proposed Bylaws provide that, to be timely, a shareholder’s notice relating to an annual meeting proposal or nomination must be received by the Secretary of the Company not later than the close of business on the 90th day and not earlier than the close of business on the 120th day before the date of the one-year anniversary of the immediately preceding year’s annual meeting (provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be so delivered, or mailed and received, not earlier than the close of business on the 120th day before such annual meeting and not later than the close of business on the later of the 90th day before such annual meeting or the 10th business day following the day on which public announcement of the date of such meeting is first made by the Company).

Election of Directors	Directors are elected by a plurality of the votes cast on the shares held by the holders present in person or represented by proxy and entitled to vote.	Directors are elected by a plurality of the votes cast on the shares held by the holders present in person or represented by proxy and entitled to vote.

Board Vacancies	In the event that one or more directors resigns or is incapable of continuing to act as a director, the remaining directors may appoint one or more persons to fill the vacancy or vacancies. However, if at any time the number of directors is reduced to less than two, the remaining director shall call a general meeting of the shareholders for the purpose of filling the vacancies.	Any vacancies on the Board may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

Removal of Directors	Directors may be removed or suspended at any time, with or without cause, by a majority of shares present in person or represented by proxy and entitled to vote.	Directors may be removed at any time, with or without cause, by a majority of the shares present in person or represented by proxy and entitled to vote.

Fiduciary Duties of Directors	Directors are charged with a fiduciary duty of care to protect the interests of the Company and its business. This fiduciary duty is owed to the Company and not to the shareholders. Directors bear responsibility for the general course and affairs of the Company and in addition have an obligation to properly perform the specific duties falling within his or her responsibilities (werkkring).	Under Delaware law, the directors are charged with a fiduciary duty of care (to act in an informed and deliberate manner) to protect the interests of the Company and a fiduciary duty of loyalty (in good faith, not out of self-interest) to act in a manner the director reasonably believes to be in the best interests of the company and its shareholders. Such duties are generally owed to the company, but may be owed directly to shareholders in certain circumstances. Shareholders may have standing to pursue direct claims for breach of fiduciary duty in these circumstances.

Limited Liability of Directors

The Existing Articles of Association do not include specific limits on director liability.

Under Curaçao law directors can be personally liable (i) for a breach of their fiduciary duty, (ii) based on tort to third parties (external liability) and (iii) towards the bankrupt estate in the event of bankruptcy.

As permitted (but not required) by Delaware law, the Proposed Certificate of Incorporation eliminates the personal liability of directors for monetary damages for a breach of fiduciary duty, except with regard to breaches of duty of loyalty, acts or omissions not in good faith, unlawful repurchases or dividends, or improper personal benefit.

Indemnification of Directors

The Existing Articles of Association impose an obligation for the Company to indemnify directors and pay related expenses under certain circumstances.

The Company is also generally permitted to indemnify its directors and officers acting in good faith in any action the person is made a party to by reason of the fact that the person is or was a director or officer of the Company.

The Proposed Bylaws impose an obligation for the Company to indemnify directors and pay related expenses under certain circumstances.

The Company is also generally permitted to indemnify its directors and officers acting in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company.

Shareholder Derivative Lawsuits	Shareholders generally do not have the right to bring a derivative suit, including with respect to improper management of the Company.	A shareholder may bring a derivative suit on behalf of the Company, including with respect to fiduciary duty claims, subject to procedural requirements. Creditors may also have standing to pursue derivative claims for breach of fiduciary duty in certain circumstances.

Dissolution	Any resolution providing for the dissolution, liquidation or winding up of the Company shall be valid only if duly adopted at a general meeting of shareholders by the holders of at least a majority of the common shares at the time outstanding.	Under Delaware law, a corporation may voluntarily dissolve (i) if a majority of the board of directors adopts a resolution to that effect and the holders of a majority of the outstanding shares entitled to vote thereon vote for such dissolution or (ii) if all stockholders entitled to vote thereon consent in writing to such dissolution.

Inspection of Books and Records	Curaçao law does not grant any specific rights to shareholders pursuant to which they may inspect books and records of the Company.	Under Delaware law, any shareholder may inspect the Company’s books and records for a proper purpose during the usual hours for business, subject to compliance with statutory prerequisites.

MATERIAL TAX CONSIDERATIONS

Material U.S. Federal Income Tax Considerations

The following is a discussion of material U.S. federal income tax considerations for beneficial owners of Orthofix Curaçao shares relating to the domestication and the ownership and disposition of Orthofix Delaware shares acquired pursuant to the domestication. This discussion applies only to Company shares held as capital assets for U.S. federal income tax purposes, and does not describe all of the U.S. federal income tax consequences that may be relevant to beneficial owners of such shares in light of their particular circumstances, including alternative minimum tax and Medicare contribution tax consequences, or beneficial owners who are subject to special rules, such as:

•	financial institutions or financial service entities;

•	governments or agencies or instrumentalities thereof;

•	insurance companies;

•	dealers or traders subject to a mark-to-market method of tax accounting with respect to the Orthofix shares;

•	persons holding the Orthofix shares as part of a “straddle,” hedge, integrated transaction or similar transaction, or persons deemed to sell the securities under constructive sale provisions of the Internal Revenue Code of 1986, as amended (the “Code”);

•	persons who received Orthofix Curaçao shares as compensation for services;

•	U.S. shareholders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other pass-through entities for U.S. federal income tax purposes or investors in such entities;

•	holders who are controlled foreign corporations or passive foreign investment companies;

•	regulated investment companies;

•	real estate investment trusts;

•	U.S. shareholders (as defined below) owning or considered as owning 10% or more of the total combined voting power of all classes of stock entitled to vote of, or 10% or more of the total value of all classes of shares of Orthofix;

•	U.S. shareholders (as defined below) that hold their Orthofix shares through a non-U.S. broker or other non-U.S. intermediary;

•	persons who are, or may become, subject to the expatriation provisions of the Code; or

•	tax-exempt entities.

If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners will generally depend on the status of the partners and your activities.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed U.S. Treasury Regulations all as of the date hereof, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein (possibly with retroactive effect). This discussion does not take into account proposed changes in such tax laws and does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as estate or gift tax consequences). Each of the foregoing is subject to change, possibly with retroactive effect.

YOU SHOULD CONSULT YOUR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. JURISDICTION.

U.S. Shareholders

This section applies to you if you are a “U.S. shareholder.” A U.S. shareholder is a beneficial owner of Orthofix shares that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust, or (ii) the trust has validly elected to be treated as a United States person for U.S. federal income tax purposes.

U.S. SHAREHOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF U.S. FEDERAL TAX LAWS TO THEIR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. JURISDICTION.

Consequences of the Domestication—F Reorganization

The discussion under this heading “Consequences of the Domestication—F Reorganization” constitutes the opinion of Hogan Lovells US LLP, counsel to Orthofix (“Hogan Lovells”), as to the material U.S. federal income tax consequences of the domestication to U.S. shareholders of Orthofix. In the opinion of Hogan Lovells, although no authority directly addressing the tax consequences of the domestication exists, the domestication should qualify as a “reorganization” within the meaning of section 368(a)(1)(F) of the Code (an “F Reorganization”). Pursuant to the domestication, Orthofix will change its jurisdiction of organization from Curaçao to Delaware. Except as provided below under the caption headings “—Effects of Section 367” and “—Passive Foreign Investment Company Considerations,” because the domestication should qualify as an F Reorganization, U.S. shareholders generally should not recognize taxable gain or loss on the domestication for U.S. federal income tax purposes and the domestication should be treated for U.S. federal income tax purposes as if Orthofix Curaçao (i) transferred all of its assets and liabilities to Orthofix Delaware in exchange for all of the outstanding shares of Orthofix Delaware; and (ii) then distributed the common stock of Orthofix Delaware to the shareholders of Orthofix Curaçao in liquidation of Orthofix Curaçao. The taxable year of Orthofix Curaçao will be deemed to end on the date of the domestication. Assuming the domestication qualifies as an F Reorganization: (i) the tax basis of a share of Orthofix Delaware received by a U.S. shareholder in the domestication will equal the U.S. shareholder’s adjusted tax basis in the Orthofix Curaçao share surrendered in exchange therefor, increased by any amount included in the income of such U.S. shareholder as a result of Section 367 of the Code (as discussed below) and (ii) the holding period for a share of Orthofix Delaware received by a U.S. shareholder will include such U.S. shareholder’s holding period for the Orthofix Curaçao share surrendered in exchange therefor.

If the domestication fails to qualify as an F Reorganization, a U.S. shareholder generally would recognize gain or loss with respect to their Orthofix Curaçao shares in an amount equal to the difference between the fair market value of Orthofix Delaware shares received in the domestication and the U.S. shareholder’s adjusted tax basis in their Orthofix Curaçao shares surrendered in the domestication. In such event, such U.S. shareholder’s basis in Orthofix Delaware shares would be equal to their fair market value on the date of the domestication, and such U.S. shareholder’s holding period for Orthofix Delaware shares would begin on the day following the date of the domestication. U.S. shareholders should consult their tax advisors regarding the potential tax consequences to them if the domestication were to fail to qualify as an F Reorganization.

The opinion described above is based on customary assumptions and representations from Orthofix. If any of the assumptions or representations is incorrect, incomplete or inaccurate, the validity of the opinion described above may be affected and the tax consequences of the domestication could differ from those described above. Further, an opinion of counsel represents counsel’s best legal judgment but is not binding on the IRS or any court, so there can be no certainty that the IRS will not challenge the conclusion reflected above or that a court would not sustain such a challenge. Orthofix does not intend to obtain a ruling from the IRS regarding the qualification of the domestication as an F Reorganization.

Effects of Section 367

Section 367 of the Code applies to certain nonrecognition transactions involving foreign corporations, including a domestication of a foreign corporation in an F Reorganization. Section 367 of the Code imposes income tax on certain U.S. persons in connection with transactions that would otherwise be tax-free. Section 367(b) of the Code generally will apply to U.S. shareholders that exchange Orthofix Curaçao shares for Orthofix Delaware shares as part of the domestication.

U.S. Shareholders That Own Less Than 10% Percent of Orthofix Curaçao

A U.S. shareholder who, at the time of the domestication, beneficially owns (actually or constructively) Orthofix Curaçao shares with a fair market value of $50,000 or more but less than 10% of the total combined voting power of all classes of Orthofix Curaçao shares entitled to vote and less than 10% of the total value of all classes of Orthofix Curaçao shares must either recognize gain with respect to the domestication or, in the alternative, may elect to recognize the “all earnings and profits” amount attributable to such holder as described below.

Unless such a U.S. shareholder makes the “all earnings and profits” election as described below, such holder generally must recognize gain (but not loss) with respect to its Orthofix Curaçao shares exchanged for Orthofix Delaware shares pursuant to the domestication. Any such gain would be equal to the excess of the fair market value of such Orthofix Delaware shares received over the U.S. shareholder’s adjusted tax basis in the Orthofix Curaçao shares deemed to be surrendered in exchange therefor. Subject to the PFIC rules discussed below, such gain would be capital gain, and should be long-term capital gain if the U.S. shareholder held the Orthofix Curaçao shares for longer than one year.

In lieu of recognizing any gain as described in the preceding paragraph, a U.S. shareholder may elect to include in income the all earnings and profits amount attributable to their Orthofix Curaçao shares. There are, however, strict conditions for making this election. This election must comply with applicable Treasury regulations and generally must include, among other things:

•	a statement that the domestication is a Section 367(b) exchange;

•	a complete description of the domestication;

•	a description of any stock, securities or other consideration transferred or received in the domestication;

•	a statement describing the amounts required to be taken into account for U.S. federal income tax purposes as income or as an adjustment to basis, earnings and profits or other tax attributes;

•	a statement that the U.S. shareholder is making the election that includes (i) a copy of the information that the U.S. shareholder received from Orthofix establishing and substantiating the U.S. shareholder’s all earnings and profits amount with respect to the U.S. shareholder’s Orthofix Curaçao shares, and (ii) a representation that the U.S. shareholder has notified Orthofix that the U.S. shareholder is making the election; and

•	certain other information required to be furnished with the U.S. shareholder’s tax return or otherwise furnished pursuant to the Code or the Treasury Regulations.

The election must be attached by the U.S. shareholder to its timely filed U.S. federal income tax return for the year of the domestication, and the U.S. shareholder must send notice of making the election to Orthofix no later than the date such tax return is filed. In connection with this election, Orthofix intends to provide each U.S. shareholder eligible to make such an election with information regarding Orthofix’s earnings and profits upon request.

If you intend to make such an election or wish to request additional information, please contact the Company at redomicile@orthofix.com.

The “all earnings and profits amount” attributable to shares held by a U.S. shareholder will generally depend on Orthofix’s accumulated earnings and profits from the date that the shares were acquired through the effective date of the domestication. While Orthofix will not be able to determine the amount of any earnings and profits for the period January 1, 2018 through the effective date of the domestication until after completion of the domestication, Orthofix management currently anticipates that it is likely that Orthofix will accumulate positive earnings and profits in 2018, while earnings and profits for 2017 will be de minimis. Taking this into account, management expects that a positive accumulated “all earnings and profits amount” will be attributable to shares with a holding period beginning on or after approximately January 1, 2017.

Orthofix management believes that Orthofix had negative earnings and profits during several of its recent fiscal years prior to 2017. Accordingly, Orthofix management believes that, subject to the calculation of Orthofix’s earnings and profits for fiscal year 2018 through the date of the domestication, Orthofix likely will have negative accumulated earnings and profits at the time of effectiveness of the domestication for all holding periods that began between January 1, 2008 and December 31, 2015. On that basis, Orthofix management believes it likely that such U.S. shareholders would not be required to include in income any “all earnings and profits amount” with respect to such shares as a result of the domestication.

Because Orthofix management believes that Orthofix had negative earnings and profits during 2016 but is expected to have positive earnings and profits in 2018, the determination of whether a shareholder who acquired shares during the course of 2016 will have a positive “all earnings and profits amount” with respect to such shares will depend on the specific date during 2016 when the shareholder acquired the shares, and the resulting pro rata amount of 2016 negative earnings and profits attributable to such shares in relation to the amount of positive earnings and profits attributable to such shares for the period from January 1, 2018 through the date of the domestication.

Orthofix management believes that Orthofix had significant earnings and profits in years preceding 2011. Taking into account the positive earnings and profits in those years and the negative earnings and profits in several years since then, management expects that, on balance, a positive accumulated “all earnings and profits amount” will be attributable to shares with a holding period beginning before January 1, 2008.

No assurance can be given that the IRS will agree with the Company’s calculations of its earnings and profits (or deficits thereof). If the IRS were to make an upward adjustment in Orthofix’s earnings and profits, a U.S. shareholder could have a positive or more positive “all earnings and profits amount” in respect of the shareholder’s shares and thereby may recognize greater taxable income. Subject to the discussion below regarding U.S. shareholders whose Orthofix shares have an aggregate fair market value of less than $50,000, any U.S. shareholder that has a positive “all earnings and profits amount” attributable to their shares may be subject to U.S. federal taxes with respect to such shares as a result of the domestication.

U.S. SHAREHOLDERS THAT OWN ORTHOFIX CURAÇAO SHARES WITH A FAIR MARKET VALUE OF $50,000 OR MORE ARE STRONGLY URGED TO CONSULT A TAX ADVISOR REGARDING THE CONSEQUENCES OF MAKING AN ALL EARNINGS AND PROFITS ELECTION AND THE APPROPRIATE FILING REQUIREMENTS WITH RESPECT TO SUCH AN ELECTION.

U.S. Shareholders That Own Orthofix Curaçao Shares with a Fair Market Value of Less Than $50,000

A U.S. shareholder who, at the time of the domestication, owns (or is considered to own) Orthofix Curaçao shares with a fair market value of less than $50,000 should not be required to recognize any gain or loss under Section 367(b) of the Code in connection with the domestication, and generally should not be required to include any part of the all earnings and profits amount in income.

Passive Foreign Investment Company Considerations

Even if the domestication qualifies as a reorganization under Section 368(a), the domestication may be a taxable event to a U.S. shareholder of Orthofix shares under the “passive foreign investment company,” or “PFIC,” provisions of the Code to the extent Section 1291(f) of the Code is currently effective.

Generally, a foreign corporation is a PFIC if 75% or more of its gross income for a taxable year is passive income or if 50% or more of the assets (by value) held by the corporation during a taxable year produce or are held to produce passive income. Passive income generally includes dividends, interest, rents and royalties. If a foreign corporation is classified as a PFIC for any taxable year during which a U.S. shareholder owns stock in the foreign corporation, the foreign corporation generally remains thereafter classified as a PFIC with respect to that shareholder.

Section 1291(f) of the Code generally requires that, to the extent provided in Treasury Regulations, a United States person who disposes of stock of a PFIC recognize gain notwithstanding any other provision of the Code. No final Treasury Regulations have been promulgated under this statute. Proposed Treasury Regulations were promulgated in 1992 with a retroactive effective date. If finalized in their current form, these Treasury Regulations would generally require gain recognition by a United States person exchanging Orthofix Curaçao shares for Orthofix Delaware shares if Orthofix Curaçao was classified as a PFIC at any time during such United States person’s holding period in such Orthofix Curaçao shares and such person had not made a “qualified electing fund” election under Code Section 1295 for the first taxable year in which such United States person owned Orthofix Curaçao shares or in which Orthofix Curaçao was a PFIC, whichever is later. The tax on any such gain so recognized would be imposed at the rate applicable to ordinary income and an interest charge would apply based on a complex set of computational rules designed to offset the tax deferral to such shareholder on Orthofix Curaçao’s undistributed earnings. However, we are unable to predict at this time whether, in what form, and with what effective date, final Treasury Regulations under Code Section 1291(f) will be adopted or whether the IRS might take the position that gain is required to be recognized under current law notwithstanding the absence of final Treasury Regulations.

Orthofix Curaçao believes that it is not and has never been a PFIC. If so, the PFIC rules just described should not apply to the domestication. However, the determination of whether a foreign corporation is a PFIC is primarily factual, and there is little administrative or judicial authority on which to rely to make a determination. Hence, the IRS might not agree that Orthofix Curaçao is not and has never been a PFIC.

Taxation of Distributions on Orthofix Delaware Shares

A U.S. shareholder generally will be required to include in gross income the amount of any cash dividend paid on Orthofix Delaware shares. A cash distribution (or a constructive distribution) on such stock generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of Orthofix Delaware’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by Orthofix Delaware may be taxable to a corporate U.S. shareholder at regular rates but will be eligible (subject to applicable requirements and limitations) for the dividends-received deduction.

Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. shareholder’s basis in its stock (but not below zero), determined separately for each share, and any excess will be treated as gain from the sale or exchange of such stock as described below under “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Orthofix Delaware Shares.”

With respect to non-corporate U.S. shareholders, dividends generally will be taxed at the applicable long-term capital gains rate (see “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Orthofix Delaware Shares” below), subject to applicable requirements and limitations.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Orthofix Delaware Shares

Upon a sale or other taxable disposition of Orthofix Delaware shares, a U.S. shareholder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. shareholder’s adjusted tax basis in the Orthofix Delaware shares.

Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. shareholder’s holding period for the Orthofix Delaware shares so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. shareholders may be eligible to be taxed at reduced rates. The deductibility of capital losses is generally subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. shareholder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. shareholder’s adjusted tax basis in its shares so disposed of.

Non-U.S. Shareholders

This section applies to you if you are a “Non-U.S. shareholder.” A Non-U.S. shareholder is a beneficial owner of Orthofix shares that is not a U.S. shareholder.

NON-U.S. SHAREHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL TAX LAWS TO THEIR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. JURISDICTION.

Dividends

Any cash distribution (or a constructive distribution) Orthofix Delaware makes to a Non-U.S. shareholder of Orthofix Delaware shares, to the extent paid out of Orthofix Delaware’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles), generally will constitute a dividend for U.S. federal income tax purposes. Any such dividends paid or deemed paid to a Non-U.S. shareholder in respect of Orthofix Delaware shares that is not effectively connected with the Non-U.S. shareholder’s conduct of a trade or business within the United States, as described below, generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividend, unless such Non-U.S. shareholder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). In satisfying the foregoing withholding obligation with respect to a distribution, the applicable withholding agent may withhold up to 30% of either (i) the gross amount of the entire distribution, even if the amount of the distribution is greater than the amount constituting a dividend, as described above, or (ii) the amount of the distribution Orthofix Delaware projects will be a dividend, based upon a reasonable estimate of both its current and accumulated earnings and profits for the taxable year in which the distribution is made. If U.S. federal income tax is withheld on the amount of a distribution in excess of the amount constituting a dividend, the Non-U.S. shareholder may obtain a refund of all or a portion of the excess amount withheld by timely filing a claim for refund with the IRS. Any such distribution not constituting a dividend generally will be treated, for U.S. federal income tax purposes, first as reducing the Non-U.S. shareholder’s adjusted tax basis in such securities (but not below zero), determined separately for each share, and, to the extent such distribution exceeds the Non-U.S. shareholder’s adjusted tax basis, as gain from the sale or other taxable disposition of such securities, which will be treated as described under “—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Orthofix Delaware Shares” below.

Dividends (including constructive dividends) Orthofix Delaware pays to a Non-U.S. shareholder that are effectively connected with such Non-U.S. shareholder’s conduct of a trade or business within the United States generally will not be subject to the foregoing U.S. federal withholding tax, provided such Non-U.S. shareholder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, unless an applicable income tax treaty provides otherwise, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same regular U.S. federal income tax rates applicable to a comparable U.S. shareholder. In addition, if the Non-U.S. shareholder is a corporation, such holder’s effectively connected earnings and profits (subject to adjustments) may be subject to a U.S. federal “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Orthofix Delaware Shares

A Non-U.S. shareholder generally will not be subject to U.S. federal income tax in respect of gain recognized on a sale, exchange or other disposition of Orthofix Delaware shares unless:

•	the gain is effectively connected with the conduct of a trade or business by the Non-U.S. shareholder within the United States;

•	the Non-U.S. shareholder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•	Orthofix Delaware is or has been a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the Non-U.S. shareholder’s holding period for such securities disposed of, and, generally, in the case where Orthofix Delaware shares are regularly traded on an established securities market, the Non-U.S. shareholder has owned, actually or constructively, more than 5% of such shares, as applicable, at any time during the shorter of the five-year period ending on the date of disposition or the Non-U.S. shareholder’s holding period for the security disposed of. It is not anticipated that Orthofix Delaware will be a USRPHC, although no assurances can be given in this regard. There can be no assurance that Orthofix Delaware shares will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable tax treaty provides otherwise, any gain described in the first or third bullet points above generally will be subject to U.S. federal income tax, net of certain deductions, at the same regular U.S. federal income tax rates applicable to a comparable U.S. shareholder and, in addition, a Non-U.S. shareholder described in the first bullet point that is a foreign corporation will be subject to U.S. federal “branch profits tax” at a 30% rate (or a lower applicable tax treaty rate) on such Non-U.S. shareholder’s effectively connected earnings and profits (subject to adjustments). Any gain of a Non-U.S. shareholder described in the second bullet point above (which may be offset by U.S. source capital losses during the taxable year of the disposition) generally will be subject to a flat 30% U.S. federal income tax rate (or a lower applicable tax treaty rate).

Information Reporting and Backup Withholding

Dividend payments with respect to and proceeds from the sale, exchange or redemption of Orthofix Delaware shares may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. shareholder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status.

A Non-U.S. shareholder generally will eliminate the requirement for information reporting (other than with respect to dividends) and backup withholding by providing certification of its non-U.S. status on a duly-executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a shareholder’s U.S. federal income tax liability, and a shareholder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of, and, after December 31, 2018, gross proceeds from the sale or other disposition of, securities (including Orthofix shares) which are held by or through certain foreign financial institutions (including investment funds), as a beneficial owner or as an intermediary, unless any such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which Orthofix shares are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and, after December 31, 2018, gross proceeds from the sale or other disposition of, Orthofix shares held by an investor that is a non-financial non-U.S. entity (as a beneficial owner or as an intermediary) that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. All shareholders should consult their tax advisors regarding the possible implications of FATCA on their investment in Orthofix shares.

MANAGEMENT

Corporate Governance Highlights

We are committed to effective corporate governance and the regular review of our corporate governance practices to continue building on our success and long-term shareholder value.

Director Election

•	Annual elections for all directors

Board Independence

•	Eight of our nine director nominees are fully independent under Nasdaq standards

•	All four Board committees consist solely of independent directors

Standing Board Committees

•	Audit and Finance Committee (met ten times in 2017)

•	Compensation Committee (met nine times in 2017)

•	Compliance and Ethics Committee (met five times in 2017)

•	Nominating and Governance Committee (met six times in 2017)

Practices and Policies

•	Experienced, diverse Board membership with extensive business expertise in life sciences, finance, international planning and operational matters

•	Commitment to Board refreshment, with an average tenure of 3.2 years for the nine directors that are nominated to continue serving after the Annual General Meeting

•	Independent directors met in executive session at every regular 2017 Board meeting

•	Approximately 95% average attendance by directors at Board and committee meetings in 2017

•	Strong Board leadership in the oversight of enterprise risk (including recently initiated enterprise risk management program)

•	Compliance and Ethics Committee of the Board formed in 2013 to oversee and monitor a comprehensive, Company-wide ethics and compliance program that is led by our Chief Ethics and Compliance Officer

•	Annual Board and committee self-assessments and, beginning in 2016, individual board member performance reviews

•	Structured director education and onboarding program

•	Shareholders representing at least 10% of the outstanding common shares may call a special meeting

•	No shareholder rights plan (i.e., no “poison pill”) or blank check preferred stock

•	No supermajority voting requirements to approve mergers or other business combination transactions

•	No related party transactions with any directors or named executive officers

•	No political or PAC contributions by Company

Executive Officers

Our current executive officers are listed and described below. Messrs. Mason, Rice, Bianchi and Finegan and Ms. Elting are referred to collectively throughout this proxy statement/prospectus as our “named executive officers.”

Name	Age	Position
Bradley R. Mason	64	President and Chief Executive Officer and Director
Douglas C. Rice	52	Chief Financial Officer
Davide Bianchi	53	President, Global Extremity Fixation
Kimberley A. Elting	53	Chief Legal and Administrative Officer
Michael M. Finegan	54	Chief Strategy Officer
Raymond S. Fujikawa	61	President, Spine Fixation
Robert A. Goodwin II	47	President, Biologics
Bradley V. Niemann	48	President, BioStim

Bradley R. Mason. Mr. Mason has served as a director since the 2013 Annual General Meeting. Mr. Mason rejoined Orthofix in March 2013 as our President and Chief Executive Officer after previously serving as Group President, North America from June 2008 through October 2009, and as a Strategic Advisor from November 2009 through October 2010. Prior to being appointed as Group President, North America, he had served as a Vice President of the Company since December 2003, when the Company acquired Breg, Inc. Prior to its acquisition by Orthofix, Mr. Mason had served as President and Chairman of Breg, a company he principally founded in 1989 with five other shareholders. Mr. Mason has over 30 years of experience in the medical device industry, some of which were spent with dj Orthopedics (formally DonJoy) where he became an owner and executive in its early development stage and held the position of Executive Vice President. Following his retirement from Orthofix in 2010, he served in a variety of part-time consulting and advisory roles, including as a consultant to Orthofix since October 2012, which consulting relationship terminated as of March 13, 2013 when he rejoined Orthofix. Mr. Mason is the named inventor on 38 issued patents in the orthopedic product arena. He graduated Summa Cum Laude with an Associate of Arts and Associate of Science degree from MiraCosta College.

Douglas C. Rice. Mr. Rice became the Company’s Chief Financial Officer in April 2015. He joined Orthofix as Chief Accounting Officer in September 2014 and was appointed to the position of Interim Chief Financial Officer later that month. Mr. Rice joined the Company from Vision Source, an international optometric network provider, where he had served since 2012 as Chief Financial Officer. Mr. Rice served as the Vice President Finance, Treasurer of McAfee, a security technology company, from 2007 to 2012, when it was acquired by Intel. From 2000 to 2007, he served as the Senior Vice President, Corporate Controller of Concentra, Inc., a national healthcare service provider. Mr. Rice’s over 25 years of finance experience also included finance leadership positions with la Madeleine, Allied Marketing Group as well as PricewaterhouseCoopers (formerly Coopers & Lybrand). He is a certified public accountant, and holds an MBA and BBA, with honors, from Southern Methodist University.

Davide Bianchi. Mr. Bianchi joined Orthofix as President, International Extremity Fixation in July 2013 and was named as the Company’s President, Global Extremity Fixation in December 2013. From February 2009 through June 2013, Mr. Bianchi served as President of the Heart Valve Global Business Unit at Sorin Group. Earlier in his career, he spent 10 years with Edwards Lifesciences, where he served as the European Marketing Manager; the Business Director, Emerging Markets; the Managing Director, Germany; the Vice President, Sales; and, most recently, the Vice President, Marketing, EMEA. Mr. Bianchi received his Master in Business Management from ISTUD Milano.

Kimberley A. Elting. Ms. Elting joined Orthofix as Chief Legal Officer in September 2016 and was named Chief Legal and Administrative Officer in 2017. Before joining the Company, she had served since 2013 as General Counsel and Vice President Corporate Affairs at TriVascular Technologies, Inc. In this role, she led the legal, compliance, human resources (HR) and government affairs functions. Between 2007 and 2012, she served in various roles of increasing responsibility with St. Jude Medical, including General Counsel and Vice President of HR and Health Policy for the Neuromodulation Division. She also previously was a partner at the Jones Day law firm where she counseled clients in the health care sector on mergers and acquisitions and regulatory matters. A graduate of Ithaca College, Ms. Elting earned her Law Degree from the University of Denver and an LL.M. in Health Law from Loyola University Chicago.

Michael M. Finegan. Mr. Finegan joined Orthofix in June 2006 as Vice President of Corporate Development, and became the President, Biologics in March 2009. In October 2011, he was promoted to Senior Vice President, Business Development, and President, Biologics, and in June 2013, to his current position as Chief Strategy Officer. Prior to joining Orthofix, Mr. Finegan spent 16 years as an executive with Boston Scientific in a number of different operating and strategic roles, most recently as Vice President of Corporate Sales. Earlier in his career, Mr. Finegan held sales and marketing roles with Marion Laboratories and spent three years in banking with First Union Corporation (Wachovia). Mr. Finegan earned a Bachelor of Arts in Economics from Wake Forest University.

Raymond S. Fujikawa. Mr. Fujikawa joined the Orthofix team in August 2013 as Senior Vice President of Commercial Strategy. With more than 33 years of experience in medical device sales, Mr. Fujikawa was directly responsible for establishing sales forces at Mitek, Surgiquip and Li Medical Technologies while serving as their Vice President of Sales. Additionally, he was Vice President of Sales at Breg, Inc. where he was one of the creators of their business solution program. Mr. Fujikawa is the author of the sales training program “Student of the Game” which is used by companies to enhance their sales results. He frequently lectures on this program at major university business schools. Mr. Fujikawa began his career as a medical device salesman, which led him to increasing responsibilities in successive management roles.

Robert A. Goodwin II. Mr. Goodwin was appointed President of the Biologics strategic business unit in July 2013. Mr. Goodwin joined Orthofix in 2006 as Director of Business Development before being promoted to Vice President of Finance in 2008, Vice President of Business Development in 2009 and the role of Vice President of Marketing for Biologics in 2012. He has more than 23 years of medical device experience, including escalating levels of responsibility in functional areas of finance, sales, new product development, I/T, business development and marketing. Prior to joining Orthofix, Mr. Goodwin was with U.S. Endoscopy, Aspect Medical Systems, and CR Bard. Mr. Goodwin holds a Bachelor’s Degree in Accounting and Finance from the University of Maine.

Bradley V. Niemann. Mr. Niemann was appointed President of the BioStim strategic business unit in June 2013. He joined Orthofix in March 2012 as Senior Vice President of Commercial Operations for Orthofix’s Global Spine Business. Mr. Niemann has more than 15 years of experience in the medical devices industry, with a particularly strong track record in expanding the utilization of bone growth stimulation technology. From 2004-2012, Mr. Niemann worked in a variety of management roles at DJO Global, Inc. before joining Orthofix. Mr. Niemann holds a Bachelor of Science in Management from DePaul University.

The Board and Committees of the Board

Our Board

Our Existing Articles of Association provides that the Board shall consist of not less than six and no more than fifteen directors, the exact number to be determined from time-to-time by resolution of the Board. The Board is currently comprised of nine seats. Directors are elected at each Annual General Meeting by a plurality of the votes cast, in person or by proxy by the shareholders. Directors are elected to serve until the following year’s annual general meeting or until a successor is elected and qualified. Because we are required by Curaçao law to hold the Annual General Meeting in Curaçao, we do not have a policy regarding director attendance at the Annual General Meeting of Shareholders, and no directors were present at our 2017 Annual General Meeting of Shareholders. However, in the event that the domestication to Delaware is consummated, such that our annual meeting may be held in the U.S., we except that some or all directors will attend annual meetings in the future.

The Board meets at least four times per year in person at regularly scheduled meetings, but will meet more often in person if necessary. In addition, the Board typically holds several additional meetings each year by telephone conference as events require. The Board met six times during 2017, four of which were in-person meetings. The Board has four standing committees: the Audit and Finance Committee, the Compensation Committee, the Compliance and Ethics Committee and the Nominating and Governance Committee. During 2017 every director attended more than 75% of the aggregate of all meetings of the Board and the Committees on which he or she served held during the period for which he or she was a director or Committee member, as applicable.

Of the nine persons the Board has nominated for election as a director at the Annual General Meeting, the Board has determined that each of Mr. Faulstick, Mr. Hinrichs, Mr. Lukianov, Ms. Marks, Mr. Matricaria, Mr. Paolucci, Ms. Sainz and Mr. Sicard are independent under the current Nasdaq listing standards. Mr. Mason is not considered independent, as he also serves as the Company’s President and Chief Executive Officer. A list of our director nominees and background information for each of them is presented in the section “Proposal 2: Election of Directors,” beginning on page 81.

Board Leadership Structure

Mr. Matricaria, who is an independent director, serves as the Chairman of the Board. Mr. Mason, who is also a director, serves as the Company’s President and Chief Executive Officer. The Board believes that the separation of these two critical roles best serves the Company’s shareholders at this time because it allows our President and Chief Executive Officer to focus on providing leadership over our day-to-day operations while our independent Chairman focuses on leadership of the Board.

The Audit and Finance Committee

Our Audit and Finance Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The committee oversees the Company’s financial reporting process on behalf of the Board. The committee is responsible for the selection, compensation, and oversight of the Company’s independent registered public accounting firm. The committee reviews matters relating to the Company’s internal controls, as well as other matters warranting committee attention. The committee also meets privately, outside the presence of Orthofix management, with our independent registered public accounting firm. The Audit and Finance Committee’s report for 2017 is printed below at page 102.

The Board has adopted a written charter for the Audit and Finance Committee, a copy of which is available for review on our website at www.orthofix.com.

The Audit and Finance Committee met ten times during 2017 (four of which were in-person meetings).

Mr. Faulstick, Mr. Hinrichs and Mr. Matricaria currently serve as members of the Audit and Finance Committee, with Mr. Hinrichs serving as Chair. Under the current rules of Nasdaq and pursuant to Rule 10A-3 of Schedule 14A under the Exchange Act, all of the committee members are independent. The Board has determined that Mr. Hinrichs is an “audit committee financial expert” as that term is defined in Item 407(d) of Regulation S-K.

The Compensation Committee

The Compensation Committee is responsible for establishing compensation policies and determining, approving and overseeing the total compensation packages for our executive officers, including all elements of compensation. The committee administers our 2012 Long-Term Incentive Plan (the “2012 LTIP”), the primary equity incentive plan under which we make equity-related awards, together with its predecessor, the 2004 Long-Term Incentive Plan

(under which some grants made prior to 2013 remain outstanding) (the “2004 LTIP”). In addition, the committee administers our Amended and Restated Stock Purchase Plan (the “SPP”), an equity plan under which most of our employees and directors are eligible to purchase common shares of the Company.

The Compensation Committee met nine times during 2017 (four of which were in-person meetings).

The Board has adopted a written charter for the Compensation Committee, a copy of which is available for review on our website at www.orthofix.com.

As of the beginning of 2017, Mr. Paolucci, together with Drs. Guy Jordan and Anthony Martin, served as the members of the Compensation Committee, with Dr. Jordan serving as Chair. Drs. Jordan and Martin each retired from the Board as of last year’s annual meeting. To fill the committee seats vacated by Drs. Jordan and Martin, and as part of the Board’s normal committee rotation process, Ms. Sainz and Mr. Lukianov replaced Drs. Jordan and Martin on the committee as of the date of last year’s annual meeting (at which time Mr. Paolucci became Chair). All of these members (i) are non-employee, non-affiliated, outside directors who have been determined by the Board to be independent under the current rules of Nasdaq and (ii) satisfy the qualification standards of Section 162(m) of the Code, and Section 16 of the Exchange Act.

No interlocking relationship, as defined in the Exchange Act, currently exists, nor existed during 2017, between the Board or Compensation Committee and the board of directors or compensation committee of any other entity.

The Compliance and Ethics Committee

The Compliance and Ethics Committee assists the Board in overseeing the Company’s Corporate Compliance and Ethics Program and the Company’s global compliance with various international and domestic laws and regulations, including those related to the U.S. Food and Drug Administration and requirements of the U.S. Foreign Corrupt Practices Act and other applicable global anti-corruption laws. The committee also assists the Board in overseeing the Company’s compliance with the Company’s own Corporate Code of Conduct, policies and procedures.

The Compliance and Ethics Committee met five times in 2017 (four of which were in-person meetings).

The Board has adopted a written charter for the Compliance and Ethics Committee, a copy of which is available for review on our website at www.orthofix.com.

As of the beginning of 2017, Ms. Sainz, Ms. Marks and Dr. Jordan served as members of the Compliance and Ethics Committee, with Ms. Sainz serving as Chair. To fill the committee seat vacated by Dr. Jordan, in connection with his retirement from the Board and as part of the Board’s normal committee rotation process, Mr. Paolucci replaced Dr. Jordan on the committee as of the date of last year’s annual meeting. All of these members have been determined by the Board to be independent under the current rules of the Nasdaq Global Select Market and the SEC.

The Nominating and Governance Committee

The Nominating and Governance Committee assists the Board in identifying qualified individuals to become Board members, recommends to the Board nominees for election at each Annual General Meeting of Shareholders, develops and recommends to the Board the Company’s corporate governance principles and guidelines, and evaluates potential candidates for executive positions as appropriate. In connection with this role, the committee periodically reviews the composition of the Board in light of the characteristics of independence, skills, experience and availability of service, with an emphasis on the particular areas of skill and experience needed by the Board at any given time. The committee periodically reviews with the Chairman of the Board and the President and Chief Executive Officer succession planning, and makes recommendations to the Board in connection with succession planning. The committee also oversees the Board’s annual evaluation process, which includes the completion of questionnaires covering the Board, each committee and individual director performance.

The Nominating and Governance Committee met six times in 2017 (five of which were in-person meetings).

The Board has adopted a written charter for the Nominating and Governance Committee, a copy of which is available for review on our website at www.orthofix.com.

As of the beginning of 2017, Mr. Faulstick, Mr. Hinrichs and Dr. Martin served as members of the Nominating and Governance Committee, with Mr. Faulstick serving as Chair. To fill the seat vacated by Dr. Martin, in connection with his retirement from the Board and as part of the Board’s normal committee rotation process, Mr. Lukianov replaced Dr. Martin on the committee as of the date of last year’s annual meeting. All of these members have been determined by the Board to be independent under the current rules of Nasdaq and the SEC.

Corporate Code of Conduct

Our Corporate Code of Conduct is the Company’s code of ethics applicable to all directors, officers and employees worldwide. The goals of our Corporate Code of Conduct, as well as our general corporate compliance and ethics program (which we have branded the Integrity Advantage™ Program), are to deter wrongdoing and to promote (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) the full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us, (iii) compliance with applicable governmental laws, rules and regulations, (iv) the prompt internal reporting of violations of the Corporate Code of Conduct, and (v) accountability for adherence to the Corporate Code of Conduct. Our Corporate Code of Conduct applies to all areas of professional conduct, including customer relationships, conflicts of interest, financial reporting, use of company assets, insider trading, intellectual property, confidential information and workplace conduct. Under the Corporate Code of Conduct, employees, directors and executive officers are responsible for promptly reporting potential violations of any law, regulation or the Corporate Code of Conduct to appropriate personnel or a hotline we have established.

Our Corporate Code of Conduct is available for review on our website at www.orthofix.com under the Corporate Governance caption in the Investors section.

Board’s Role in Risk Oversight

The Board plays an important role in overseeing various risks that we may face from time to time. While the full Board has primary responsibility for risk oversight, it utilizes its committees, as appropriate, to monitor and address the risks that may be within the scope of a particular committee’s expertise or charter. For example, the Audit and Finance Committee oversees our financial statements and the Compliance and Ethics Committee assists in the Board’s oversight of compliance with certain legal and regulatory requirements. The Board believes the composition of its committees, and the distribution of the particular expertise of each committee’s members, makes this an appropriate structure to more effectively monitor these risks.

An important feature of the Board’s risk oversight function is to receive updates from its committees and management, as appropriate. In that regard, the Board regularly receives updates from the President and Chief Executive Officer, Chief Financial Officer, Chief Legal and Administrative Officer, and Chief Ethics and Compliance Officer, including in connection with material litigation and legal compliance matters. The Board also receives updates at quarterly in-person Board meetings on committee activities from each committee Chair. In addition, the president or other senior executive of each Company division or business unit periodically reviews and assesses the most significant risks associated with his or her division or unit. These assessments are then aggregated by our management team and presented to the Board. The Board regularly discusses with management these risk assessments and includes risk management and risk mitigation as part of its oversight of the enterprise risk management program and its ongoing strategic planning process.

Shareholder Communication with the Board

To facilitate the ability of shareholders to communicate with the Board, we have established an electronic mailing address and a physical mailing address to which communications may be sent: boardofdirectors@orthofix.com, or c/o Orthofix Holdings Inc., Mr. Ronald A. Matricaria, Chairman of the Board of Directors of Orthofix International N.V., 3451 Plano Parkway, Lewisville, TX 75056.

Mr. Matricaria reviews all correspondence addressed to the Board and presents to the Board a summary of all such correspondence and forwards to the Board or individual directors, as the case may be, copies of all correspondence that, in the opinion of Mr. Matricaria, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Examples of communications that would be logged, but not automatically forwarded, include solicitations for products and services or items of a personal nature not relevant to us or our shareholders. Directors may at any time review the log of all correspondence received by Orthofix that is addressed to members of the Board and request copies of any such correspondence.

Nomination of Directors

As provided in its charter, the Nominating and Governance Committee identifies and recommends to the Board nominees for election or re-election to the Board and will consider nominations submitted by shareholders. The Nominating and Governance Committee Charter is available for review on our website at www.orthofix.com.

The Nominating and Governance Committee seeks to create a Board that is strong in its collective diversity of skills and experience with respect to finance, research and development, commercialization, sales, distribution, leadership, technologies and industry knowledge. The Nominating and Governance Committee reviews with the Board, on an annual basis, the current composition of the Board in light of the characteristics of independence, skills, experience and availability of service to Orthofix of its members and of anticipated needs. If necessary, we will retain a third party to assist us in identifying or evaluating any potential nominees for director. When the Nominating and Governance Committee reviews a potential new candidate, it looks specifically at the candidate’s qualifications in light of the needs of the Board at that time given the then current mix of director attributes.

As provided for in our Corporate Governance Guidelines, in nominating director candidates, the Nominating and Governance Committee strives to nominate directors that exhibit high standards of ethics, integrity, commitment and accountability. In addition, our Corporate Governance Guidelines state that all nominations should attempt to ensure that the Board shall encompass a range of talent, skills and expertise sufficient to provide sound guidance with respect to our operations and activities. Other than as set forth in the Corporate Governance Guidelines with respect to the Board’s objective in seeking directors with a range of talent, skills and expertise, the Board and the Nominating and Governance Committee do not have a formal policy with respect to the diversity of directors.

Under our Corporate Governance Guidelines, directors must inform the Chairman of the Board and the Chair of the Nominating and Governance Committee in advance of accepting an invitation to serve on another company’s board of directors. In addition, no director may sit on the board of directors of, or beneficially own a significant financial interest in, any business that is a material competitor of Orthofix. The Nominating and Governance Committee reviews any applicable facts and circumstances relating to any such potential conflict of interest and determines in its reasonable discretion whether a conflict exists.

To recommend a nominee, a shareholder shall send notice to the Board c/o Orthofix Holdings Inc., Mr. Luke Faulstick, Chair of the Nominating and Governance Committee of Orthofix International N.V., 3451 Plano Parkway, Lewisville, TX 75056. This notice should include the candidate’s brief biographical description, a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above and the candidate’s signed consent to be named in the proxy statement and to serve as a director if elected. The notice must be given not later than 180 days before the first anniversary of the last Annual General Meeting of Shareholders. Once we receive the recommendation, the Nominating and Governance Committee will determine whether to contact the candidate to request that he or she provide us with additional information about the candidate’s independence, qualifications and other information that would assist the Nominating and Governance Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our proxy statement, if nominated. Candidates must respond to our inquiries within the time frame provided in order to be considered for nomination by the Nominating and Governance Committee.

The Nominating and Governance Committee has not received any nominations for director from shareholders for the 2018 Annual General Meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and holders of more than 10% of our common shares (collectively, the “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of our common shares. Such persons are required by regulations of the SEC to furnish us with copies of all such filings. Based on our review of these reports and related representations by the Reporting Persons, we believe that all Section 16(a) reports were filed timely in 2017, except that due to an internal administrative error at the Company, the Form 4 relating to the Company’s annual equity grant to directors and executive officers on July 3, 2017 was filed two business days late for each of the directors and executive officers serving at such time.

Compensation Discussion and Analysis

Executive Overview

We focus our compensation program for our named executive officers and other executives on financial, strategic and operational goals established by the Board of Directors to create value for our shareholders. Our guiding compensation principle is to pay for performance. Our compensation program is designed to motivate, measure and reward the successful achievement of our strategic and operating goals without promoting excessive or unnecessary risk taking.

In 2017, our primary business strategy was to accelerate our organic topline growth rate while maintaining Adjusted EBITDA margins. We believe that this strategy proved effective and resulted in us exceeding our growth expectations for the year. We are currently focused on continuing our organic growth momentum, expanding margins and actively pursuing value-accretive inorganic opportunities to further accelerate growth. We believe that we remain well-positioned to execute on both organic and inorganic strategic opportunities focused on accelerating shareholder value creation. Notable highlights and accomplishments in 2017 include the following:

•	Net sales were $433.8 million, an increase of 5.9% on a reported basis and 5.5% on a constant currency basis; as net sales increased for each of our SBUs.

•	Net income from continuing operations was $7.3 million, an increase of 108.5% from the prior year.

•	Non-GAAP Net margin, an internal metric that we define as gross profit less sales and marketing expense, was $142.4 million, an increase of 1.3% from the prior year.

We manage our business by our four SBUs: BioStim, Extremity Fixation, Spine Fixation and Biologics, which accounted for 43%, 24%, 19%, and 14%, respectively, of our total net sales in 2017. The chart below presents net sales, which includes product sales and marketing service fees, by SBU for each of the years ended December 31, 2017, 2016, and 2015.

Over the three-year period ending December 31, 2017, Orthofix has delivered total shareholder return of 82%, with an annual compound shareholder return of 22% during that same period. A $100 investment in Orthofix’s common stock at the beginning of 2015 would have grown to $182 at the end of 2017, more than doubling the return of the S&P 500 over the same period.

Consistent with shareholder interests and market best practices, our executive compensation program includes the following sound governance features:

What we do:

✓	Align pay and performance

✓	Emphasize variable and performance-based compensation, with cash-based and equity-based performance targets approved by the Compensation Committee based on budgeted levels reviewed and approved in advance by the Board

✓	Discourage unnecessary and inappropriate risk taking, including obtaining an annual independent risk assessment analysis

✓	Regularly monitor our share utilization from equity compensation awards and the potential dilutive impact

✓	Maintain robust stock ownership guidelines for our executive officers and directors (including 5x salary for CEO)

✓	Maintain an incentive compensation clawback policy

✓	Provide for “double-trigger” change in control vesting on all new equity grants since 2016, and no “single-trigger” cash or similar payment rights upon a change in control

✓	Retain an independent compensation consultant who conducts an annual benchmarking of our compensation against industry peer group

✓	Include caps on annual incentive plan payments and shares earned under PSUs

What we don’t do:

X	Pay dividends or dividend equivalents on unearned performance stock units

X	Maintain employment agreements with executive officers (unless required by law)

X	Pay excise tax gross-ups for change in control payments

X	Reprice stock options

X	Pay cash severance under our current agreements and policies (including to CEO) in excess of 1.5x salary and bonus (2.0x in the case of a change in control)

X	Permit hedging or pledging of our securities by directors or executive officers

Compensation Guiding Principles and Philosophy

The Compensation Committee (referred to throughout this Compensation Discussion and Analysis as the “Committee”) is comprised solely of independent directors. The Committee recommends to the Board for determination by the Board, the President and Chief Executive Officer’s compensation, and discharges the responsibilities of the Board relating to all compensation of the Company’s other executive officers (including equity-based compensation for both executive officers and other key employees). The Committee guides itself in large part by our executive compensation philosophy. The compensation program for executive officers reflects the Committee’s “pay-for-performance” outlook, which seeks to align compensation with the goals of growing our business and increasing shareholder value.

The Committee is guided by a set of overall compensation guiding principles. In September 2017, the Committee adopted the Orthofix Executive Compensation Guiding Principles (the “Executive Compensation Guiding Principles”), which update the Company’s prior Executive Compensation Guiding Principles and Compensation Philosophy for Senior Executives with a combined set of guidelines. These guiding principles are as follows:

•	Each compensation element should be competitive within the medical device industry but also tailored to Orthofix’s business needs, supporting the Company’s business strategy and hiring objectives of attracting, retaining and motivating top talent.

•	Variable compensation should provide significant leverage (upside and downside) so that payouts are commensurate with performance and replicate the shareholder-experience.

•	The Compensation Committee will have responsibility for all compensation decisions related to the executive officers, who are Section 16 reporting persons (referred to collectively as the Section 16 executive officers).

•	Management will have responsibility for compensation decisions related to all executives of the Company who are not Section 16 executive officers, subject to limits established by the Compensation Committee (i.e., long-term incentive awards and change in control agreement participation).

The Company’s executive compensation program should be easily understood by employees. Management is responsible for effectively communicating the design and administration of the program to employees. Consistent with these principles, the Committee’s compensation philosophy is to fairly compensate executive officers with an emphasis on providing incentives that balance our short- and long-term objectives. As described in more detail below, achievement of short-term objectives is rewarded through base salary and annual cash incentive awards, while grants of performance share units, and time-based vesting stock options and restricted stock, encourage executive officers to focus on our long-term goals. These core components remain the basis for our executive compensation philosophy as we seek to achieve profitable growth. The Compensation Committee retains full discretion to set compensation (including salary and bonus amounts) and make long-term incentive awards that differ from the Executive Compensation Guiding Principles, especially when special retention, recruitment or other factors suggest that such changes are believed to be in the best interests of the Company and its stockholders. The Executive Compensation Guiding Principles are reviewed and updated from time to time by the Compensation Committee.

In implementing this overall “pay-for-performance” compensation philosophy for the Company’s executive officers, the Committee places considerable emphasis on variable elements of pay within the executive compensation program. These elements consist of the Company’s annual incentive plan, which is intended to reward executive officers for achieving specific operating and financial objectives during the fiscal year, as well as a long-term incentive plan that consists of stock options, balanced with both performance-based and time-based vesting stock awards The Committee seeks to provide rewards through the annual incentive plan by measuring performance based on key pre-established measures reflecting positive financial performance by the Company and its business units. The Committee also seeks to provide strong linkage between executives and shareholders with grants of equity, as the value of these awards appreciates in accordance with the market value of the Company’s common stock. In addition to variable compensation programs, executives also receive health and welfare benefits (including our 401(k) plan) that are generally consistent with those provided by our peer group and with the level of health and welfare benefits provided to all Company employees.

Governance of Executive Compensation

As described further below, executive compensation for our executive officers is reviewed and established annually by the Committee, which consists solely of independent directors. The Committee’s compensation decisions are intended to reflect its ongoing commitment to strong compensation governance, which the Committee believes is reflected in the following elements of our executive compensation:

•	Pay At Risk Based on Performance — As our programs are designed using a “pay-for-performance” philosophy, actual pay realized (earned) by our executives is predominantly at risk through our performance-based annual incentive program and through our long-term incentive grants that consist of both stock options (which will only provide value to executives if our stock price appreciates) and both time-based and performance-based vesting stock awards. For example, 50% of the total annual equity awards made through our long-term incentive grants only vest based on certain total shareholder return (“TSR”) criteria being met. In structuring this mix of compensatory elements, the Committee seeks to deliver pay in a way that reinforces focus on balancing short- and long-term financial performance objectives, while supporting performance with policies that focus on prudent risk taking and the balance between risk and reward.

•	Stock Ownership Guidelines Align Our Executive Officers and Directors with Shareholders — The Committee believes that a significant portion of each executive’s and director’s compensation should be tied to the Company’s financial performance and share price. We seek to award stock options and stock awards pursuant to our long-term incentive plan so that over a period of time, a significant portion of actual compensation is provided in the form of share-based compensation. In this regard, we have adopted stock ownership guidelines that apply to all of our executive officers and directors. The guidelines provide that the President and Chief Executive Officer should have an ownership in the Company’s common stock equal to five times his or her annual base salary, while all other executive officers (including executive officers who are not “named executive officers” in the proxy statement) should have ownership equal to two times his or her annual base salary. The guidelines provide that each director should have ownership equal to three times his or her annual director fee compensation. Full credit is given under the guidelines for common stock owned, while 50% credit is provided for (i) unvested time-based vesting restricted stock and (ii) the unrealized gain on vested and in-the-money stock options. No credit is given for unvested stock options, out-of-the-money stock options or unvested performance vesting restricted stock or units. The guidelines include a 5 year phase-in period from the date of appointment or election, as applicable, and progress towards meeting and maintaining these amounts is measured annually as of February 28. Subject to phase-in periods for recent appointments, all executive officers and directors are in compliance with the policy at the present time.

•	Clawback Policy Promotes Long-Term Performance — In 2012, we adopted a clawback policy that applies to each of our executive officers, and applies to both cash-based and equity-based compensation. This policy is more fully described below on page 63.

•	No Repricing of Stock Options — Stock options are never issued with below-market exercise prices, and the repricing of stock options without shareholder approval is expressly prohibited under the terms of our long-term incentive plans. The Committee believes that the issuance of discount stock options and authorization of post-grant date repricings are each not performance-based pay practices, and therefore inconsistent with the Committee’s commitment to “pay-for-performance”.

•	Independent Report Supports Committee’s Risk Assessment — The Committee annually assesses the relationship between the Company’s compensation policies and practices for all employees and risk, including whether such policies and practices encourage imprudent risk taking, and/or would be reasonably likely to have a material adverse effect on the Company. At the Committee’s request, Willis Towers Watson delivered a report in 2017, assessing potential risk that may be present in the design or administration of the Company’s compensation program. Consistent with Willis Towers Watson’s findings, the Committee believes that the Company’s employee compensation programs (executive and broad-based) provide multiple and effective safeguards to protect against undue risk.

•	No Hedging Policy — Our corporate governance guidelines prohibit all executive officers and directors from engaging in any hedging or monetization transactions involving the Company’s securities, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. No executive officers or directors currently are parties to a hedge with respect to any shares of Common Stock of the Company.

•	No Pledging Policy — Our corporate governance guidelines prohibit all executive officers and directors from pledging the Company’s securities as collateral for a loan. Acquiring Company shares on margin, or holding Company shares in a margin account, is also prohibited. No executive officers or directors currently are parties to a pledge of any shares of Common Stock of the Company.

•	Double-Trigger Change in Control Vesting — Since July 2016, equity grants are made using forms of award agreement featuring “double trigger” vesting, whereby awards will only accelerate vesting following an involuntary termination of employment if such involuntary termination occurs within 24 months of a change in control (or if such involuntary termination otherwise results from death or disability). In addition we do not provide for any “single-trigger” cash or similar payment rights upon a change in control.

•	Use of Independently Prepared Competitive Assessments — The practice of the Compensation Committee is to engage the Company’s compensation consultant to prepare an independent executive compensation competitive assessment to measure our program against peer companies and other survey data. The Committee takes these results into consideration in approving our executive compensation program.

Compensation Process

The Committee is responsible for establishing and evaluating compensation policies and determining, approving and evaluating executive compensation, including the total compensation packages for our Section 16 executive officers. The Committee is also responsible for administering the Company’s equity incentive plans and other executive compensation policies and programs. The Committee specifically considers and approves the compensation for the executive officers and recommends for approval of the Board the compensation for the Chief Executive Officer. (The Chief Executive Officer is prohibited from being present during Committee or Board voting or deliberations with respect to his own compensation arrangements.) The Committee also is responsible for making recommendations to the Board regarding the compensation of directors. The Committee relies on the President and Chief Executive Officer to make recommendations on certain aspects of compensation as discussed below. The Committee acts under a written charter adopted by the Board. The Committee reviews its charter annually and recommends any changes to the Board. The charter is available on our website at www.orthofix.com. As of the beginning of 2017, Mr. Paolucci, together with Drs. Jordan and Martin, served as the members of the Compensation Committee, with Dr. Jordan serving as Chair. Drs. Jordan and Martin each retired from the Board as of last year’s annual meeting. To fill the committee seats vacated by Drs. Jordan and Martin, and as part of the Board’s normal committee rotation process, Ms. Sainz and Mr. Lukianov replaced Drs. Jordan and Martin on the committee as of the date of last year’s annual meeting (at which time Mr. Paolucci became Chair).

During 2017, each member of the Board who served on the Committee was an independent, non-employee, non-affiliated, outside director while he or she served on the Committee. The Committee has furnished its report below.

Role of Executive Officers

At the Committee’s request, from time to time certain of our senior management present compensation-related initiatives to the Committee. For instance, while the Committee approves all elements of compensation for executive officers, the Committee requests on an annual basis that senior management aid the Committee in fulfilling its duties by facilitating the gathering of information relating to potential targets and goals under our annual incentive program as well as possible equity incentive grants. The Committee then reviews this information in connection with it setting annual incentive targets and goals, or making equity grants. Under the Executive Compensation Guiding Principles, management is responsible for compensation decisions related to all executives who are non-Section 16 officers, subject to limits established by the Compensation Committee (e.g., long-term incentive awards and change in control agreement participation). In this context, the President and Chief Executive Officer has general oversight for the non-executive officer employee compensation process within the Company, and provides input to the Committee in such capacity. The President and Chief Executive Officer also provides the Committee with additional input, perspective, and recommendations in connection with the Committee’s salary determinations for executive officers. The President and Chief Executive Officer, Chief Financial Officer, Chief Legal and Administrative Officer, and Vice President of Human Resources frequently attend meetings of the Committee in these respective capacities. These individuals are excluded from any Committee or Board deliberations or votes regarding their own compensation.

Compensation Consultant

The Committee has the authority under its charter to retain, at the Company’s expense, outside compensation consultants to assist in evaluating compensation. The Committee also has the authority to terminate those engagements. In accordance with this authority and to aid the Committee in fulfilling its duties, the Committee engaged Mercer LLC (“Mercer”), as its outside compensation consultant in September 2017. Prior to the engagement of Mercer, Willis Towers Watson served as the Committee’s compensation consultant.

In its role as compensation consultant, Mercer, at the Committee’s request, periodically conducts reviews and recommends updates to our executive officer and director compensation programs and long-term incentive practices.

In connection with their engagement, Mercer reported to the Committee regarding its independence based on the six factors outlined in SEC regulations issued under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Committee considered these factors and concluded that Mercer is independent and that its engagement by the Committee raised no conflicts of interest.

Peer Group Benchmarking

Decisions related to executive compensation program design and pay levels are informed, in part, by the practices and pay levels of comparable peer organizations. During 2017, the Committee engaged Mercer to conduct an executive compensation analysis that provided market competitive levels of total compensation. This assessment, which was completed and presented in December 2017, compared Orthofix executive officer compensation levels in comparison with market data to determine whether compensation levels for our executive officers remain consistent with market practice and our compensation philosophy. In conducting the assessment, Mercer made comparisons to our peer group and survey data including companies in the life sciences/medical devices industries and technology companies.

In conducting the 2017 benchmarking, Mercer utilized a selection of 19 peer companies. This selection of peer companies, or “peer group,” reflects revisions to the Company’s 2016 peer group, which revisions were approved by the Committee in November 2017. The revisions to the peer group for 2017 consisted of the addition of Cardiovascular Systems, Inc., CryoLife Inc., Halyard Health, Inc., LivaNova PLC and Nevro Corp., and the deletion of Exactech, Inc., Globus Medical, Inc. and The Spectranetics Corporation. The members of the peer group were selected for inclusion principally because of their overall similarity to Orthofix in terms of annual revenue, industry sector/sub-sector, medical technology product lines and international penetration. The revised peer group consists of the following medical technology and device manufacturers and distributors, some of which we compete against for executive talent.

ABIOMED, Inc.	K2M Group Holdings, Inc.

Angiodynamics, Inc.	LivaNova PLC

Cardiovascular Systems, Inc.	Merit Medical Systems, Inc.

CONMED Corporation	Nevro Corp.

CryoLife, Inc.	Natus Medical Inc.

Haemonetics Corporation	NuVasive, Inc.

Halyard Health, Inc.	NxStage Medical, Inc.

ICU Medical Inc.	RTI Surgical Inc.

Integer Holdings Corporation	Wright Medical Group N.V.

Integra LifeSciences Holdings Corporation

Mercer’s 2017 assessment of compensation levels for the Company’s executive officers found that, on average, target total direct compensation (base salary, target cash bonus and target long-term incentive compensation) for the group as a whole was near the market median based on data for our peer group and survey data (as described above). Specifically, Mercer reported that each of base salary and target bonus were 4% above the market median, on average, and target long-term incentive compensation was 3% above the market median, on average.

The Role of Shareholder Say-on-Pay Votes and Shareholder Engagement

The Company provides its shareholders with the opportunity to cast an annual advisory, non-binding vote on executive compensation (a “say-on-pay proposal”), and subsequently evaluates these results. At the 2017 annual meeting, the Company’s say-on-pay proposal was supported by 92% of the votes cast, which we believe supports the Company’s “pay-for-performance” approach to executive compensation. The Committee evaluated the results of the vote in the fall of 2017.

The Committee believes that the voting results over the course of the last several years (which has included 90% or greater approval votes at five of the Company’s last six annual general meetings) affirm shareholders’ overall support of the Company’s approach to executive compensation, including continuing efforts by the Committee during that time to evolve the Company’s compensation programs towards policies viewed by institutional and other shareholders as aligning executive compensation with the interests of shareholders and good corporate governance. In addition to responding to the input of shareholders, the Committee also has considered many other factors in evaluating and setting the Company’s executive compensation programs, including the Committee’s assessment of the interaction of our compensation programs with our corporate business objectives, periodic analysis of our programs by our compensation consultant, and annual review of data versus a comparator group of peer companies, each of which is evaluated in the context of the Committee members’ fiduciary duty to act as the directors determine to be in shareholders’ best interests. Each of these factors informed the Compensation Committee’s decisions regarding named executive officers’ compensation for 2017. The Committee will continue to consider feedback from shareholders, including the outcome of the Company’s say-on-pay votes, when making future compensation decisions for its named executive officers.

Elements of Executive Compensation

Overview

Our compensation program for executive officers and other key employees consists of three primary elements:

•	annual salary;

•	performance-based incentives in the form of annual cash bonuses; and

•	long-term equity-based incentives under our long-term incentive plan.

The Committee reviews annually what portion of an executive officer’s compensation should be in the form of salary, potential annual performance-based cash bonuses and long-term equity-based incentive compensation. The Committee believes an appropriate mix of these elements, commensurate with our compensation philosophy, will assist the Committee in meeting its compensation objectives. See below for more information on the Committee’s guidelines for each element of executive compensation. As part of its decision making process, the Committee reviews information setting forth all components of the compensation and benefits received by our named executive officers. This information includes a specific review of dollar amounts for salary, bonus and long-term equity-based incentive compensation. In addition, as further described below, we sometimes grant one-time bonuses and stock awards in connection with new hires and promotions, or for retention or special recognition purposes.

The charts below show the annual total target compensation (full-year base salary, target annual cash incentive compensation and long-term equity incentive compensation received) for our President and Chief Executive Officer and our other named executive officers for 2017. These charts illustrate that a significant portion of our named executive officer total target compensation was performance-based (53% for our President and Chief Executive Officer).

*	All other compensation value not displayed as it represents less than 1% of total direct compensation.

Annual Salary

The Committee makes annual determinations with respect to the salaries of executive officers. In making these decisions, the Committee considers each executive officer’s performance, experience, contribution to the Company’s success, the market compensation levels for comparable positions within and outside our peer group, performance goals and objectives and other relevant information, including recommendations of the President and Chief Executive Officer. Under the Executive Compensation Guiding Principles, we target a base salary range between the 25th and 75th percentile of peer group and/or market data. The Committee also makes annual recommendations to the Board for the salary of the President and Chief Executive Officer.

The range of increase for 2018 was determined based on the individual executive officer’s positioning within the peer group study, as well as individual performance and contribution to Company performance. The annual base salary amounts for our currently employed named executive officers are as follows:

Name	Title	2017 Annual Base Salary		2018 Annual Base Salary		Percentage Increase
Bradley R. Mason	President and Chief Executive Officer		$710,800		$740,000	4.1%
Douglas C. Rice	Chief Financial Officer		$390,000		$420,000	7.7%
Michael M. Finegan	Chief Strategy Officer		$412,000		$418,000	1.5%
Kimberley A. Elting	Chief Legal and Administrative Officer		$382,000		$410,000	7.3%
Davide Bianchi(1)	President, Global Extremity Fixation	CHF	364,984	CHF	379,911	4.1%

(1)	Mr. Bianchi is paid in Swiss Francs (CHF). Based on the average exchange rate to U.S. Dollars applicable during the 2017 fiscal year (1.0159), the amounts shown in the table above would be $370,780 and $385,944, respectively.

Cash Performance-Based Incentives – Annual Incentive Program

The Committee believes that a significant portion of the compensation for each executive officer should be in the form of annual performance-based cash bonuses. These bonuses are provided through our annual incentive program, which seeks to tie an executive officer’s total cash compensation to our immediate, one-year financial performance.

The Compensation Committee is responsible for approving the annual bonus plan design every year. At the outset of each year the Committee establishes target performance goals and a range of performance around the target performance goals for which a bonus would be paid as described below. The plan design, metrics, and metric incentive zones should support the annual corporate goals and objectives for the year.

For 2017, performance goals for Messrs. Mason, Rice and Finegan and Ms. Elting were based on Company-wide net sales and adjusted EBITDA performance, each weighted at 50%. (Adjusted EBITDA consists of EBITDA (defined as GAAP-derived income from continuing operations less net interest expense, income tax expense, depreciation and amortization) net of credits or charges that were considered by the Committee at the time bonus targets were set to be outside of the normal ongoing operations of the Company.) For Mr. Bianchi, these two metrics were each weighted at 25%, while sales and adjusted EBITDA for Mr. Bianchi’s Extremity Fixation strategic business unit were each weighted at 25%.

The Committee set the performance goals with the intent that it will be challenging for a participant to receive 100% of his or her incentive opportunity target award. However, an executive officer can earn up to 150% of his or her targeted bonus based upon actual performance measured against the range of established performance goals. No payouts are made for performance below the 50% achievement threshold on any specific goal.

The proposed goals and related matrix were reviewed and approved by the Committee in March 2017, and performance was then subsequently assessed by the Committee in February 2018. Each of the Committee members at the time of the applicable action participated in and approved these respective determinations.

The table below describes the target goals and actual achievement for the categories described above in 2017.

								Weighted
								Achievement
	Weighting		Achievement Level (in millions)					% of Target
Category of 2017 Goals (1)	Other NEOs	Mr. Bianchi	Threshold 50%	Target 100%	Maximum 150%	Actual	Achievement % of Target	Other NEOs	Mr. Bianchi
Company-wide Net Sales	50.0%	25.0%	$403.3	$411.5	$423.9	$429.0	150.0%	75.0%	37.5%
Company-wide Adjusted EBITDA	50.0%	25.0%	$85.4	$89.0	$95.2	$90.2	108.9%	54.5%	27.2%
Extremity Fixation SBU Net Sales	0.0%	25.0%	$95.2	$97.2	$101.1	$98.6	117.8%	0.0%	29.4%
Extremity Fixation SBU Adjusted EBITDA	0.0%	25.0%	$13.4	$14.1	$15.8	$15.2	130.0%	0.0%	32.5%
Total	100.0%	100.0%						129.5%	126.7%

(1)	Committee approval of targets in March 2017 provided that targeted amounts would be adjusted to eliminate the effect of subsequent currency fluctuations. The targeted amounts shown in the table reflect the original targets as adjusted to reflect such pre-approved constant currency adjustments.

Aggregate Payouts

To calculate the bonus amount payable, the aggregate weighted achievement percentage for each named executive officer was multiplied by the target amount of bonus for which that participant was eligible. These results are described in the tables below.

Name	Company- wide Net Sales Percent Achievement	SBU Net Sales Percent Achievement	Company-wide Adjusted EBITDA Percent Achievement	SBU Adjusted EBITDA Percent Achievement	Weighted Percent Achievement
Bradley R. Mason	150.0%	N/A	108.9%	N/A	129.5%
Douglas C. Rice	150.0%	N/A	108.9%	N/A	129.5%
Michael M. Finegan	150.0%	N/A	108.9%	N/A	129.5%
Kimberley A. Elting	150.0%	N/A	108.9%	N/A	129.5%
Davide Bianchi	150.0%	117.8%	108.9%	130.0%	126.7%

Name	2017 Base Salary Amount		Target Bonus Percentage of Salary	Weighted Percent Achievement	Total Annual Incentive Plan Bonus
Bradley R. Mason		$710,800	100.0%	129.5%		$920,486
Douglas C. Rice		$390,000	60.0%	129.5%		$303,030
Michael M. Finegan		$412,000	60.0%	129.5%		$320,124
Kimberley A. Elting		$382,000	60.0%	129.5%		$296,814
Davide Bianchi (1)	CHF	364,984	60.0%	126.7%	CHF	277,461

(1)	Mr. Bianchi is paid in Swiss Francs (CHF). Based on the average exchange rate to U.S. Dollars applicable during the 2017 fiscal year (1.0159), the amounts shown in the table would be $370,787 and $281,873, respectively.

Payouts to the named executive officers under the annual incentive program are reflected in column (g) of the “Summary Compensation Table.”

Other Bonus Payments

From time-to-time, the Committee uses its discretion to grant bonuses for performance or for other circumstances, such as in the cases of new hires and promotions. (See column (d) of the “Summary Compensation Table.”) The Committee has not granted any bonuses of this nature to named executive officers since 2014.

Long-Term Equity-Based Incentives

Overview and Long-Term Incentive Plan – 2012 LTIP

In accordance with the Executive Compensation Guiding Principles, the creation of sustainable shareholder value by means of equity incentive awards is a very important element of the total compensation provided to executive officers.

Our primary equity compensation plan is the 2012 LTIP, which our shareholders approved in June 2012.

Some current and former executive officers continue to hold outstanding awards under our 2004 LTIP, although we no longer grant awards under this plan. The Committee administers each of these plans and only the Committee makes long-term incentive plan grants to named executive officers. In addition, the Committee has in rare instances made inducement grants (in accordance with applicable Nasdaq rules) to newly hired executives outside of shareholder approved plans, as it did in 2013 in connection with the hiring of Mr. Mason. These inducement grants have been made on terms that are substantially the same as grants made under the 2012 LTIP or 2004 LTIP. The Company has not made any such non-shareholder approved plan inducement grants since 2013; however, the Company has entered into a merger agreement to acquire Spinal Kinetics, Inc., a privately held developer and manufacturer of artificial cervical and lumbar discs, and expects to make equity awards to employees of Spinal Kinetics at or shortly following closing in reliance on the Nasdaq inducement grant exception.

At the present time, the Committee grants three types of equity incentive awards to executive officers: (i) time-based vesting stock options, (ii) time-based vesting restricted stock, and (iii) performance-based vesting stock units.

	Stock Options	Restricted Stock	Performance Stock Units
Value Weighting	25%	25%	50%

Performance Conditions	N/A	N/A	TSR relative to the S&P Healthcare Select Index

Term	Ten years	Four years	Three-year performance period with additional one-year holding period

Vesting	Vest in four equal installments on the first, second, third, and fourth anniversaries of the grant date	Vest in four equal installments on the first, second, third, and fourth anniversaries of the grant date	Cliff vest after three years upon certification of results. Subject to additional one-year holding period

Payout	Upon exercise, participant acquires common shares at the previously defined exercise price	Participant acquires unrestricted shares of common stock upon vesting

Payment made in unrestricted shares of common stock at the end of the holding period

•   Payouts at 50% of target for relative TSR performance at the 25th percentile

•   Maximum performance capped at 200% of target for relative TSR performance at or above the 75th percentile; overall payouts (i.e., including both performance results and stock price appreciation) capped at 500% of target

•   Vesting may not exceed 100% if actual TSR is negative during the performance period

In accordance with the Executive Compensation Guiding Principles, equity incentive awards currently follow the following principles:

•	Annual long-term incentive awards are delivered in a mix of the types of equity awards described in the preceding paragraph.

•	Annual long-term incentive awards are made to all Section 16 executive officers.

•	Annual long-term incentive award values are competitively positioned based on market data for comparable positions and individual performance.

Time-Based Vesting Grants

Under the Company’s operative agreements with executive officers, the unvested portion of any time-based grant is forfeited if an employee voluntarily ceases employment prior to vesting. In the event that an employee is terminated by the Company without cause any remaining unvested portion of the grant is forfeited. In the event an employee dies, suffers a long-term disability, or retires within certain age and service tenure parameters, the full grant vests. In all of the foregoing circumstances, vested stock options are subject to a limited post-employment exercise period, which ranges from 3 to 18 months depending on the circumstance. In the case of stock options held by employees who remain continuously employed, the options expire and are no longer exercisable 10 years from the grant date. Should a change in control occur while a grantee remains employed, unvested portions of the grant will accelerate only if the employee separates from employment in specific circumstances within 24 months of the change in control.

Performance-Based Vesting Grants

In recent years, the Committee has actively worked with its compensation consultant to implement performance-based vesting equity grants. The Committee first made such a grant in 2013 at the time Mr. Mason joined the Company. Rather than receiving a time-based grant, Mr. Mason agreed that his initial inducement grant of stock options would be subject to a vesting criteria based on sustained performance of the Company’s common stock. Specifically, 50% of this grant vested upon the Company’s common stock having a sustained average closing price of $45 or greater, while 50% of this grant vests upon the common stock having a sustained average closing price of $50 or greater. This award ultimately did not fully vest until approximately five years after the grant date.

2016 and 2017 Performance Stock Unit Grants

For 2016 and 2017, the Committee granted 50% of executive officer(s) total annual equity award value in the form of performance stock units (“PSUs”) that vest based on the total shareholder return (“TSR”) of the Company’s common stock relative to other companies in the S&P Healthcare Select Index during a three-year performance period following the date of grant, with the change in share price during the performance period measured using the average closing price during the 20 days preceding each of the beginning and the end of the performance period. Achieved vesting percentages will be as follows:

Company’s TSR Percentile Rank	Vesting Percentage
Below 25th Percentile	0%
25th Percentile	50% (threshold)
50th Percentile	100% (target)
75th Percentile or Above	200% (maximum)

In the event that the Company’s TSR percentile rank for the performance period falls between any of the amounts set forth above (to the extent greater than the threshold and lower than the maximum), the vesting percentage will be determined by linear interpolation between such amounts.

The PSU award agreement provides that the vesting percentage may not exceed 100% if the Company’s absolute TSR during the performance period is negative. In addition, the vesting percentage is capped such that the PSU award will never trigger the issuance of shares with a vesting date fair market value of more than five times the fair market value of the target award on the date of grant. Following the end of the three-year performance period, the shares that vest are subject to a one-year holding period requirement. Generally, if an executive voluntarily ceases employment prior to the end of the three-year performance period, the entire award is forfeited.

2015 Performance Grants

For 2015, the Committee made grants to executive officers under a form of performance-based vesting restricted stock and performance share unit agreement covering a three-year performance period. The performance criteria for these awards used two equally-weighted metrics, Adjusted EBITDA and return on invested capital (“ROIC”). Under these grants, recipients received performance-based vesting restricted stock in an amount equal to 100% of the target performance criteria and performance stock units that provide for additional shares to be issued if performance criteria is achieved between 100% and 150% of targets for the 2018 fiscal year. The aggregate award potential is illustrated in the table below:

Metric	Weighting	Threshold (50% vesting)	Target (100% vesting)	Maximum Achievement (150% vesting)
Adjusted EBITDA	50%	$74.6M for 2018 FY	$78.5M for 2016, 2017 or 2018 FY	$86.4M for 2018 FY
ROIC	50%	11.6% for 2018 FY	12.2% for 2016, 2017 or 2018 FY	13.4% for 2018 FY

Results between points will be linearly interpolated.

In March 2017, the Committee determined that the vesting criteria for the Adjusted EBITDA 100% vesting performance target had been achieved based on the Company’s financial results for the fiscal year ended December 31, 2016. The performance-based vesting restricted stock related to the ROIC metric and the performance stock units remain unvested, while both metrics remain eligible for maximum vesting based on 2018 performance.

Equity Award Approval Process

The Committee currently reviews and approves dollar values for executive officer equity incentive grants at its March meeting, with the grant effective date being the first business day of April, and the number of shares/units underlying each award (and the exercise price for stock options) based on the closing price of the Company’s common stock on such effective date. In prior years, the Committee reviewed and approved annual grants in June, with grant dates occurring on or around July 1.

Generally, the Committee’s approval of annual equity incentive grants occurs at a time when the Company’s insider trading window for executives is open. However, in the event that grants are approved when such window is closed, the Committee does not seek to affect the value of grants by timing them in relation to the release or non-release of material public information.

Stock Purchase Plan

Our SPP, as amended, provides for the issuance of shares of our common stock to eligible employees and directors of the Company and its subsidiaries that elect to participate in the plan and acquire shares of our common stock through payroll deductions (including executive officers). During each purchase period, eligible individuals may designate between 1% and 25% (or any other percentage as determined by the Compensation Committee) of their cash compensation to be deducted from that compensation for the purchase of common stock under the plan. Under the plan, the purchase price for shares is equal to the lower of: (i) 85% of the fair market value per share on the first day of the plan year, or (ii) 85% of the fair market value of such shares on the last day of the plan year. The plan year begins on January 1 and ends on December 31. Elections must be made prior to the beginning of each plan year, except in the case of newly appointed directors, who may elect to contribute within 30 days after becoming a director. As amended, up to a total of 1,850,000 shares may be issued under the SPP. As of the Record Date, 221,955 shares remain available to be issued under the SPP.

Perquisites and Other Personal Benefits

Our executive officers are entitled to or may otherwise be the beneficiaries of certain limited perquisites including reimbursement for tax preparation expenses, estate planning expenses and an annual physical exam up to a maximum aggregate amount of $5,000 per executive officer per year. In addition, our executive officers and directors are entitled to reimbursement of expenses relating to their spouse’s travel in connection with no more than one Board meeting per year. We do not consider any of these significant or out of the ordinary course for similarly situated companies. Under our Executive Compensation Guiding Principles, the payment of any perquisite will generally require the approval of the Compensation Committee.

Other Plans

Executive officers participate in our health and welfare benefits (including our 401(k) plan) on the same basis as other similarly situated employees.

Compensation Recoupment (Clawback) Policy

In December 2012, we adopted a compensation recoupment, or “clawback” policy, which applies to all of our executive officers. Under this policy, if we are required to prepare an accounting restatement due to material noncompliance by Orthofix, as a result of misconduct, with any financial reporting requirement under the securities laws, each executive officer is required to reimburse Orthofix for (i) any bonus or other incentive-based or equity-based compensation received by such executive officer during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission (whichever first occurs) of the financial document embodying such financial reporting requirement, and (ii) any profits realized from the sale of our securities of during that 12-month period.

Accounting and Tax Effects

The impact of accounting treatment is considered in developing and implementing our compensation programs, including the accounting treatment as it applies to amounts awarded or paid to our executive officers.

The impact of federal tax laws on our compensation programs is also considered, including the deductibility of compensation paid to the named executive officers, as limited by Section 162(m) of the Code. Our compensation program historically has been designed with the intention that compensation paid in various forms may be eligible to qualify for deductibility under Section 162(m) of the Code, but there have been and may be other exceptions for administrative or other reasons. However, the Tax Cuts and Jobs Act of 2017 recently eliminated the exception under Section 162(m) for performance-based compensation and expanded the number of employees who may be covered by these deductibility limitations, which may have an effect on how we design future compensation programs and may affect the financial statement impact of executive compensation payments.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the members of management of the Company and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement.

The Compensation Committee
Michael E. Paolucci, Committee Chair
Alexis V. Lukianov
Maria Sainz

Summary Compensation Table

The following table sets forth the compensation earned by or paid to our named executive officers for each of the last three fiscal years during which the officer was a named executive officer.

Name and Principal Position (a)	Year (b)	Salary ($)(1) (c)	Bonus ($) (d)	Stock Awards ($)(2) (e)	Option Awards ($)(2) (f)	Non-Equity Incentive Plan Compensation ($)(3) (g)	All Other Compensation ($) (h)	Total ($) (i)
Bradley R. Mason – President and Chief Executive Officer	2017 2016 2015	740,000 705,576 689,192	— — —	2,354,789 2,583,953 1,659,312	705,975 762,136 473,680	920,486 763,000 710,656	13,708(4) 19,180(5) 26,825(6)	4,705,758 4,833,845 3,559,665
Douglas C. Rice – Chief Financial Officer	2017 2016 2015	390,000 350,519 337,500	— — —	588,684 560,551 795,153	176,501 165,335 226,407	303,030 225,630 172,368	11,859(7) 17,178(8) 22,520(9)	1,470,074 1,319,213 1,553,948
Kimberley A. Elting – Chief Legal and Administrative Officer	2017	382,000	—	546,657	163,882	296,814	10,861(10)	1,400,214
Michael M. Finegan – Chief Strategy Officer	2017 2016 2015	412,000 401,972 403,412	— — —	504,630 516,100 402,408	151,279 152,224 114,872	320,124 259,311 206,151	11,902(11) 19,036(12) 24,382(13)	1,399,935 1,348,643 1,151,225
Davide Bianchi – President, Global Extremity Fixation(14)	2017 2016 2015	370,780 357,487 359,506	— — —	462,549 474,093 402,408	138,675 139,828 114,872	281,867 249,025 147,145	69,314(15) 71,056(16) 73,581(17)	1,323,185 1,291,489 1,097,512

(1)	Amounts include salary deferred and further described in “—Deferred Compensation.”
(2)	Amounts shown do not reflect compensation actually received. Instead, the amounts shown are the aggregate grant date fair value of equity awards, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (formerly known as Statement of Financial Accounting Standards No. 123(R)), or ASC 718.
(3)	Amounts shown reflect cash bonuses paid in 2018, 2017 and 2016 for performance in 2017, 2016 and 2015, respectively, pursuant to our annual incentive program. Our annual incentive program with respect to the 2017 fiscal year , including the Committee’s criteria for determining the amounts awarded with respect to the 2018 fiscal year, are described above under “—Compensation Discussion and Analysis—Elements of Executive Compensation—Cash Performance-Based Incentives—Annual Incentive Program.”
(4)	Reflects $10,600 for 401k matching and $2,772 and $336 for insurance premiums paid by, or on behalf of, the Company with respect to group term and term life insurance, respectively.
(5)	Reflects $5,400 for car allowance, $10,600 for 401k matching and $2,772 and $408 for insurance premiums paid by, or on behalf of, the Company with respect to group term and term life insurance, respectively.
(6)	Reflects $10,800 for car allowance, $10,600 for 401k matching and $5,017 and $408 for insurance premiums paid by, or on behalf of, the Company with respect to group term and term life insurance, respectively.
(7)	Reflects $10,600 for 401k matching and $931 and $328 for insurance premiums paid by, or on behalf of, the Company with respect to group term and term life insurance, respectively.
(8)	Reflects $5,400 for car allowance, $10,600 for 401k matching and $826 and $352 for insurance premiums paid by, or on behalf of, the Company with respect to group term and term life insurance, respectively.
(9)	Reflects $10,800 for car allowance, $10,600 for 401k matching and $788 and $332 for insurance premiums paid by, or on behalf of, the Company with respect to group term and term life insurance, respectively.
(10)	Reflects $9,625 for 401k matching and $915 and $321 for insurance premiums paid by, or on behalf of, the Company with respect to group term and term life insurance, respectively.

(11)	Reflects $10,600 for 401k matching and $966 and $336 for insurance premiums paid by, or on behalf of, the Company with respect to group term and term life insurance, respectively.
(12)	Reflects $5,400 for car allowance, $10,600 for 401k matching, $1,663 in disability benefits, and $968 and $405 for insurance premiums paid by, or on behalf of, the Company with respect to group term and term life insurance, respectively.
(13)	Reflects $10,800 for car allowance, $10,600 for 401k matching, $1,663 in disability benefits, and $968 and $351 for insurance premiums paid by, or on behalf of, the Company with respect to group term and term life insurance, respectively.
(14)	Mr. Bianchi is compensated in Swiss Francs. Amounts shown in table reflect compensation amounts as converted to U.S. Dollars using the average exchange rate in effect during the 2017 calendar year of 1.0159.
(15)	Reflects $24,381 for car and travel allowance and $44,933 for retirement matching.
(15)	Reflects $24,261 for car and travel allowance and $46,795 for retirement matching.
(16)	Reflects $27,330 for car and travel allowance and $46,251 for retirement matching.

Grants of Plan-Based Awards

The following table provides information regarding plan-based awards that were granted to our named executive officers during the fiscal year ended December 31, 2017.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	Threshold (#)(2)	Target (#)(3)	Maximum (#)(2)	All Other Stock Awards (#)(4)	All Other Option Awards (#)(5)	Equity Exercise or Base Price of Option Awards ($/Sh)(6)	Grant Date Fair Value of Stock and Option Awards ($)(7)
Bradley R.		355,400	710,800	1,066,200	—	—	—	—	—		—
Mason	07/03/2017	—	—	—	15,185	30,369	60,738	—	—	—	1,654,807
	07/03/2017	—	—	—	—	—	—	15,184	—	—	699,982
	07/03/2017	—	—	—	—	—	—	—	52,990	46.10	705,975
Douglas C.		117,000	234,000	351,000	—	—	—	—	—	—	—
Rice	07/03/2017	—	—	—	3,796	7,592	15,184	—	—	—	413,688
	07/03/2017	—	—	—	—	—	—	3,796	—	—	174,996
	07/03/2017	—	—	—	—	—	—	—	13,248	46.10	176,501
Kimberley		114,600	229,200	343,800	—	—	—	—	—	—	—
A. Elting	07/03/2017				3,525	7,050	14,100	—	—	—	384,155
	07/03/2017				—	—	—	3,525	—	—	162,503
	07/03/2017				—	—	—	—	12,301	46.10	163,882
Michael M.		123,600	247,200	370,800	—	—	—	—	—	—	—
Finegan	07/03/2017	—	—	—	3,254	6,508	13,016	—	—	—	354,621
	07/03/2017	—	—	—	—	—	—	3,254	—	—	150,009
	07/03/2017	—	—	—	—	—	—	—	11,355	46.10	151,279
Davide		111,234	222,468	333,702	—	—	—	—	—	—	—
Bianchi	07/03/2017	—	—	—	2,983	5,965	11,930	—	—	—	325,033
	07/03/2017	—	—	—	—	—	—	2,983	—	—	137,516
	07/03/2017	—	—	—	—	—	—	—	10,409	46.10	138,675

(1)	Amounts shown represent the threshold, target and maximum amounts that could have been earned for fiscal year 2017 by each Named Executive Officer under our annual performance-based incentive compensation program. The actual amounts earned by each Named Executive Officer are included in the fiscal year 2017 “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above and discussed under “—Compensation Discussion and Analysis—Elements of Executive Compensation—Cash Performance-Based Incentives-Annual Incentive Program” above.
(2)	Amounts shown represent the minimum and maximum threshold amounts in shares earned based on performance if the minimum or maximum performance goals are achieved over the three-year performance period beginning on July 3, 2017. No shares will be issued for performance below the minimum target level.
(3)	Amounts shown represent the target amount in shares earned if the target performance goal is achieved with respect to the three-year performance period beginning on July 3, 2017.
(4)	Amounts shown include awards of time-based restricted stock granted in 2017 under the 2012 LTIP. Such shares will vest ratably over four years (subject to certain acceleration provisions, as discussed under “—Potential Payments upon Termination or Change in Control” below).
(5)	Amounts shown include awards of stock options granted in 2017 under the 2012 LTIP. Such options will vest ratably over four years (subject to certain acceleration provisions, as discussed under “Potential Payments upon Termination or Change in Control” below).

(6)	The exercise price of the stock options is equal to the closing price of the common stock on the grant date.
(7)	Amounts shown reflect the grant date fair value of equity awards, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (formerly known as Statement of Financial Accounting Standards No. 123(R)), or ASC 718.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information about the number of outstanding equity awards held by our named executive officers at December 31, 2017.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)
Bradley R. Mason	75,000	—		38.82	3/13/2023	—		—	—		—
	75,000	—		38.82	3/13/2023	—		—	—		—
	31,950	10,650	(3)	36.25	6/30/2024	—		—	—		—
	25,050	25,050	(4)	33.12	6/30/2025	—		—	—		—
	15,882	47,643	(5)	44.39	7/01/2026	—		—	—		—
	—	52,990	(6)	46.10	7/03/2027	—		—	—		—
	—	—		—	—	3,950	(7)	216,065	—		—
	—	—		—	—	8,350	(8)	456,745	—		—
	—	—		—	—	13,280	(9)	726,416	—		—
	—	—		—	—	15,184	(10)	830,565	—		—
	—	—		—	—	—		—	16,700	(11)	913,490
	—	—		—	—	—		—	16,700	(11)	913,490
	—	—		—	—	—		—	36,300	(12)	1,985,610
	—	—		—	—	—		—	30,369	(13)	1,661,184
Douglas C. Rice	7,500	2,500	(14)	32.28	9/04/2024	—		—	—		—
	4,876	4,874	(15)	36.46	4/24/2025	—		—	—		—
	6,638	6,637	(4)	33.12	6/30/2025	—		—	—		—
	3,446	10,335	(5)	44.39	7/01/2026	—		—	—		—
	—	13,248	(6)	46.10	7/03/2027	—		—	—		—
	—	—		—	—	625	(16)	34,188	—		—
	—	—		—	—	1,500	(17)	82,050	—		—
	—	—		—	—	4,874	(18)	266,608	—		—
	—	—		—	—	2,212	(8)	120,996	—		—
	—	—		—	—	2,880	(9)	157,536	—		—
	—	—		—	—	3,796	(10)	207,641	—		—
	—	—		—	—	—		—	4,425	(11)	242,048
	—	—		—	—	—		—	4,425	(11)	242,048
	—	—		—	—	—		—	7,875	(12)	430,763
	—	—		—	—	—		—	7,592	(13)	415,282
Kimberley A. Elting	5,500	16,500	(19)	42.89	9/26/2026	—		—	—		—
	—	12,301	(6)	46.10	7/03/2027	—		—	—		—
	—	—		—	—	4,200	(20)	229,740	—		—
	—	—		—	—	3,525	(10)	192,818	—		—
	—	—		—	—	—		—	7,050	(13)	385,635

Michael M. Finegan	10,000	—		28.95	6/30/2018	—		—	—		—
	20,000	—		25.01	7/25/2019	—		—	—		—
	13,000	—		29.23	2/15/2021	—		—	—		—
	12,500	—		41.37	2/15/2022	—		—	—		—
	23,000	—		39.66	6/25/2022	—		—	—		—
	8,750	—		21.78	9/26/2023	—		—	—		—
	8,325	2,775	(3)	36.25	6/30/2024	—		—	—		—
	6,076	6,074	(4)	33.12	6/30/2025	—		—	—		—
	3,172	9,516	(5)	44.39	7/01/2026	—		—	—		—
	—	11,355	(6)	46.10	7/03/2027	—		—	—		—
	—	—		—	—	925	(7)	50,598	—		—
	—	—		—	—	2,024	(8)	110,713	—		—
	—	—		—	—	2,652	(9)	145,064	—		—
	—	—		—	—	3,254	(10)	177,994	—		—
	—	—		—	—	—		—	4,050	(11)	221,535
	—	—		—	—	—		—	4,050	(11)	221,535
	—	—		—	—	—		—	7,250	(12)	396,575
	—	—		—	—	—		—	6,508	(13)	355,988
Davide Bianchi	10,000	—		28.49	7/22/2023
	6,250	—		21.78	9/26/2023
	8,325	2,775	(3)	36.25	6/30/2024	—		—	—		—
	6,076	6,074	(4)	33.12	6/30/2025	—		—	—		—
	2,914	8,741	(5)	44.39	7/01/2026	—		—	—		—
	—	10,409	(6)	46.10	7/03/2027	—		—	—		—
	—	—		—	—	925	(7)	50,598	—		—
	—	—		—	—	2,024	(8)	110,713	—		—
	—	—		—	—	2,436	(9)	133,249	—		—
	—	—		—	—	2,983	(10)	163,170	—		—
	—	—		—	—	—		—	4,050	(11)	221,535
	—	—		—	—	—		—	4,050	(11)	221,535
	—	—		—	—	—		—	6,660	(12)	364,302
	—	—		—	—	—		—	5,965	(13)	326,286

(1)	All options listed in this column were exercisable as of December 31, 2017.
(2)	All options listed in this column were not exercisable as of December 31, 2017.
(3)	All of these remaining unvested options are subject to vesting on June 30, 2018.
(4)	One-half of these remaining unvested options are subject to vesting on each of June 30, 2018 and 2019.
(5)	One-third of these remaining unvested options are subject to vesting on each of July 1, 2018, 2019 and 2020.
(6)	One-fourth of these remaining unvested options are subject to vesting on each of July 3, 2018, 2019, 2020 and 2021.
(7)	All of these remaining unvested shares of restricted stock are subject to vesting on June 30, 2018.
(8)	One-half of these remaining unvested shares of restricted stock are subject to vesting on each of June 30, 2018 and 2019.
(9)	One-third of these remaining unvested shares of restricted stock are subject to vesting on each of July 1, 2018, 2019 and 2020.
(10)	One-fourth of these remaining unvested shares of restricted stock are subject to vesting on each of July 3, 2018, 2019, 2020 and 2021.
(11)	These remaining unvested shares of performance-based restricted stock and performance-based stock units are subject to vesting upon meeting certain EBITDA or ROIC based performance targets in the year ended December 31, 2018.
(12)	These remaining unvested market-based performance stock units are subject to vesting upon meeting certain total shareholder return targets in relation to specified index companies over a three-year performance period beginning on July 1, 2016.

(13)	These remaining unvested market-based performance stock units are subject to vesting upon meeting certain total shareholder return targets in relation to specified index companies over a three-year performance period beginning on July 3, 2017.
(14)	All of these remaining options are subject to vesting on September 4, 2018.
(15)	One-half of these remaining unvested options are subject to vesting on each of April 24, 2018 and 2019.
(16)	All of these remaining unvested shares of restricted stock are subject to vesting on September 4, 2018.
(17)	All of these remaining unvested shares of restricted stock are subject to vesting on October 3, 2018.
(18)	One-half of these remaining unvested shares of restricted stock are subject to vesting on each of April 24, 2018 and 2019.
(19)	One-third of these remaining unvested options are subject to vesting on each of September 26, 2018, 2019 and 2020.
(20)	One-third of these remaining unvested shares of restricted stock are subject to vesting on each of September 26, 2018, 2019 and 2020.

For a summary of our standard option agreements, see “—Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Equity-Based Incentives” beginning on page 49.

Option Exercises and Stock Vested

The following table provides information about the number of shares issued upon option exercises, and the value realized on exercise, by our named executive officers during fiscal 2017.

	Option Awards		Stock Awards or Units
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($)(1) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(2) (e)
Bradley R. Mason	6,667	9,000	60,752	2,320,063
Douglas C. Rice	—	—	11,055	454,615
Kimberley A. Elting	—	—	1,400	66,668
Michael M. Finegan	22,300	30,105	18,960	766,951
Davide Bianchi	—	—	16,513	649,432

(1)	Value realized on exercise calculated based on the difference between the closing price of our common stock on the date of exercise and the option exercise price, multiplied by the number of shares exercised.
(2)	Value determined by multiplying the number of vested shares by the closing price of our common stock on the vesting date.

Deferred Compensation

The following table provides information about the amount of compensation deferred by our named executive officers at December 31, 2017. For any named executive officer not listed on the following table, no information was applicable.

Name (a)	Executive Contributions in 2017 ($)(1) (b)	Executive Distributions in 2017 ($) (b)	Aggregate Earnings in 2017 ($) (d)	Aggregate Balance at December 31, 2017 ($)(2) (f)
Michael M. Finegan	—	49,651	—	—

(1)	Represents the dollar amount of salary set forth on the Summary Compensation Table, which the executive has deferred in accordance with the Deferred Compensation Plan.
(2)	The amounts in the Aggregate Balance at December 31, 2017 column, other than earnings on deferred compensation and amounts described in footnote 1 above, have all been previously disclosed in Summary Compensation Tables in our prior proxy statements (to the extent the officer was a named executive officer in prior proxy statements).

Potential Payments upon Termination or Change in Control

Potential Payments to Named Executive Officers

Termination

Under their change in control and severance agreements, each of Messrs. Mason, Rice, Finegan and Bianchi and Ms. Elting is generally entitled to receive the following severance payments and benefits upon termination of the executive’s employment (i) for death or disability, (ii) by the Company without “cause” (as defined in the agreement) or (iii) by the executive for “good reason” (as defined in the agreement):

•	Any unpaid base salary, accrued vacation or prior years’ bonus payable or owing through the date of termination;

•	The pro rata amount of any incentive compensation for the year of termination of employment (based on the number of business days the executive is actually employed by the Company and its subsidiaries during the year in which termination of employment occurs) based on the achievement of the Company’s performance goals for such year;

•	An amount equivalent to 1.5x in the case of Messrs. Mason and Finegan, and 1.0x in the case of Messrs. Rice and Bianchi and Ms. Elting, times the sum of: (i) the executive’s annual base salary, (ii) the executive’s current year’s target bonus; provided that during the 24-month period following any change in control and (iii) $12,500 for use towards outplacement services, the foregoing multiples increase by 0.5 (to 2.0x in the case of Messrs. Mason and Finegan, and 1.5x in the case of Messrs. Rice and Bianchi and Ms. Elting); and

•	If the executive elects COBRA in a timely manner, the executive will be reimbursed for the Executive’s monthly premium payments for COBRA coverage for a period of up to 18 or 12 months, depending on the executive.

See “—Deferred Compensation” beginning on page 69 for a discussion of payments pursuant to the Deferred Compensation Plan upon termination of employment.

Change in control

As described above, our change in control and severance agreements provide for a “double-trigger” so that a change in control (as that term is defined in the agreement) alone does not grant the executive officer any specific right to terminate his employment agreement or receive severance benefits, but as noted above, it increases severance amounts payable following a termination during the 24-month period following any change in control. Under the change in control and severance agreement and the Company’s form of time-based equity award agreement, all time-based equity awards granted in or after 2016 contain “double trigger” vesting provisions whereby awards will vest if, within 24 months of a change in control, the executive is terminated by the Company without “cause” or resigns for “good reason.” For unvested awards made in 2015 and earlier, the Executive would receive “single-trigger” vesting upon a change in control.

See “—Deferred Compensation” beginning on page 69 for a discussion of payments pursuant to the Deferred Compensation Plan upon a change in control.

Executive Change in Control and Severance Agreements

Under our current Executive Compensation Guiding Principles, the Compensation Committee provides executive officers with competitive change in control severance benefits that target market practices. All new change in control agreements must be approved by the Compensation Committee. The Compensation Committee approves all change in control and severance arrangements for executive officers.

Consistent with the foregoing, in 2016, the Company discontinued its prior practice of entering into employment agreements with US-based executive officers. Instead, the Compensation Committee approved a new form of change in control and severance agreement, which is offered to executive officers. Pursuant to the change in control and severance agreement, executive officers are eligible to receive the following severance payments and benefits upon termination of their employment (i) for death or disability, (ii) by the Company without “cause” (as defined in the agreement) or (iii) by the executive for “good reason” (as defined in the agreement):

•	Any unpaid base salary, accrued vacation or prior years’ bonus payable or owing through the date of termination;

•	The pro rata amount of any incentive compensation for the year of termination of employment (based on the number of business days the executive is actually employed by the Company and its subsidiaries during the year in which termination of employment occurs) based on the achievement of the Company’s performance goals for such year;

•	An amount equivalent to 1.5x or 1.0x, depending on the executive, times the sum of: (i) the executive’s annual base salary and (ii) the executive’s current year’s target bonus; provided that during the 24-month period following any change in control, the foregoing multiples increase by 0.5 (to 2.0x or 1.5x, depending on the executive);

•	$12,500 for use towards outplacement services (18,750 during the 24-month period following any change in control); and

•	If the executive elects COBRA in a timely manner, the executive will be reimbursed for the executive’s monthly premium payments for COBRA coverage for a period of up to 18 or 12 months, depending on the executive.

The right to receive cash payments following a change in control remains subject to a “double trigger” provision, such that payments by the Company are only owed if the executive separates from employment in specific circumstances in connection with or following a change in control.

The agreement contains non-competition and non-solicitation covenants effective so long as the executive is an employee and for a period of 12 or 18 months, depending on the executive, after employment is terminated. The agreement also contains provisions that define certain vesting and exercise rights in connection with time-based equity incentive grants (such as by defining the terms “cause,” “good reason” and “qualified retirement” for purposes of all prior and subsequent time-based equity grants). The agreement does not guarantee any minimum levels of cash or equity-based compensation levels during an executive’s employment with the Company. The term of the agreement continues in effect until the earlier of (i) the parties’ satisfaction of their respective obligations or (ii) the execution of a written agreement between the Company and the executive terminating the agreement. The agreement amends and supersedes the applicable executive’s prior employment agreement with the Company, which prior employment agreements became terminated, null and void upon execution of the new change in control and severance agreement.

Section 280G

These agreements reflect that the named executive officer is not entitled to a tax gross-up if the named executive officer incurs an excise tax due to the application of Section 280G of the Code.

Instead, payments and benefits payable to the named executive officer will be reduced to the extent doing so would result in the executive retaining a larger after-tax amount, taking into account the income, excise and other taxes imposed on the payments and benefits.

Certain Other Provisions

The agreements described above contain confidentiality, non-competition and non-solicitation covenants effective so long as the executive officers are employees of Orthofix or any of its subsidiaries and for a period of one year after employment is terminated. The agreements also contain confidentiality and assignment of inventions provisions that last indefinitely.

Orthofix’s obligation to pay or provide any severance benefits under each agreement (other than any benefits as a result of death) is conditioned upon the executive officer signing a release of claims in favor of the Company and its affiliates by a specified date following separation from employment.

Estimated Payments

The following table reflects the estimated payments and benefits that would be provided to each of Messrs. Mason, Rice, Finegan and Bianchi and Ms. Elting upon his or her termination or upon a change in control pursuant to the terms of his or her respective change in control and severance agreement and related equity award agreements. For purposes of this table, we assume that the triggering event took place on December 29, 2017, and the price per share of our common stock was $54.70, the closing market price as of that date. For any triggering event that presupposes a change in control, we assume a change in control has so occurred.

Name	Triggering Event	Lump Sum Severance Payment ($)	Value of Stock- Based Rights ($)	Value of Welfare Benefits ($)	Fees and Expenses of Out-placement Firm ($)	Total ($)
Bradley R. Mason	Termination for death or disability	2,132,400	7,560,570	24,233	18,750	9,735,953
	Termination for cause or voluntary termination	—	—	—	—	—
	Termination for good reason or without cause	2,132,400	—	24,233	18,750	2,175,383
	Termination for death, disability, good reason or without cause during a change in control period	2,843,200	10,780,800	24,233	25,000	13,673,233
Douglas C. Rice	Termination for death or disability	623,999	2,223,729	14,544	12,500	2,874,772
	Termination for cause or voluntary termination	—	—	—	—	—
	Termination for good reason or without cause	623,999	—	14,544	12,500	651,044
	Termination for death, disability, good reason or without cause during a change in control period	935,999	3,056,125	14,544	18,750	4,025,418
Kimberley A. Elting	Termination for death or disability	611,200	1,108,846	1,616	12,500	1,734,162

Name	Triggering Event	Lump Sum Severance Payment ($)		Value of Stock- Based Rights ($)	Value of Welfare Benefits ($)	Fees and Expenses of Out-placement Firm ($)	Total ($)
	Termination for cause or voluntary termination	—		—	—	—	—
	Termination for good reason or without cause	611,200		—	1,616	12,500	625,316
	Termination for death, disability, good reason or without cause during a change in control period	916,800		1,432,282	1,616	18,750	2,369,448
Michael M. Finegan	Termination for death or disability	988,801		1,614,970	18,803	18,750	2,641,324
	Termination for cause or voluntary termination	—		—	—	—	—
	Termination for good reason or without cause	988,801		—	18,803	18,750	1,026,353
	Termination for death, disability, good reason or without cause during a change in control period	1,318,401		2,356,610	18,803	25,000	3,718,814
Davide Bianchi	Termination for death or disability	593,248	*	1,510,230	3,631	12,500	2,119,609	*
	Termination for cause or voluntary termination	—		—	—	—	—
	Termination for good reason or without cause	593,248	*	—	3,631	12,500	609,379
	Termination for death, disability, good reason or without cause during a change in control period	889,872	*	2,226,958	3,631	18,750	3,139,211	*

*	Assumes Swiss Francs are converted to U.S. Dollars using the average exchange rate in effect during the 2017 calendar year of 1.0159.

Pay Ratio Disclosure

Presented below is the ratio of annual total compensation of our President and Chief Executive Officer, Bradley R. Mason, to the annual total compensation of our median employee (excluding Mr. Mason). The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.

We selected the median employee based on full-time, part-time, temporary and seasonal workers employed by the Company or any of its consolidated subsidiaries as of December 31, 2017. In identifying our median employee, we calculated the annual total compensation of each employee as of December 31, 2017. Annual total compensation for these purposes included overtime pay, any applicable bonus, commissions or other cash compensation, equity compensation, benefits, and any other compensation. We did not apply any cost-of-living adjustments as part of the calculation.

The 2017 annual total compensation as determined under Item 402 of Regulation S-K for our CEO was $4,705,758. The 2017 annual total compensation as determined under Item 402 of Regulation S-K for our median employee was $63,664. The ratio of our CEO’s annual total compensation to our median employee’s total compensation for fiscal year 2017 was 74 to 1.

Director Compensation

Directors are elected each year at the Annual General Meeting, which is usually held in June. Other director appointments occur from time to time as determined by the Board, for instance, in the event of vacancies on the Board resulting from a director’s death, resignation or retirement.

Employee directors, such as Mr. Mason, are not provided any additional compensation for their service as a director.

Non-Employee Director Compensation Program and Guiding Principles

We compensate our non-employee directors in accordance with the Company’s Director Compensation Guiding Principles. Our compensation program for our non-employee directors is designed to appropriately compensate outside directors for their diverse expertise and time commitment required to serve as a director of a complex and highly regulated global company. The Compensation Committee is responsible for overseeing our non-employee director compensation program. The Compensation Committee’s goal for such oversight is to maintain a program that:

•	attracts and retains directors with the skills needed to guide the Company in achieving its goals;

•	is competitive with the compensation program provided to directors at other similarly situated medical device companies; and

•	directly aligns the interests of the Company’s directors with the interests of its shareholders

Unless determined otherwise by the Board of Directors, our non-employee director compensation program each year will consist of an annual cash retainer and equity awards, as well as customary and usual expense reimbursement in attending company meetings or attending director training. The targeted competitive position for the total annual compensation package (consisting of annual cash retainer plus annual long-term incentive award) will be targeted to the 50th to 75th percentile range of the Company’s peer group. Each year, the Compensation Committee will review the competitiveness of non-employee director compensation relative to the same peer group used to review executive officer compensation levels.

Cash Retainers

Each non-employee director receives the same base cash retainer amount, but additional cash retainer amounts are paid to the Chairman of the Board and the chairperson of each Board committee. Non-employee directors (other than the Chairman) are paid an aggregate annual cash retainer of $60,000 for service as a director and member of any committees of the Board on which such director sits. In addition, a non-employee director receives an additional annual cash retainer of $10,000 if he or she also serves as the Chair of the Compensation, Compliance or Nominating and Governance Committee, and $15,000 if he or she serves as the Chair of the Audit and Finance Committee. The Chairman is paid an aggregate annual retainer of $150,000 for service in this role.

Long-Term Incentive Compensation

We provide non-employee directors long-term incentive compensation under our 2012 LTIP to closely align directors with shareholder interests. We pay non-employee directors long-term incentive compensation in two forms:

•	a fixed number of stock options awarded to each new director (vesting over four years); and

•	an annual fixed value long-term incentive delivered in time-vesting restricted stock (with one-year vesting), the value of which is the same for each Director, except the Chairman of the Board will receive a larger value award commensurate with the role and contribution he or she makes within the Company.

Under our current practice, we provide each director a grant of 30,000 four-year vesting stock options at the time such director joins the Board. In addition, the Chairman received 8,000 shares of one-year vesting restricted stock at the time he joined the Board in March 2014.

In recent years, the annual long-term incentive grant has been made in shares of one-year vesting restricted stock. Since 2017, this grant has been made in the form of one-year vesting restricted stock units with deferred delivery (deferred stock units or DSUs), whereby shares underlying vested awards are not delivered until after the applicable director ceases service as a director. (As a result of the foregoing, directors will not be able to sell vested awards while they continue service as a director.)

In 2016, the Committee recommended to the Board that these annual grants be made on a fixed value basis rather than the previous approach of a fixed share basis. For 2017, the annual grant consisted of an amount of DSUs equal in value to $165,000 ($300,000 shares in the case of the Chairman), consistent with 2016 grants, which amounts were approved after the Committee’s review of the assessment of our compensation consultant and review of our previous director compensation philosophy described below.

Directors are eligible to participate in our health and welfare programs on substantially the same terms as full-time employees. In addition, directors are each offered the opportunity to enter into a director indemnification agreement.

The following table provides information regarding the 2017 compensation of non-employee directors.

Name(1)	Fees Earned or Paid in Cash ($)	Restricted Stock Awards (Number of Shares Granted)(1)		Grant Date Fair Value of Restricted Stock Awards ($)(2)		Option Awards(1)	Grant Date Fair Value of Option Awards ($)	All Other Compensation ($)	Total ($)
Ronald A. Matricaria	150,000	6,508	(3)	300,019	(3)	—	—	—	450,019
Luke Faulstick	70,000	3,579	(4)	164,992	(4)	—	—	—	234,992
James F. Hinrichs	75,000	3,579	(4)	164,992	(4)	—	—	—	239,992
Guy J. Jordan, PhD	31,731	—		—		—	—	—	31,731
Alexis V. Lukianov	60,000	3,579	(4)	164,992	(4)	—	—	—	224,992
Lilly Marks	60,000	3,579	(4)	164,992	(4)	—	—	—	224,992
Anthony F. Martin, PhD	27,198	—		—		—	—	—	27,198
Michael E. Paolucci	65,000	3,579	(4)	164,992	(4)	—	—	—	229,992
Maria Sainz	70,000	3,579	(4)	164,992	(4)	—	—	—	234,992

(1)	The following table shows the number of shares subject to outstanding and unexercised option awards and the number of shares subject to outstanding shares of restricted stock or deferred stock units granted to each of the non-employee directors serving during 2017.
(2)	Amounts shown reflect the grant date fair value of equity awards, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (formerly known as Statement of Financial Accounting Standards No. 123(R)), or ASC 718.
(3)	Represents annual grant of 6,508 one-year vesting deferred stock units on July 3, 2017.
(4)	Represents annual grant of 3,579 one-year vesting deferred stock units on July 3, 2017.

The following table shows the number of shares subject to outstanding and unexercised option awards and the number of shares subject to outstanding shares of unvested restricted stock held by each of the non-employee directors serving during 2017 as of December 31, 2017.

Director	Number of Shares Subject to Outstanding Stock Options as of 12/31/17	Number of Shares Subject to Outstanding Unvested Restricted Stock Awards as of 12/31/17
Ronald A. Matricaria	30,000	6,508
Luke Faulstick	30,000	3,579
James F. Hinrichs	30,000	3,579
Guy J. Jordan, PhD	—	—
Alexis V. Lukianov	30,000	3,579
Lilly Marks	30,000	3,579
Anthony F. Martin, PhD	—	—
Michael E. Paolucci	30,000	3,579
Maria Sainz	—	3,579

Equity Compensation Plan Information

Our primary equity compensation plan in prior years had been the 2004 LTIP until 2012, when our shareholders approved the 2012 LTIP, which is now our primary equity compensation plan. Some current and former executive officers continue to hold outstanding awards under our previous 2004 LTIP, although we no longer grant awards under this plan. All named executive officers are also eligible at their discretion to acquire shares of common stock pursuant to our SPP. Each of these has been approved by our shareholders. We have also made inducement grants of stock options to new employees in reliance on the Nasdaq exception to shareholder approval for such grants. For more information on our equity compensation plans, see “—Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Equity-Based Incentives” beginning on page 59.

The following table provides aggregate information regarding the shares of our common stock that may be issued upon the exercise of options and rights under all of our equity compensation plans as of December 31, 2017.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options and Rights (#) (a)(1)		Weighted- Average Exercise Price of Outstanding Options and Rights ($) (b)(4)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#) (c)
Equity Compensation Plans Approved by Security Holders	1,152,118	(2)(3)	$37.26	886,730	(5)
Equity Compensation Plans Not Approved by Security Holders	150,000	(6)	$38.82	—
Total	1,302,118	(3)	$37.47	886,730	(5)

(1)	Column does not include time-based vesting restricted stock or performance-based vesting restricted stock that was unvested as of December 31, 2017, as such stock is deemed issued and outstanding at the time of grant, notwithstanding that such shares remain subject to a risk of forfeiture until vesting.
(2)	Column reflects 936,822 shares issuable upon the exercise of stock options, 27,982 shares issuable pursuant to outstanding deferred stock units, and 187,314 shares issuable pursuant to outstanding performance share units, in each case, as of December 31, 2017. Shares issuable pursuant to outstanding performance share units are shown in the table based on the assumption that all applicable performance targets will be achieved at target levels, though ultimate achievement could be below or above target. All awards were granted pursuant to either the 2004 LTIP or the 2012 LTIP. There currently are no more grants being made under the 2004 LTIP.
(3)	If all performance share units outstanding as of December 31, 2017 were instead assumed to be achieved at maximum levels, a further 430,815 shares would be issuable in addition to the amount shown in the column.
(4)	The weighted-average exercise price in column only relates to the exercise price of stock options because the deferred stock units and performance share units have no exercise price.
(5)	Included are 345,555 registered shares available for issuance pursuant to the SPP and 541,175 shares remaining available for future award grants under the 2012 LTIP (which assumes that outstanding performance share units are achieved at target levels), in each case, as of December 31, 2017. If all performance share units outstanding as of December 31, 2017 instead were assumed to be achieved at maximum levels, the number of securities remaining available for future award grants under the 2012 LTIP as of December 31, 2017 would be 110,360 shares, and the aggregate amount in column (c) would be 455,915 shares. Of the 345,555 shares that were available for issuance pursuant to the SPP as of such date, 123,600 of these shares were issued in January 2018 pursuant to plan contributions made during the 2017 fiscal year.
(6)	Reflects shares issuable pursuant to an inducement grant stock option granted in 2013 to Mr. Mason in reliance on the Nasdaq exception to shareholder approval for equity grants to new hires.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Compensation Committee Interlocks and Insider Participation

The Compensation Committee, comprised entirely of independent, non-management directors, is responsible for establishing and administering the Company’s policies involving the compensation of its executive officers. No employee of the Company serves on the Compensation Committee. The Committee members have no interlocking relationships as defined by the SEC.

Approval of Related Person Transactions

Our policy, which is set forth in our Corporate Code of Conduct and Audit and Finance Committee charter, is that the Audit and Finance Committee will review and approve all related person transactions that meet the minimum threshold for disclosure under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).

Transactions with Related Persons

Tyson Fujikawa, the son of Raymond Fujikawa, our President, Spine Fixation, has been employed by the Company since 2007 and is currently the Vice President of International Sales Spine Fixation. For 2017, Tyson Fujikawa’s total cash compensation was approximately $376,000 which includes base salary, bonus and sales commissions. In addition, during 2017, he participated in the Company’s general welfare plans and was granted 2,386 restricted stock awards, which vest in four equal annual installments. These arrangements have been approved by our Audit and Finance Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Who are the principal owners of Orthofix common shares?

The following table shows each person, or group of affiliated persons, who beneficially owned, directly or indirectly, at least 5% of our common shares. Our information is based on reports filed with the SEC by each of the firms or individuals listed in the table below. You may obtain these reports from the SEC.

The Percent of Class figures for the common shares are based on 19,269,367 shares of our common stock outstanding as of the Record Date. Except as otherwise indicated, each shareholder has sole voting and dispositive power with respect to the shares indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	2,464,012	(1)	13.1%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	1,649,893	(2)	8.8%

(1)	Information obtained from a Schedule 13G/A filed with the SEC by BlackRock, Inc. (“BlackRock”) on January 19, 2018. The Schedule 13G/A discloses that BlackRock has sole voting power over 2,417,965 shares and sole dispositive power over 2,464,012 shares.
(2)	Information obtained from a Schedule 13G/A filed with the SEC by The Vanguard Group, Inc. (“Vanguard”) on February 8, 2018. The Schedule 13G/A discloses that Vanguard has sole power to vote or direct the vote of 22,745 shares, shared power to direct the vote of 7,396 shares, sole power to dispose of or to direct the disposition of 1,621,618 shares, and shared power to dispose or to direct the disposition of 28,275 shares.

Common shares owned by Orthofix’s directors and executive officers

The following table sets forth the beneficial ownership of our common shares, including stock options currently exercisable and exercisable within 60 days of the Record Date, by each director, each director nominee, each current and former executive officer listed in the Summary Compensation Table, and all current directors, director nominees and executive officers as a group. The percent of class figure is based on 19,269,367 shares of our common stock outstanding as of the Record Date. All directors and executive officers as a group beneficially owned 1,292,109 shares of Orthofix common stock as of such date. Unless otherwise indicated, the beneficial owners exercise sole voting and/or investment power over their shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Bradley R. Mason	489,074	(1)	2.5%
Michael M. Finegan	165,190	(2)	*
Ronald A. Matricaria	121,613	(3)	*
Davide Bianchi	111,317	(4)	*

Douglas C. Rice	91,469	(5)	*
James F. Hinrichs	56,297	(6)	*
Kimberley A. Elting	32,154	(10)	*
Luke Faulstick	30,229	(7)	*
Maria Sainz	29,267	(8)	*
Lilly Marks	29,029	(9)	*
Michael E. Paolucci	23,529	(11)	*
Alexis V. Lukianov	11,566	(12)	*
John Sicard	—
All directors and executive officers as a group (16 persons)	1,405,203		7.3%

*	Represents less than 1%.
(1)	Reflects 266,192 shares owned directly and 222,882 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of the Record Date.
(2)	Reflects 60,367 shares owned directly and 104,823 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of the Record Date.
(3)	Reflects 91,613 shares owned directly and 30,000 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of the Record Date.
(4)	Reflects 77,752 shares owned directly and 33,565 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of the Record Date.
(5)	Reflects 66,572 shares owned directly and 24,897 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of the Record Date.
(6)	Reflects 26,297 shares owned directly and 30,000 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of the Record Date.
(7)	Reflects 7,729 shares owned directly and 22,500 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of the Record Date.
(8)	All of such shares are owned directly.
(9)	Reflects 14,029 shares owned directly and 15,000 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of the Record Date.
(10)	Reflects 26,654 shares owned directly and 5,500 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of the Record Date.
(11)	Reflects 8,529 shares owned directly and 15,000 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of the Record Date.
(12)	Reflects 4,066 shares owned directly and 7,500 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of the Record Date.

PROPOSAL 2: ELECTION OF DIRECTORS

Our Existing Articles of Association provides that the Board shall consist of not less than six and no more than fifteen directors, the exact number to be determined from time-to-time by resolution of the Board. The Board is currently comprised of nine seats, all of which seats will be up for election at the Annual General Meeting. We have nominated Mr. Faulstick, Mr. Hinrichs, Mr. Lukianov, Ms. Marks, Mr. Mason, Mr. Matricaria, Mr. Paolucci, Ms. Sainz and Mr. Sicard to stand for election at the Annual General Meeting for these nine seats. Each seat will be elected for a one year term expiring at the 2019 Annual General Meeting of Shareholders and/or until their successors have been elected.

Name	Age	Director Since	Independent	Audit and Finance Committee	Compensation Committee	Compliance and Ethics Committee	Nominating and Governance Committee
Luke Faulstick	55	2014	✓	✓			Chair
James Hinrichs	50	2014	✓	Chair			✓
Alexis V. Lukianov	62	2016	✓		✓		✓
Lilly Marks	70	2015	✓			✓
Bradley R. Mason	64	2013
Ronald Matricaria (Chairman)	75	2014	✓	✓
Michael E. Paolucci	58	2016	✓		Chair	✓
Maria Sainz	52	2012	✓		✓	Chair
John Sicard	54	2018	✓

We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his term, the Board may fill the vacancy until the next Annual General Meeting of Shareholders.

Current Directors (and Directors Standing for Election at the Annual General Meeting)

Luke Faulstick	Director (Nominated to Stand for Re-Election as Director at the Annual General Meeting)

Mr. Faulstick, 55, joined the Board in September 2014. He has over 25 years of experience as a manufacturing executive and is a recognized expert on Lean Manufacturing and work culture. Since 2012, Mr. Faulstick has been co-owner, President and Chief Executive Officer of PPI Inc., a company operating several manufacturing-focused businesses. Prior to forming PPI, he was the Executive Vice President and Chief Operating Officer of DJO Global. He previously held senior operating management roles at Tyco Healthcare, Graphic Controls, Mitsubishi Consumer Electronics and Eastman Kodak. Under his leadership, DJO Global’s operations teams and manufacturing plants won numerous awards including the Shingo Prize for Operational Excellence, Industry Week’s Best Plants, and the Association of Manufacturing Excellence Operational Excellence Award. Mr. Faulstick received a Bachelor of Science Degree in Engineering from Michigan State University and a Master of Science Degree in Engineering from Rochester Institute of Technology. He previously served on the boards of Alphatec Spine and Microdental, as well as Chairman of the Board of the Association of Manufacturing Excellence. Currently he is a member of the Rady Children’s Hospital Foundation Board of Trustees and a Certified Board of Director through the UCLA Anderson School of Business.

The Board believes that Mr. Faulstick’s extensive experience as a manufacturing executive, operational knowledge and industry expertise, as well as his previous and current board memberships, brings unique and valuable insight to the Board.

James F. Hinrichs	Director (Nominated to Stand for Re-Election as Director at the Annual General Meeting)

Mr. Hinrichs, 50, was appointed to the Board in April 2014. From April 2015 to October 2017, he served as Executive Vice President and Chief Financial Officer of Alere Inc, a publicly traded diagnostic company, prior to its sale to Abbott Labs. From December 2010 through March 2015, he served as Chief Financial Officer of CareFusion Corporation, a publicly traded medical technology company, prior to its sale to Becton Dickinson. He previously served as CareFusion’s Senior Vice President, Global Customer Support, from January 2010 to December 2010, and as its Senior Vice President, Controller, from January 2009 to January 2010. Prior to joining CareFusion when it was spun off from Cardinal Health, Inc., he worked since 2004 at Cardinal Health in various positions including Executive Vice President and Corporate Controller of Cardinal Health, and as Executive Vice President and Chief Financial Officer of its Healthcare Supply Chain Services segment. He joined Cardinal Health following over a decade of finance and marketing roles at Merck & Co. He holds undergraduate and graduate degrees in business from Carnegie Mellon University.

The Board believes that Mr. Hinrichs’ financial and accounting experience gained through the foregoing roles, including in particular his experience as a public company chief financial officer, provide important expertise to the Board and will, in particular, enable him to provide service and leadership as the Chair of the Company’s Audit and Finance Committee effective as of the Annual General Meeting.

Alexis V. Lukianov	Director (Nominated to Stand for Re-Election as Re-Director at the Annual General Meeting)

Mr. Lukianov, 62, became a director in December 2016, bringing to the Board his more than 30 years of experience in the orthopedic industry. From July 1999 to March 2015, he served as Chief Executive Officer and a director of NuVasive, Inc., a publicly-traded medical device company focused on the design, development and marketing of products for the surgical treatment of spine disorders, including serving as Chairman of the Board between 2004 and 2015. From April 1996 to April 1997, Mr. Lukianov was a founder of and served as Chairman of the Board and Chief Executive Officer of BackCare Group, Inc., a spine physician practice management company. From January 1990 to October 1995, Mr. Lukianov held a variety of senior executive positions, including President, with Medtronic Sofamor Danek, Inc., a developer and manufacturer of medical devices to treat disorders of the cranium and spine and a subsidiary of Medtronic, Inc., a publicly-traded medical technology company. Between 1987 and 1990, he was the director of a business unit at Smith & Nephew Orthopaedics that brought limb lengthening technology to the United States from Russia. From 2007 until its acquisition in 2015 by Royal Philips, he served on the Board of Directors of Volcano Corporation, a Nasdaq-listed medical technology company. He has previously served on the boards and the executive committees of BIOCOM, a regional life sciences trade association, the Medical Device Manufacturers Association (MDMA), a national trade association, and the California Health Institute (CHI). Mr. Lukianov also serves on a number of private and non-profit boards.

The Board believes that Mr. Lukianov’s experience leading medical device and orthopedic companies brings valuable industry experience to the Board.

Lilly Marks	Director (Nominated to Stand for Re-Election as Director at the Annual General Meeting)

Ms. Marks, 70, was appointed to the Board in June 2015. She currently serves as the Vice President for Health Affairs for the University of Colorado and has led the University of Colorado Anschutz Medical Campus. Ms. Marks has also served as a member of the Board of Directors of the University of Colorado Health System, Children’s Hospital Colorado, and the Advisory Board for Clinical Research of the National Institutes of Health. She is currently a member of the Board of Directors of the Federal Reserve Bank of Kansas City, the Fitzsimons Redevelopment Authority, the Association of Academic Health Centers (AAHC), the Global Down Syndrome Foundation and the Rose Community Foundation. Additionally, she is a member of the Association of American Medical Colleges (AAMC) Advisory Panel on Research and is a trustee of the University of Colorado Foundation. Ms. Marks is a graduate of the University of Colorado.

The Board believes that Ms. Marks’ extensive experience from her previous and current board memberships, as well as her accomplished academic background, brings unique and valuable insight to the Board.

Bradley R. Mason	Director President and Chief Executive Officer (Nominated to Stand for Re-Election as Director at the Annual General Meeting)

Mr. Mason, 64, has served as a director since the 2013 Annual General Meeting. Mr. Mason rejoined Orthofix in March 2013 as our President and Chief Executive Officer after previously serving as Group President, North America from June 2008 through October 2009, and as a Strategic Advisor from November 2009 through October 2010. Prior to being appointed as Group President, North America, he had served as a Vice President of the Company since December 2003, when the Company acquired Breg, Inc. Prior to its acquisition by Orthofix, Mr. Mason had served as President and Chairman of Breg, a company he principally founded in 1989 with five other shareholders. Mr. Mason has over 30 years of experience in the medical device industry, some of which were spent with dj Orthopedics (formerly DonJoy) where he became an owner and executive in its early development stage and held the position of Executive Vice President. Since his retirement from Orthofix in 2010, he has served in a variety of part-time consulting and advisory roles, including as a consultant to Orthofix since October 2012 (which consulting relationship has been terminated as of March 13, 2013). Mr. Mason is the named inventor on 38 issued patents in the orthopedic product arena. He graduated Summa Cum Laude with an Associate of Arts and Associate of Science degree from MiraCosta College.

The Board believes that Mr. Mason’s leadership skills, operational knowledge and industry expertise, and his perspective as the Company’s President and Chief Executive Officer, brings unique and valuable insight to the Board.

Ronald Matricaria	Chairman of the Board (Nominated to Stand for Re-Election as Director at the Annual General Meeting)

Mr. Matricaria, 75, was appointed to the Board in March 2014. He has more than 35 years of medical device and pharmaceutical experience at St. Jude Medical, Inc. and Eli Lilly and Company, Inc. From April 1993 to May 1999, he served as President and Chief Executive Officer of St. Jude Medical, Inc. and served as Chairman of the Board of Directors from January 1995 to May 2002. Prior to joining St. Jude Medical, Mr. Matricaria spent 23 years with Eli Lilly and Company, Inc., where his last position was Executive Vice President of the Pharmaceutical Division of Eli Lilly and Company and President of its North American operations. He also served as President of Eli Lilly International Corporation, as well as President of its Medical Device Division. He currently serves as a director of Kinaxis Inc. a SaaS based software company traded on the Toronto Stock Exchange. Until recently, he served as Chairman of the Board at Volcano Corporation and as a member of the Boards of Phoenix Children’s Hospital and Life Technologies Corporation. Additionally, Mr. Matricaria previously has served on the board of a number of other public and private companies including Home Depot Inc., Diametric Medical Inc., Ceridian Inc., Centocor Inc., Haemonetics Inc., Kinetic Concepts, Inc., Hospira Inc., Cyberonics Inc., Vistacare Inc., Advanced Medical Technology Association (AdvaMed), the Pharmaceutical Manufacturers Association International Section, the American Diabetes Association, the American Foundation for Pharmaceutical Education, the National Foundation for Infectious Diseases, the National Retiree Volunteer Center and the Indiana Repertory Theatre as well as a trustee on the board of the Massachusetts College of Pharmacy and Allied Health Science. He also chaired the BioMedical Engineering Institute campaign, which raised an operating endowment for the Institute at the University of Minnesota. He remains a Trustee emeritus of the University of Minnesota Foundation. Mr. Matricaria holds a bachelor’s degree in pharmacy from the Massachusetts College of Pharmacy and was awarded an honorary Doctor of Science degree in pharmacy, as well as an honorary PharmD degree, in recognition of his contributions to the practice of pharmacy.

The Board believes that Mr. Matricaria’s wealth of experience as both an executive and director in the medical device industry brings invaluable experience and leadership qualities to the Board.

Michael E. Paolucci	Director (Nominated to Stand for Re-Election as Director at the Annual General Meeting)

Mr. Paolucci, 58, was named to the Board and appointed to the Compensation Committee in March 2016. A seasoned Human Resource (HR) executive, Mr. Paolucci has more than 20 years of global experience working directly with Boards of Directors and C-level executives to improve organizational capabilities and HR programs that result in sustained improvements in business performance. He currently serves as Vice President and Chief Human Resources Officer for Halozyme Therapeutics Inc., a late stage oncology and biopharmaceutical company on the forefront of cancer research. Prior to Halozyme, Mr. Paolucci served as Executive Vice President and Chief Human Resource Officer for CareFusion. He also served as Executive Vice President of Human Resources at NuVasive, and spent five years at Life Technologies. He was head of Human Resources for the services division of Hewlett Packard and served in several leadership roles with EDS, which was acquired by Hewlett Packard. Prior to HP/EDS, he was a partner with the HR consulting firm Towers Perrin. Mr. Paolucci is a graduate of Ohio State University.

The Board believes that Mr. Paolucci’s extensive experience as a HR executive and relevant knowledge and understanding of public company compensation issues brings unique and valuable insight to the Board.

Maria Sainz	Director (Nominated to Stand for Re-Election as Director at the Annual General Meeting)

Ms. Sainz, 52, became a director of Orthofix in November 2012, after previously having served on the Board from June 2008 to September 2011. From April 2012 to June 2017, she was the President and Chief Executive Officer, and a director, of CardioKinetix Inc., a heart failure related medical device company. From April 2008 to October 2011, she was President and Chief Executive Officer of Concentric Medical, Inc., a company developing and commercializing devices to perform mechanical clot removal post-stroke, which was sold to Stryker Corporate in October 2011. Upon this acquisition, she served as General Manager of the Stryker Neurovascular business unit until April 2012. From 2003 to 2006, she was the President of the Cardiac Surgery division of Guidant Corporation. After Boston Scientific acquired Guidant, Ms. Sainz led the integration process for both the Cardiac Surgery and European Cardiac Rhythm Management business of Guidant into Boston Scientific. Between 2001 and 2003, Ms. Sainz was the Vice President of Global Marketing – Vascular Intervention of Guidant. Ms. Sainz earned a Bachelor and Masters of Arts from the Universidad Complutense de Madrid and a Master’s Degree in International Management from American Graduate School of International Management. Ms. Sainz has served as a director of publicly-traded medical device companies The Spectranetics Corporation and MRI Interventions, Inc. since November 2010 and January 2014, respectively. Ms. Sainz has also been serving on the Board of Directors of Halyard Health, Inc. since February 2015.

Ms. Sainz provides the Board with significant experience in the medical device industry, as well as insight into international markets. The Board also values the perspective she brings from her current position as a chief executive officer.

John Sicard	Director (Nominated to Stand for Election as Director at the Annual General Meeting)

Mr. Sicard, 54, became a director of Orthofix in March 2018. Mr. Sicard joined the Board in March 2018. He currently serves as the President and Chief Executive Officer, and Board Member of Kinaxis, a global supply chain management software company that delivers cloud-based solutions to some of the world’s largest manufacturing companies, including many in the life science sector. Mr. Sicard joined Kinaxis in 1994 where he has held a number of senior management roles including Chief Strategy Officer, Chief Operating Officer, Executive Vice President of Marketing Development and Service Operations and Vice President of Customer Services. Mr. Sicard assumed the role of President and Chief Executive Officer of Kinaxis in January 2016. Prior to Kinaxis, Mr. Sicard held positions at FastMAN Software Systems, and Monenco Agra.

The Board believes that Mr. Sicard’s extensive experience as a strategic supply chain management executive, as well as his current board membership, brings unique and valuable insight to the Board.

The Board unanimously recommends that you vote “FOR” the election of each of the foregoing director nominees standing for election at the Annual General Meeting.

PROPOSAL 3: APPROVAL OF FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2017

Shareholders will be asked to consider, and, if thought fit, approve the consolidated balance sheet and consolidated statement of operations at and for the fiscal year ended December 31, 2017.

Pursuant to Article 116 of Book 2 of the CCC, the Board is required to draw up the Company’s consolidated balance sheet and consolidated statement of operations within eight months after the end of the fiscal year and to submit the same to the Annual General Meeting for approval. Approval of these financial statements does not constitute an expression of approval of the Company’s financial performance. Rather, the approval by shareholders of these statements is a legally mandated process under Curaçao law. In the event that shareholders do not approve the financial statements, the Company may be required to call a special meeting of shareholders to re-submit the same financial statements for additional approval, which we believe would constitute a waste of shareholder assets. As such, we urge shareholders to support the proposal to permit the Company to comply with its obligations under Curaçao law.

A copy of the Company’s consolidated balance sheet and consolidated statement of operations at and for the fiscal year ended December 31, 2017 is included in the 2017 Form 10-K, a copy of which accompanies this proxy statement/prospectus.

The Board unanimously recommends that you vote “FOR” the proposal to approve the consolidated balance sheet and consolidated statement of operations at and for the fiscal year ended December 31, 2017.

PROPOSAL 4: ADVISORY AND NON-BINDING VOTE ON EXECUTIVE COMPENSATION

As required by section 14A of the Securities Exchange Act of 1934, as amended, we are providing our shareholders an opportunity to indicate whether they support our named executive officer compensation as described in this proxy statement/prospectus. This advisory and non-binding vote, commonly referred to as “say-on-pay,” is not intended to address any specific item of compensation, but instead relates to the Compensation Discussion and Analysis, the tabular disclosures regarding named executive officer compensation, and the narrative disclosure accompanying the tabular presentation. These disclosures allow you to view the trends in our executive compensation program and the application of our compensation philosophies for the years presented. Because our Board views the advisory vote as a good corporate governance practice, and because a majority of our shareholders have expressed a preference for an annual advisory vote, we hold such votes on an annual basis. At the 2017 annual meeting, the Company’s say-on-pay proposal was supported by 92% of the votes cast, which we believe supports the Company’s “pay-for-performance” approach to executive compensation. The Committee evaluated these results of the vote in the fall of 2017.

The Committee believes that the voting results over the course of the last several years (which has included 90% or greater approval votes at five of the Company’s last six annual general meetings) affirm shareholders’ overall support of the Company’s approach to executive compensation, including continuing efforts by the Committee during that time to evolve the Company’s compensation programs towards policies viewed by institutional and other shareholders as aligning executive compensation with the interests of shareholders and good corporate governance. In addition to responding to the input of shareholders, the Committee also has considered many other factors in evaluating and setting the Company’s executive compensation programs, including the Committee’s assessment of the interaction of our compensation programs with our corporate business objectives, periodic analysis of our programs by our compensation consultant, and annual review of data versus a comparator group of peer companies, each of which is evaluated in the context of the Committee members’ fiduciary duty to act as the directors determine to be in shareholders’ best interests. Each of these factors informed the Compensation Committee’s decisions regarding named executive officers’ compensation for 2017. The Committee will continue to consider feedback from shareholders, including the outcome of the Company’s say-on-pay votes, when making future compensation decisions for its named executive officers.

As discussed in the Compensation Discussion and Analysis section of this proxy statement/prospectus, we believe that our executive compensation program properly links executive compensation to Company performance and aligns the interests of our executive officers with those of our shareholders.

Accordingly, the Board unanimously recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the shareholders approve the compensation of the Company’s named executive officers as disclosed in this proxy statement/prospectus pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related footnotes and narrative disclosures.”

Although this vote is advisory and is not binding on the Company, the Compensation Committee of the Board will take into account the outcome of the vote when considering future executive compensation decisions.

The Board unanimously recommends you for “FOR” the “say-on-pay” proposal.

PROPOSAL 5: APPROVAL OF THE AMENDED AND RESTATED 2012 LONG-TERM INCENTIVE PLAN

Shareholders will be asked to consider the terms of the Amended and Restated 2012 Plan and vote on the adoption of the Amended and Restated 2012 Plan at the Annual General Meeting.

The Board of Directors has adopted the Amended and Restated 2012 Plan, subject to approval from our shareholders. We are asking our shareholders to approve the Amended and Restated 2012 Plan as we believe that approval of the plan is essential to our continued success. The purpose of the Amended and Restated 2012 Plan is to provide eligible employees and non-employee directors an incentive to contribute to the success of the Company and to operate and manage our business in a manner that will provide for the Company’s long term growth and profitability and provide a means of obtaining, rewarding and retaining key personnel. In the judgment of the Board of Directors, awards under the Amended and Restated 2012 Plan will be a valuable incentive and will serve to the ultimate benefit of our shareholders by aligning more closely the interests of Amended and Restated 2012 Plan participants with those of our shareholders.

If our shareholders approve the Amended and Restated 2012 Plan, the number of shares of common stock reserved for issuance under the plan will be increased by 1,550,000 shares. As of April 23, 2018, 9,155 shares remained available for future award grants under the 2012 LTIP (assuming all currently outstanding performance share units ultimately are achieved at target levels). In addition, if all performance share units outstanding as of such date were achieved at maximum levels, a further 604,879 shares would be issuable.

If our shareholders approve the Amended and Restated 2012 Plan, the new terms of the plan will govern awards made on and following the date of shareholder approval and the terms of the plan prior to its amendment and restatement will govern awards made prior to the date of shareholder approval. On the Record Date, the closing price of our common stock was              per share.

The following is a summary of certain material differences between the Amended and Restated 2012 Plan and the 2012 LTIP as it currently exists:

•	The Amended and Restated 2012 Plan retains the individual limits on the maximum number of shares of common stock that may be granted under the plan pursuant to specified awards and the maximum dollar amount that may be paid as a cash-denominated award over specified periods, but adds a separate, higher limit on the grants that can be made the first year a grantee is employed by the Company. Notwithstanding that changes resulting from the Tax Act (as described below) have made imposing these limits on future awards irrelevant for their original intended purpose, which was the ability to grant awards that qualified as “performance-based compensation” under Section 162(m) of the Code, we have retained and expanded upon these individual limits because they currently represent good corporate governance procedures and are favored by institutional investors and proxy advisory services. In addition, the Amended and Restated 2012 Plan adds a separate limit on the maximum total compensation (including cash payments and the aggregate grant date value of awards) that may be granted in a fiscal year to an outside director. These limits are discussed in more detail below under “Share Limits.”

•	The Amended and Restated 2012 Plan retains the requirement that awards subject to time-based vesting are subject to a time-based vesting schedule of a least one year following the date of grant and that awards subject to performance-based vesting are subject to a performance-based vesting schedule that vests based on the achievement of performance metrics over a period of not less than one year from the date of grant, but adds an exception providing that up to 5% of the number of shares of common stock available for issuance under the Amended and Restated 2012 Plan may be granted without such limitations and that awards that that vest due to a grantee’s death, disability or retirement, or in connection with a corporate transaction are not subject to the one-year vesting limitation.

•	The 2012 LTIP included certain design features that were intended to allow awards that qualified as “performance-based compensation” under Section 162(m) of the Code. These awards were intended to be exempt from the $1 million deduction limit that would otherwise apply under Section 162(m) for compensation paid to certain executive officers. The Tax Act eliminated the exception from the Section 162(m) deduction limit for “performance-based compensation” and expanded the group of executive officers to which the $1 million deduction limit applies. As a result, while the Amended and Restated 2012 Plan continues to allow awards to be granted that are subject to performance-vesting conditions, the Amended and Restated 2012 Plan eliminates certain of the provisions that had been required for awards to comply with the exception to the deduction limitation for “performance-based compensation.” However, the Amended and Restated 2012 Plan still retains certain of the features common to “performance-based compensation” under Section 162(m) as in effect before the Tax Act, including certain individual award limits and a list of performance criteria, even though those features are no longer required by tax law after the Tax Act. The Company may re-evaluate these features at a later date as guidance is provided by the Internal Revenue Service regarding the changes made to Section 162(m) by the Tax Act. As a result of the changes imposed by the Tax Act, therefore, none of the new awards under the Amended and Restated 2012 Plan will be able to qualify as “performance-based compensation” under the provisions of Section 162(m) of the Code as in effect prior to the Tax Act, and any awards granted under the Amended and Restated 2012 Plan to our chief executive officer, chief financial officer, and three other most highly compensated executive officers will be subject to the $1 million deduction limit of Section 162(m) of the Code. The provisions of the 2012 LTIP will continue to apply to any awards granted on or prior to November 2, 2017 that were intended to qualify as “performance-based compensation” or that were intended to be exempt from the limitations imposed by Section 162(m) of the Code.

•	Though the Company does not currently have a practice of paying dividends, the Amended and Restated 2012 Plan provides that any cash dividends declared or paid on shares of restricted stock will not be paid currently, but will instead be accrued and will be subject to the same vesting conditions and restrictions that apply to the underlying shares of restricted stock. As a result, any dividends paid in respect of shares of restricted stock will not vest and become payable unless and until the shares of restricted stock to which the dividends apply become vested and nonforfeitable. The 2012 LTIP allowed dividends to be paid on unvested shares of restricted stock.

Assuming a quorum is present at the Annual General Meeting, the approval of the holders of a majority of the votes cast will be required to approve this proposal. Neither abstentions nor broker non-votes will have any effect on the outcome of voting this proposal.

The Board unanimously recommends that you vote “FOR” the approval of the Amended and Restated 2012 Plan.

Description of the Plan

A description of the material provisions of the Amended and Restated 2012 Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the Amended and Restated 2012 Plan, a copy of which is attached as Annex C to this proxy statement/prospectus.

Administration. The Amended and Restated 2012 Plan is administered by the Compensation Committee of the Board of Directors. The members of the Compensation Committee meet the requirements of Rule 16b-3 of the Exchange Act and comply with the independence requirements of current Nasdaq listing standards. In addition, to the extent necessary to satisfy any transition rule or applicable transition guidance pertaining to awards intended to satisfy the criteria for performance-based compensation under Section 162(m) of the Code, the committee administering such awards will consist of two or more directors who qualify as “outside directors” within the meaning of Section 162(m) and the applicable guidance thereunder. Subject to the terms of the plan, the Compensation Committee may select participants to receive awards, determine the types and amounts of awards and terms and conditions of awards, and interpret provisions of the plan. Members of the Compensation Committee serve at the pleasure of the Board of Directors. The Board of Directors may also appoint one or more separate committees, each composed of one or more directors who need not satisfy the independence requirements described above to administer the Amended and Restated 2012 Plan with respect to employees or other service providers who are not officers or directors of the Company. In addition, to the extent permitted by applicable laws, the Compensation Committee may, by resolution, delegate some or all of its authority with respect to the plan and awards to the President and Chief Executive Officer and/or any other officer of the Company designated by the Compensation Committee, provided that the officer delegated such authority may not make grants to Company directors, to “executive officers” (as defined in Rule 3b-7 under the Exchange Act), or to himself or herself. In addition, the Compensation Committee may not delegate its authority to interpret the Amended and Restated 2012 Plan, any award or any award agreement.

Common Stock Reserved for Issuance under the Plan. The common stock issued or to be issued under the Amended and Restated 2012 Plan consists of authorized but unissued shares or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. The Amended and Restated 2012 Plan provides for a so-called “fungible share pool” pursuant to which awards of options and stock appreciation rights (“SARs”) will be counted against the plan limit as one share for every one share subject to an option or SAR granted under the plan, and “full value” awards (all awards other than options and SARs) will be counted against the plan limit as 1.84 shares for every one share subject to such full value award. If any shares covered by an award under the Amended and Restated 2012 Plan are not purchased or are forfeited, or if an award otherwise terminates without delivery of any common stock, then the number of shares of common stock counted against the aggregate number of shares available under the plan with respect to the award will again be available for making awards under the Amended and Restated 2012 Plan in accordance with the previously described fungible share pool. The number of shares of common stock available for issuance under the Amended and Restated 2012 Plan will not be increased by (i) any shares tendered or withheld or award surrendered in connection with the purchase of shares of common stock upon exercise of an option SAR, (ii) any shares of common stock that were not issued upon the net settlement or net exercise of an option or stock-settled SAR, (iii) any shares of common stock deducted from an award payment in connection with the Company’s tax withholding obligations, or (iv) any shares of common stock purchased by the Company with proceeds from option or SAR exercises.

Eligibility. Awards may be made under the Amended and Restated 2012 Plan to directors, or employees of or consultants to the Company or any of our affiliates, including any such employee who is an officer or director of us or of any affiliate.

Minimum Vesting Provisions. Except with respect to a maximum of 5% of the shares that may be granted under the Amended and Restated 2012 Plan, no portion of any award that vests on the basis of a grantee’s continued service may be granted with vesting conditions under which vesting occurs earlier than the one year anniversary of the grant date, and no portion of any award that vests based upon the attainment of performance measures may be granted with a performance period of less than 12 months. (Certain substitute awards that the Company may assume in corporate transactions are not subject to this provision.) The Compensation Committee may, however, provide for the earlier vesting, exercisability, and/or settlement under any award in the event of a grantee’s death, disability or retirement in connection with a corporate transaction.

Amendment or Termination of the Plan. The Board of Directors may terminate or amend the Amended and Restated 2012 Plan at any time and for any reason. The Amended and Restated 2012 Plan shall terminate in any event 10 years after the date of shareholder approval of the plan (which, if the plan is approved at the annual meeting, shall make such termination date June 18, 2028). Amendments will be submitted for shareholder approval to the extent required by the Code or other applicable laws, rules or regulations.

Options. The Amended and Restated 2012 Plan permits the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Code and options that do not qualify as incentive stock options.

•	Exercise Price. The exercise price of each option may not be less than 100% of the fair market value of our common stock on the date of grant. The fair market value is generally determined as the closing price of the common stock on the date of grant. In the case of certain 10% shareholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant. An exception to these requirements is made for options that the Company grants in substitution for options held by employees of companies that the Company acquires. In such a case the exercise price is adjusted to preserve the economic value of the employee’s option from his or her former employer. The term of each option is fixed by the Compensation Committee and may not exceed 10 years from the date of grant (or five years from the date of grant in the case of certain 10% shareholders who receive incentive stock options). The Compensation Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. In general, an optionee may pay the exercise price of an option by cash, certified check, or, to the extent an award agreement so provides, by tendering shares of common stock, by means of a broker-assisted cashless exercise or by means of net exercise.

•	Transfers. Options and SARs granted under the Amended and Restated 2012 Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, the Company may permit limited transfers of non-qualified options and SARs for the benefit of immediate family members of grantees to help with estate planning concerns.

•	Repricing Prohibited. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the Company may not amend the terms of outstanding options or SARs to reduce the exercise price or SAR price, as applicable, of such outstanding options or SARs, cancel or assume outstanding options or SARs in exchange for or substitution of options or SARs with an exercise price or SAR price, as applicable, that is less than the exercise price or SAR price, as applicable, of the original options or SARs, or cancel or assume outstanding options or SARs with an exercise price or SAR price, as applicable, above the current fair market value in exchange for cash, awards, or other securities, in each case, unless such action is subject to and approved by the Company’s shareholders.

Other Awards. The Compensation Committee may also award:

•	shares of unrestricted stock, which are shares of common stock at no cost or for a purchase price determined by the Compensation Committee which are free from any restrictions under the plan. Unrestricted shares of common stock may be granted, subject to 5% limit discussed above under “—Minimum Vesting Provisions,” to participants in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation to be paid to participants;

•	shares of restricted stock, which are shares of common stock subject to restrictions. Shares of restricted stock have the right to vote and the right to receive dividends declared or paid with respect to such shares, except that cash and stock dividends will not be paid currently but instead will be subject to the same vesting conditions and restrictions applicable to the underlying shares of restricted stock;

•	stock units, which are common stock units subject to restrictions;

•	dividend equivalent rights, which are rights entitling the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of common stock. Dividend equivalent rights granted as a component for another award, such as in connection with stock units, will not be paid currently but instead will be subject to the same vesting conditions and restrictions applicable to the underlying award;

•	SARs, which are a right to receive a number of shares or, at the discretion of the Compensation Committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the right during a stated period specified by the Compensation Committee. The exercise price for an SAR shall not be less than the fair market value of a share of common stock on the grant date of the SAR. The term of each SAR is fixed by the Compensation Committee and may not exceed 10 years from the date of grant. The Compensation Committee determines when the SAR may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which the SAR may be exercised; and

•	performance and annual incentive awards, ultimately payable in common stock or cash, as determined by the Compensation Committee. The Compensation Committee may grant multi-year and annual incentive awards subject to achievement of specified performance metrics tied to business criteria (described below). The Compensation Committee may specify the amount of the incentive award as a percentage of these performance criteria, a percentage in excess of a threshold amount or as another amount which need not bear a strictly mathematical relationship to these performance criteria. The Compensation Committee may modify, amend or adjust the terms of each award and the performance criteria.

Effect of Certain Corporate Transactions. Unless an applicable award agreement provides otherwise, certain change in control transactions involving us, such as a sale of the Company, will cause grantees of restricted stock, stock units, stock appreciation rights and options to become fully vested, unless the awards are continued or substituted for in connection with the change in control transaction. For awards based on the satisfaction of performance conditions (“Performance Awards”) that are denominated in shares of common stock or stock units, if less than half of the performance period has lapsed, such Performance Awards will be converted into restricted stock or stock units assuming target performance has been achieved (or into unrestricted shares of common stock if no further restrictions apply). If more than half the performance period has lapsed, such Performance Awards will be converted into restricted stock or stock units based on actual performance to date (or into unrestricted shares of common stock if no further restrictions apply). If actual performance is not determinable, such Performance Awards will be converted into restricted stock or stock units assuming target performance has been achieved, based on the discretion of the Compensation Committee (or into unrestricted shares of common stock if no further restrictions apply).

Adjustments for Stock Dividends and Similar Events. The Compensation Committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the Amended and Restated 2012 Plan, including the individual limitations on awards (described below), to reflect stock splits and other similar events.

Section 162(m) of the Code. Following the passage of the Tax Act, Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year to any person who has served as chief executive officer, chief financial officer, or as one of its three other most highly compensated executive officers in any fiscal year beginning after December 31, 2016 (our covered employees). Prior to the passage of the Tax Act, Section 162(m) disallowed a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year to its chief executive officer and each of its three other most highly compensated executive officers, other than its chief financial officer, unless such compensation qualified as “performance-based compensation” within the meaning of the Code. The changes under Section 162(m) are generally effective for taxable years beginning in 2018, but there is a grandfather rule for compensation paid pursuant to a written, binding contract that was in effect on November 2, 2017, which was not modified in any material respect on or after that date.

As a result of the changes imposed by the Tax Act, the Amended and Restated 2012 Plan does not contain all of the provisions providing for grants of “performance-based compensation” under the legacy Section 162(m) provisions that our 2012 LTIP currently contains. However, the Amended and Restated 2012 Plan does permit the Compensation Committee to provide that vesting of any of the awards that may be granted under the Amended and Restated 2012 Plan may be made subject to the achievement of performance metrics determined by the Compensation Committee, which metrics may include, but are not limited to: (i) net earnings or net income; (ii) operating earnings; (iii) pretax earnings; (iv) earnings per share; (v) share price, including growth measures and total shareholder return; (vi) earnings before interest and taxes; (vii) earnings before interest, taxes, depreciation and/or amortization; (viii) earnings before interest, taxes, depreciation and/or amortization as adjusted to exclude any one or more of the following: stock-based compensation expense; income from discontinued operations; gain on cancellation of debt; debt extinguishment and related costs; restructuring, separation and/or integration charges and costs; reorganization and/or recapitalization charges and costs; impairment charges; gain or loss related to investments; sales and use tax settlement; and gain on non-monetary transactions; (ix) sales or revenue growth, whether in general, by type of product or service, or by type of customer; (x) gross or operating margins; (xi) return measures, including return on assets, capital, investment, equity, sales or revenue; (xii) cash flow, including: operating cash flow; free cash flow, defined as earnings before interest, taxes, depreciation and/or amortization (as adjusted to exclude any one or more of the items that may be excluded pursuant to the Performance Measure specified in clause (viii) above) less capital expenditures; levered free cash flow, defined as free cash flow less interest expense; cash flow return on equity; and cash flow return on investment; (xiii) productivity ratios; (xiv) expense targets; (xv) market share; (xvi) financial ratios as provided in credit agreements of the Company and its Subsidiaries; (xvii) working capital targets; (xviii) completion of acquisitions of businesses or companies; (xix) completion of divestitures and asset sales; and (xx) any combination of the foregoing business criteria.

Share Limits. The maximum number of shares of common stock subject to options or SARs that can be granted under the Amended and Restated 2012 Plan to any person who is not a non-employee director is 400,000 per 12-month period, provided that in a grantee’s year of hire the applicable limit is 800,000. The maximum number of shares of common stock that can be granted under the Amended and Restated 2012 Plan to any person who is not a non-employee director, other than pursuant to an option or SAR, is 200,000 per 12-month period, provided that in a grantee’s year of hire the applicable limit is 400,000. The maximum amount that may be paid as an annual incentive award or other cash award in any 12-month period to any one person who is not a non-employee director is $3,000,000 and the maximum amount that may be paid as a performance award or other cash award in respect of a performance period greater than 12 months to any one person who is not a non-employee director is $6,000,000.

The maximum total compensation (including cash payments and the aggregate grant date fair value of awards that may be granted under the Amended and Restated 2012 Plan) that may be paid to or granted in a 12-month period to a non-employee director for such director’s service on the Board of Directors or a committee of the Board of Directors is $1,000,000.

Federal Income Tax Consequences

Incentive Stock Options. The grant of an option will not be a taxable event for the grantee or for the Company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to the one million dollar limitation imposed by Section 162(m), described above, and to certain reporting requirements.

Non-Qualified Options. The grant of an option will not be a taxable event for the grantee or the Company. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If we comply with applicable reporting requirements, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income, subject to the one million dollar limitation imposed by Section 162(m).

A grantee who has transferred a non-qualified option to a family member by gift will realize taxable income at the time the non-qualified option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of common stock will be the fair market value of the shares of common stock on the date the option is exercised. The transfer of vested non-qualified options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

In the event a grantee transfers a non-qualified option to his or her ex-spouse incident to the grantee’s divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at this time.

Restricted Stock. A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the common stock is subject to restrictions will be subject to withholding taxes. If we comply with applicable reporting requirements, and subject to the one million dollar deduction limitation of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Units. There are no immediate tax consequences of receiving an award of stock units under the Amended and Restated 2012 Plan. A grantee who is awarded stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements, and subject to the one million dollar deduction limitation of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Dividend Equivalent Rights. Participants who receive dividend equivalent rights will be required to recognize ordinary income in an amount distributed to the grantee pursuant to the award. If we comply with applicable reporting requirements, and subject to the one million dollar deduction limitation of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of stock appreciation rights under the Amended and Restated 2012 Plan. Upon exercising a stock appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. If we comply with applicable reporting requirements and subject to the one million dollar deduction limitation of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Performance and Annual Incentive Awards. The award of a performance or annual incentive award will have no federal income tax consequences for us or for the grantee. The payment of the award is taxable to a grantee as ordinary income. If we comply with applicable reporting requirements, and subject to the one million dollar deduction limitation of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Unrestricted Common Stock. Participants who are awarded unrestricted common stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares of common stock on the date of the award, reduced by the amount, if any, paid for such shares. If we comply with applicable reporting requirements and subject to the one million dollar deduction limitation of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Section 280G. To the extent payments which are contingent on a change in control are determined to exceed certain Code limitations, they may be subject to a 20% nondeductible excise tax and the Company’s deduction with respect to the associated compensation expense may be disallowed in whole or in part. The Amended and Restated 2012 Plan includes a Section 280G “best after tax” provision, meaning, if any of the payments under the Amended and Restated 2012 Plan or otherwise would constitute parachute payments within the meaning of Section 280G of the Code and be subject to the excise tax imposed under Section 4999 of the Code, the payments will be reduced by the amount required to avoid the excise tax if such a reduction would give the grantee a better after-tax result than if the grantee received the payments in full.

Section 409A. The Company intends for awards granted under the plan to comply with Section 409A of the Code. To the extent a grantee would be subject to the additional 20% excise tax imposed on certain nonqualified deferred compensation plans as a result of a provision of an award under the plan, the provision will be deemed amended to the minimum extent necessary to avoid application of the 20% excise tax.

New Plan Benefits

As of March 31, 2018, there were 8 executive officers, 877 other employees and 8 non-employee directors of the Company and its subsidiaries who are eligible to be participants in Amended and Restated 2012 Plan.

On April 2, 2018, the Compensation Committee made the Company’s annual equity grants to employees, which grants were made out of the remaining capacity that then-existed under the 2012 Plan (498,996 shares). Due to capacity limitations, the Committee was not able to make all contemplated grants, and at Mr. Mason’s request, Mr. Mason’s restricted stock grant was delayed. Such grant to Mr. Mason was instead made contingent upon the Amended and Restated 2012 Plan being approved by shareholders at the Annual General Meeting.

In July 2018, the Committee contemplates making the Company’s annual restricted stock grant to non-executive directors, which grant is also contemplated to be made pursuant to the Amended and Restated 2012 Plan, contingent upon the Amended and Restated 2012 Plan being approved by shareholders at the Annual General Meeting. The number of shares of restricted stock granted will be based on the value of the Company’s common stock as of the grant date.

The following table shows these grant amounts, each of which are contingent upon shareholders approving the Amended and Restated 2012 Plan at the Annual General Meeting:

Name and Position	Dollar Value(1)		Number of Restricted Stock Awards Granted Contingent Upon Approval of Amended and Restated 2012 Plan
Bradley R. Mason –President and Chief Executive Officer	$1,054,995		18,551
Douglas C. Rice – Chief Financial Officer	—		—
Kimberley A. Elting – Chief Legal and Administrative Officer	—		—
Michael M. Finegan – Chief Strategy Officer	—		—
Davide Bianchi – President, Global Extremity Fixation	—		—
All Executive Officers as a Group	—		—
All Non-Executive Directors as a Group	$1,455,000		24,458	(2)
All Non-Executive Officer Employees as a Group	—	(3)	—	(3)

(1)	Amounts shown is the aggregate grant date fair value of the awards, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (formerly known as Statement of Financial Accounting Standards No. 123(R)), or ASC 718.
(2)	Number of shares represents an estimate of the number of shares of restricted stock to be granted, based on the closing price of the Company’s common stock on April 16, 2018. The actual number of shares granted will be based on the price of the Company’s common stock at the time of grant.
(3)	On March 15, 2018, the Company, through a wholly owned subsidiary, entered into a definitive merger agreement to acquire Spinal Kinetics Inc., a privately held developer and manufacturer of artificial cervical and lumbar discs. In connection with the anticipated closing of the transaction, the Company expects to make equity awards to Spinal Kinetics employees at or shortly following the closing. At the present time, the Company expects these grants to be made as inducement grants in reliance on the Nasdaq exception to shareholder approval for such grants, rather than as grants from the 2012 LTIP. As a result, these grants are not shown in the table.

PROPOSAL 6: APPROVAL OF AMENDMENT NO. 1 TO THE SECOND AMENDED AND RESTATED STOCK PURCHASE PLAN

The Company’s Second Amended and Restated Stock Purchase Plan (the “SPP”) is a shareholder approved equity plan under which most of our employees and directors are eligible to purchase common stock of the Company. On April 23, 2018, the Board adopted Amendment No. 1 to the Company’s Second Amended and Restated Stock Purchase Plan, subject to shareholder approval (the “SPP Amendment”). The SPP Amendment increases the number of shares subject to awards under the plan from 1,850,000 to 2,350,000. The SPP Amendment does not provide for any other changes to the SPP.

The SPP Amendment will become effective upon approval by the Company’s shareholders. If the SPP Amendment is not approved by the Company’s shareholders, the SPP will continue in its current form, but the Company may no longer have sufficient shares to continue offering shares under the plan.

Because participation in the SPP is subject to the discretion of each eligible employee or director and the amounts received by participants under the plan are subject to the fair market value of our common stock on future dates, the benefits or amounts that will be received by any participant or groups of participants if the SPP is approved are not currently determinable.

Description of the SPP

The following is a brief summary of the material features of the SPP and its operation. A copy of the SPP Amendment, together with the current text of the SPP, is attached as Annex D to this proxy statement. The description below is qualified in its entirety by the detailed provisions of the SPP, which are set forth in Annex D to this proxy statement/prospectus.

Sponsor

Orthofix International N.V. is the sponsor of the SPP. (In the event that the domestication to Delaware is consummated, Orthofix Medical Inc. shall become the sponsor of the SPP.)

Purposes and Eligibility

The purpose of the SPP is to encourage eligible employees and non-employee directors of the Company to become owners of common stock of the Company, thereby giving them a greater interest in the growth and success of its business. As of March 31, 2018, we estimate that approximately 8 directors, 8 executives and 877 employees of the Company are eligible to purchase shares under the SPP. Currently, there are approximately 380 participants in the SPP.

Number of Shares of Common Stock Subject to the SPP

The maximum number of shares of our common stock that may be issued pursuant to the SPP, subject to anti-dilution provision adjustments, is currently 1,850,000 shares. If the SPP Amendment is approved by shareholders, the maximum number of shares of our common stock that may be issued pursuant to the SPP, subject to anti-dilution provision adjustments, will increase to 2,350,000 shares. As of March 31, 2018, 1,628,005 shares had been issued pursuant to the SPP and 221,995 shares remained available for issuance. Shares purchasable pursuant to the SPP may be authorized but previously unissued shares or shares of stock held in treasury or purchased in the open market or in privately negotiated transactions.

Participation in the SPP

All eligible employees and non-employee directors may participate in the SPP on the first day of any plan year. Eligible employees participate by electing to contribute to the SPP through payroll deductions, which generally may not be more than 25% of an employee’s compensation. Eligible non-employee directors participate by electing to contribute to the SPP through deductions of their director fees and other compensation that are paid in cash. Eligible participants must elect to participate in the plan prior to the beginning of the plan year. Participants may withdraw from the SPP by providing notice to the Company’s Compensation Committee before the last day of the plan year. Upon withdrawal from the SPP, all payroll deductions under the SPP cease immediately, and a participant will receive a refund of his or her contribution, including all accrued interest. An employee’s participation in the SPP terminates upon his or her termination of employment, and will generally terminate upon his or her leave of absence from active employment only if such employee does not continue to make contributions to the SPP during such leave of absence. A non-employee director’s participation in the SPP terminates upon his or her ceasing to be a member of the Board.

Participants in Non-US Jurisdictions

With respect to participants that are subject to the tax laws of a jurisdiction outside of the US, the SPP allows the Compensation Committee to adopt such modifications and procedures as it deems necessary or desirable to comply with the provisions of the laws of such non-U.S. jurisdictions in order to assure the viability of the benefits paid to such participants. Further, the Compensation Committee may adopt sub-plans applicable to separate classes of eligible employees and non-employee directors who are subject to the laws of jurisdictions outside of the U.S.

Distribution of Common Stock

The SPP provides that as soon as practicable following the last day of the plan year (but in any event, no more than two and one-half months thereafter), the Compensation Committee will distribute to each person who was a participant during the plan year a certificate or certificates representing the number of whole shares of Company common stock determined by dividing (i) the amount of the participant’s contributions for the plan year plus accrued interest, by (ii) 85% of the lower of the fair market value of the Company common stock on the first and last day of the plan year.

Under the SPP, “fair market value” means, as of any date that requires determination of the fair market value, the closing price of our common stock as quoted on Nasdaq on such date of determination (with other definitions provided under the plan if our common stock is no longer traded on Nasdaq).

The Compensation Committee may, in its discretion, require a participant to pay, prior to the distribution of Company stock, the amount the Compensation Committee deems necessary to satisfy the Company’s obligation to withhold applicable taxes that the participant incurs as a result of his or her participation in the SPP. The participant may deliver sufficient shares of Company stock, cash or irrevocably elect for the participating employer to withhold from the shares of stock to be distributed a sufficient number of shares of stock. The SPP permits the Company or its subsidiary to deduct from all cash payments made to a participant any applicable required taxes to be withheld with respect to such payments.

Administration of the SPP

The Compensation Committee oversees and administers the SPP. The Committee has power to determine the amount of benefits payable to participants and construe and interpret the plan whenever necessary to carry out the SPP’s intention and purpose. The Committee is authorized to administer the plan as necessary to take account of tax, securities law and other regulatory requirements of foreign jurisdictions. The Committee is also generally able to designate one or more of its members or the Chief Executive Officer or Chief Financial Officer of the Company to carry out the Committee’s responsibilities under such conditions and limitations as the Committee may determine. The SPP provides indemnity (except in the case of fraud, willful misconduct or failure to act in good faith) to members of the Board, the Committee, the Chief Executive Officer, the Chief Financial Officer and other officers or employees to whom duties or responsibilities are delegated in connection with the operation, administration or interpretation of the SPP. Any authority or responsibility that may be exercised by the Committee is also exercisable by the Board. The Board or the Committee is able to extend or terminate the benefits of the SPP to any subsidiary of the Company at any time without the approval of the Company’s shareholders.

Amendment and Termination of SPP

The Board may amend or terminate the SPP at any time. Upon the termination of the SPP, each participant will receive a refund of his or her contributions for the plan year plus accrued interest. However, the Board must obtain shareholder approval to increase the maximum number of shares issuable under the plan (as it is proposing to do now). Also, the Board may not amend or terminate the SPP if it would decrease the participant’s accrued benefits as of the effective date of such action, unless the Board determines that amendments to the plan are necessary or appropriate to exempt issuances from or conform the SPP to the requirements of Section 409A of the Code, in which case the Board may adopt such amendments to the plan, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect) as it deems appropriate under the circumstances.

Certain U.S. Federal Income Tax Consequences

The following is a general summary of certain U.S. federal income tax consequences to U.S. employees with respect to Company common stock issued under the SPP. This discussion applies to employees and directors who are citizens or residents of the U.S. and U.S. taxpayers. The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, foreign and other tax consequences of the SPP. The SPP is not qualified under the provisions of Section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

All amounts contributed to the SPP are deducted from each participant’s taxable compensation on an after-tax basis. Participants will recognize taxable income on the interest they earn on their contributions to the SPP in the taxable year in which the interest accrues. When shares of Company common stock are distributed to participants at the end of the plan year, participants will also recognize taxable income on the difference between the fair market value of the Company common stock on that date and the purchase price participants pay for the shares. If participants sell shares of Company common stock that they received under the SPP, any gain or loss will be taxed as a capital gain or loss. Subject to the applicable provisions of the Code and applicable regulations, the participant’s employer will generally be entitled to a federal income tax deduction in an amount equal to the taxable income that each participant recognizes. Each participant’s employer will be entitled to this deduction for the taxable year that includes the last day of the taxable year for which a participant recognizes taxable income.

For U.S. income tax purposes, the gross amount of dividends paid to participants who hold shares of Company common stock will be treated as gross dividend income to such holders in the year in which such dividend is received to the extent paid or deemed paid out of the Company’s current or accumulated earnings and profits as calculated for U.S. federal income tax purposes.

Section 409A

Section 409A of the Code applies to compensation plans providing deferred compensation to employees and directors, and potentially could apply to the SPP. Failure to comply with Section 409A, with respect to compensation deferred under the SPP, in the absence of an applicable exemption, could result in current income taxation to the recipient for all amounts deferred as well as the imposition of an additional 20% tax and interest on any underpayment of tax. In general, Section 409A should not apply to the SPP (provided there is no deferral of income beyond the date that is two and one half months after the end of the plan year).

The Board unanimously recommends that you vote “FOR” the proposal to approve Amendment No. 1 to the Second Amended and Restated Stock Purchase Plan.

PROPOSAL 7: RATIFICATION OF THE SELECTION OF EY AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018

We are asking you to ratify the Audit and Finance Committee’s selection of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for 2018. EY has served as the independent registered public accounting firm of Orthofix since 2002. They have unrestricted access to the Audit and Finance Committee to discuss audit findings and other financial matters.

We do not anticipate that representatives of EY will be at the Annual General Meeting. The work performed by EY during 2017 and 2016 and related fee information is described below.

Although shareholder ratification is not required, the appointment of EY is being submitted for ratification as a matter of good corporate practice with a view towards soliciting shareholders’ opinions that the Audit and Finance Committee will take into consideration in future deliberations. If EY’s selection is not ratified at the Annual General Meeting, the Audit and Finance Committee will reconsider whether to retain EY. Even if the selection is ratified, the Audit and Finance Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines such a change would be in the best interests of the Company and its shareholders.

The Board unanimously recommends that you vote “FOR” ratification of the selection of EY as independent registered public accounting firm for 2018.

Principal Accountant Fees and Services

The following table sets forth fees for professional services rendered by EY for the audits of the Company’s financial statements for the fiscal years ended December 31, 2017 and December 31, 2016, respectively, and the fees billed for other services rendered by EY during each such fiscal year.

	2017	2016
Audit Fees	$2,241,451	$2,357,350
Audit-Related Fees	348,846	63,800
Tax Fees	1,114,129	868,271
All Other Fees	2,000	2,000
Total	$3,706,426	$3,291,421

Audit Fees

Audit fees consisted of the aggregate fees, including expenses, billed in connection with the audits of our annual financial statements and internal controls, quarterly reviews of the financial information included in our quarterly reports on Form 10-Q, and statutory audits of our subsidiaries.

Audit-Related Fees

Audit-related fees in 2017 and 2016 consisted of the aggregate fees, including expenses, rendered for professional services, such as accounting consultations and assurance services in connection with transactions, not reported under “Audit Fees.”

Tax Fees

Tax fees in 2017 and 2016 consisted of the aggregate fees, including expenses, billed for professional services rendered for income tax compliance, tax advice and tax planning. These fees included fees billed for federal and state income tax review services, assistance with tax audits and other tax consulting services.

All Other Fees

All other fees consisted of aggregate fees billed for products and services other than the services reported above. For fiscal years 2017 and 2016, this category included fees related to professional reference materials and publications.

Pre-Approval Policies and Procedures

The Audit and Finance Committee approves all audits, audit-related services, tax services and other services provided by EY. Any services provided by EY that are not specifically included within the scope of the audit must be either (i) pre-approved by the entire Audit and Finance Committee in advance of any engagement, or (ii) pre-approved by the Chair of the Audit and Finance Committee pursuant to authority delegated to him by the other independent members of the Audit and Finance Committee, in which case the Audit and Finance Committee is then informed of his decision. Under the Sarbanes-Oxley Act of 2002, these pre-approval requirements are waived for non-audit services where (i) the aggregate of all such services is no more than 5% of the total amount paid to the external auditors during the fiscal year in which such services were provided, (ii) such services were not recognized at the time of the engagement to be non-audit services, and (iii) such services are approved by the Audit and Finance Committee prior to the completion of the audit engagement. In 2017 and 2016, all fees paid to EY for non-audit services were pre-approved.

REPORT OF THE AUDIT AND FINANCE COMMITTEE

The Audit and Finance Committee oversees the Company’s financial reporting process on behalf of the Board. The committee is responsible for the selection, compensation, and oversight of the Company’s independent registered public accounting firm. The committee reviews matters relating to the Company’s internal controls, as well as other matters warranting committee attention. In addition, the committee assists the Board in overseeing the Company’s Corporate Compliance and Ethics Program. The committee operates under a written charter adopted by the Board of Directors, a copy of which is available for review on our website at www.orthofix.com.

Management is responsible for Orthofix’s internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of Orthofix’s consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board and to issue a report thereon. Additionally, the independent registered public accounting firm is also responsible for auditing the effectiveness of Orthofix’s internal control over financial reporting. The Audit and Finance Committee’s responsibility is to monitor and oversee these processes. The committee relies without independent verification on the information provided to it and on the representations made by management and the independent registered public accounting firm.

The Audit and Finance Committee held 10 meetings during the 2017 fiscal year. The meetings were designed, among other things, to facilitate and encourage communication among the committee, management and Orthofix’s independent registered public accounting firm, Ernst & Young LLP. The committee reviewed management’s assessment of the effectiveness of the design and operation of Orthofix’s disclosure controls over financial reporting. We discussed with Ernst & Young LLP the overall scope and plans for their audit. We met with Ernst & Young LLP, with and without management present, to discuss the results of their examinations and their evaluations of Orthofix’s internal controls.

The Audit and Finance Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2017 with management and Ernst & Young LLP. We also discussed with management and Ernst & Young LLP management’s report and the independent registered public accounting firm’s report and attestation on Orthofix’s internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. We also discussed with Ernst & Young LLP the matters required by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit and Finance Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence, and has discussed with the independent accountant their independence from Orthofix. When considering Ernst & Young LLP’s independence, we considered whether their provision of services to Orthofix beyond those rendered in connection with their audit of Orthofix’s consolidated financial statements was compatible with maintaining their independence. We also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, Ernst & Young LLP. The committee has determined that Ernst & Young LLP is independent of Orthofix and its management.

Based upon the review and discussions referred to above, we recommended to the Board of Directors, and the Board of Directors has approved, that Orthofix’s audited consolidated financial statements be included in Orthofix’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

The Audit and Finance Committee
James Hinrichs, Committee Chair
Luke Faulstick
Ronald Matricaria

EXPERTS

The consolidated financial statements of Orthofix International N.V. appearing in Orthofix International N.V.’s Annual Report (Form 10-K) for the year ended December 31, 2017, and the effectiveness of Orthofix International N.V.’s internal control over financial reporting as of December 31, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Hogan Lovells US LLP has passed upon certain U.S. federal income tax consequences of the domestication and certain other legal matters related to this proxy statement/prospectus. Potter Anderson & Corroon LLP has passed upon the validity of the securities of Orthofix offered by the proxy statement/prospectus and certain other legal matters related to this proxy statement/prospectus.

INFORMATION ABOUT SHAREHOLDER PROPOSALS

If you wish to submit a proposal to be included in our 2019 proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, we must receive your written proposal on or before December 29, 2018. Please address your proposals to: Chairman of the Board, Orthofix International N.V., 7 Abraham de Veerstraat, Curaçao.

Pursuant to Rule 14a-4(c)(1) under the Securities Exchange Act of 1934, as amended, our proxy holders may use discretionary authority to vote with respect to shareholder proposals presented in person at the 2019 Annual General Meeting of Shareholders if the shareholder making the proposal has not notified Orthofix by March 21, 2019 of its intent to present a proposal at the 2018 Annual General Meeting of Shareholders.

MULTIPLE SHAREHOLDERS SHARING ONE ADDRESS

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single annual report or proxy statement, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.

Orthofix and some brokers may be householding proxy materials by delivering proxy materials to multiple shareholders who request a copy and share an address, unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or Orthofix that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker if your shares are held in a brokerage account or, if you are a shareholder of record of Orthofix, notify Orthofix by sending a written or oral request to Investor Relations, Attention: Mr. Mark Quick, 3451 Plano Parkway, Lewisville, Texas 75056, Tel. (214) 937-2924. Shareholders of Orthofix who share a single address, but receive multiple copies of Orthofix’s proxy statement, may request that in the future they receive a single copy by notifying Orthofix at the telephone and address set forth in the preceding sentence. In addition, Orthofix will promptly deliver, upon written or oral request made to the address or telephone number above, a separate copy of the proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered pursuant to a prior request.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

Orthofix files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Orthofix’s SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at www.sec.gov. You also may obtain free copies of the documents filed with the SEC by Orthofix by going to Orthofix’s website at www.orthofix.com. Orthofix’s website address is provided as an inactive textual reference only. The information provided on Orthofix’s website is not part of this proxy statement/prospectus, and is not incorporated by reference into this proxy statement/prospectus.

Orthofix has filed with the SEC a registration statement on Form S-4 of which this proxy statement/prospectus forms a part. The registration statement registers the shares of Orthofix Delaware common stock to be issued to its shareholders in the domestication. The registration statement, including the exhibits and schedules thereto, contains additional information about shares of Orthofix Delaware common stock. The rules and regulations of the SEC allow Orthofix to omit certain information included in the registration statement from this proxy statement/prospectus.

The SEC allows Orthofix to “incorporate by reference” into this proxy statement/prospectus the information it files with the SEC, which means Orthofix can disclose important information to you by referring you to those documents. Information incorporated by reference is deemed to be part of this proxy statement/prospectus. Later information filed with the SEC will update and supersede this information.

This proxy statement/prospectus incorporates by reference the Orthofix documents listed below (other than any portions of the documents not deemed to be filed), all of which have been previously filed by Orthofix with the SEC:

•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2017;

•	The Company’s Current Reports on Form 8-K filed with the SEC on March 13 and March 15, 2018; and

•	The description of the Company’s common shares contained in the Company’s Registration Statement on Form F-1 filed with the SEC on March 6, 1992.

Orthofix also incorporates by reference into this proxy statement/prospectus additional documents that it may file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and prior to the date of the Orthofix Annual General Meeting; provided, however that it is not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

You may request a copy of these filings, at no cost, by contacting Investor Relations, Attention: Mr. Mark Quick, 3451 Plano Parkway, Lewisville, Texas 75056, Tel. (214) 937-2924, or by visiting Orthofix’s website, www.orthofix.com.

In addition, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 accompanies this proxy statement/prospectus.

Annex A

ORTHOFIX MEDICAL INC.

CERTIFICATE OF INCORPORATION

ARTICLE I: NAME

The name of the corporation is Orthofix Medical Inc. (the “Corporation”).

ARTICLE II: AGENT FOR SERVICE OF PROCESS

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, Wilmington, New Castle County, DE 19808. The registered agent at such address is Corporation Service Company.

ARTICLE III: PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the “DGCL”).

ARTICLE IV: AUTHORIZED STOCK

1. Total Authorized Stock. The total number of shares of stock that the Corporation has authority to issue is 50,000,000 shares of common stock, $0.10 par value per share (the “Common Stock”).

2. Common Stock.

2.1 Relative Rights

The Common Stock shall be subject to all of the rights, privileges, preferences, and priorities set forth in this Certificate of Incorporation.

2.2 Dividends

Dividends may be paid on the Common Stock out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board of Directors of the Corporation (the “Board”). Any dividends on the Common Stock will not be cumulative.

2.3 Dissolution, Liquidation, Winding Up

In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation.

2.4 Voting Rights

Each holder of shares of the Common Stock shall be entitled to notice of and to attend all special and annual meetings of stockholders. Except as may otherwise be required by law, each holder of Common Stock shall be entitled to one vote per share of Common Stock held of record by such holder on all matters on which stockholders are entitled to vote generally. Each holder of shares of the Common Stock may exercise its vote either in person or by proxy, in accordance with the DGCL, this Certificate of Incorporation and the Bylaws of the Corporation.

ARTICLE V: AMENDMENT OF BYLAWS

In furtherance and not in limitation of the powers conferred by the DGCL, the Board is expressly authorized and empowered to adopt, alter, amend, repeal and rescind the Bylaws of the Corporation and any provision or provisions thereof.

ARTICLE VI: BOARD OF DIRECTORS

1. Director Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

2. Number of Directors. The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware. Effective at the time of such filing, the number of directors comprising the entire Board shall be nine (9). Thereafter, the number of directors comprising the entire Board shall be fixed by or in the manner provided in the Bylaws of the Corporation.

The names and addresses of the persons who shall serve as directors of the Corporation upon the filing of this Certificate of Incorporation are as follows:

Bradley R. Mason	c/o Orthofix Medical Inc., 3451 Plano Parkway, Lewisville, Texas 75056
Ronald A. Matricaria	c/o Orthofix Medical Inc., 3451 Plano Parkway, Lewisville, Texas 75056
Luke Faulstick	c/o Orthofix Medical Inc., 3451 Plano Parkway, Lewisville, Texas 75056
James Hinrichs	c/o Orthofix Medical Inc., 3451 Plano Parkway, Lewisville, Texas 75056
Alexis V. Lukianov	c/o Orthofix Medical Inc., 3451 Plano Parkway, Lewisville, Texas 75056
Lilly Marks	c/o Orthofix Medical Inc., 3451 Plano Parkway, Lewisville, Texas 75056
Michael E. Paolucci	c/o Orthofix Medical Inc., 3451 Plano Parkway, Lewisville, Texas 75056
Maria Sainz	c/o Orthofix Medical Inc., 3451 Plano Parkway, Lewisville, Texas 75056
John Sicard	c/o Orthofix Medical Inc., 3451 Plano Parkway, Lewisville, Texas 75056

The foregoing directors shall hold office until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified, or until their earlier resignations or removal.

3. No Cumulative Voting. No person entitled to vote at an election for directors may cumulate votes to which such person is entitled.

4. Term and Removal. Each director shall hold office until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal. Any director may resign at any time upon notice to the Corporation given in writing or by any electronic transmission permitted in the Corporation’s Bylaws. Any director or the entire Board may be removed, with or without cause, by the holders of capital stock having a majority in voting power of the shares entitled to vote in the election of directors. No decrease in the authorized number of directors constituting the Board shall shorten the term of any incumbent director.

5. Board Vacancies and Newly Created Directorships. Any vacancy occurring in the Board for any reason, and any newly created directorship resulting from any increase in the authorized number of directors, shall, unless (a) the Board determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders or (b) as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and not by the stockholders.

6. Vote by Ballot. Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

7. Officers. Except as otherwise expressly provided in the Bylaws or as delegated by resolution of the Board, the Board shall have the exclusive power and authority to appoint and remove officers of the Corporation.

ARTICLE VII: DIRECTOR LIABILITY

1. Limitation of Liability. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL, as amended from time to time. Without limiting the effect of the preceding sentence, if the DGCL is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

2. Change in Rights. Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

ARTICLE VIII: MATTERS RELATING TO STOCKHOLDERS

1. No Action by Written Consent of Stockholders. No action shall be taken by the stockholders of the Corporation except at a duly called annual or special meeting of stockholders and no action shall be taken by the stockholders by written consent.

2. Annual Meeting of Stockholders. The annual meeting of stockholders shall be held on such date, at such time, and at such place, if any, within or without the State of Delaware, as shall be fixed by the Board and stated in the Corporation’s notice of the meeting. In lieu of holding an annual meeting of stockholders at a designated place, the Board may, in its sole discretion, determine that any annual meeting of stockholders may be held solely by means of remote communication.

3. Special Meeting of Stockholders. Special meetings of the stockholders of the Corporation may be called only (a) by or at the direction of the Board, pursuant to a resolution approved by a majority of the entire Board or (b) by such other person or persons as may be authorized by the Bylaws of the Corporation. The business permitted to be conducted at a special meeting of stockholders shall be limited to matters properly brought before the meeting by or at the direction of the Board. Special meetings shall be held on such date, at such time, and at such place, if any, within or without the State of Delaware as shall be fixed by the Board and stated in the Corporation’s notice of the meeting. In lieu of holding a special meeting of stockholders at a designated place, the Board may, in its sole discretion, determine that any special meeting of stockholders may be held solely by means of remote communication.

4. Advance Notice of Stockholder Nominations and Business Transacted at Special Meetings. Advance notice of stockholder nominations for the election of directors of the Corporation and of business to be brought by stockholders before any meeting of stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation. Business transacted at special meetings of stockholders shall be confined to the purpose or purposes stated in the notice of meeting.

ARTICLE IX: CREDITOR AND STOCKHOLDER COMPROMISES

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of § 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under § 279 of the DGCL order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ARTICLE X: AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation.

ARTICLE XI: EFFECTIVE DATE AND TIME

The effective date and time of this Certificate of Incorporation shall be at         :            [a.m./p.m.] on the [●] day of [Month], 2018.

ARTICLE XII: INCORPORATOR

[                is the sole incorporator and [his/her] mailing address is Potter Anderson & Corroon LLP, 1313 North Market Street, P.O. Box 951, Wilmington, DE 19899-0951.]

[Incorporator]

DATED:                 , 2018

Annex B

ORTHOFIX MEDICAL INC.

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B Y L A W S

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ARTICLE I

OFFICES

Section 1. Offices. The registered office of the Corporation shall be in the State of Delaware. The Corporation may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or as may be necessary or convenient to the business of the Corporation.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date, at such time, and at such place (if any) within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the Corporation’s notice of the meeting. In lieu of holding an annual meeting of stockholders at a designated place, the Board of Directors may, in its sole discretion, determine that any annual meeting of stockholders may be held solely by means of remote communication.

Section 2. Special Meetings.

(a) Special meetings of the stockholders of the Corporation may be called only (i) by or at the direction of the Board of Directors, pursuant to a resolution approved by a majority of the entire Board of Directors, or (ii) by the Secretary of the Corporation, following his or her receipt at the principal executive offices of the Corporation of one or more written demands to call a special meeting of the stockholders submitted by or on behalf of the record holder or holders of at least 25% percent of the voting power of the issued and outstanding shares of the Corporation (the “Requisite Percentage”); provided, however, that such stockholder demand or demands have been submitted in accordance with and in the form required by this Section 2. Special meetings of the stockholders of the Corporation (including those called by the Secretary following receipt of a written demand or demands from stockholders holding the Requisite Percentage in accordance with clause (ii) of the first sentence of this Section 2(a)) shall be held on such date, at such time, and at such place (if any) within or without the State of Delaware as shall be designated by the Board of Directors and stated in the Corporation’s notice of the meeting. In the case of a special meeting called by the Secretary following receipt of a written demand or demands from stockholders holding the Requisite Percentage in accordance with clause (ii) of the first sentence of this Section 2(a), the date of such special meeting, as fixed by the Board of Directors in accordance with this Section 2(a), shall not be fewer than thirty (30) nor more than ninety (90) days after the date a demand or demands by stockholders holding the Requisite Percentage have been received by the Secretary of the Corporation at the principal executive offices of the Corporation in accordance with this Section 2. In lieu of holding a special meeting of stockholders at a designated place, the Board of Directors may, in its sole discretion, determine that any special meeting of stockholders may be held solely by means of remote communication.

(b) To be in proper form, a demand submitted by any stockholder or stockholders pursuant to clause (ii) of the first sentence of Section 2(a) (a “Special Meeting Demand”) shall be in writing and shall set forth:

(i) as to each Demanding Person (as defined below), (A) the name and address of such Demanding Person (including, if applicable, the name and address that appear on the Corporation’s books and records) and (B) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Demanding Person (provided that for purposes of this Section 2 such Demanding Person shall in all events be deemed to beneficially own any shares of any class or series and number of shares of capital stock of the Corporation as to which such Demanding Person has a right to acquire beneficial ownership at any time in the future);

(ii) As to each Demanding Person, any Disclosable Interests (as defined in Paragraph (A)(3)(b) of Section 13 of this Article II, except that for purposes of this Section 2, the term “Demanding Person” shall be substituted for the term “Proposing Person” in all places it appears in Paragraph (A)(3)(b) of Section 13 of this Article II and the disclosure required by clause (vi) of Paragraph (A)(3)(b) of Section 13 of this Article II shall be made with respect to the business proposed to be conducted at the special meeting);

(iii) The purpose or purposes for which the meeting is to be called;

(iv) As to each purpose for which the meeting is to be called, (A) a reasonably brief description of such purpose, (B) a reasonably brief description of the specific proposal to be made or business to be conducted at the special meeting in connection with such purpose, (C) the text of any proposal or business to be considered at the special meeting in connection with such purpose (including the text of any resolutions proposed for consideration and if such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), (D) the reasons for calling a special meeting of stockholders for such purpose, and (E) a reasonably brief description of any material interest of each Demanding Person in any proposal or business to be considered at the special meeting in connection with such purpose; and

(v) If a purpose for which the special meeting is to be called is the election of one or more directors to the Board of Directors, the name of each person the Demanding Persons propose to nominate at the special meeting for election to the Board of Directors (each, a “nominee”), and as to each such nominee, (A) the name, age, business and residence address, and principal occupation or employment of the nominee, (B) all other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director in an election contest (whether or not such proxies are or will be solicited), or that is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, (C) such nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected, and (D) all information with respect to such nominee that would be required to be set forth in a stockholder’s Special Meeting Demand pursuant to this subsection (b) if such nominee were a Demanding Person.

The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine (i) the eligibility of such proposed nominee to serve as a director of the Corporation, and (ii) whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Corporation.

(c) In the case of a special meeting called by the Secretary following receipt of Special Meeting Demand(s) from stockholders holding the Requisite Percentage in accordance with clause (ii) of the first sentence of Section 2(a), each Demanding Person shall further update and supplement his or her Special Meeting Demand so that the information provided or required to be provided in such Special Meeting Demand pursuant to subsection (b) of this Section 2 shall be true and correct both as of the record date for the determination of stockholders entitled to notice of the special meeting and as of the date that is ten (10) business days before the special meeting or any adjournment or postponement thereof, and such updated and supplemental information shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (i) in the case of information that is required to be updated and supplemented to be true and correct as of the record date for the determination of stockholders entitled to notice of the special meeting, not later than the later of five (5) business days after such record date or five (5) business days after the public announcement of such record date, and (ii) in the case of information that is required to be updated and supplemented to be true and correct as of ten (10) business days before the special meeting or any adjournment or postponement thereof, not later than eight (8) business days before the special meeting or any adjournment or postponement thereof (or if not practicable to provide such updated and supplemental information not later than eight (8) business days before any adjournment or postponement, on the first practicable date before any such adjournment or postponement).

(d) The Secretary shall not accept, and shall consider ineffective, a Special Meeting Demand from a stockholder (i) that does not comply with this Section 2, (ii) that relates to an item of business to be transacted at the proposed special meeting that is not a proper subject for stockholder action under applicable law, or (iii) if the business proposed to be conducted at the special meeting as set forth in such Special Meeting Notice is identical to or substantially similar to an item of business that will be submitted for stockholder approval or consideration at any meeting of stockholders to be held on or before the ninetieth (90th) day after the Secretary receives such Special Meeting Demand. In addition to the requirements of this Section 2, each Demanding Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any Special Meeting Demand.

(e) Nothing in this Section 2 shall be deemed or construed to give any stockholder a right to fix the date, time, or place of, or to fix any record date for, any special meeting of the stockholders of the Corporation. Except as expressly provided in, and in accordance with, this Section 2, stockholders shall not be permitted (i) to call or cause any officer of the Corporation to call a special meeting of stockholders or (ii) to propose business to be brought before a special meeting of the stockholders, other than the nomination of persons for election to the Board of Directors at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting, which nominations may be made only in accordance with, and subject to, this Section 2 or Section 13(B) of this Article II. Anything in Section 13(B) of this Article II to the contrary notwithstanding, in the case of a special meeting called by the Secretary following receipt of Special Meeting Demand(s) from stockholders holding the Requisite Percentage in accordance with clause (ii) of the first sentence of Section 2(a), if a purpose of such special meeting is to elect directors to the Board of Directors of the Corporation and a Demanding Person has included in his or her Special Meeting Demand the names of each person the Demanding Person proposes to nominate at the special meeting for election to the Board of Directors, together with all other information required by subsection (b) of this Section 2, and so long as the Demanding Person has otherwise complied with this Section 2, then the Demanding Person’s Special Meeting Demand shall be deemed to be, and shall substitute for, the notice contemplated by Paragraph (B) of Section 13 of this Article II and such Demanding Person shall be deemed to have given timely notice of such nominations in the proper form for purposes of Paragraph (B) of Section 13 of this Article II and otherwise to have complied with the notice procedures set forth in Paragraph (B)(2) of Section 13 of this Article II, so long as such Demanding Person provides any updates or supplements to such Special Meeting Demand at such times and in the forms required by subsection (c) of this Section 2.

(f) Anything in this Section 2 to the contrary notwithstanding, in the case of a special meeting called by the Secretary following receipt of Special Meeting Demand(s) from stockholders holding the Requisite Percentage in accordance with clause (ii) of the first sentence of Section 2(a), the Board of Directors may submit its own proposal or proposals for consideration at such special meeting, and at the direction of the Board of Directors, such proposal or proposals shall be included in the notice for the special meeting as a purpose or purposes for which the meeting is called.

(g) A stockholder may revoke a Special Meeting Demand by written revocation delivered to, or mailed and received by, the Secretary at the principal executive office of the Corporation at any time before the special meeting. If any such revocation(s) are delivered to or received by the Secretary after the Secretary’s receipt of

Special Meeting Demands from the holders of the Requisite Percentage, and as a result of such revocation(s), there no longer are unrevoked demands from stockholders holding the Requisite Percentage, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting.

(h) For purposes of this Section 2, (i) “Demanding Person” shall mean (A) each stockholder making a demand pursuant to the first sentence of subsection (a) of this Section 2, (B) the beneficial owner or beneficial owners, if different, on whose behalf such notice is given, and (C) any affiliates or associates (each within the meaning of Rule 12b-2 under the Exchange Act) of such stockholder or beneficial owner, (ii) “Exchange Act” shall have the meaning provided in Section 13 of this Article II, and (iii) “publicly announce” shall mean making a public announcement (as defined in Section 13 of this Article II).

Section 3. Notice of Meetings. (a) The Corporation shall give notice of any annual or special meeting of stockholders. Notices of meetings of the stockholders shall state the place, if any, date, and hour of the meeting, the record date for determining stockholders entitled to vote at the meeting, if such record date is different from the record date for determining stockholders entitled to notice of the meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting. In the case of a special meeting, the notice shall state the purpose or purposes for which the meeting is called. No business other than that specified in the notice thereof shall be transacted at any special meeting. Unless otherwise provided by applicable law or the Certificate of Incorporation, notice shall be given to each stockholder entitled to receive notice of such meeting not fewer than ten (10) days or more than sixty (60) days before the date of the meeting.

(b) Notice to stockholders may be given by personal delivery, mail, or, with the consent of the stockholder entitled to receive notice, by facsimile or other means of electronic transmission. If mailed, such notice shall be delivered by postage prepaid envelope directed to each stockholder at such stockholder’s address as it appears in the records of the Corporation and shall be deemed given when deposited in the United States mail. Notice given by electronic transmission pursuant to this subsection shall be deemed given: (i) if by facsimile telecommunication, when directed to a facsimile telecommunication number at which the stockholder has consented to receive notice, (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (iii) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice, and (iv) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by personal delivery, by mail, or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(c) Notice of any meeting of stockholders need not be given to any stockholder if waived by such stockholder either in a writing signed by such stockholder or by electronic transmission, whether such waiver is given before or after such meeting is held. If such a waiver is given by electronic transmission, the electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder.

Section 4. Quorum and Adjournment. Except as otherwise required by law, by the Certificate of Incorporation of the Corporation, or by these Bylaws, the presence, in person or represented by proxy, of the holders of a majority of the aggregate voting power of the stock issued and outstanding, entitled to vote thereat, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If such majority shall not be present or represented at any meeting of the stockholders, a majority of the stockholders present, although less than a quorum, or the presiding officer of such meeting shall have the power to adjourn the meeting to another time and place.

Section 5. Adjourned Meetings. When a meeting is adjourned to another time and place, if any, unless otherwise provided by these Bylaws, notice need not be given of the adjourned meeting if the date, time, and place, if any, thereof and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the stockholders may transact any business that might have been transacted at the original meeting. If an adjournment is for more than thirty (30) days or, if after an adjournment, a new record date is fixed for determining the stockholders entitled to vote at the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

Section 6. Vote Required. Except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws:

(a) Directors shall be elected by a plurality in voting power of the shares present in person or represented by proxy at a meeting of the stockholders and entitled to vote in the election of directors; and

(b) Whenever any corporate action other than the election of directors is to be taken, it shall be authorized by a majority in voting power of the shares present in person or represented by proxy at a meeting of stockholders and entitled to vote on the subject matter.

Section 7. Manner of Voting; Proxies. (a) At each meeting of stockholders, each stockholder having the right to vote shall be entitled to vote in person or by proxy. Each stockholder shall be entitled to vote each share of stock having voting power and registered in such stockholder’s name on the books of the Corporation on the record date fixed for determination of stockholders entitled to vote at such meeting.

(b) Each person entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. Proxies need not be filed with the Secretary of the Corporation until the meeting is called to order, but shall be filed before being voted. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute valid means by which a stockholder may grant such authority:

(i) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or the stockholder’s authorized officer, director, employee, or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature; and

(ii) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person or persons who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization, or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission; provided, however, that any such telegram, cablegram, or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram, or other electronic transmission was authorized by the stockholder. If it is determined that any such telegram, cablegram, or other electronic transmission is valid, the inspectors or, if there are no inspectors, such other persons making that determination, shall specify the information upon which they relied.

Any copy, facsimile telecommunication, or other reliable reproduction of a writing or electronic transmission authorizing a person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or electronic transmission could be used; provided, however, that such copy, facsimile telecommunication, or other reproduction shall be a complete reproduction of the entire original writing or electronic transmission.

Section 8. Remote Communication. For the purposes of these Bylaws, if authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders may, by means of remote communication:

(a) participate in a meeting of stockholders; and

(b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 9. No Stockholder Action Without a Meeting. Stockholder action by written consent in lieu of a meeting is prohibited by the Certificate of Incorporation.

Section 10. Presiding Officer and Secretary. (a) The Chief Executive Officer shall preside at meetings of the stockholders. In the absence of the Chief Executive Officer, the President shall preside at meetings of the stockholders. In the absence of each of the Chief Executive Officer and the President, any director or officer designated by the Board of Directors shall preside at meetings of the stockholders.

(b) The Secretary of the Corporation shall act as secretary of all meetings of the stockholders, but, in the absence of the Secretary, the Assistant Secretary designated in accordance with Section 11(b) of Article IV of these Bylaws shall act as secretary of meetings of the stockholders. In the absence of the Secretary and any designated Assistant Secretary, the presiding officer of the meeting may appoint any person to act as secretary of the meeting.

Section 11. Conduct of Meetings. At each meeting of stockholders, the presiding officer of the meeting shall fix and announce the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting and shall determine the order of business and all other matters of procedure. The Board of Directors may adopt by resolution such rules, regulations, and procedures for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with any such rules and regulations adopted by the Board of Directors, the presiding officer of the meeting shall have the right and authority to convene and to adjourn the meeting and to establish rules, regulations, and procedures, which need not be in writing, for the conduct of the meeting and to maintain order and safety. Without limiting the foregoing, he or she may:

(a) restrict attendance at any time to bona fide stockholders of record and their proxies and other persons in attendance at the invitation of the presiding officer or Board of Directors;

(b) place restrictions on entry to the meeting after the time fixed for the commencement thereof;

(c) restrict dissemination of solicitation materials and use of audio or visual recording devices at the meeting;

(d) adjourn the meeting without a vote of the stockholders, whether or not there is a quorum present; and

(e) make rules governing speeches and debate, including time limits and access to microphones.

The presiding officer of the meeting shall act in his or her absolute discretion, and his or her rulings shall not be subject to appeal.

Section 12. Inspectors of Election. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (a) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (b) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 13. Notice of Stockholder Business and Nominations.

(A) Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors, or (c) by any stockholder of the Corporation (i) who was a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed or such nomination or nominations are made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time the notice provided for in Paragraphs (A)(2) and (A)(3) of this Section 13 is delivered to the Secretary of the Corporation and on the record date for the determination of stockholders entitled to vote at the meeting, (ii) who is entitled to vote at the meeting upon such election of directors or upon such business, as the case may be, and (iii) who complies with the notice procedures set forth in Paragraphs (A)(2) and (A)(3) of this Section 13. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (c) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of stockholders. In addition, for business (other than the nomination of persons for election to the Board of Directors) to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to the Certificate of Incorporation, these Bylaws, and applicable law.

(2) For nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to clause (c) of Paragraph (A)(1) of this Section 13, the stockholder (a) must have given timely notice thereof in writing and in proper form to the Secretary at the principal executive offices of the Corporation, and (b) must provide any updates or supplements to such notice at such times and in the forms required by this Section 13. To be timely, a stockholder’s notice relating to an annual meeting shall be delivered to, or mailed to and received by, the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day and not earlier than the close of business on the one hundred twentieth (120th) day before the date of the one-year anniversary of the immediately preceding year’s annual meeting (provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder must be so delivered, or mailed and received, not earlier than the close of business on the one hundred twentieth (120th) day before such annual meeting and not later than the close of business on the later of the ninetieth (90th) day before such annual meeting or the tenth (10th) day following the day on which public announcement (as defined below) of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(3) To be in proper form for purposes of this Section 13, a stockholder’s notice to the Secretary (whether pursuant to this Paragraph (A) or Paragraph (B) of this Section 13) must set forth:

(a) as to each Proposing Person (as defined below), (i) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records) and (ii) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person (provided that for purposes of this Section 13, such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series and number of shares of capital stock of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future);

(b) as to each Proposing Person, (i) any derivative, swap, or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of capital stock of the Corporation, including due to the fact that the value of such derivative, swap, or other transactions are determined by reference to the price, value, or volatility of any shares of any class or series of capital stock of the Corporation, or which derivative, swap, or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of capital stock of the Corporation (“Synthetic Equity Interests”), which Synthetic Equity Interests shall be disclosed without regard to whether (x) the derivative, swap, or other transactions convey any voting rights in such shares to such Proposing Person, (y) the derivative, swap, or other transactions are required to be, or are capable of being, settled through delivery of such shares, or (z) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap, or other transactions, (ii) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding, or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of capital stock of the Corporation (including the number of shares and class or series of capital stock of the Corporation that are subject to such proxy, agreement, arrangement, understanding, or relationship), (iii) any agreement, arrangement, understanding, or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of capital stock of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of capital stock of the Corporation, or that provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of capital stock of the Corporation (“Short Interests”), (iv) any rights to dividends on the shares of any class or series of capital stock of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (v) any performance related fees (other than an asset based fee) to which such Proposing Person is entitled based on any increase or decrease in the price or value of shares of any class or series of the capital stock of the Corporation, or any Synthetic Equity Interests or Short Interests, if any, and (vi) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the nominations or business proposed to be brought before the meeting pursuant to Regulation 14A under the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (i) through (vi) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company, or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner;

(c) if such notice pertains to the nomination by the stockholder of a person or persons for election to the Board of Directors (each, a “nominee”), as to each nominee, (i) the name, age, business and residence address, and principal occupation or employment of the nominee, (ii) all other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director in an election contest (whether or not such proxies are or will be solicited), or that is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, (iii) such nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected, and (iv) all information with respect to such nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 13 if such nominee were a Proposing Person;

(d) if the notice relates to any business (other than the nomination of persons for election to the Board of Directors) that the stockholder proposes to bring before the meeting, (i) a reasonably brief description of the business desired to be brought before the meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and if such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), (iii) the reasons for conducting such business at the meeting, and (iv) any material interest in such business of each Proposing Person;

(e) a representation that the stockholder giving the notice is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and

(f) a representation whether any Proposing Person intends or is part of a group that intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine (i) the eligibility of such proposed nominee to serve as a director of the Corporation, and (ii) whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Corporation.

(4) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 13 to the contrary, if the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the Board of Directors’ nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days before the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 13 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to, or mailed to and received by, the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(5) Only such persons who are nominated in accordance with the procedures set forth in Paragraph (A) of this Section 13 (including those persons nominated by or at the direction of the Board of Directors) shall be eligible to be elected at an annual meeting of stockholders of the Corporation to serve as directors. Only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in Paragraph (A) of this Section 13. Except as otherwise provided by law, the chairman of an annual meeting of stockholders shall have the power and duty (a) if the facts warrant, to determine that a nomination or any business proposed to be brought before the annual meeting was not made or was not proposed, as the case may be, in accordance with the procedures set forth in Paragraph (A) of this Section 13, and (b) if any proposed nomination or business was not made or was not proposed in compliance with Paragraph (A) of this Section 13, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.

(B) Special Meetings of Stockholders.

(1) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 2 of these Bylaws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only (a) by or at the direction of the Board of Directors or (b) if a purpose for such meeting as stated in the Corporation’s notice for such meeting is the election of one or more directors, by any stockholder of the Corporation (i) who was a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such nomination or nominations are made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time the notice provided for in Paragraph (B)(2) of this Section 13 is delivered to the Secretary of the Corporation and on the record date for the determination of stockholders entitled to vote at the special meeting, (ii) who is entitled to vote at the meeting and upon such election, and (iii) who complies with the notice procedures set forth in Paragraph (B)(2) of this Section 13; provided, however, that a stockholder may nominate persons for election at a special meeting only to such position(s) as specified in the Corporation’s notice of the meeting.

(2) If a special meeting has been called in accordance with Section 2 of this Article II for the purpose of electing one or more directors to the Board of Directors, then for nominations of persons for election to the Board of Directors to be properly brought before such special meeting by a stockholder pursuant to clause (b) of Paragraph (B)(1) of this Section 13, the stockholder (a) must have given timely notice thereof in writing and in the proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, and (b) must provide any updates or supplements to such notice at such times and in the forms required by this Section 13. To be timely, a stockholder’s notice relating to a special meeting shall be delivered to, or mailed to and received by, the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day before such special meeting and not later than the close of business on the later of the ninetieth (90th) day before such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper form for purposes of this Paragraph (B) of this Section 13, such notice shall set forth the information required by clauses (a), (b), (c), (e), and (f) of Paragraph (A)(3) of this Section 13.

(3) Only such persons who are nominated in accordance with the procedures set forth in Paragraph (B) of this Section 13 (including those persons nominated by or at the direction of the Board of Directors) shall be eligible to be elected at a special meeting of stockholders of the Corporation to serve as directors. Except as otherwise provided by law, the chairman of a special meeting of stockholders shall have the power and duty (a) if the facts warrant, to determine that a nomination proposed to be made at the special meeting was not made in accordance with the procedures set forth in Paragraph (B) of this Section 13, and (b) if any proposed nomination was not made in compliance with Paragraph (B) of this Section 13, to declare that such nomination shall be disregarded.

(C) General.

(1) A stockholder providing notice of nominations of persons for election to the Board of Directors at an annual or special meeting of stockholders or notice of business proposed to be brought before an annual meeting of stockholders shall further update and supplement such notice so that the information provided or required to be provided in such notice pursuant to Paragraph (A)(3)(a) through Paragraph (A)(3)(f) of this Section 13 shall be true and correct both as of the record date for the determination of stockholders entitled to notice of the meeting and as of the date that is ten (10) business days before the meeting or any adjournment or postponement thereof, and such updated and supplemental information shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (a) in the case of information that is required to be updated and supplemented to be true and correct as of the record date for the determination of stockholders entitled to notice of the meeting, not later than the later of five (5) business days after such record date or five (5) business days after the public announcement of such record date, and (b) in the case of information that is required to be updated and supplemented to be true and correct as of ten (10) business days before the meeting or any adjournment or postponement thereof, not later than eight (8) business days before the meeting or any adjournment or postponement thereof (or if not practicable to provide such updated and supplemental information not later than eight (8) business days before any adjournment or postponement, on the first practicable date before any such adjournment or postponement).

(2) Notwithstanding the foregoing provisions of this Section 13, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 13, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(3) For purposes of this Section 13, (a) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act, and (b) “Proposing Person” shall mean (i) the stockholder giving the notice required by Paragraph (A) or Paragraph (B) of this Section 13, (ii) the beneficial owner or beneficial owners, if different, on whose behalf such notice is given, and (iii) any affiliates or associates (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such stockholder or beneficial owner.

(4) Paragraph (A) of this Section 13 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. Nothing in this Section 13 shall be deemed to (a) affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act, (b) confer upon any stockholder a right to have a nominee or any proposed business included in the Corporation’s proxy statement, or (c) affect any rights of the holders of any class or series of preferred stock of the Corporation to nominate and elect directors pursuant to and to the extent provided in any applicable provisions of the Certificate of Incorporation.

Section 14. Record Dates.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) or fewer than ten (10) days before the date of such meeting. If the Board of Directors so fixes a record date for determining the stockholders entitled to notice of any meeting of stockholders, such date shall also be the record date for determining the stockholders entitled to vote at such meeting, unless the Board of Directors determines, at the time it fixes the record date for determining the stockholders entitled to notice of such meeting, that a later date on or before the date of the meeting shall be the record date for determining the stockholders entitled to vote at such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to receive notice of such adjourned meeting the same or an earlier date as that fixed for determining the stockholders entitled to vote at such adjourned meeting in accordance with the foregoing provisions of this subsection (a) of this Section 14.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution, or allotment of any rights, or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of capital stock, or for the purpose of any other lawful action, except as may otherwise be provided in these Bylaws, the Board of Directors may fix a record date. Such record date shall not precede the date upon which the resolution fixing such record date is adopted, and shall not be more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE III

DIRECTORS

Section 1. Number. The number of directors that shall constitute the whole Board of Directors initially shall be nine (9), and thereafter shall be no fewer than six (6) and no greater than fifteen (15), the exact number of directors to be determined from time to time by resolution adopted by the Board of Directors.

Section 2. Powers. Subject to any limitations set forth in the Certificate of Incorporation and to any provision of the General Corporation Law of the State of Delaware relating to powers or rights conferred upon or reserved to the stockholders or the holders of any class or series of the Corporation’s issued and outstanding stock, the business and affairs of the corporation shall be managed, and all corporate powers shall be exercised, by or under the direction of the Board of Directors.

Section 3. Resignations and Removal. (a) Any director may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or the Secretary; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the director. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein. Acceptance of such resignation shall not be necessary to make it effective unless the resignation specifies that it will not be effective unless accepted.

(b) Except as otherwise may be provided in the Certificate of Incorporation, any director or the entire Board of Directors may be removed, with or without cause, by the holders of capital stock having a majority in voting power of the shares entitled to vote in the election of directors.

Section 4. Annual Meetings. The Board of Directors shall meet each year as soon as practicable following the annual meeting of stockholders, at the place where such meeting of stockholders has been held, or at such other place as shall be fixed by the Board of Directors (or if not previously fixed by the Board of Directors, by the person presiding over the meeting of the stockholders), for the purpose of election of officers and consideration of such other business as the Board of Directors considers relevant to the management of the Corporation.

Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held on such dates and at such times and places, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors, such determination to constitute the only notice of such regular meetings to which any director shall be entitled. In the absence of any such determination, such meetings shall be held, upon notice to each director in accordance with Section 7 of this Article III, at such times and places, within or without the State of Delaware, as shall be designated by the Chairman of the Board.

Section 6. Special Meetings. Special meetings of the Board of Directors shall be held at the call of the Chairman of the Board at such times and places, within or without the State of Delaware, as he or she shall designate, upon notice to each director in accordance with Section 7 of this Article III. Special meetings shall be called by the Chief Executive Officer, President or Secretary on like notice at the written request of any two directors then in office.

Section 7. Notice. Notice of any regular (if required) or special meeting of the Board of Directors may be given by personal delivery, mail, telegram, courier service (including, without limitation, Federal Express), facsimile transmission (directed to the facsimile transmission number at which the director has consented to receive notice), electronic mail (directed to the electronic mail address at which the director has consented to receive notice), or other form of electronic transmission pursuant to which the director has consented to receive notice. If notice is given by personal delivery, by facsimile transmission, by telegram, by electronic mail, or by other form of electronic transmission pursuant to which the director has consented to receive notice, then such notice shall be given on not less than twenty-four (24) hours’ notice to each director. If written notice is delivered by mail, then it shall be given on not less than four (4) calendar days’ notice to each director. If written notice is delivered by courier service, then it shall be given on not less than two (2) calendar days’ notice to each director.

Section 8. Waiver of Notice. Notice of any meeting of the Board of Directors, or any committee thereof, need not be given to any member if waived by him or her in writing or by electronic transmission, whether before or after such meeting is held, or if he or she shall sign the minutes of such meeting or attend the meeting, except that if such director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened, then such director shall not be deemed to have waived notice of such meeting. If waiver of notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the director.

Section 9. Quorum and Powers of a Majority. At all meetings of the Board of Directors and of each committee thereof, a majority of the total number of directors constituting the whole Board of Directors or such committee shall be necessary and sufficient to constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting of the Board of Directors or a committee thereof at which a quorum is present shall be the act of the Board of Directors or such committee, unless by express provision of applicable law, the Certificate of Incorporation, or these Bylaws, a different vote is required, in which case such express provision shall govern and control. In the absence of a quorum, a majority of the members present at any meeting may, without notice other than announcement at the meeting, adjourn such meeting from time to time until a quorum is present.

Section 10. Manner of Acting. (a) Members of the Board of Directors, or any committee thereof, may participate in any meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating therein can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(b) Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee; provided, however, that such electronic transmission or transmissions must either set forth or be submitted with information from which it can be determined that the electronic transmission or transmissions were authorized by the director. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 11. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his or her absence by a presiding person chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the presiding person at the meeting may appoint any person to act as secretary of the meeting.

Section 12. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more directors, which to the extent provided in said resolution or resolutions shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation (including the power and authority to designate other committees of the Board of Directors); provided, however, that no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware to be submitted to stockholders for approval (other than recommending the election or removal of directors) or (b) adopting, amending, or repealing any Bylaw of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting of such committee and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of such absent or disqualified director.

Section 13. Committee Procedure. (a) Except as otherwise determined by the Board of Directors or provided by these Bylaws, each committee shall adopt its own rules governing the time, place, and method of holding its meetings and the conduct of its proceedings and shall meet as provided by such rules or by resolution of the Board of Directors. Unless otherwise provided by these Bylaws or any such rules or resolutions, notice of the time and place of each meeting of a committee shall be given to each member of such committee as provided in Section 7 of this Article III with respect to notices of meetings of the Board of Directors.

(b) Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

(c) Any member of any committee may be removed from such committee either with or without cause, at any time, by the Board of Directors at any meeting thereof. Any vacancy in any committee may be filled by the Board of Directors in the manner prescribed by the Certificate of Incorporation or these Bylaws for the original appointment of the members of such committee.

Section 14. Vacancies and Newly-Created Directorships. Unless otherwise provided in the Certificate of Incorporation or in these Bylaws, vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled only by a majority of the directors then in office (and not by stockholders), although less than a quorum, or by a sole remaining director, and directors so chosen shall serve for a term expiring at the annual meeting of stockholders at which the term of office to which they have been elected expires and until such directors’ successors have been duly elected and qualified. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, when one or more directors shall resign from the Board, effective at a future date, a majority of directors then in office, including those who have resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

Section 15. Director Compensation. (a) The Board of Directors, by a resolution or resolutions, may fix, and from time to time change, the compensation of Directors.

(b) Each director shall be entitled to reimbursement from the Corporation for his or her reasonable expenses incurred with respect to duties as a member of the Board of Directors or any committee thereof.

(c) Nothing contained in these Bylaws shall be construed to preclude any director from serving the Corporation in any other capacity and from receiving compensation from the Corporation for service rendered to it in such other capacity.

ARTICLE IV

OFFICERS

Section 1. Number. The officers of the Corporation shall include a President and a Secretary. The Board of Directors also shall elect a Chairman of the Board. The Board of Directors also may elect a Chief Executive Officer, a Chief Financial Officer, one or more Vice Presidents (who may have such additional descriptive designations as the Board of Directors may determine), one or more Assistant Secretaries, one or more Treasurers, one or more Assistant Treasurers, and such other officers as the Board of Directors may from time to time deem appropriate or necessary.

Section 2. Election of Officers, Term, and Qualifications. The officers of the Corporation shall be elected from time to time by the Board of Directors and shall hold office at the pleasure of the Board of Directors. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in this Section 2 for the regular election to such office. Except for the Chairman of the Board, none of the officers of the Corporation needs to be a director of the Corporation. Any two or more offices may be held by the same person to the extent permitted by the General Corporation Law of the State of Delaware and other applicable law.

Section 3. Divisional or Departmental Vice Presidents. The Board of Directors may delegate to the President the power to appoint one or more employees of the Corporation as divisional or departmental vice presidents and fix the duties of such appointees. However, no such divisional or departmental vice president shall be considered to be an officer of the Corporation, the officers of the Corporation being limited to those officers elected by the Board of Directors in accordance with this Article IV.

Section 4. Removal. Any officer may be removed, either with or without cause, by the Board of Directors at any meeting thereof, or to the extent delegated to the Chairman of the Board, by the Chairman of the Board.

Section 5. Resignations. Any officer of the Corporation may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the Chairman of the Board; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the officer. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective unless the resignation specifies that it will not be effective unless accepted.

Section 6. Compensation of Officers. The salaries and other compensation of all officers of the Corporation shall be fixed by or in the manner directed by the Board of Directors from time to time, and no officer shall be prevented from receiving such salary by reason of the fact that he or she also is a director of the Corporation.

Section 7. The Chairman of the Board. The Chairman of the Board shall have the powers and duties customarily and usually associated with the office of the Chairman of the Board, as well as such additional powers and duties as may be from time to time assigned to him or her by the Board of Directors. The Chairman of the Board shall preside at meetings of the stockholders and of the Board of Directors.

Section 8. The Chief Executive Officer. The Chief Executive Officer shall have responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, for the general management and administration of the business affairs of the Corporation, and for the supervision of other officers, together with any other powers and duties as may be prescribed by the Board of Directors.

Section 9. The President. The President shall have, subject to the supervision, direction, and control of the Board of Directors and the Chief Executive Officer, the general powers and duties of supervision, direction, and management of the affairs and business of the Corporation customarily and usually associated with the position of President, including, without limitation, all powers necessary to direct and control the organizational and reporting relationships within the Corporation. The President shall have such additional powers and duties as may be from time to time assigned to him or her by the Board of Directors or the Chief Executive Officer. In the absence or disability of the President, his or her duties shall be performed by the Chief Executive Officer or such persons as the Board of Directors or the Chief Executive Officer may designate.

Section 10. The Vice Presidents. Each Vice President shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the President.

Section 11. The Secretary and Assistant Secretaries. (a) The Secretary shall attend meetings of the Board of Directors and meetings of the stockholders and record all votes and minutes of all such proceedings in a book or books kept for such purpose. The Secretary shall have all such further powers and duties as are customarily and usually associated with the position of Secretary or as may from time to time be assigned to him or her by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the President.

(b) Each Assistant Secretary shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, or the Secretary. In the case of absence or disability of the Secretary, the Assistant Secretary designated by the Chief Executive Officer or the President (or, in the absence of such designation, by the Secretary) shall perform the duties and exercise the powers of the Secretary.

Section 12. The Chief Financial Officer. The Chief Financial Officer shall have all such powers and duties as are customarily and usually associated with the position of Chief Financial Officer or as may from time to time be assigned to him or her by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the President.

Section 13. The Treasurer and Assistant Treasurers. (a) The Treasurer shall have custody of the Corporation’s funds and securities, shall be responsible for maintaining the Corporation’s accounting records and statements, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit or cause to be deposited moneys or other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer also shall maintain adequate records of all assets, liabilities, and transactions of the Corporation and shall assure that adequate audits thereof are currently and regularly made. The Treasurer shall have all such further powers and duties as are customarily and usually associated with the position of Treasurer or as may from time to time be assigned to him or her by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, or the Chief Financial Officer. In the absence of a designation of a Chief Financial Officer by the Board of Directors, the Treasurer shall be the Chief Financial Officer of the Corporation unless the Board of Directors designates another person to be Treasurer.

(b) Each Assistant Treasurer shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, or the Treasurer. In the case of absence or disability of the Treasurer, the Assistant Treasurer designated by the Chief Executive Officer or the President (or, in the absence of such designation, by the Treasurer) shall perform the duties and exercise the powers of the Treasurer.

ARTICLE V

STOCK

Section 1. Certificates. The shares of capital stock of the Corporation shall be represented by certificates, unless the Certificate of Incorporation otherwise provides or unless the Board of Directors provides by resolution or resolutions that some or all of the shares of any class or classes, or series thereof, of the Corporation’s capital stock shall be uncertificated. Every holder of capital stock of the Corporation represented by certificates shall be entitled to a certificate representing such shares. Certificates for shares of stock of the Corporation shall be issued under the seal of the Corporation, or a facsimile thereof, and shall be numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall bear a serial number, shall exhibit the holder’s name and the number of shares evidenced thereby, and shall be signed by the Chairman of the Board or the Chief Executive Officer, or the President or any Vice President, and by the Secretary or an Assistant Secretary, or the Chief Financial Officer, or the Treasurer or an Assistant Treasurer. Any or all of the signatures on the certificate may be a facsimile. If any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such person or entity were such officer, transfer agent, or registrar at the date of issue.

Section 2. Transfers. Transfers of stock of the Corporation shall be made on the books of the Corporation only upon surrender to the Corporation (or a transfer agent designed to transfer shares of stock of the Corporation) of a certificate (if any) for the shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer; provided, however, that such succession, assignment, or transfer is not prohibited by the Certificate of Incorporation, these Bylaws, applicable law, or contract. Thereupon, the Corporation shall issue a new certificate (if requested) to the person entitled thereto, cancel the old certificate (if any), and record the transaction upon its books.

Section 3. Lost, Stolen, or Destroyed Certificates. Any person claiming a certificate of stock to be lost, stolen, or destroyed shall make an affidavit or an affirmation of that fact, and shall give the Corporation a bond of indemnity in satisfactory form and with one or more satisfactory sureties, whereupon a new certificate (if requested) may be issued of the same tenor and for the same number of shares as the one alleged to be lost, stolen, or destroyed.

Section 4. Registered Stockholders. The names and addresses of the holders of record of the shares of each class and series of the Corporation’s capital stock, together with the number of shares of each class and series held by each record holder and the date of issue of such shares, shall be entered on the books of the Corporation. Except as otherwise required by the General Corporation Law of the State of Delaware or other applicable law, the Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of capital stock of the Corporation as the person entitled to exercise the rights of a stockholder, including, without limitation, the right to vote in person or by proxy at any meeting of the stockholders of the Corporation. The Corporation shall not be bound to recognize any equitable or other claim to or interest in any such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly required by the General Corporation Law of the State of Delaware or other applicable law.

Section 5. Fractional Shares. The Corporation may, but shall not be required to, issue fractional shares of its capital stock if necessary or appropriate to effect authorized transactions. If the Corporation does not issue fractional shares, it shall (a) arrange for the disposition of fractional interests on behalf of those that otherwise would be entitled thereto, (b) pay in cash the fair value of fractions of a share as of the time when those who otherwise would be entitled to receive such fractions are determined, or (c) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or in bearer form (represented by a certificate), which scrip or warrants shall entitle the holder to receive a full share upon surrender of such scrip or warrants aggregating a full share. Fractional shares shall, but scrip or warrants for fractional shares shall not (unless otherwise expressly provided therein), entitle the holder to exercise voting rights, to receive dividends thereon, to participate in the distribution of any assets in the event of liquidation, and otherwise to exercise rights as a holder of capital stock of the class or series to which such fractional shares belong.

Section 6. Additional Powers of the Board. (a) In addition to, and without limiting, those powers set forth in Section 2 of Article III, the Board of Directors shall have power and authority to make all such rules and regulations as it shall deem expedient concerning the issue, transfer, and registration of certificates for shares of stock of the Corporation, including the use of uncertificated shares of stock, subject to the provisions of the General Corporation Law of the State of Delaware, other applicable law, the Certificate of Incorporation, and these Bylaws.

(b) The Board of Directors may appoint and remove transfer agents and registrars of transfers, and may require all stock certificates to bear the signature of any such transfer agent and/or any such registrar of transfers.

ARTICLE VI

INDEMNIFICATION

Section 1. Indemnification. (a) Subject to Section 3 of this Article VI, the Corporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person who is made or threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter, a “Proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation, or while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (collectively, “Another Enterprise”), against expenses (including attorneys’ fees), judgments, fines (including ERISA excise taxes or penalties) and amounts paid in settlement actually and reasonably incurred by him or her in connection with such Proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

(b) The Corporation may indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person who is made or threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any threatened, pending, or completed Proceeding, by reason of the fact that such person is or was an employee or agent of the Corporation, or while not serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise, against expenses (including attorneys’ fees), judgments, fines (including ERISA excise taxes or penalties) and amounts paid in settlement actually and reasonably incurred by him or her in connection with such Proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

(c) To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any threatened, pending, or completed Proceeding referred to in Section 145(a) or (b) of the General Corporation Law of the State of Delaware, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

(d) The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2. Advancement of Expenses. (a) Subject to Section 3 of this Article VI, with respect to any person who is made or threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any threatened, pending, or completed Proceeding, by reason of the fact that such person is or was a director or officer of the Corporation or while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise, the Corporation shall pay the expenses (including attorneys’ fees) incurred by such person in defending any such Proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that any advancement of expenses shall be made only upon receipt of an undertaking (hereinafter an “undertaking”) by such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses under this Article VI or otherwise.

(b) With respect to any person who is made or threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any threatened, pending, or completed Proceeding, by reason of the fact that such person is or was an employee or agent of the Corporation, or while not serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise, the Corporation may, in its discretion and upon such terms and conditions, if any, as the Corporation deems appropriate, pay the expenses (including attorneys’ fees) incurred by such person in defending any such Proceeding in advance of its final disposition.

Section 3. Actions Initiated Against The Corporation. Anything in Section 1(a) or Section 2(a) of this Article VI to the contrary notwithstanding, except as provided in Section 5(b) of this Article VI, with respect to a Proceeding initiated against the Corporation by a person who is or was a director or officer of the Corporation (whether initiated by such person in or by reason of such capacity or in or by reason of any other capacity, including as a director, officer, employee, or agent of Another Enterprise), the Corporation shall not be required to indemnify or to advance expenses (including attorneys’ fees) to such person in connection with prosecuting such Proceeding (or part thereof) or in defending any counterclaim, cross-claim, affirmative defense, or like claim of the Corporation in such Proceeding (or part thereof) unless such Proceeding was authorized by the Board of Directors of the Corporation.

Section 4. Contract Rights. The rights to indemnification and advancement of expenses conferred upon any current or former director or officer of the Corporation pursuant to this Article VI (whether by reason of the fact that such person is or was a director or officer of the Corporation, or while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise) shall be contract rights, shall vest when such person becomes a director or officer of the

Corporation, and shall continue as vested contract rights even if such person ceases to be a director or officer of the Corporation. Any amendment, repeal, or modification of, or adoption of any provision inconsistent with, this Article VI (or any provision hereof) shall not adversely affect any right to indemnification or advancement of expenses granted to any person pursuant hereto with respect to any act or omission of such person occurring prior to the time of such amendment, repeal, modification, or adoption (regardless of whether the Proceeding relating to such acts or omissions, or any proceeding relating to such person’s rights to indemnification or to advancement of expenses, is commenced before or after the time of such amendment, repeal, modification, or adoption), and any such amendment, repeal, modification, or adoption that would adversely affect such person’s rights to indemnification or advancement of expenses hereunder shall be ineffective as to such person, except with respect to any threatened, pending, or completed Proceeding that relates to or arises from (and only to the extent such Proceeding relates to or arises from) any act or omission of such person occurring after the effective time of such amendment, repeal, modification, or adoption.

Section 5. Claims. (a) If (i) a claim under Section 1(a) of this Article VI with respect to any right to indemnification is not paid in full by the Corporation within sixty (60) days after a written demand has been received by the Corporation or (ii) a claim under Section 2(a) of this Article VI with respect to any right to the advancement of expenses is not paid in full by the Corporation within twenty (20) days after a written demand has been received by the Corporation, then the person seeking to enforce a right to indemnification or to an advancement of expenses, as the case may be, may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.

(b) If successful in whole or in part in any suit brought pursuant to Section 5(a) of this Article VI, or in a suit brought by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), the person seeking to enforce a right to indemnification or an advancement of expenses hereunder or the person from whom the Corporation sought to recover an advancement of expenses, as the case may be, shall be entitled to be paid by the Corporation the reasonable expenses (including attorneys’ fees) of prosecuting or defending such suit.

(c) In any suit brought by a person seeking to enforce a right to indemnification hereunder (but not a suit brought by a person seeking to enforce a right to an advancement of expenses hereunder), it shall be a defense that the person seeking to enforce a right to indemnification has not met any applicable standard for indemnification under applicable law. With respect to any suit brought by a person seeking to enforce a right to indemnification or right to advancement of expenses hereunder or any suit brought by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), neither (i) the failure of the Corporation to have made a determination prior to commencement of such suit that indemnification of such person is proper in the circumstances because such person has met the applicable standards of conduct under applicable law, nor (ii) an actual determination by the Corporation that such person has not met such applicable standards of conduct, shall create a presumption that such person has not met the applicable standards of conduct or, in a case brought by such person seeking to enforce a right to indemnification, be a defense to such suit.

(d) In any suit brought by a person seeking to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), the burden shall be on the Corporation to prove that the person seeking to enforce a right to indemnification or to an advancement of expenses or the person from whom the Corporation seeks to recover an advancement of expenses is not entitled to be indemnified, or to such an advancement of expenses, under this Article VI or otherwise.

Section 6. Determination of Entitlement to Indemnification. Any indemnification required or permitted under this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he or she has met all applicable standards of conduct set forth in this

Article VI and Section 145 of the General Corporation Law of the State of Delaware. Such determination shall be made, with respect to a person who is a director or officer of the Corporation at the time of such determination, (a) by a majority vote of the directors who are not parties to such Proceeding, even though less than a quorum, (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders. Such determination shall be made, with respect to any person who is not a director or officer of the Corporation at the time of such determination, in the manner determined by the Board of Directors (including in such manner as may be set forth in any general or specific action of the Board of Directors applicable to indemnification claims by such person) or in the manner set forth in any agreement to which such person and the Corporation are parties.

Section 7. Non-Exclusive Rights. The indemnification and advancement of expenses provided in this Article VI shall not be deemed exclusive of any other rights to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI or otherwise.

Section 9. Severability. If any provision or provisions of this Article VI shall be held to be invalid, illegal, or unenforceable for any reason whatsoever: (a) the validity, legality, and enforceability of the remaining provisions of this Article VI (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable, that is not itself held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Article VI (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

Section 10. Miscellaneous. For purposes of this Article VI: (a) references to serving at the request of the Corporation as a director or officer of Another Enterprise shall include any service as a director or officer of the Corporation that imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, (b) references to serving at the request of the Corporation as an employee or agent of Another Enterprise shall include any service as an employee or agent of the Corporation that imposes duties on, or involves services by, such employee or agent with respect to an employee benefit plan, (c) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Corporation, and (d) references to a director of Another Enterprise shall include, in the case of any entity that is not managed by a board of directors, such other position, such as manager or trustee or member of the governing body of such entity, that entails responsibility for the management and direction of such entity’s affairs, including, without limitation, general partner of any partnership (general or limited) and manager or managing member of any limited liability company.

ARTICLE VII

MISCELLANEOUS

Section 1. Books and Records. (a) Any books or records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method; provided, however, that the books and records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any books or records so kept upon the request of any person entitled to inspect such records pursuant to the Certificate of Incorporation, these Bylaws, or the provisions of the General Corporation Law of the State of Delaware.

(b) It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of the stock ledger to prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the stockholder’s name; provided, however, if the record date for determining the stockholders entitled to vote at the meeting is fewer than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date. Nothing contained in this subsection (b) shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. If the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence of the identity of the stockholders entitled to examine such list.

(c) Except to the extent otherwise required by law, or by the Certificate of Incorporation, or by these Bylaws, the Board of Directors shall determine from time to time whether and, if allowed, when and under what conditions and regulations the stock ledger, books, records, and accounts of the Corporation, or any of them, shall be open to inspection by the stockholders and the stockholders’ rights, if any, in respect thereof. Except as otherwise provided by law, the stock ledger shall be the only evidence of the identity of the stockholders entitled to examine the stock ledger, the books, records, or accounts of the Corporation.

Section 2. Voting Shares in Other Business Entities. The Chief Executive Officer, the President, any Vice President, or any other officer or officers of the Corporation designated by the Board of Directors, the Chief Executive Officer or the President may vote, and otherwise exercise on behalf of the Corporation any and all rights and powers incident to the ownership of, any and all shares of stock or other equity interest held by the Corporation in any other corporation or other business entity. The authority herein granted may be exercised either by any such officer in person or by any other person authorized to do so by proxy or power of attorney duly executed by any such officer.

Section 3. Execution of Corporate Instruments.

(a) The Board of Directors may in its discretion determine the method and designate the signatory officer or officers, or other person or persons, to execute, sign, or endorse any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the Corporation.

(b) Unless otherwise specifically determined by the Board of Directors or otherwise required by law, formal contracts of the Corporation, promissory notes, deeds of trust, mortgages, and other evidences of indebtedness of the Corporation, and other corporate instruments or documents requiring the corporate seal, shall be executed, signed, or endorsed by the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary, the Chief Financial Officer, the Treasurer, or any Assistant Secretary or Assistant Treasurer. All other instruments and documents requiring a corporate signature but not requiring the corporate seal may be executed as aforesaid or in such other manner and by such other person or persons as may be determined from time to time by the Board of Directors or the President.

(c) All checks and drafts drawn on banks or other depositaries on funds to the credit of the Corporation or in special accounts of the Corporation shall be executed, signed, or endorsed by the Chief Financial Officer, the Treasurer, any Assistant Treasurer, or in such other manner and by such other person or persons as may be determined from time to time by the Board of Directors.

(d) Unless otherwise specifically determined by the Board of Directors or otherwise required by law, the execution, signing, or endorsement of any corporate instrument or document may be effected manually, by facsimile, or (to the extent permitted by applicable law and subject to such policies and procedures as the Corporation may have in effect from time to time) by electronic signature.

Section 4. Fiscal Year. The fiscal year of the Corporation shall be such fiscal year as the Board of Directors from time to time by resolution shall determine.

Section 5. Gender/Number. As used in these Bylaws, the masculine, feminine, or neuter gender, and the singular and plural number, shall each include the other whenever the context so indicates.

Section 6. Section Titles. The titles of the sections and subsections have been inserted as a matter of reference only and shall not control or affect the meaning or construction of any of the terms and provisions hereof.

Section 7. Electronic Transmission. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 8. Amendment. These Bylaws, or any of them, may be altered, amended, or repealed, and new Bylaws may be made, (a) at any annual or regular meeting of the Board of Directors or at any special meeting of the Board of Directors if notice of the proposed alteration, amendment, or repeal be contained in written notice of such special meeting or (b) at any annual meeting of the stockholders (subject to Section 13 of Article II of these Bylaws) or at any special meeting of the stockholders of the Corporation if noticed of the proposed alteration, amendment, or repeal is contained in the Corporation’s notice of such special meeting of stockholders (and subject to Section 2 of Article II of these Bylaws). Anything herein to the contrary notwithstanding, any alteration, amendment, or repeal of these Bylaws, or the making of any new Bylaw, by the stockholders shall require the affirmative vote of the holders of not less than a majority of the voting power represented by the issued and outstanding shares of the Corporation entitled to vote thereon. Any Bylaws altered, amended, or made by the stockholders may be altered, amended, or repealed by either the Board of Directors or the stockholders, in the manner set forth in this Section 8, except a Bylaw amendment adopted by the stockholders that specifies the votes that shall be necessary for the election of directors shall not be amended or repealed by the Board of Directors.

Section 9. Certificate of Incorporation. Anything herein to the contrary notwithstanding, if any provision contained in these Bylaws is inconsistent with or conflicts with a provision of the Certificate of Incorporation, such provision of these Bylaws shall be superseded by the inconsistent provision in the Certificate of Incorporation to the extent necessary to give effect to such provision in the Certificate of Incorporation.

Section 10. Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, the Superior Court of the State of Delaware, or, if and only if both the Court of Chancery of the State of Delaware and the Superior Court of the State of Delaware lack subject matter jurisdiction, the United States District Court for the District of Delaware) and any state (or, if applicable, federal) appellate court therefrom shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action, suit, or proceeding brought on behalf of the Corporation, (b) any action, suit, or proceeding asserting a claim of breach of fiduciary duty owed by any director, officer, or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action, suit, or proceeding asserting a claim against the Corporation or any director, officer, or other employee of the Corporation arising pursuant to, or seeking to enforce any right, obligation, or remedy under, any provision of the DGCL or the Certificate of Incorporation or the Corporation’s Bylaws (in each case, as may be amended from time to time), (d) any action, suit, or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (e) any action, suit, or proceeding asserting a claim governed by the internal affairs doctrine, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants (including personal jurisdiction by reason of any such indispensable party’s consent to personal jurisdiction in the State of Delaware or such court).

END OF BYLAWS

ORTHOFIX INTERNATIONAL N.V.

AMENDED AND RESTATED 2012 LONG-TERM INCENTIVE PLAN

1.	PURPOSE	C-5

2.	DEFINITIONS	C-5

3.	ADMINISTRATION OF THE PLAN	C-10

	3.1 Committee	C-10
	3.2 Board	C-11
	3.3 Terms of Awards	C-12
	3.4 Forfeiture; Recoupment	C-12
	3.5 No Repricing	C-13
	3.6 Deferral Arrangement	C-13
	3.7 No Liability	C-13
	3.8 Stock Issuance; Book-Entry	C-14

4.	STOCK SUBJECT TO THE PLAN	C-14

	4.1 Number of Shares of Stock Available for Awards	C-14
	4.2 Adjustments in Authorized Shares of Stock	C-14
	4.3 Share Usage	C-14

5.	EFFECTIVE DATE, DURATION AND AMENDMENTS	C-15

	5.1 Effective Date	C-15
	5.2 Term	C-16
	5.3 Amendment, Suspension and Termination	C-16

6.	AWARD ELIGIBILITY AND LIMITATIONS	C-16

	6.1 Eligible Grantees	C-16
	6.2 Limitation on Shares of Stock Subject to Awards and Cash Awards	C-16
	6.3 Stand-Alone, Additional, Tandem and Substitute Awards	C-17
	6.4 Minimum Vesting Requirements	C-17

7.	AWARD AGREEMENT	C-17

8.	TERMS AND CONDITIONS OF OPTIONS	C-18

	8.1 Option Price	C-18
	8.2 Vesting and Exercisability	C-18
	8.3 Term	C-18
	8.4 Termination of Service	C-18
	8.5 Limitations on Exercise of Option	C-19
	8.6 Method of Exercise	C-19
	8.7 Rights of Holders of Options	C-19
	8.8 Delivery of Stock	C-19
	8.9 Transferability of Options	C-19
	8.10 Family Transfers	C-19
	8.11 Limitations on Incentive Stock Options	C-20
	8.12 Notice of Disqualifying Disposition	C-20

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS	C-20

	9.1 Right to Payment and SAR Exercise Price	C-20
	9.2 Other Terms	C-20
	9.3 Term	C-21
	9.4 Rights of Holders of SARs	C-21
	9.5 Transferability of SARs	C-21
	9.6 Family Transfers	C-21

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS	C-22

	10.1 Grant of Restricted Stock or Stock Units	C-22
	10.2 Restrictions	C-22
	10.3 Restricted Stock Certificates; Book-Entry Registration	C-22
	10.4 Rights of Holders of Restricted Stock	C-22
	10.5 Rights of Holders of Stock Units	C-23
	10.6 Termination of Service	C-23
	10.7 Purchase of Restricted Stock and Shares of Stock Subject to Stock Units	C-23
	10.8 Delivery of Shares of Stock	C-23

11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS AND OTHER EQUITY- BASED AWARDS	C-23

12.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK	C-24

	12.1 General Rule	C-24
	12.2 Surrender of Shares of Stock	C-24
	12.3 Cashless Exercise	C-24
	12.4 Other Forms of Payment	C-24

13.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS	C-25

	13.1 Dividend Equivalent Rights	C-25
	13.2 Termination of Service	C-25

14.	TERMS AND CONDITIONS OF PERFORMANCE AWARDS AND ANNUAL INCENTIVE AWARDS	C-25

	14.1 Grant of Performance Awards and Annual Incentive Awards	C-25
	14.2 Value of Performance Awards and Annual Incentive Awards	C-25
	14.3 Earning of Performance Awards and Annual Incentive Awards	C-25
	14.4 Form and Timing of Payment of Performance Awards and Annual Incentive Awards	C-26
	14.5 Performance Conditions	C-26

15.	PARACHUTE LIMITATIONS	C-27

16.	REQUIREMENTS OF LAW	C-27

	16.1 General	C-27
	16.2 Rule 16b-3	C-28

17.	EFFECT OF CHANGES IN CAPITALIZATION	C-28

	17.1 Changes in Stock	C-28
	17.2 Reorganization in Which the Company Is the Surviving Entity Which Does not Constitute a Corporate Transaction	C-29
	17.3 Corporate Transaction in which Awards are not Assumed	C-29
	17.4 Corporate Transaction in which Awards are Assumed	C-30
	17.5 Adjustments	C-31
	17.6 No Limitations on Company	C-31

18.	GENERAL PROVISIONS	C-31

	18.1 Disclaimer of Rights	C-31
	18.2 Nonexclusivity of the Plan	C-32
	18.3 Withholding Taxes	C-32
	18.4 Captions	C-33
	18.5 Other Provisions	C-33
	18.6 Number and Gender	C-33
	18.7 Severability	C-33
	18.8 Governing Law	C-33
	18.9 Foreign Jurisdictions	C-33
	18.10 Section 409A of the Code	C-34
	18.11 Non-Payment of Dividends or Dividend Equivalent Rights on Unvested Awards	C-34

ORTHOFIX INTERNATIONAL N.V.

AMENDED AND RESTATED 2012 LONG-TERM INCENTIVE PLAN

1.	PURPOSE

The Plan is intended to (a) provide eligible persons with an incentive to contribute to the success of the Company and to operate and manage the Company’s business in a manner that will provide for the Company’s long-term growth and profitability, and (b) provide a means of obtaining, rewarding and retaining key personnel. To this end, the Plan provides for the grant of options, stock appreciation rights, restricted stock, stock units (including deferred stock units), unrestricted stock, dividend equivalent rights, other equity-based awards and cash bonus awards. Any of these Awards may, but need not, be made as performance incentives to reward the holders of such Awards for the achievement of annual or long-term performance goals in accordance with the terms of the Plan. Options granted under the Plan may be Non-qualified Stock Options or Incentive Stock Options, as provided herein.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply, unless the context clearly indicates otherwise:

2.1 “Affiliate” means any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including any Subsidiary. For purposes of grants of Options or Stock Appreciation Rights, an entity may not be considered an Affiliate unless the Company holds a “controlling interest” in such entity within the meaning of Treasury Regulation Section 1.414(c)-2(b)(2)(i), provided, that (a) except as specified in clause (b) below, an interest of “at least 50 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i) and (b) where the grant of Options or Stock Appreciation Rights is based upon a legitimate business criterion, an interest of “at least 20 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i).

2.2 “Annual Incentive Award” means an Award, denominated in cash, made subject to the attainment of performance goals (as provided in Section 14) over a Performance Period of up to one (1) year, which shall be the Company’s fiscal year, unless otherwise specified by the Committee.

2.3 “Applicable Laws” means the legal requirements relating to the Plan and the Awards under (a) applicable provisions of the Code, the Securities Act, the Exchange Act, any rules or regulations thereunder, and any other laws, rules, regulations, and government orders of any jurisdiction applicable to the Company or its Affiliates, (b) applicable provisions of the corporate, securities, tax, and other laws, rules, regulations, and government orders of any jurisdiction applicable to Awards granted to residents thereof, and (c) the rules of any Stock Exchange or Securities Market on which the Stock is listed.

2.4 “Award” means a grant under the Plan of an Option, a Stock Appreciation Right, Restricted Stock, a Stock Unit, Unrestricted Stock, a Dividend Equivalent Right, a Performance Award, an Other Equity-Based Award, an Annual Incentive Award or cash.

2.5 “Award Agreement” means the agreement, in such paper, electronic or other form as determined by the Committee, between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.6 “Benefit Arrangement” shall have the meaning set forth in Section 15.

2.7 “Board” means the Board of Directors of the Company.

2.8 “Cause” shall have the meaning set forth in the applicable agreement between the Grantee and the Company or an Affiliate, and in the absence of such agreement, means, as determined by the Committee, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate. Any determination by the Committee regarding whether an event constituting Cause shall have occurred shall be finding, binding and conclusive.

2.9 “Code” means the Internal Revenue Code of 1986, as amended, as now in effect or as hereafter amended, and any successor thereto. References in the Plan to any Code Section shall be deemed to include, as applicable, regulations and guidance promulgated under such Code Section.

2.10 “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.1 (or, if no Committee has been so designated, the entire Board itself).

2.11 “Company” means Orthofix International N.V. and any successor thereto.

2.12 “Corporate Transaction” means, subject to Section 18.10, (a) a “Person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than fifty percent (50%) of the total voting power of all classes of stock of the Company; (b) individuals who on the Effective Date constitute the Board (together with any new Directors whose election by such Board or whose nomination by such Board for election by the shareholders of the Company was approved by a vote of at least a majority of the members of such Board then in office who either were members of such Board on the Effective Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of such Board then in office; (c) the Company consummates a transaction with, or merger with or into, any Person, or any Person consummates a transaction with, or merger with or into, the Company, other than any such transaction in which the holders of securities that represented one hundred percent (100%) of the voting stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the surviving Person in such merger or consolidation transaction immediately after such transaction; (d) there is consummated any direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any “Person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act); or (e) the shareholders of the Company adopt a plan or proposal for the liquidation, winding up or dissolution of the Company. The Board shall have full and final authority, in its sole discretion, to determine conclusively whether a Corporate Transaction has occurred pursuant to the above definition, the date of the occurrence of such Corporate Transaction, and any incidental matters relating thereto.

2.13 “Disability” means the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.14 “Dividend Equivalent Right” means a right, granted to a Grantee pursuant to Section 13, to receive cash, Stock, other Awards or other property equal in value to dividends or other periodic payments paid or made with respect to a specified number of shares of Stock.

2.15 “Effective Date” means June 18, 2018, the date of the approval of the Plan, as amended and restated, by the Company’s shareholders, the Plan, as amended and restated, having been approved by the Board on April 23, 2018.

2.16 “Exchange Act” means the Securities Exchange Act of 1934, as amended, as now in effect or as hereafter amended.

2.17 “Fair Market Value” means the fair market value of a share of Stock for purposes of the Plan, which shall be determined as follows, subject to Section 18.3:

(a) If on the Grant Date or other determination date the shares of Stock are listed on an established national or regional stock exchange (a “Stock Exchange”), or are publicly traded on an established securities market (a “Securities Market”), the Fair Market Value of a share of Stock shall be the closing price of the Stock as reported on such Stock Exchange or Securities Market (provided that if there is more than one such Stock Exchange or Securities Market, the Committee shall designate the appropriate Stock Exchange or Securities Market for purposes of the Fair Market Value determination) on the Grant Date or other determination date. If there is no such reported closing price on such date, the Fair Market Value of a share of Stock shall be, as determined by the Committee, the mean between (i) the highest bid price and the lowest asked price of the Stock as reported on such Stock Exchange or such Securities Market on such date or (ii) the high and low sale prices of the Stock as reported on such Stock Exchange or such Securities Market on such date, or if no sale of Stock shall have been so reported for such date, on the immediately preceding day on which any sale of Stock shall have been reported on such Stock Exchange or Securities Market.

(b) If on such Grant Date or other determination date the shares of Stock are not listed on a Stock Exchange or publicly traded on a Securities Market, the Fair Market Value of a share of Stock shall be the value of the Stock as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.

2.18 “Family Member” means, with respect to any Grantee as of any date of determination, (a) a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of such Grantee, (b) any person sharing such Grantee’s household (other than a tenant or employee), (c) a trust in which any one or more of the persons specified in clauses (a) and (b) above (and such Grantee) own more than fifty percent (50%) of the beneficial interest, (d) a foundation in which any one or more of the persons specified in clauses (a) and (b) above (and such Grantee) control the management of assets, and (e) any other entity in which one or more of the persons specified in clauses (a) and (b) above (and such Grantee) own more than fifty percent (50%) of the voting interests.

2.19 “Grant Date” means, as determined by the Committee, the later to occur of (a) the date as of which the Company completes the corporate action constituting the Award, or (b) such date subsequent to the date specified in clause (a) as may be specified by the Committee.

2.20 “Grantee” means a person who receives or holds an Award under the Plan.

2.21 “Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422.

2.22 “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.23 “Option” means an option to purchase one or more shares of Stock at a specified Option Price pursuant to Section 8.

2.24 “Option Price” means the exercise price for each share of Stock subject to an Option.

2.25 “Original Effective Date” means April 13, 2012.

2.26 “Other Agreement” shall have the meaning set forth in Section 15.

2.27 “Other Equity-Based Award” means an Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, other than an Option, a Stock Appreciation Right, Restricted Stock, a Stock Unit, Unrestricted Stock, a Dividend Equivalent Right, a Performance Award or an Annual Incentive Award.

2.28 “Outside Director” means a member of the Board who is not an officer or employee of the Company or any Subsidiary.

2.29 “Parachute Payment” shall have the meaning set forth in Section 15.

2.30 “Performance Award” means an Award made subject to the attainment of performance goals (as provided in Section 14) over a Performance Period of up to ten (10) years.

2.31 “Performance Measures” means objective performance criteria on which performance goals under Performance Awards are based, such as: (a) net earnings or net income; (b) operating earnings; (c) pretax earnings; (d) earnings per share; (e) share price, including growth measures and total shareholder return; (f) earnings before interest and taxes; (g) earnings before interest, taxes, depreciation and/or amortization; (h) earnings before interest, taxes, depreciation and/or amortization as adjusted to exclude any one or more of the following: stock-based compensation expense; income from discontinued operations; gain on cancellation of debt; debt extinguishment and related costs; restructuring, separation and/or integration charges and costs; reorganization and/or recapitalization charges and costs; impairment charges; gain or loss related to investments; sales and use tax settlement; and gain on non-monetary transactions; (i) sales or revenue growth, whether in general, by type of product or service, or by type of customer; (j) gross or operating margins; (k) return measures, including return on assets, capital, investment, equity, sales or revenue; (l) cash flow, including: operating cash flow; free cash flow, defined as earnings before interest, taxes, depreciation and/or amortization (as adjusted to exclude any one or more of the items that may be excluded pursuant to the Performance Measure specified in clause (h) above) less capital expenditures; levered free cash flow, defined as free cash flow less interest expense; cash flow return on equity; and cash flow return on investment; (m) productivity ratios; (n) expense targets; (o) market share; (p) financial ratios as provided in credit agreements of the Company and its Subsidiaries; (q) working capital targets; (r) completion of acquisitions of businesses or companies; (s) completion of divestitures and asset sales; and (t) any combination of the foregoing business criteria.

2.32 “Performance Period” means the period of time during which the performance goals under Performance Awards and Annual Incentive Awards must be met in order to determine the degree of payout and/or vesting with respect to any such Performance Awards or Annual Incentive Awards.

2.33 “Plan” means this Orthofix International N.V. Amended and Restated 2012 Long-Term Incentive Plan, as it may be further amended from time to time.

2.34 “Prior Plan” means the Orthofix International N.V. Amended and Restated 2004 Long-Term Incentive Plan.

2.35 “Purchase Price” means the purchase price, if any, for each share of Stock subject to an Award of Restricted Stock, Stock Units or Unrestricted Stock.

2.36 “Restricted Stock” means shares of Stock awarded to a Grantee pursuant to Section 10.

2.37 “SAR Exercise Price” means the per share exercise price of a SAR granted to a Grantee pursuant to Section 9.

2.38 “Securities Act” means the Securities Act of 1933, as amended, as now in effect or as hereafter amended.

2.39 “Service” means service of a Grantee as a Service Provider to the Company or any Affiliate. Unless otherwise provided in the applicable Award Agreement, a Grantee’s change in position or duties with the Company or any Affiliate shall not result in interrupted or terminated Service, so long as the Grantee continues to be a Service Provider to the Company or any Affiliate. If a Service Provider’s employment or other Service relationship is with an Affiliate and the applicable entity ceases to be an Affiliate, a termination of Service shall be deemed to have occurred when such entity ceases to be an Affiliate unless the Service Provider transfers his or her employment or other Service relationship to the Company or any other Affiliate. Any determination by the Committee whether a termination of Service shall have occurred for purposes of the Plan shall be final, binding and conclusive.

2.40 “Service Provider” means, as of any date of determination, (a) an employee, officer, or director of the Company or an Affiliate, or (b) a consultant (who is a natural person) or adviser (who is a natural person) of the Company or any Affiliate who provides bona fide services to the Company or any Affiliate and whose services are not in connection with the Company’s sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s stock.

2.41 “Share Limit” shall have the meaning set forth in Section 4.1(a).

2.42 “Stock” means the common stock, par value $0.01 per share, of the Company, or any security for which the shares of Stock may be exchanged or into which the shares of Stock may be converted.

2.43 “Stock Appreciation Right” or “SAR” means a right granted to a Grantee pursuant to Section 9.

2.44 “Stock Unit” means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to Section 10 that may be settled, subject to the terms and conditions of the applicable Award Agreement, in shares of Stock, cash or a combination thereof.

2.45 “Subsidiary” means any corporation (other than the Company) or non-corporate entity with respect to which the Company and Subsidiaries collectively own, directly or indirectly, fifty percent (50%) or more of the total combined voting power of all classes of stock, membership interests or other ownership interests of any class or kind ordinarily having the power to vote for the directors, managers or other voting members of the governing body of such corporation or non-corporate entity. In addition, any other entity may be designated by the Committee as a Subsidiary, provided that (a) such entity could be considered as a subsidiary according to generally accepted accounting principles in the United States of America and (b) in the case of an Award of Options or Stock Appreciation Rights, such Award would be considered to be granted in respect of “service recipient stock” under Code Section 409A.

2.46 “Substitute Award” means an Award granted upon assumption of, or in substitution for, outstanding awards previously granted under a compensatory plan by a business entity acquired or to be acquired by the Company or an Affiliate or with which the Company or an Affiliate has combined or will combine.

2.47 “Ten Percent Shareholder” means a natural person who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding voting securities of the Company, the Company’s parent (if any) or any of the Company’s Subsidiaries. In determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.

2.48 “Unrestricted Stock” shall have the meaning set forth in Section 11.

Unless the context otherwise requires, all references in the Plan to “including” shall mean “including without limitation.”

3.	ADMINISTRATION OF THE PLAN

3.1 Committee.

(a) The Committee shall administer the Plan and shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s articles of incorporation and bylaws and Applicable Laws. Without limiting the generality of the foregoing, the Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan which the Committee deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be made by (i) the affirmative vote of a majority of the members of the Committee present at a meeting at which a quorum is present, or (ii) the unanimous consent of the members of the Committee executed in writing or evidenced by electronic transmission in accordance with the Company’s articles of incorporation and bylaws and Applicable Laws. Unless otherwise expressly determined by the Board, the interpretation and construction by the Committee of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive whether or not expressly provided for in any provision of the Plan, such Award or such Award Agreement.

(b) In the event that the Plan, any Award or any Award Agreement provides for any action to be taken by or any determination to be made by the Board, such action may be taken or such determination may be made by the Committee or another committee constituted in accordance with this Section 3.1 if the Board has delegated the power and authority to do so to the Committee or such other committee pursuant to this Section 3.1. Unless otherwise expressly determined by the Board, any such action or determination by the Committee or other committee shall be final, binding and conclusive whether or not expressly provided for in any provision of the Plan, such Award or such Award Agreement.

(c) Except as provided in Section 3.2 and except as the Board may otherwise determine, the Committee shall consist of two or more Outside Directors of the Company who: (a) meet such requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act, and (b) comply with the independence requirements of the Stock Exchange or Securities Market on which the Stock is listed or publicly traded; provided, that any action taken by the Committee shall be valid and effective whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 3.1 or otherwise provided in any charter of the Committee; provided, further that, notwithstanding anything in the Plan to the contrary, to the extent necessary to satisfy any transition rule or applicable transition guidance pertaining to Awards intended to satisfy the criteria for performance-based compensation under Code Section 162(m), the Committee administering such Awards shall consist of two or more Outside Directors who qualify as “outside directors” within the meaning of Code Section 162(m) and the applicable guidance thereunder. Without limiting the generality of the foregoing, the Committee may be the Compensation Committee of the Board or a subcommittee thereof if the Compensation Committee of the Board or such subcommittee satisfies the foregoing requirements.

(d) The Board may also appoint one or more committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not “executive officers” as defined in Rule 3b-7 under the Exchange Act or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards, subject to the requirements of Rule 16b-3 under the Exchange Act and any Stock Exchange or Securities Market on which the Stock is listed or publicly traded. Any reference to “Committee” in the Plan, any Award or any Award Agreement shall be deemed, as applicable, to refer to any committee appointed by the Board pursuant to this Section 3.1.

(e) To the extent permitted by Applicable Laws, the Committee may, by resolution, delegate some or all of its authority with respect to the Plan and Awards to the Chief Executive Officer of the Company and/or any other officer of the Company designated by the Committee, provided that the Committee may not delegate its authority hereunder (i) to make Awards to directors of the Company, (ii) to make Awards to employees who are (A) “executive officers” as defined in Rule 3b-7 under the Exchange Act, or (B) officers of the Company who are delegated authority by the Committee pursuant to this Section 3.1, or (iii) to interpret the Plan, any Award or any Award Agreement. Any delegation hereunder will be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan will be construed as obligating the Committee to delegate authority to any officer of the Company, and the Committee may at any time rescind the authority delegated to an officer of the Company appointed hereunder and delegate authority to one or more other officers of the Company. At all times, an officer of the Company delegated authority pursuant to this Section 3.1 will serve in such capacity at the pleasure of the Committee. Any action undertaken by any such officer of the Company in accordance with the Committee’s delegation of authority will have the same force and effect as if undertaken directly by the Committee, and any reference to the “Committee” in the Plan, any Award or any Award Agreement shall be deemed, to the extent consistent with the terms and limitations of such delegation, to refer to each officer delegated authority by the Committee pursuant to this Section 3.1.

3.2 Board.

The Board from time to time may exercise any or all of the powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 and other applicable provisions of the Plan, as the Board shall determine, consistent with the Company’s articles of incorporation and bylaws and Applicable Laws.

3.3 Terms of Awards.

Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:

(a) designate Grantees;

(b) determine the type or types of Awards to be made to a Grantee;

(c) determine the value or number of shares of Stock to be subject to an Award;

(d) establish the terms and conditions of each Award (including the Option Price of any Option, the SAR Exercise Price of any SAR, and the Purchase Price of shares of Restricted Stock or vested Stock Units, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, the treatment of an Award in the event of a Corporate Transaction (subject to applicable agreements), and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

(e) prescribe the form of each Award Agreement evidencing an Award;

(f) amend, modify, reprice (except as such practice is prohibited by Section 3.5 herein), or supplement the terms of any outstanding Award, which authority shall include the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make Awards or to modify outstanding Awards made to eligible natural persons who are foreign nationals or are natural persons who are employed outside the United States to reflect differences in local law, tax policy, or custom, provided that, notwithstanding the foregoing, no amendment, modification or supplement of the terms of any outstanding Award shall, without the consent of the Grantee thereof, materially impair the Grantee’s rights under such Award; and

(g) make Substitute Awards.

3.4 Forfeiture; Recoupment.

(a) The Committee may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee with respect to an Award thereunder on account of actions taken by, or failed to be taken by, such Grantee in violation or breach of, or in conflict with, any (i) employment agreement, (ii) non-competition agreement, (iii) agreement prohibiting solicitation of Employees or clients of the Company or an Affiliate, (iv) confidentiality obligation with respect to the Company or an Affiliate, (v) Company or Affiliate policy or procedure, (vi) other agreement, or (vii) other obligation of such Grantee to the Company or an Affiliate, as and to the extent specified in such Award Agreement. If the Grantee of an outstanding Award is an employee of the Company or an Affiliate and such Grantee’s Service is terminated for Cause, the Committee may annul such Grantee’s outstanding Award as of the date of the Grantee’s termination of Service for Cause.

(b) Any Award granted pursuant to the Plan, to the extent provided in any Award Agreement relating thereto, shall be subject to mandatory repayment by the Grantee of such Award to the Company to the extent that such Grantee is or in the future becomes subject to (i) any Company or Affiliate “clawback” or recoupment policy or (ii) any Applicable Laws, in each case that require the repayment by such Grantee to the Company or Affiliate of compensation paid to such Grantee by the Company or an Affiliate in the event that such Grantee fails to comply with, or violates, the terms or requirements of such policy.

(c) If the Company is required to prepare an accounting restatement due to the material noncompliance by the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, any Grantee of an Award under such Award Agreement who knowingly engaged in such misconduct, was grossly negligent in engaging in such misconduct, knowingly failed to prevent such misconduct or was grossly negligent in failing to prevent such misconduct, shall reimburse the Company the amount of any payment in settlement of such Award earned or accrued during the period of twelve (12) months following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document that contained information affected by such material noncompliance.

(d) Notwithstanding any other provision of the Plan or any provision of any Award Agreement, if the Company is required to prepare an accounting restatement, then Grantees shall forfeit any cash or Stock received in connection with an Award (or an amount equal to the Fair Market Value of such Stock on the date of delivery thereof to the Grantee if the Grantee no longer holds the shares of Stock) if pursuant to the terms of the Award Agreement for such Award, the amount of the Award earned or the vesting in the Award was expressly based on the achievement of pre-established performance goals set forth in the Award Agreement (including earnings, gains, or other performance goals) that are later determined, as a result of the accounting restatement, not to have been achieved.

3.5 No Repricing.

Notwithstanding anything in the Plan to the contrary, except in connection with a Corporate Transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the Company may not (a) amend the terms of outstanding Options or SARs to reduce the Option Price or SAR Price, as applicable, of such outstanding Options or SARs; (b) cancel or assume outstanding Options or SARs in exchange for or substitution of Options or SARs with an Option Price or SAR Price, as applicable, that is less than the Option Price or SAR Price, as applicable, of the original Options or SARs; or (c) cancel or assume outstanding Options or SARs with an Option Price or SAR Price, as applicable, above the current Fair Market Value in exchange for cash, Awards, or other securities, in each case, unless such action (i) is subject to and approved by the Company’s shareholders, or (ii) is an appropriate adjustment pursuant Section 17.

3.6 Deferral Arrangement.

The Committee may permit or require the deferral of any payment pursuant to any Award into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalent Rights and, in connection therewith, provisions for converting such credits into deferred Stock equivalents and for restricting deferrals to comply with hardship distribution rules affecting tax-qualified retirement plans subject to Code Section 401(k)(2)(B)(IV), provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. Any such deferrals shall be made in a manner that complies with Code Section 409A.

3.7 No Liability.

No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Award Agreement. Notwithstanding any provision of the Plan to the contrary, neither the Company, an Affiliate, the Board, the Committee, nor any person acting on behalf of the Company, an Affiliate, the Board, or the Committee will be liable to any Grantee or to the estate or beneficiary of any Grantee or to any other holder of an Award under the Plan by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Code Section 422 or Code Section 409A or by reason of Code Section 4999, or otherwise asserted with respect to the Award; provided, that this Section 3.7 shall not affect any of the rights or obligations set forth in an applicable agreement between the Grantee and the Company or an Affiliate.

3.8 Stock Issuance; Book-Entry.

Notwithstanding any provision of the Plan to the contrary, the ownership of the shares of Stock issued under the Plan may be evidenced in such a manner as the Committee, in its discretion, deems appropriate, including by book-entry or direct registration or by the issuance of one or more stock certificates.

4.	STOCK SUBJECT TO THE PLAN

4.1 Number of Shares of Stock Available for Awards.

(a) Subject to adjustment pursuant to Section 17, the maximum number of shares of Stock reserved for issuance under the Plan shall be equal to the sum of (i) Four Million Seven Hundred Fifty Thousand (4,750,000) shares, plus (ii) the number of shares of Stock available for awards under the Prior Plan as of the Original Effective Date, plus (iii) the number of shares of Stock subject to awards outstanding under the Prior Plan as of the Original Effective Date which thereafter (A) terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, (B) are settled in cash in lieu of such shares or (C) are exchanged with the Committee’s permission, before the issuance of such shares, for compensatory awards not involving shares (the “Share Limit”).

(b) Any of the shares of Stock reserved and available for issuance under the Plan may be used for any type of Award under the Plan, and any or all of the shares of Stock reserved for issuance under the Plan shall be available for issuance pursuant to Incentive Stock Options.

(c) Shares of Stock to be issued under the Plan shall be authorized but unissued shares, or, to the extent permitted by Applicable Laws, shares of treasury stock and issued shares that have been reacquired by the Company.

4.2 Adjustments in Authorized Shares of Stock.

In connection with mergers, reorganizations, separations, or other transactions involving the Company or a Subsidiary to which Code Section 424(a) applies, the Committee shall have the right to cause the Company to assume awards previously granted under a compensatory plan by another business entity that is a party to such transaction and to grant Substitute Awards under the Plan therefor. The Share Limit shall not be increased by the number of shares of Stock subject to any such assumed awards and Substitute Awards. Shares available for issuance under a shareholder-approved plan of a business entity that is a party to such transaction (as appropriately adjusted to reflect such transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Stock otherwise available for issuance under the Plan, subject to applicable rules of any Stock Exchange or Securities Market on which the Stock is listed or publicly traded.

4.3 Share Usage.

(a) Shares of Stock subject to an Award shall be counted against the Share Limit as used as of the Grant Date.

(b) Any shares of Stock that are subject to Awards of Options and SARs shall be counted against the Share Limit set forth in Section 4.1(a) as one (1) share of Stock for every one (1) share of Stock subject to such Award. Any shares of Stock that are subject to Awards other than Options or SARs shall be counted against the Share Limit set forth in Section 4.1(a) as 1.84 shares for every one (1) share of Stock subject to such Award. With respect to SARs, the number of shares of Stock subject to an award of SARs shall be counted against the Share Limit under the Plan regardless of the number of shares of Stock actually issued to settle such SARs upon exercise. With respect to Performance Awards and Annual Incentive Awards, a number of shares of Stock at least equal to the target number of shares issuable under such Award, and with giving effect to the share counting rules set forth in this section, shall be counted against the Share Limit as of the Grant Date, but such number shall be adjusted to equal the actual number of shares issued, with giving effect to the share counting rules set forth in this section, upon settlement of the Performance Awards and Annual Incentive Awards, to the extent different from such number of shares.

(c) Any shares of Stock related to Awards under the Plan or awards outstanding under Prior Plan as of the Original Effective Date which thereafter terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares or is settled in cash in lieu of shares shall be available again for grant under the Plan in an amount determined in accordance with the methodology set forth in Section 4.3(b).

(d) The number of shares of Stock available for issuance under the Plan shall not be increased by the number of shares of Stock (i) tendered or withheld or subject to an Award surrendered in connection with the purchase of shares of Stock upon exercise of an Option or Stock Appreciation Right, (ii) that were not issued upon the net settlement or net exercise of an Option or Stock-settled SAR granted under the Plan, (iii) deducted or delivered from payment of an Award in connection with the Company’s tax withholding obligations as provided in Section 18.3 or (iv) purchased by the Company with proceeds from Option or Stock Appreciation Right exercises.

5.	EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1 Effective Date.

The Plan became effective on the Original Effective Date. The Plan, as amended and restated, shall be effective as of the Effective Date. The Plan as in effect prior to its amendment and restatement shall apply to all awards granted on and after the Original Effective Date and prior to the Effective Date. Following the Original Effective Date, no awards shall be made under the Prior Plan. Notwithstanding the foregoing, shares of Stock reserved under the Prior Plans to settle awards which are made under the Prior Plans prior to the Effective Date may be issued and delivered following the Effective Date to settle such awards.

Notwithstanding any other provision of the Plan or any Award, each Award made under the Plan prior to November 2, 2017 that was intended to qualify as “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code prior to its repeal (“162(m) Awards”) and each Award which was otherwise not subject to the deduction limitation of Section 162(m) of the Code shall be subject to any additional limitations as the Committee determines necessary for such 162(m) Award to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code prior to its repeal (or to be so exempt) pursuant to the transition relief rules in the Tax Cuts and Jobs Act of 2017, and to the extent any of the provisions of the Plan or any Award (or any amendments hereto pursuant to this amendment and restatement of the Plan) would cause any 162(m) Awards to fail to so qualify or other Awards to be so exempt, any such provisions shall not apply to such Awards to the extent necessary to ensure the continued qualification or exemption of such Awards. To the extent permitted by Applicable Law, the Plan and any such Awards shall be deemed amended to the extent necessary to conform to such requirements.

5.2 Term.

The Plan shall terminate automatically on the first to occur of (a) the day before the tenth (10th) anniversary of the Effective Date, (b) the date determined in accordance with Section 5.3, and (c) the date determined in accordance with Section 17.3. Upon such termination of the Plan, all outstanding Awards shall continue to have full force and effect in accordance with the provisions of the terminated Plan and the applicable Award Agreement (or other documents evidencing such Awards).

5.3 Amendment, Suspension and Termination.

The Board may, at any time and from time to time, amend, suspend or terminate the Plan, provided, that with respect to Awards theretofore granted under the Plan, no amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, materially impair the Grantee’s rights under any such Award. The effectiveness of any amendment to the Plan shall be contingent on approval of such amendment by the Company’s shareholders to the extent provided by the Board or required by Applicable Laws (including the rules of any Stock Exchange or Securities Market on which the Stock is then listed or publicly traded), provided that no amendment shall be made to the no-repricing provisions of Section 3.5, the Option Price provisions of Section 8.1, or the SAR Exercise Price provisions of Section 9.1 without the approval of the Company’s shareholders.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1 Eligible Grantees.

Subject to this Section 6, Awards may be made under the Plan to any Service Provider, as the Committee shall determine and designate from time to time.

6.2 Limitation on Shares of Stock Subject to Awards and Cash Awards.

During any time when the Company has a class of equity securities registered under Section 12 of the Exchange Act:

(a) The maximum number of shares of Stock subject to Options or SARs that may be granted under the Plan to a Grantee other than an Outside Director is 400,000 shares per fiscal year; provided, however, the maximum number of shares of Stock subject to Options or SARs that can be granted under the Plan to a Grantee other than an Outside Director in the fiscal year that the person is first employed by the Company or its Affiliates is 800,000 shares.

(b) The maximum number of shares of Stock that may be granted under the Plan, other than pursuant to Options or SARs, to a Grantee other than an Outside Director is 200,000 shares per fiscal year; provided, however, the maximum number of shares of Stock subject to Awards other than Options or SARs that can be granted under the Plan to a Grantee other than an Outside Director in the fiscal year that the person is first employed by the Company or its Affiliates is 400,000 shares.

(c) The maximum amount that may be paid as a cash-denominated Annual Incentive Award (whether or not cash-settled) in respect of a Performance Period of 12 months or less to a Grantee other than an Outside Director shall be $3,000,000, and the maximum amount that may be paid as a cash- denominated Performance Award (whether or not cash-settled) in respect of a Performance Period greater than 12 months to a Grantee other than an Outside Director shall be $6,000,000.

(d) The maximum total compensation (including cash payments and the aggregate Grant Date fair value of Awards (computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or its successors)) that may be granted under the Plan) that may be paid to or granted in a fiscal year to an Outside Director for his or her service as a member of the Board or a committee of the Board is $1,000,000.

The preceding limitations in this Section 6.2 are subject to adjustment as provided in Section 17.

6.3 Stand-Alone, Additional, Tandem and Substitute Awards.

Subject to Section 3.5, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, (a) any other Award, (b) any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or any Affiliate, or (c) any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem and substitute or exchange Awards may be granted at any time. Subject to Section 3.5, if an Award is granted in substitution or exchange for another Award, or for an award granted under another plan of the Company, any Affiliate, or any business entity acquired by the Company or any Affiliate, the Committee shall require the surrender of such other Award or award under such other plan in consideration for the grant of such substitute or exchange Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash payments under other plans of the Company or any Affiliate. Notwithstanding Section 8.1 and Section 9.1, but subject to Section 3.5, the Option Price of an Option or the grant price of an SAR that is a Substitute Award may be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the original Grant Date; provided that, the Option Price or grant price is determined in accordance with the principles of Code Section 424 for any Incentive Stock Option and consistent with Code Section 409A for any other Option or SAR.

6.4 Minimum Vesting Requirements.

Except with respect to a maximum of five percent (5%) of the Share Limit, (a) no portion of any Award (other than Substitute Awards) that vests on the basis of the Grantee’s continued Service shall be granted with vesting conditions under which vesting occurs earlier than the one (1) year anniversary of the Grant Date, and (b) no portion of any Award (other than Substitute Awards) that vests upon the attainment of Performance Measures shall be granted with a Performance Period of less than twelve (12) months. Notwithstanding the preceding, the Committee may provide for the earlier vesting, exercisability, and/or settlement under any such Award (i) in the event of the Grantee’s death, Disability or retirement, or (ii) in connection with a Corporate Transaction. The foregoing five percent (5%) limit shall be subject to adjustment consistent with the share usage rules of Section 4.3 and the adjustment provisions of Section 17.

7.	AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, which shall be in such form or forms as the Committee shall from time to time determine. Award Agreements employed under the Plan from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification, such Options shall be deemed to constitute Non- qualified Stock Options. In the event of any inconsistency between the Plan and an Award Agreement, the provisions of the Plan shall control.

8.	TERMS AND CONDITIONS OF OPTIONS

8.1 Option Price.

The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value of a share of Stock on the Grant Date; provided, that in the event that a Grantee is a Ten Percent Shareholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2 Vesting and Exercisability.

Subject to Sections 6.4, 8.3 and 17.3, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement; provided, that no Option relying on the five percent (5%) exception set forth in Section 6.4 shall be granted to Grantees who are entitled to overtime under Applicable Laws that will vest or be exercisable within a six (6)-month period starting on the Grant Date. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

8.3 Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, on the day before the tenth (10th) anniversary of the Grant Date of such Option, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option; provided, that in the event that the Grantee is a Ten Percent Shareholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the day before the fifth (5th) anniversary of the Grant Date of such Option; and provided, further, that, to the extent deemed necessary or appropriate by the Committee to reflect differences in local law, tax policy or custom with respect to any Option granted to a Grantee who is a foreign national or is a natural person who is employed outside the United States, such Option may terminate, and all rights to purchase shares of Stock thereunder may cease, upon the expiration of a period longer than ten (10) years from the Grant Date of such Option as the Committee shall determine.

8.4 Termination of Service.

Each Award Agreement with respect to the grant of an Option shall set forth the extent to which the Grantee thereof, if at all, shall have the right to exercise such Option following termination of such Grantee’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5 Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date on which the Plan is approved by the shareholders of the Company as provided herein or after the occurrence of an event referred to in Section 17 which results in the termination of such Option.

8.6 Method of Exercise.

Subject to the terms of Sections 12 and 18.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company or its designee or agent of notice of exercise on any business day, at the Company’s principal office or the office of such designee or agent, on the form specified by the Company and in accordance with any additional procedures specified by the Committee. Such notice shall specify the number of shares of Stock with respect to which such Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares of Stock for which such Option is being exercised, plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to the exercise of such Option.

8.7 Rights of Holders of Options.

A Grantee or other person holding or exercising an Option shall have none of the rights of a shareholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Option, to direct the voting of the shares of Stock subject to such Option, or to receive notice of any meeting of the Company’s shareholders) until the shares of Stock subject thereto are fully paid and issued to such Grantee or other person. Except as provided in Section 17, no adjustment shall be made for dividends, distributions or other rights with respect to any shares of Stock subject to an Option for which the record date is prior to the date of issuance of such shares of Stock.

8.8 Delivery of Stock.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price with respect thereto, such Grantee shall be entitled to receive such evidence of such Grantee’s ownership of the shares of Stock subject to such Option as shall be consistent with Section 3.8.

8.9 Transferability of Options.

Except as provided in Section 8.10, during the lifetime of a Grantee of an Option, only such Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10 Family Transfers.

If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights, or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer, and the shares of Stock acquired pursuant to such Option shall be subject to the same restrictions with respect to transfers of shares as would have applied to the Grantee thereof. Subsequent transfers of transferred Options shall be prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The provisions of Section 8.4 relating to termination of Service shall continue to be applied with respect to the original Grantee of the Option, following which such Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11 Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (a) if the Grantee of such Option is an employee of the Company or any corporate Subsidiary, (b) to the extent specifically provided in the related Award Agreement and (c) to the extent that the aggregate Fair Market Value (determined at the time such Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed one hundred thousand dollars ($100,000). Except to the extent provided in the regulations under Code Section 422, this limitation shall be applied by taking Options into account in the order in which they were granted.

8.12 Notice of Disqualifying Disposition.

If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances provided in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition immediately but in no event later than ten (10) days thereafter.

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1 Right to Payment and SAR Exercise Price.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of one share of Stock on the date of exercise over (b) the SAR Exercise Price as determined by the Committee. The Award Agreement for a SAR shall specify the SAR Exercise Price, which shall be no less than the Fair Market Value of a share of Stock on the Grant Date of such SAR. SARs may be granted in tandem with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in combination with all or part of any other Award or without regard to any Option or other Award; provided, that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Exercise Price that is no less than the Fair Market Value of one share of Stock on the Grant Date of such SAR.

9.2 Other Terms.

Subject to Sections 6.4, 9.3 and 17.3, the Committee shall determine, on the Grant Date or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future Service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which shares of Stock shall be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be granted in tandem or in combination with any other Award, and any and all other terms and conditions of any SAR; provided, that no SARs relying on the five percent (5%) exception set forth in Section 6.4 shall be granted to Grantees who are entitled to overtime under Applicable Laws that will vest or be exercisable within a six (6)-month period starting on the Grant Date.

9.3 Term.

Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, on the day before the tenth (10th) anniversary of the Grant Date of such SAR, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such SAR.

9.4 Rights of Holders of SARs.

A Grantee or other person holding or exercising a SAR shall have none of the rights of a shareholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock underlying such SAR, to direct the voting of the shares of Stock underlying such SAR, or to receive notice of any meeting of the Company’s shareholders) until the shares of Stock underlying such SAR, if any, are issued to such Grantee or other person. Except as provided in Section 17, no adjustment shall be made for dividends, distributions or other rights with respect to any shares of Stock underlying a SAR for which the record date is prior to the date of issuance of such shares of Stock, if any.

9.5 Transferability of SARs.

Except as provided in Section 9.6, during the lifetime of a Grantee of a SAR, only the Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such SAR. Except as provided in Section 9.6, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.6 Family Transfers.

If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.6, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights or (c) unless Applicable Laws do not permit such transfers, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 9.6, any such SAR shall continue to be subject to the same terms and conditions as were in effect immediately prior to such transfer, and shares of Stock acquired pursuant to a SAR shall be subject to the same restrictions on transfers of shares as would have applied to the Grantee or such SAR. Subsequent transfers of transferred SARs shall be prohibited except to Family Members of the original Grantee in accordance with this Section 9.6 or by will or the laws of descent and distribution.

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS

10.1 Grant of Restricted Stock or Stock Units.

Awards of Restricted Stock or Stock Units may be made for consideration or for no consideration (other than the par value of the shares of Stock, which shall be deemed paid by past or future Services by the Grantee to the Company or an Affiliate).

10.2 Restrictions.

Subject to Sections 6.4 and 17.3, at the time a grant of Restricted Stock or Stock Units is made, the Committee may, in its sole discretion, (a) establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units and (b) prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance goals, which may be applicable to all or any portion of such Restricted Stock or Stock Units as provided in Section 14. Awards of Restricted Stock or Stock Units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Awards.

10.3 Restricted Stock Certificates; Book-Entry Registration.

Subject to Section 3.8 and the immediately following sentence, the Company may issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date of such Restricted Stock. The Committee may provide in an Award Agreement that either (a) the Secretary of the Company shall hold such certificates for such Grantee’s benefit until such time as such shares of Restricted Stock are forfeited to the Company or the restrictions applicable thereto lapse and such Grantee shall deliver a stock power to the Company with respect to each certificate, or (b) such certificates shall be delivered to such Grantee, provided, that such certificates shall bear legends that comply with applicable securities laws and regulations and make appropriate reference to the restrictions imposed on such Award of Restricted Stock under the Plan and such Award Agreement. Pursuant to Section 3.8, to the extent Restricted Stock is represented by a book-entry, such book entry shall be notated to evidence the restrictions imposed on such Award of Restricted Stock under the Plan and the applicable Award Agreement.

10.4 Rights of Holders of Restricted Stock.

Holders of Restricted Stock shall have the right to vote such shares of Restricted Stock and the right to receive any dividends declared or paid with respect to such shares of Restricted Stock. Notwithstanding the foregoing, cash dividends declared or paid on shares of Restricted Stock (i) shall not be paid currently but instead shall be accrued, (ii) shall be subject to the same vesting conditions and restrictions applicable to such underlying shares of Restricted Stock, and (iii) shall not vest or become payable unless and until the shares of Restricted Stock to which the dividends apply become vested and nonforfeitable. All stock distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of stock, or other similar transaction shall be subject to the same vesting conditions and restrictions applicable to such underlying shares of Restricted Stock.

10.5 Rights of Holders of Stock Units.

10.5.1 Voting and Dividend Rights.

Holders of Stock Units shall have no rights as shareholders of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Stock Units, to direct the voting of the shares of Stock subject to such Stock Units, or to receive notice of any meeting of the Company’s shareholders). Subject to the restrictions on Dividend Equivalent Rights set forth in Section 13, the Committee may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive Dividend Equivalent Rights.

10.5.2 Creditor’s Rights.

A holder of Stock Units shall have no rights other than those of a general unsecured creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6 Termination of Service.

Unless the Committee provides otherwise in an Award Agreement or in writing after such Award Agreement is issued, but prior to termination of Grantee’s Service, upon the termination of such Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of such Restricted Stock or Stock Units, the Grantee thereof shall have no further rights with respect thereto, including any right to vote such Restricted Stock or any right to receive dividends or Dividend Equivalent Rights, as applicable, with respect to such Restricted Stock or Stock Units.

10.7 Purchase of Restricted Stock and Shares of Stock Subject to Stock Units.

The Grantee shall be required, to the extent required by Applicable Laws, to purchase the Restricted Stock or shares of Stock subject to vested Stock Units from the Company at a Purchase Price equal to the greater of (a) the aggregate par value of the shares of Stock represented by such Restricted Stock or Stock Units or (b) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock or Stock Units. The Purchase Price shall be payable in a form provided in Section 12 or, in the sole discretion of the Committee, in consideration for past or future Services rendered to the Company or an Affiliate.

10.8 Delivery of Shares of Stock.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to Restricted Stock or Stock Units settled in shares of Stock shall lapse, and, unless otherwise provided in the applicable Award Agreement, a book-entry or direct registration or a stock certificate evidencing ownership of such shares of Stock shall, consistent with Section 3.8, be issued, free of all such restrictions, to the Grantee thereof or such Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the shares of Stock represented by the Stock Unit have been delivered in accordance with this Section 10.8.

11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS AND OTHER EQUITY- BASED AWARDS

(a) In each case subject to the five percent (5%) limit set forth in Section 6.4, the Committee may, in its sole discretion, grant (or sell at the par value of a share of Stock or at such other higher purchase price determined by the Committee) an Award to any Grantee pursuant to which such

Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Awards of Unrestricted Stock may be granted or sold to any Grantee as provided in the immediately preceding sentence in respect of past or future Service and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

(b) The Committee may, in its sole discretion, grant Awards in the form of Other Equity-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Subject to Section 6.4, Awards granted pursuant to this Section 11(b) may be granted with vesting, value and/or payment contingent upon the achievement of one or more performance goals. The Committee shall determine the terms and conditions of Other Equity-Based Awards at the Grant Date or thereafter. Unless the Committee otherwise provides in an Award Agreement or in writing after such Award Agreement is issued, upon the termination of a Grantee’s Service, any Other Equity-Based Awards held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of any Other Equity-Based Award, the Grantee thereof shall have no further rights with respect to such Other Equity-Based Award.

12.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

12.1 General Rule.

Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock or vested Stock Units shall be made in cash or in cash equivalents acceptable to the Company.

12.2 Surrender of Shares of Stock.

To the extent that the applicable Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock or vested Stock Units may be made all or in part through the tender or attestation to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which such Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of such tender or attestation.

12.3 Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock or Stock Units), to the extent permitted by Applicable Laws and to the extent the Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the proceeds of such sale to the Company in payment of such Option Price and any withholding taxes described in Section 18.3.

12.4 Other Forms of Payment.

To the extent the Award Agreement so provides and/or unless otherwise specified in an Award Agreement, payment of the Option Price for shares of Stock purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock or vested Stock Units may be made in any other form that is consistent with Applicable Laws, including (a) Service to the Company or an Affiliate and (b) net exercise, net settlement or share withholding.

13.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1 Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the recipient thereof to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which such Dividend Equivalent Right relates) if such shares of Stock had been issued to and held by the recipient of such Dividend Equivalent Right as of the record date (with or without being subject to forfeiture or a repayment obligation). A Dividend Equivalent Right may be granted hereunder to any Grantee, provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. Subject to this Section 13, the terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement therefor. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently (with or without being subject to forfeiture or a repayment obligation) or may be deemed to be reinvested in additional shares of Stock or Awards, which may thereafter accrue additional Dividend Equivalent Rights. Any such reinvestment in additional shares of Stock shall be at the Fair Market Value thereof on the date of such reinvestment. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or in multiple installments, all as determined in the sole discretion of the Committee. Notwithstanding the foregoing, a Dividend Equivalent Right granted as a component of another Award (i) shall not be paid currently but instead shall be accrued, (ii) shall be subject to the same vesting conditions and restrictions applicable to the Award to which the Dividend Equivalent Rights correspond, and (iii) shall not vest or become payable unless and until the Award to which the Dividend Equivalent Rights correspond becomes vested and settled.

13.2 Termination of Service.

Unless the Committee otherwise provides in an Award Agreement or in writing after such Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the Grantee’s termination of Service for any reason.

14.	TERMS AND CONDITIONS OF PERFORMANCE AWARDS AND ANNUAL INCENTIVE AWARDS

14.1 Grant of Performance Awards and Annual Incentive Awards.

Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Awards and/or Annual Incentive Awards to a Grantee in such amounts and upon such terms as the Committee shall determine.

14.2 Value of Performance Awards and Annual Incentive Awards.

Each Performance Award and Annual Incentive Award shall have an initial cash value or an actual or target number of shares of Stock that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are achieved, shall determine the value and/or the number shares of Stock subject to Performance Awards and Annual Incentive Awards that will be paid out to the Grantee thereof.

14.3 Earning of Performance Awards and Annual Incentive Awards.

Subject to the terms of the Plan, after the applicable Performance Period has ended, the Grantee of Performance Awards or Annual Incentive Awards shall be entitled to receive a payout of the value and/or the number shares of Stock subject to Performance Awards and Annual Incentive Awards earned by the Grantee over such Performance Period.

14.4 Form and Timing of Payment of Performance Awards and Annual Incentive Awards.

Payment of earned Performance Awards and Annual Incentive Awards shall be made, as determined by the Committee, in the form, at the time, and in the manner described in the applicable Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, (a) may pay earned Performance Awards in the form of cash, shares of Stock, other Awards, other property or a combination thereof and (b) shall pay the value of the earned Performance Awards and Annual Incentive Awards at the close of the applicable Performance Period, or as soon as reasonably practicable after the Committee has determined that the performance goal or goals have been achieved; provided that, unless specifically provided in the Award Agreement for such Awards, such payment shall occur no later than the fifteenth (15th) day of the third (3rd) month following the end of the calendar year in which such Performance Period ends. Any shares of Stock paid out under such Awards may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement for the Awards.

14.5 Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Performance Award or Annual Incentive Award, and the timing thereof, may be subject to the achievement of such Performance Measures as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Performance under any of the Performance Measures (i) may be used to measure the performance of (A) the Company, its Subsidiaries and other Affiliates as a whole, (B) the Company, any Subsidiary, and/or any other Affiliate or any combination thereof, or (C) any one or more business units or operating segments of the Company, any Subsidiary, and/or any other Affiliate, in each case as the Committee, in its sole discretion, deems appropriate and (ii) may be compared to the performance of one or more other companies, or one or more published or special indices designated or approved by the Committee for such comparison, as the Committee, in its sole discretion, deems appropriate. In addition, the Committee, in its sole discretion, may select Performance Measure specified in Section 2.31(e) for comparison to performance under one or more stock market indices designated or approved by the Committee. The Committee also shall have the authority to provide for accelerated vesting of any Performance Award or Annual Incentive Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 14. For the avoidance of doubt, nothing herein is intended to prevent the Committee from granting Awards subject to subjective performance conditions (including individual performance conditions); provided, that such Awards shall not be considered Performance Awards under the Plan.

14.5.1 Evaluation of Performance.

The Committee may provide in any Performance Award or Annual Incentive Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claims, judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization or restructuring events or programs; (e) extraordinary, non-core, non-operating, or non-recurring items and items that are either of an unusual nature or of a type that indicates infrequency of occurrence as a separate component of income from continuing operations; (f) acquisitions or divestitures; (g) foreign exchange gains and losses; (h) impact of shares of Stock purchased through share repurchase programs; (i) tax valuation allowance reversals; (j) impairment expense; and (k) environmental expense.

15.	PARACHUTE LIMITATIONS

If any Grantee is a “disqualified individual,” as defined in Code Section 280G(c), then, notwithstanding any other provision of the Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by such Grantee with the Company or an Affiliate, except an agreement, contract, or understanding that expressly addresses Code Section 280G or Code Section 4999 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), any right of the Grantee to any exercise, vesting, payment or benefit under the Plan shall be reduced or eliminated:

(a) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment, or benefit to the Grantee under the Plan to be considered a “parachute payment” within the meaning of Code Section 280G(b)(2) as then in effect (a “Parachute Payment”); and

(b) if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.

Except as required by Code Section 409A or to the extent that Code Section 409A permits discretion, the Committee shall have the right, in the Committee’s sole discretion, to designate those rights, payments, or benefits under the Plan, all Other Agreements, and all Benefit Arrangements that should be reduced or eliminated so as to avoid having such rights, payments, or benefits be considered a Parachute Payment; provided, however, to the extent any payment or benefit constitutes deferred compensation under Code Section 409A, in order to comply with Code Section 409A, the Company shall instead accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Options or SARs, then by reducing or eliminating any accelerated vesting of Restricted Stock or Stock Units, then by reducing or eliminating any other remaining Parachute Payments.

16.	REQUIREMENTS OF LAW

16.1 General.

The Company shall not be required to offer, sell or issue any shares of Stock under any Award, whether pursuant to the exercise of an Option or SAR or otherwise, if the offer, sale or issuance of such shares of Stock would constitute a violation by the Grantee, the Company or an Affiliate, or any other person of any provision of the Company’s articles of incorporation or bylaws or of Applicable Laws, including any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares of Stock subject to an Award upon any Stock Exchange or Securities Market or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the offering, issuance, sale or purchase of shares of Stock in connection with any Award, no shares of Stock may be offered, issued or sold to the Grantee or any other person under such Award, whether pursuant to the exercise of an Option or SAR or otherwise, unless such listing, registration or qualification shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of such Award. Without limiting the generality of the foregoing, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock subject to such Award, the Company shall not be required to offer, sell or issue such shares of Stock unless the Committee shall have received evidence satisfactory to it that the Grantee or any other person exercising such Option or SAR or accepting delivery of such shares may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act. Any determination by the Committee in connection with the foregoing shall be final, binding, and conclusive. The Company may register, but shall in no event be obligated to register, any shares of Stock or other securities issuable pursuant to the Plan pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock or other securities issuable pursuant to the Plan or any Award to comply with any Applicable Laws. As to any jurisdiction that expressly imposes the requirement that an Option or SAR that may be settled in shares of Stock shall not be exercisable until the shares of Stock subject to such Option or SAR are registered under the securities laws thereof or are exempt from such registration, the exercise of such Option or SAR under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2 Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intention of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder that would otherwise be subject to Section 16(b) of the Exchange Act shall qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of such Rule 16b-3, such provision or action shall be deemed inoperative with respect to such Awards to the extent permitted by Applicable Laws and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event that such Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify the Plan in any respect necessary or advisable in its judgment to satisfy the requirements of, or to permit the Company to avail itself of the benefits of, the revised exemption or its replacement.

17.	EFFECT OF CHANGES IN CAPITALIZATION

17.1 Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number of shares or kind of capital stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares of Stock effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares of stock for which grants of Options and other Awards may be made under the Plan, including the Share Limit set forth in Section 4.1(a), the individual share limits set forth in Section 6.2, and the five percent (5%) limit set forth in Section 6.4 shall be adjusted proportionately and accordingly by the Committee. In addition, the number and kind of shares of stock for which Awards are outstanding shall be adjusted proportionately and accordingly by the Committee so that the proportionate interest of the Grantee therein immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR

Exercise Price payable with respect to shares that are subject to the unexercised portion of such outstanding Options or SARs, as applicable, but shall include a corresponding proportionate adjustment in the per share Option Price or SAR Exercise Price, as the case may be. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (including an extraordinary dividend, but excluding a non-extraordinary dividend, declared and paid by the Company) without receipt of consideration by the Company, the Committee shall, in such manner as it deems appropriate, adjust (a) the number and kind of shares of stock subject to outstanding Awards and/or (b) the aggregate and per share Option Price of outstanding Options and the aggregate and per share SAR Exercise Price of outstanding SARs as required to reflect such distribution.

17.2 Reorganization in Which the Company Is the Surviving Entity Which Does not Constitute a Corporate Transaction.

Subject to Section 17.3, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Award theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Award would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the per share Option Price or SAR Exercise Price, if applicable, so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares of Stock remaining subject to the Option or SAR as in effect immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of such reorganization, merger, or consolidation. In the event of any reorganization, merger, or consolidation of the Company referred to in this Section 17.2, Performance Awards and Annual Incentive Awards shall be adjusted (including any adjustment to performance goals applicable to such Awards deemed appropriate by the Committee) so as to apply to the securities that a holder of the number of shares of Stock subject to the Performance Awards or Annual Incentive Awards would have been entitled to receive immediately following such reorganization, merger, or consolidation.

17.3 Corporate Transaction in which Awards are not Assumed.

Except as otherwise provided in the applicable Award Agreement or with respect to Performance Awards and Annual Incentive Awards, in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Corporate Transaction in which outstanding Awards are not being assumed, continued, or substituted for, the following provisions shall apply to such Award, to the extent not assumed, continued, or substituted for:

(a) All Grantees of shares of Restricted Stock, Stock Units, and Dividend Equivalent Rights shall become vested in their Awards as of immediately prior to the occurrence of a Corporate Transaction and any shares of Stock or cash that become vested pursuant to the operation of this Section 17.3(a) shall be delivered, immediately prior to the occurrence of such Corporate Transaction;

(b) All Grantees of Options and SARs shall become immediately vested in their Awards as of immediately prior to the occurrence of a Corporate Transaction; and

(c) Either or both of the following two actions may be taken:

(i) At least fifteen (15) days prior to the scheduled consummation of such a Corporate Transaction, notice shall be given to all Grantees of vested Options and SARs outstanding hereunder (including Options and SARs that become vested pursuant to the operation of Section 17.3(b)) that such Options and SARs shall remain exercisable for a period of fifteen (15) days and shall thereafter be terminated. With respect to the Company’s establishment of an exercise window, (A) any exercise of an Option or SAR during the fifteen (15)-day period referred to above shall be conditioned upon the consummation of the applicable Corporate Transaction and shall be effective only immediately before the consummation thereof, and (B) upon consummation of any Corporate Transaction, the Plan and all outstanding but unexercised Options and SARs shall terminate. The Committee shall send notice of an event that shall result in such a termination to all natural persons and entities who hold Options and SARs not later than the time at which the Company gives notice thereof to its shareholders.

and/or

(ii) The Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, SARs, Restricted Stock, Stock Units, and/or Dividend Equivalent Rights and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee acting in good faith), in the case of Restricted Stock or Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock pursuant to such Corporate Transaction and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject such Options or SARs multiplied by the amount, if any, by which (A) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (B) the Option Price or SAR Exercise Price applicable to such Awards.

(d) For Performance Awards and Annual Incentive Awards denominated in Stock or Stock Units, if less than half of the Performance Period has lapsed, such Performance Awards and Annual Incentive Awards shall be converted into Restricted Stock or Stock Units assuming target performance has been achieved (or into Unrestricted Stock if no further restrictions apply). If more than half the Performance Period has lapsed, such Performance Awards and Annual Incentive Awards shall be converted into Restricted Stock or Stock Units based on actual performance to date (or into Unrestricted Stock if no further restrictions apply). If actual performance is not determinable, such Performance Awards and Annual Incentive Awards shall be converted into Restricted Stock or Stock Units assuming target performance has been achieved, based on the discretion of the Committee (or into Unrestricted Stock if no further restrictions apply).

(e) Other-Equity Based Awards shall be governed by the terms of the applicable Award Agreement.

17.4 Corporate Transaction in which Awards are Assumed.

Except as otherwise provided in the applicable Award Agreement, in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Corporate Transaction in which outstanding Awards are being assumed, continued, or substituted for, the following provisions shall apply to such Award, to the extent assumed, continued, or substituted for:

(a) The Plan and the Awards theretofore granted under the Plan shall continue in the manner and under the terms so provided in the event of any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of such Awards, or for the substitution for such Awards of new common stock options, stock appreciation rights, restricted stock, common stock units, dividend equivalent rights and other equity-based awards relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation rights exercise prices.

(b) In the event an Award is assumed, continued or substituted upon the consummation of any Corporate Transaction and the employment of such Grantee with the Company or an Affiliate is terminated without Cause within one year following the consummation of such Corporate Transaction, such Award shall be fully vested and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one-year period immediately following such termination or for such longer period as the Committee shall determine.

17.5 Adjustments

Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Committee may provide in the applicable Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those provided in Sections 17.1, 17.2, 17.3 and 17.4. This Section 17 shall not limit the Company’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of change in control events that are not Corporate Transactions.

17.6 No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets (including all or any part of the business or assets of any Subsidiary or other Affiliate) or to engage in any other transaction or activity.

18.	GENERAL PROVISIONS

18.1 Disclaimer of Rights.

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or Service of the Company or an Affiliate, or to interfere in any way with any contractual or other right or authority of the Company or an Affiliate either to increase or decrease the compensation or other payments to any natural person or entity at any time, or to terminate any employment or other relationship between any natural person or entity and the Company or an Affiliate. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee thereof, so long as such Grantee continues to provide Service. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts provided herein, in the manner and under the conditions prescribed herein. The Plan and Awards shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2 Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board or the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board or the Committee, in its discretion, determines desirable.

18.3 Withholding Taxes.

(a) The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by Applicable Laws to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to any other Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay in cash to the Company or an Affiliate, as the case may be, any amount that the Company or such Affiliate may reasonably determine to be necessary to satisfy such withholding obligation; provided, however, that if there is a same day sale of shares of Stock subject to an Award, the Grantee shall pay such withholding obligation on the day on which the same-day sale is completed. Subject to the prior approval of the Company or an Affiliate, which may be withheld by the Company or such Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such withholding obligation, in whole or in part, (a) by causing the Company or such Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (b) by delivering to the Company or such Affiliate shares of Stock already owned by the Grantee. The shares of Stock so withheld or delivered shall have an aggregate Fair Market Value equal to such withholding obligation. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or such Affiliate as of the date on which the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy such Grantee’s withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

(b) The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state, or local tax withholding requirements upon the exercise, vesting, or lapse of restrictions applicable to any Award or payment of shares of Stock pursuant to such Award, as applicable, may not exceed such number of shares of Stock having a Fair Market Value equal to the minimum statutory amount required by the Company or the applicable Affiliate to be withheld and paid to any such federal, state, or local taxing authority with respect to such exercise, vesting, lapse of restrictions, or payment of shares of Stock; provided, however, for so long as Accounting Standards Update 2016-09 or a similar rule remains in effect, the Board or the Committee has full discretion to choose, or to allow a Grantee to elect, to withhold a number of shares of Stock having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding obligation (but such withholding may in no event be in excess of the maximum required statutory withholding amount(s) in such Grantee’s relevant tax jurisdiction).

(c) Notwithstanding Section 2.17 or this Section 18.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to this Section 18.3, the Fair Market Value will be determined by the Committee in good faith using any reasonable method as it deems appropriate, to be applied consistently with respect to Grantees; provided, further, that the Committee shall determine the Fair Market Value of shares of Stock for tax withholding obligations due in connection with sales, by or on behalf of a Grantee, of such shares of Stock subject to an Award to pay the Option Price, SAR Exercise Price, and/or any tax withholding obligation on the same date on which such shares may first be sold pursuant to the terms of the applicable Award Agreement (including broker-

assisted cashless exercises of Options and Stock Appreciation Rights and sell-to-cover transactions) in any manner consistent with applicable provisions of the Code, including but not limited to using the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date) as the Fair Market Value of such shares, so long as such Grantee has provided the Company, or its designee or agent, with advance written notice of such sale.

18.4 Captions.

The use of captions in the Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5 Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

18.6 Number and Gender.

With respect to words used in the Plan, the singular form shall include the plural form, and the masculine gender shall include the feminine gender, as the context requires.

18.7 Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.8 Governing Law

The validity and construction of the Plan and the instruments evidencing the Awards hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.9 Foreign Jurisdictions.

To the extent the Committee determines that the terms set by the Committee imposed by the Plan preclude the achievement of the purposes of the Plan in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those terms and provide for such additional terms and conditions as the Committee determines to be necessary, appropriate, or desirable to accommodate differences in local law, policy, or custom or to facilitate administration of the Plan. The Committee may adopt or approve sub-plans, appendices, or supplements to, or amendments, restatements, or alternative versions of the Plan as in effect for any other purposes. The special terms and any sub-plans, appendices, supplements, amendments, restatements, or alternative versions, however, shall not include any provisions that are inconsistent with the terms of the Plan as in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the Company’s shareholders.

18.10 Section 409A of the Code.

The Plan is intended to comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan will be interpreted and administered to be in compliance with Code Section 409A. Any payments described in the Plan that are due within the “short-term deferral period” within the meaning of Code Section 409A will not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding any provision of the Plan to the contrary, to the extent required to avoid accelerated taxation and tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6)-month period immediately following the Grantee’s “separation from service” within the meaning of Code Section 409A will instead be paid on the first payroll date after the six (6)-month anniversary of the Grantee’s Separation from Service (or the Grantee’s death, if earlier).

Furthermore, notwithstanding anything in the Plan to the contrary, in the case of an Award that is characterized as deferred compensation under Code Section 409A, and pursuant to which settlement and delivery of the cash or shares of Stock subject to the Award is triggered based on a Corporate Transaction, in no event will a Corporate Transaction be deemed to have occurred for purposes of such settlement and delivery of cash or shares of Stock if the transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). If an Award characterized as deferred compensation under Code Section 409A is not settled and delivered on account of the provision of the preceding sentence, the settlement and delivery shall occur on the next succeeding settlement and delivery triggering event that is a permissible triggering event under Code Section 409A. No provision of this paragraph shall in any way affect the determination of a Corporate Transaction for purposes of vesting in an Award that is characterized as deferred compensation under Code Section 409A.

Notwithstanding the foregoing, neither the Company nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Grantee under Code Section 409A, and neither the Company or an Affiliate nor the Board or the Committee will have any liability to any Grantee for such tax or penalty.

To the extent that the Company determines that a Grantee would be subject to the additional twenty percent (20%) tax imposed on certain nonqualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of any Award granted under the Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Committee.

18.11 Non-Payment of Dividends or Dividend Equivalent Rights on Unvested Awards

For the avoidance of doubt, and notwithstanding anything in the Plan or any Award Agreement to the contrary, no dividends or Dividend Equivalent Rights shall be paid on any unvested Award and any dividends or Dividend Equivalent Rights granted in respect to any Award shall be paid at the time, if at all, that the Award to which it relates become vested.

* * *

To record adoption of the Plan by the Board as of April 23, 2018 and approval of the Plan by the shareholders on June 18, 2018 the Company has caused its authorized officer to execute the Plan.

ORTHOFIX INTERNATIONAL N.V.

By:
Name:
Title:

Signature Page to the

Orthofix International N.V. 2018 Omnibus Incentive Plan

(Proposed Amendment)

AMENDMENT NO. 1 TO

ORTHOFIX INTERNATIONAL N.V.

SECOND AMENDED AND RESTATED

STOCK PURCHASE PLAN

WHEREAS, Orthofix International N.V. (the “Company”) has established and maintains the Second Amended and Restated Stock Purchase Plan (the “Plan”); and

WHEREAS, the Company’s Board of Directors desires to amend the Plan, subject to the approval of the Company’s shareholders, to increase the number of shares of common stock of the Company reserved and available for issuance pursuant to the Plan from 1,850,000 to 2,350,000.

NOW, THEREFORE, by virtue and in exercise of the power reserved to the Company’s Board of Directors by Section 9 of the Plan, the Plan be and hereby is amended, subject to approval by the Company’s shareholders, in the following particulars, to be effective as of the date the Company’s shareholders approve the Amendment:

1.	By substituting the phrase “2,350,000 shares” for the phrase “1,850,000 shares” in Section 3(a) of the Plan.

(Current Text of Second Amended and Restated Stock Purchase Plan)

ORTHOFIX INTERNATIONAL N.V.

SECOND AMENDED AND RESTATED

STOCK PURCHASE PLAN

The Orthofix International N.V. Amended and Restated Stock Purchase Plan is hereby amended, restated and renamed the “Orthofix International N.V. Second Amended and Restated Stock Purchase Plan,” and adopted by the Company, effective as of the Effective Date.

1.	Purpose

The purpose of the Plan is to encourage eligible employees and directors to become owners of common stock of Orthofix International N.V., thereby giving them a greater interest in the growth and success of its business.

2.	Definitions

The following definitions are used throughout the Plan:

(a) “Board of Directors” means the Board of Directors of the Company.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Committee” means the Compensation Committee of the Board of Directors. If, at any time, there is no acting Compensation Committee of the Board of Directors, the term “Committee” shall mean the Board of Directors.

(d) “Company” means Orthofix International N.V., or any successor to substantially all of its business.

(e) “Director” means a member of the Board of Directors who is not also an employee of the Company or of a Subsidiary and is not an Employee for purposes of this Plan.

(f) “Effective Date” means the date determined in accordance with Section 11.

(g) “Employee” means a full-time or part-time employee of the Company or of a Subsidiary that has been designated as a participating employer under the Plan. Notwithstanding the foregoing, unless otherwise prohibited by the laws of the local jurisdiction, “Employee” shall not mean a temporary employee.

(h) “Fair Market Value” means, as of any date that requires the determination of the Fair Market Value of Orthofix Stock under this Plan, the value of a share of Orthofix Stock on such date of determination, calculated as follows:

(i) If shares of Orthofix Stock are then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on such date on such Nasdaq market system or principal stock exchange on which the share is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the share on such Nasdaq market system or such exchange on the next preceding day on which a closing sale price is reported;

(ii) If shares of Orthofix Stock are not then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the share in the over-the-counter market on such date, or, if no closing bid and asked prices are reported on such day, then the Fair Market Value shall be the average of the closing bid and asked prices of the share in the over-the-counter market on the next preceding day on which closing bid and asked prices are reported; or

(iii) If neither (i) nor (ii) is applicable as of such date, then the Fair Market Value shall be determined by the Committee in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

(i) “Orthofix Stock” means the Common Stock of the Company, $.10 par value. Unless the context indicates otherwise, the terms “share” or “shares” shall refer to a share or shares of Orthofix Stock.

(j) “Participant” means an Employee or Director who elects to participate in the Plan; provided, however, that no employee shall be allowed to be a Participant at any time if such employee, after exercising his or her rights to purchase shares under the Plan, would beneficially own shares of the Company’s Common Stock (including shares that may be acquired under any outstanding options) representing five percent or more of the total combined voting power of all classes of stock of the Company. For purposes of the foregoing sentence, (i) an individual shall be considered as beneficially owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants, and (ii) stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being beneficially owned proportionately by or for its shareholders, partners, or beneficiaries.

(k) “Plan” means the Orthofix International N.V. Second Amended and Restated Stock Purchase Plan, as further amended from time to time.

(l) “Plan Year” means the 12-month period beginning on January 1 and ending on December 31; provided, that, pursuant to Section 7, the Committee may change the duration, frequency, start and end dates of future Plan Years.

(m) “Subsidiary” means (i) a domestic or foreign corporation, limited liability company, partnership or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such entity’s board of directors or analogous governing body or (ii) any other domestic or foreign corporation, limited liability company, partnership or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan.

3.	Shares Subject to the Plan

(a) The total number of shares of Orthofix Stock reserved and available for issuance pursuant to the Plan shall not exceed 1,850,000 shares. The shares of Orthofix Stock purchasable pursuant to the Plan may be authorized but previously unissued shares of Orthofix Stock or shares of Orthofix Stock held in treasury or purchased in the open market or in privately negotiated transactions. The Company shall bear all costs in connection with issuance or transfer of any shares and all commissions, fees and other charges incurred in purchasing shares for distribution pursuant to the Plan.

(b) A Participant shall have no rights as a shareholder with respect to shares of Orthofix Stock purchasable pursuant to the Plan until the date the Participant or his nominee becomes the holder of record of such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to such date.

(c) If the Committee determines that the total number of shares of Orthofix Stock to be purchased pursuant to the Plan on any particular date exceeds the number of shares then available for issuance under the Plan, the Committee shall make a pro rata allocation of the available shares on a uniform and non-discriminatory basis, and the payroll and other deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Orthofix Stock pro-rated to such individual, shall be refunded pursuant to Section 6.

4.	Eligibility

Each Employee and Director (subject to Section 5(b) hereof) shall be eligible to participate in the Plan on the first day of any Plan Year, provided that he or she is actively employed or is a Director of the Company on such day.

5.	Participation

(a) An eligible Employee shall become a Participant for any Plan Year by electing to contribute to the Plan, through payroll deductions, either a fixed amount or a percentage of his or her compensation for the Plan Year; provided, however, that such fixed amount or percentage shall not be less than 1% nor more than 25% (or such other percentage as the Committee may determine) of his or her compensation for the Plan Year. For purposes of the Plan, an Employee’s compensation shall mean (i) for non-commissioned employees, his or her regular salary or straight-time wages, overtime, bonuses, and all other forms of compensation, excluding any car allowance or relocation expense reimbursements; and (ii) for commissioned employees, his or her commissions, guaranteed payments, overtime, bonuses, and all other forms of compensation, excluding any car allowance or relocation expense reimbursements. An Employee’s election to participate in the Plan for any Plan Year shall be made prior to the beginning of such Plan Year on an authorized form and shall be made in accordance with procedures established by the Committee from time to time.

(b) An eligible Director shall become a Participant for any Plan Year by electing to contribute to the Plan, through a deduction of his or her annual director or other compensation paid in cash, either a fixed amount or a percentage of such director compensation for the Plan Year. A Director’s election to participate in the Plan for any Plan Year shall be made prior to the beginning of such Plan Year or, if later, within 30 days after the date on which such individual first becomes an eligible Director, on an authorized form and shall be made in accordance with procedures established by the Committee from time to time. Notwithstanding the foregoing, a Director’s election to participate in the Plan for the Plan Year in which he or she first becomes eligible to participate may be made within 30 days after the date on which such individual first becomes eligible to participate; provided, however, such election shall apply only to an amount of his or her annual or other director compensation paid in cash for such Plan Year equal to the total amount of the Director’s annual or other compensation paid in cash for such Plan Year multiplied by the ratio of the number of days remaining in the Plan Year after such election is made over the total number of days in the Plan Year for which such Director receives annual director or other compensation.

(c) A Participant must complete a new election with respect to each Plan Year in order to participate in the Plan for such Plan Year. During any Plan Year, a Participant may make a one-time election to decrease (including to zero) his or her rate of payroll deductions applicable to such Plan Year. Such one-time decrease shall not limit Participant’s ability to withdraw from the Plan pursuant to Section 5(e) below. To make such one-time decrease, the Participant may submit a new election authorizing the new rate of payroll deductions at any time but no later than thirty (30) days before the last day of the Plan Year and in accordance with such other procedures as are established by the Committee from time to time.

(d) Participant contributions (i) in the case of Employees, shall be credited or deposited as soon as practicable following each payday, and (ii) in the case of Directors, shall be credited or deposited as soon as practicable following the Company’s deduction of all or a portion of the Director’s annual or other compensation. The Company shall maintain bookkeeping accounts of all Participant contributions but shall have no obligation to pay interest or to hold such amounts in a separate interest-bearing account at a bank or other financial institution (except as required by applicable law). To the extent separate interest-bearing accounts at a bank or other financial institution are required by applicable law, each such account shall be maintained in the name of the Plan for the benefit of Participants, and the balance of each such account shall remain the property of the Participants until transferred to the Company pursuant to Section 6. After the close of each Plan Year, the balance of the account will be used by (or transferred to) the Company to purchase Orthofix Stock for distribution to Participants and to pay cash in lieu of fractional shares as provided in Section 6.

(e) A Participant may elect to withdraw from the Plan by providing notice to the Committee before the last day of the Plan Year. Upon withdrawal from the Plan, all payroll and other deductions under the Plan shall immediately cease, and a Participant shall receive, in lieu of any other benefits under the Plan, the following: (i) a refund of his or her contributions as soon as practicable following the date of withdrawal from the Plan, and in any event no later than the date that is two and one-half months following the last day of the Plan Year in which such Participant withdrew from the Plan, and (ii) to the extent a separate interest-bearing account at a bank or other financial institution was required by applicable law, a refund of the interest, if any, accrued through the date of payment at the rate in effect at the bank or other financial institution holding Participant contributions, which refund of accrued interest, if any, shall be paid immediately following the end of the Plan Year in which such Participant withdrew from the Plan, and in any event no later than the date that is two and one-half months following the last day of such Plan Year.

(f) An Employee’s participation in the Plan shall terminate upon his or her termination of employment. An Employee’s participation in the Plan shall, unless otherwise required by applicable law, terminate upon his or her leave of absence or absence from active employment for any other reason only if such Employee does not continue to make contributions to the Plan during such leave in accordance with procedures established by the Committee. An Employee whose participation in the Plan has terminated pursuant to this Section 5(f) shall be deemed to have withdrawn from the Plan for purposes of this Section 5.

(g) A Director’s participation in the Plan shall terminate if, during any Plan Year, such Director ceases to be a member of the Board of Directors for any reason. A Director whose participation in the Plan has terminated pursuant to this Section 5(g) shall be deemed to have withdrawn from the Plan for purposes of this Section 5.

(h) A Participant who withdraws his or her contributions or otherwise ceases participation before the last day of the Plan Year may again participate in the Plan for any subsequent Plan Year, provided he or she satisfies the eligibility requirements of Section 4 and makes a timely election to contribute for such Plan Year.

(i) If any law, rule, or regulation applicable to an eligible Employee or Director prohibits the use of payroll or other deductions for purposes of the Plan, or if such deductions impair or hinder the operation of the Plan or affect the composition of the Board of Directors or any committee thereof, an alternative method of payment approved by the Committee may be substituted for such eligible Employee or Director, as applicable; provided, however, that if any law, rule or regulation relating to a Director participating in the Plan, in the sole discretion of the Board of Directors, would affect the composition of the Board of Directors or any committee thereof, the Board of Directors may terminate such Director’s participation in the Plan.

6.	Distribution of Common Stock

(a) As soon as practicable following the last day of each Plan Year, but in any event no later than the date that is two and one-half months following the last day of such Plan Year, the Committee shall distribute to each Employee and Director who was a Participant for the entire Plan Year (or, in the event of the death of an Employee or Director prior to such distribution, to the Employee’s or Director’s beneficiary, as applicable) a certificate or certificates representing the number of whole shares of Orthofix Stock determined by dividing (i)

the amount of the Participant’s contributions for the Plan Year (plus interest, if any, accrued to the extent required by applicable law on such contributions through the end of the Plan Year) by (ii) 85% of the Fair Market Value of the Orthofix Stock on the first day of the Plan Year or, if lower, on the last day of the Plan Year. Cash in the amount of any fractional share shall be paid to the Participant by check as soon as practicable following the last day of each Plan Year, but in any event, no later than the date that is two and one-half months following the last day of such Plan Year.

(b) The Committee may, in its discretion, require a Participant to pay to the Company or its Subsidiary, as appropriate, prior to the distribution of the Orthofix Stock, the amount that the Committee deems necessary to satisfy the Company’s obligation to withhold applicable taxes, at the minimum statutory rate, that the Participant incurs as a result of the Participant’s participation in the Plan. To satisfy the minimum statutory tax withholding requirements, a Participant may (i) deliver to the Company or its Subsidiary, as appropriate, sufficient shares of Orthofix Stock (based upon the Fair Market Value of the Orthofix Stock at the date of withholding) to satisfy the Company’s tax withholding obligations, (ii) deliver sufficient cash to the Company or its Subsidiary, as appropriate, to satisfy tax withholding obligations, or (iii) irrevocably elect for the Company or its Subsidiary, as appropriate, to withhold from the shares of Orthofix Stock to be distributed to the Participant the number of shares necessary (based upon the Fair Market Value of the Orthofix Stock at the date of withholding) to satisfy the Company’s tax withholding obligations. In the event the Committee subsequently determines that the aggregate Fair Market Value (on the date of withholding) of shares of Orthofix Stock withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then the Participant shall pay to the Company, or its Subsidiary, as appropriate, immediately upon the Committee’s request, the amount of that deficiency. The Company or its Subsidiary, as appropriate, shall also have the right to deduct from all cash payments made to a Participant (whether or not such payment is made in connection with the Plan) any applicable taxes required to be withheld with respect to such payments.

7.	Administration of the Plan

(a) The Committee shall administer the Plan and shall keep a written record of its actions and proceedings regarding the Plan and all dates, records and documents relating to its administration of the Plan. The Committee is authorized to interpret the Plan, to make, amend and rescind such rules as it deems necessary for the proper administration of the Plan, to make all other determinations necessary or advisable for the administration of the Plan and to correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent that the Committee deems desirable to carry the Plan into effect. The powers and duties of the Committee shall include, without limitation, the following:

(i) Determining the amount of benefits payable to Participants and authorizing and directing the Company with respect to the payment of benefits under the Plan;

(ii) Determining the duration, frequency, start and end dates of future Plan Years;

(iii) Construing and interpreting the Plan in its sole discretion whenever necessary to carry out its intention and purpose and making and publishing such rules for the regulation of the Plan as are not inconsistent with the terms of the Plan;

(iv) Compiling and maintaining all records it determines to be necessary, appropriate or convenient in connection with the administration of the Plan; and

(v) Administering the Plan as necessary to take account of tax, securities law and other regulatory requirements of foreign jurisdictions.

(b) Any action taken or determination made by the Committee shall, except as otherwise provided in Section 8 below, be conclusive on all parties. No member of the Committee shall vote on any matter relating specifically to such member. In the event that a majority of the members of the Committee would be specifically affected by any action proposed to be taken (as opposed to being affected in the same manner as each other Participant in the Plan), such action shall be taken by the Board of Directors.

(c) The Committee may designate one or more of its members or the Chief Executive Officer or the Chief Financial Officer to carry out its responsibilities under such conditions or limitations as it may set, except that the Committee may not delegate its authority with regard to participation in the Plan by eligible Directors or by eligible Employees who are officers for purposes of Section 16(b) of the Securities Exchange Act of 1934, as amended.

(d) No member of the Board of Directors or the Committee, the Chief Executive Officer, the Chief Financial Officer, or any other officer or employee of the Company or any of its Subsidiaries to whom any duties or responsibilities are delegated hereunder shall be liable for any action or determination made in connection with the operation, administration or interpretation of the Plan, and the Company shall indemnify, defend and hold harmless each such person from any liability arising from or in connection with the Plan, except where such liability results directly from such person’s fraud, willful misconduct or failure to act in good faith. In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company’s officers, the Company’s accountants, the Company’s counsel and any other person the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

(e) Anything in the Plan to the contrary notwithstanding, any authority or responsibility that, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board of Directors.

8.	Claims Procedure

(a) If a Participant does not receive the timely payment of the benefits which the Participant believes are due under the Plan, the Participant may make a claim for benefits in the manner hereinafter provided.

(i) All claims for benefits under the Plan shall be made in writing and shall be signed by the Participant. Claims shall be submitted to the Committee, or to a representative designated by the Committee. If the Participant does not furnish sufficient information with the claim for the Committee to determine the validity of the claim the Committee shall indicate to the Participant any additional information which is necessary for the Committee to determine the validity of the claim.

(ii) Each claim hereunder shall be acted on and approved or disapproved by the Committee within 90 days following the receipt by the Committee of the information necessary to process the claim.

(iii) In the event the Committee denies a claim for benefits in whole or in part, the Committee shall notify the Participant in writing of the denial of the claim and notify the Participant of his or her right to a review of the Committee’s decision. Such notice by the Committee shall also set forth, in a manner calculated to be understood by the Participant, the specific reason for such denial, the specific provisions of the Plan on which the denial is based and a description of any additional material or information necessary to perfect the claim with an explanation of the Plan’s appeals procedure as set forth in this Section.

(iv) If no action is taken by the Committee on a Participant’s claim within 90 days after receipt by the Committee, such claim shall be deemed to be denied for purposes of the following appeals procedure.

(b) Any Participant whose claim for benefits is denied in whole or in part may appeal for a review of the decision by the full Committee. Such appeal must be made within three months after the Participant has received actual or constructive notice of the denial as provided above. An appeal must be submitted in writing within such period and must:

(i) request a review by the full Committee of the claim for benefits under the Plan;

(ii) set forth all of the grounds upon which the Participant’s request for review is based and any facts in support thereof; and

(iii) set forth any issues or comments which the Participant deems pertinent to the appeal.

(c) The Committee shall regularly review appeals by Participants. The Committee shall act upon each appeal within 60 days after receipt thereof unless special circumstances require an extension of the time for processing, in which case a decision shall be rendered by the Committee as soon as possible but not later than 120 days after the appeal is received by the Committee.

(d) The Committee shall make a full and fair review of each appeal and any written materials submitted by the Participant in connection therewith. The Committee may require the Participant to submit such additional facts, documents or other evidence as the Committee in its discretion deems necessary or advisable in making its review. The Participant shall be given the opportunity to review pertinent documents or materials upon submission of a written request to the Committee, provided the Committee finds the requested documents or materials are pertinent to the appeal.

(e) On the basis of its review, the Committee shall make an independent determination of the Participant’s eligibility for benefits under the Plan. The decision of the Committee on any claim for benefits shall be final and conclusive upon all parties thereto.

(f) In the event the Committee denies an appeal in whole or in part, the Committee shall give written notice of the decision to the Participant, which notice shall set forth, in a manner calculated to be understood by the Participant, the specific reasons for such denial and which shall make specific reference to the pertinent provisions of the Plan on which the Committee’s decision is based.

9.	Amendment and Termination

(a) The Plan may be amended or terminated by the Board of Directors at any time, provided that no such action shall have the effect of decreasing a Participant’s accrued benefits as of the effective date of such action. Upon termination of the Plan, each Participant shall receive a refund of his or her contributions for the Plan Year (plus interest, if any, accrued to the extent required by applicable law through the date of termination).

(b) Without shareholder consent and without regard to whether any Participant rights may be considered to have been “decreased,” the Committee shall be entitled to establish the exchange ratio applicable to payroll and other deductions, in a currency other than United States Dollars, permit payroll and other deductions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed payroll and other deduction elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of shares of Orthofix Stock for each Participant properly correspond with amounts deducted from the Participant’s compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan.

10.	Beneficiary Designation

A Participant may file a written designation of a beneficiary who is to receive any Orthofix Stock or cash under the Plan in the event of such Participant’s death prior to delivery to such Participant of such Orthofix Stock or cash. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective to the extent required by applicable law. Such beneficiary designation may be changed by the Participant at any time by written notice to the Committee. All beneficiary designations shall be made in such form and manner as the Committee may prescribe from time to time.

11.	Effective Date

The Plan, as amended and restated herein, shall become effective on the first day of the Plan Year following the date it is approved by the Board of Directors.

12.	Participants in Non-U.S. Jurisdictions

(a) To the extent that Participants are domiciled or resident outside of the U.S. or are domiciled or resident in the U.S. but are subject to the tax laws of a jurisdiction outside of the U.S., the Committee shall have the authority and discretion to adopt such modifications and procedures as it shall deem necessary or desirable to comply with the provisions of the laws of such non-U.S. jurisdictions in order to assure the viability of the benefits paid to such Participants. The authority granted under the previous sentence shall include the discretion for the Committee to adopt, on behalf of the Company, one or more sub-plans applicable to separate classes of eligible Employees and Directors who are subject to the laws of jurisdictions outside of the U.S.

(b) Notwithstanding any other provision of the Plan to the contrary, to the extent the Company is required to comply with the EU Prospectus Directive in any jurisdiction with respect to awards made to eligible Employees or Directors in such jurisdiction, the Committee may suspend the right of all eligible Employees and Directors in such jurisdiction to participate in the Plan.

13.	Miscellaneous

(a) Nothing in the Plan shall confer upon a Participant the right to continue in the employ or continue to be a Director of the Company or a Subsidiary or shall limit or restrict the right of the Company or a Subsidiary to terminate the employment of a Participant at any time with or without cause.

(b) No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge such right or benefit shall be void. No such right or benefit shall in any manner be liable for or subject to the debts, liabilities or torts of a Participant.

(c) Neither the Company nor any Subsidiary shall be under any obligation to issue or deliver certificates for shares of Orthofix Stock pursuant to the Plan if such issuance or delivery would, in the opinion of the Committee, cause the Company to violate any provision of applicable law. The Company and its subsidiaries will use their best efforts to comply with applicable laws but will not be liable for any failure to comply.

(d) If any provision in the Plan is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

(e) The Plan shall be construed and governed in accordance with the law of the State of New York and without giving effect to principles of conflicts of laws.

(f) All notices or other communications by a Participant to the Committee, the Company, or any Subsidiary under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Committee at the location, or by the person, designated by the Committee for the receipt thereof.

(g) Notwithstanding anything to the contrary contained in the Plan, notices and other elections under this Plan may be delivered or made electronically, in the discretion of the Committee. In addition, in the discretion of the Committee, shares otherwise deliverable under the Plan may be delivered or otherwise evidenced through book entry or other electronic format without the need to deliver an actual share certificate; provided, however, an actual share certificate shall be delivered if requested by the Participant.

(h) The Board of Directors or the Committee may extend or terminate the benefits of the Plan to any Subsidiary at any time without the approval of the shareholders of the Company.

(i) The proceeds received by the Company from the sale of Orthofix Stock pursuant to the Plan shall be used for general corporate purposes.

(j) No shares of Orthofix Stock may be issued under this Plan unless the issuance of such shares has been registered under the Securities Act of 1933, as amended, and qualified under applicable state “blue sky” laws and any applicable non-U.S. securities laws, or the Company has determined that an exemption from registration and from qualification under such state “blue sky” laws and applicable non-U.S. securities laws is available. The Committee may require each Participant purchasing shares under the Plan to represent to and agree with the Company in writing that such eligible Employee or Director, as applicable, is acquiring the shares for investment purposes and not with a view to the distribution thereof. All certificates for shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange upon which the shares are then listed, and any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

14.	Compliance with Code Section 409A

The Plan and any options granted hereunder are intended to meet the short term deferral exemption from Code Section 409A and shall be interpreted and construed consistent with this intent. Notwithstanding any provision of the Plan to the contrary, in the event that the Board of Directors determines that the Plan or any option granted hereunder may be subject to Code Section 409A, the Board of Directors may, without the consent of Participants, including the affected Participant, adopt such amendments to the Plan or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board of Directors determines are necessary or appropriate to (i) exempt the

Plan or any option granted hereunder from Code Section 409A or (ii) comply with the requirements of Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding the foregoing, the Company shall not be required to assume any increased economic burden in connection therewith.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

Before Domestication. Book 2 of the Curaçao Civil Code does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors. However, such provision may be held by the Curaçao courts to be unenforceable, to the extent it seeks to indemnify or exculpate a fiduciary in respect of their internal liability towards the Company for mismanagement or for external liability caused by such fiduciaries, actual fraud or willful default, or for the consequences of committing a crime.

Article 11 of Orthofix International N.V.’s articles of association provides, in relevant part, that the company shall promptly indemnify, to the full extent permitted by law, any person made or threatened to be made a party to a threatened, pending or completed action, claim, litigation, suit or proceeding, by reason of the fact that the person, or his or her testator or intestate, is or was a director or officer of the company. Orthofix International N.V. shall from time to time pay to or reimburse a director or officer any and all other reasonable direct and indirect costs of any type or nature whatsoever incurred by or on behalf of such director or officer in connection with any action, in advance of the final disposition or conclusion of any such action, within 10 days after the receipt of the director’s or officer’s written request therefore.

Orthofix International N.V. has generally entered into standard indemnity agreements with its officers and directors, which further outline the company’s mandatory and permissive indemnity and insurance obligations. These indemnity agreements in some cases limit the director’s or officer’s rights to indemnification in specific circumstances.

The Company has the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company, and/or is or was serving as a director or officer of an affiliate, against any liability asserted against him or her and/or incurred by or on behalf of him or her in any such capacity, or arising out of his or her status as such a director or officer, whether or not the Company would have the power to indemnify him or her against such liabilities under this Article 11 or under applicable law. The purchase and maintenance of such insurance shall not in any way limit or affect the rights and obligations of the Company and/or any director or officer under Article 11.

Each of the directors and officers have entered into an indemnification agreement with the Company.

After Domestication. If the domestication is completed, the following provisions and laws will apply to Orthofix Medical Inc. (as a Delaware corporation) and its directors and officers.

Section 102(b)(7) of the DGCL permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

Section 145(a) of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of his service as a director, officer, employee or agent of the corporation, or his service, at the corporation’s request, as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no reasonable cause to believe his conduct was unlawful.

Section 145(b) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in Section 145(a) or Section 145(b) of the DGCL or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, provided that indemnification provided for by Section 145 of the DGCL or granted pursuant thereto shall not be deemed exclusive of any other rights to which the indemnified party may be entitled, and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145 of the DGCL.

The proposed new Orthofix Medical Inc. certificate of incorporation provides that no director of Orthofix Medical Inc. shall be liable to Orthofix Medical Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may hereafter be amended. This provision in the certificate of incorporation does not eliminate the directors’ fiduciary duties, and in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will be subject to liability for breach of the director’s duty of loyalty to Orthofix Medical Inc., for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

The new Orthofix Medical Inc. bylaws also provide that Orthofix Medical Inc. shall indemnify and advance expenses to its officers and directors to the fullest extent permitted by applicable law.

As permitted by the DGCL, we intend to enter into indemnification agreements with our directors and executive officers in connection with the domestication. These agreements, among other things, will require us to indemnify each director and officer of Orthofix Medical Inc. to the fullest extent permitted by law and advance expenses to each indemnitee in connection with any proceeding in which indemnification is available.

Item 21. Exhibits and Financial Statements

The exhibits listed below are part of this Registration Statement and numbered in accordance with Item 601 of Regulation S-K.

Exhibit Number	Description

3.1	Certificate of Incorporation of Orthofix International N.V. (filed as an exhibit to the Company’s Annual Report on Form 20-F dated June 29, 2001 and incorporated herein by reference)

3.2	Articles of Association of Orthofix International N.V. (filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and incorporated herein by reference)

3.3	Proposed Certificate of Incorporation of Orthofix Medical Inc. (attached as Annex A to the proxy statement/prospectus that forms a part of this registration statement)

3.4	Proposed Bylaws of Orthofix Medical Inc. (attached as Annex B to the proxy statement/prospectus that forms a part of this registration statement)

4.1*	Form of Common Stock Certificate for Orthofix Medical Inc.

5.1*	Opinion of Potter Anderson & Corroon LLP as to the validity of the shares of Orthofix common stock

8.1*	Tax opinion of Hogan Lovells US LLP

10.1*	Form of Indemnification Agreement

23.1*	Consent of Potter Anderson & Corroon LLP (included in Exhibit 5.1)

23.2*	Consent of Hogan Lovells US LLP (included in Exhibit 8.1)

23.3*	Consent of Ernst & Young LLP, independent registered public accounting firm

24.1*	Power of Attorney (included on signature page to this Registration Statement)

99.1*	Form of Proxy Card

*	Filed herewith

Item 22. Undertakings

(A)	The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(8) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(9) That every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(10) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(11) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewisville, Texas on April 23, 2018.

ORTHOFIX INTERNATIONAL N.V.

By:	/s/ BRADLEY R. MASON
Name:	Bradley R. Mason
Title:	President and Chief Executive Officer, Director

Each person whose signature appears below constitutes and appoints Bradley R. Mason and Douglas C. Rice, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement and any and all related registration statements necessary to register additional securities, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto such attorneys in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 23, 2018.

Name	Title	Date

/s/ BRADLEY R. MASON Bradley R. Mason	President and Chief Executive Officer, Director (Principal Executive Officer)	April 23, 2018

/s/ DOUGLAS C. RICE Douglas C. Rice	Chief Financial Officer (Principal Financial and Accounting Officer)	April 23, 2018

/s/ RONALD A. MATRICARIA Ronald A. Matricaria	Chairman of the Board of Directors	April 23, 2018

/s/ LUKE FAULSTICK Luke Faulstick	Director	April 23, 2018

/s/ JAMES HINRICHS James Hinrichs	Director	April 23, 2018

/s/ ALEXIS V. LUKIANOV Alexis V. Lukianov	Director	April 23, 2018

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/s/ LILLY MARKS Lilly Marks	Director	April 23, 2018

/s/ MICHAEL E. PAOLUCCI Michael E. Paolucci	Director	April 23, 2018

/s/ MARIA SAINZ Maria Sainz	Director	April 23, 2018

/s/ JOHN SICARD John Sicard	Director	April 23, 2018

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